As filed with the Securities and Exchange Commission on January 16, 2014

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLORI ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	46-4527741
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Azrieli Center (Triangle Tower)
42nd Floor, Tel Aviv, Israel, 67023
011-972-3-607-5170

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Stuart Neuhauser, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
(212) 370-1300

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after (i) this Registration Statement on Form S-4 becomes effective, (ii) all other conditions to the merger of Infinity Cross Border Acquisition Corporation, a British Virgin Islands corporation (“Infinity Corp.”), into the Registrant (“Infinity Acquisition”), with the Registrant surviving the merger, and the merger of Glori Energy, Inc. (“Glori”), a Delaware corporation, with and into Glori Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant (“Merger Sub”) have been waived or satisfied, and (iii) all other conditions to the Merger and Share Exchange Agreement by and among Infinity Corp., the Registrant, Merger Sub, Glori, and Infinity-C.S.V.C. Management Ltd. (“INXB Representative”) have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock (2)	5,750,000	$7.98	(1)	$45,885,000	$5,910
Warrants to purchase common stock (2)	5,750,000	$—		$—	$—	(3)
Common stock underlying warrants to purchase common stock (2)(4)	5,750,000	$10.00	(5)	$57,500,000	$7,406
Total fee					$13,316

(1)	Based on the average of the high and low market price of the ordinary shares and warrants of Infinity Corp. on January 12, 2014 for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1).

(2)	To be exchanged on a one-for-one-basis for securities of Infinity Corp. in connection with the merger of Infinity Corp. into the Registrant pursuant to which the current security holders of Infinity Corp. will become security holders of the Registrant, and the Registrant will become a public company domiciled in the State of Delaware.

(3)	In accordance with existing SEC interpretations and Rule 457(g), the entire registration fee for these warrants is allocated to the common stock being registered underlying these warrants, and no separate fee is paid for these warrants.

(4)	Such common stock is being offered on a continuous basis to the holders of the related warrants following the redomestication described in the prospectus included in this registration statement.

(5)	Based on the $10.00 exercise price of the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2014

5,750,000 SHARES OF COMMON STOCK

and

5,750,000 WARRANTS TO PURCHASE ONE SHARE OF COMMON STOCK

of

GLORI ACQUISITION CORP.

We intend to list our common stock and warrants under the symbols “GLRI” and “GLRIW,” respectively, on the NASDAQ Capital Market following the consummation of our Business Combination (as described in this prospectus).

You should carefully consider the contents of this prospectus, including the section “Risk Factors” beginning on page 20 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the share exchange or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______ , 2014

(i)

USE OF CERTAIN TERMS

As further set forth in this prospectus and unless otherwise indicated or where the context otherwise requires:

•	references to “we,” “us,” “our,” “company” or “our company” refer to Infinity Corp. prior to the Business Combination and Infinity Acquisition following the Business Combination;

•	references to the “Business Combination” refer to the Redomestication together with the Transaction Merger;

•	references to the “Business Combination Deadline” refer to April 25, 2014;

•	references to the “Closing” mean the consummation of the Business Combination in accordance with the Merger Agreement;

•	references to “Common Stock” and “Infinity Acquisition Warrants” refer to securities of Infinity Acquisition;

•	references to “Companies Act” refer to the BVI Business Companies Act, 2004 of the British Virgin Islands;

•	references to “EBC” refer to EarlyBirdCapital, Inc., the representative of the underwriters of Infinity Corp.’s initial public offering;

•	references to “EBC Warrants” refer to the Infinity Corp. Warrants to purchase an aggregate of 438,182 Ordinary Shares, each exercisable for one Ordinary Share at $7.00 per share, issued to EBC or its affiliates in private placements that occurred simultaneous with the consummation of Infinity Corp.’s initial public offering and Infinity Acquisition Warrants after the Business Combination;

•	references to “Founder Shares” refer to the Ordinary Shares held by our Sponsors, officers and directors that were issued prior to the initial public offering of Infinity Corp.;

•	references to an “FPI” or “FPI status” refer to a foreign private issuer as defined by and determined pursuant to Rule 3b-4 of the Exchange Act;

•	references to “Glori” refer to Glori Energy Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise indicates, and the post-Transaction Merger subsidiary of Infinity Acquisition whose name is expected to be changed to Glori Energy Technology, Inc. after the Business Combination;

•	references to “Infinity Acquisition” refer to Glori Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Infinity Corp., whose name is expected to be changed to Glori Energy Inc. after the Business Combination;

•	references to “Infinity Corp.” refer to Infinity Cross Border Acquisition Corporation, a British Virgin Islands business company with limited liability and the parent company of Infinity Acquisition;

•	references to the “Infinity Funds” refers to Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P., each of which is a limited partnership; the general partner of each of the aforementioned funds is Infinity-CSVC Partners, Ltd., a Cayman Islands exempted company;

•	references to the “Initial Shareholders” refers to our Sponsors, officers and directors who were initially issued the Founder Share and their permitted transferees;

•	references to “Insider Warrants” refer to the EBC Warrants and the Sponsors Warrants;

•	references to the “INXB Representative” refer to Infinity-C.S.V.C. Management Ltd., in its capacity under the Merger Agreement as the INXB Representative;

•	references to the “memorandum and articles of association” refer to Infinity Corp.’s memorandum and articles of association, as amended;

(ii)

•	references to the “Merger Agreement” refer to the Merger and Share Exchange Agreement dated January 8, 2014 by and among Infinity Corp., Infinity Acquisition, Merger Sub, the INXB Representative and Glori;

•	references to “Merger Sub” refer to Glori Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Infinity Acquisition formed for the purpose of the Transaction Merger, which, is referred to in post-Transaction Merger periods as “Glori;”

•	references to “Ordinary Shares,” “Infinity Corp. Warrants” and “Units” refer to securities of Infinity Corp.;

•	references to “private placements” refer to the private placements of the Insider Warrants;

•	references to “Public Shares” refer to Ordinary Shares sold as part of the Units in the initial public offering (whether they were purchased in the offering or thereafter in the open market);

•	references to “public shareholders” refer to holders of Public Shares, including the Initial Shareholders and Infinity Corp. management team to the extent the Initial Shareholders and/or members of the management team hold Public Shares, provided that the Initial Shareholders and each member of management shall be considered a “public shareholder” only with respect to any Public Shares held by them;

•	references to “Public Warrants” refer to Infinity Corp. Warrants that were sold as part of the Units in Infinity Corp.’s initial public offering (whether they were purchased in the offering or thereafter in the open market);

•	references to the “Redomestication” refer to the merger of Infinity Corp. with and into Infinity Acquisition, a wholly owned subsidiary of Infinity Corp., with Infinity Acquisition surviving the merger;

•	references to the “Securities Act” refer to the United States Securities Act of 1933, as amended, and references to the “Exchange Act” refer to the United States Securities Exchange Act of 1934, as amended;

•	references to “Share Tender Offer” refer to Infinity Corp.’s offer to purchase up to 4,750,000 of Infinity Corp.’s issued and outstanding Public Shares at a purchase price of $8.00 per Ordinary Share;

•	references to the “Sponsors” refers to the Infinity Funds and, from and after January 7, 2014, HH Energy Group, LP;

•	references to “Sponsors Warrants” refer to the Infinity Corp. Warrants to purchase an aggregate of 4,381,818 Ordinary Shares, each exercisable for one Ordinary Share at $7.00 per share, issued to the Sponsors (or their permitted transferees) in private placements that occurred simultaneous with the consummation of Infinity Corp.’s initial public offering, and Infinity Acquisition Warrants after the Business Combination;

•	references to the “Transaction Merger” refer to the transaction immediately following the Redomestication, pursuant to which Merger Sub will be merged with and into Glori, with Glori surviving the merger;

•	references to “underwriters” refer to the underwriters of Infinity Corp.’s initial public offering;

•	references to“Warrant Tender Offer” refer to the Infinity Funds’ offer to purchase up to 5,750,000 of Infinity Corp.’s issued and outstanding Public Warrants at a purchase price of $0.60 per Public Warrant; and

•	all dollar amounts are in U.S. dollars.

(iii)

This document incorporates by reference important business and financial information about Infinity Acquisition and Infinity Corp. from documents that are not included in or delivered with this prospectus. These documents are available without charge to security holders of Infinity Corp. upon written or oral request at its address and telephone number listed below:

Infinity Cross Border Acquisition Corporation
c/o Infinity-C.S.V.C. Management Ltd.
3 Azrieli Center (Triangle Tower)
42nd Floor, Tel Aviv, Israel, 670236342
011-972-3-607-5170

Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about Infinity Acquisition, Infinity Corp. and Glori. To obtain timely delivery, security holders must request the information no later than April 11, 2014.

(iv)

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire prospectus, including the Merger Agreement. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

The Parties

Infinity Acquisition

Glori Acquisition Corp.
c/o Infinity-C.S.V.C. Management Ltd.
3 Azrieli Center (Triangle Tower)
42nd Floor, Tel Aviv, Israel, 67023
011-972-3-607-5170

Infinity Acquisition is a wholly owned subsidiary of Infinity Corp. formed in January 2014 for the purpose of engaging in the Business Combination. Infinity Acquisition will be the survivor of the Redomestication and will be the parent company of Glori following the Transaction Merger. Infinity Acquisition intends to change its name to Glori Energy, Inc. in connection with the consummation of the Business Combination.

Infinity Corp.

Infinity Cross Border Acquisition Corporation
c/o Infinity-C.S.V.C. Management Ltd.
3 Azrieli Center (Triangle Tower)}
42nd Floor, Tel Aviv, Israel, 670236342
Telephone: 011-972-3-607-5170

Infinity Corp. is a blank check company that was incorporated as a British Virgin Islands business company with limited liability on April 6, 2011 (under the name Infinity China 1 Acquisition Corporation) for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses or assets.

Prior to Infinity Corp.’s initial public offering, the Initial Shareholders purchased 1,150,000 Founder Shares for a purchase price of $25,000, or approximately $0.022 per share. On May 24, 2012, Infinity Corp.’s directors approved a 1.25-for-1 forward split of its outstanding Ordinary Shares, increasing the number of Founder Shares to 1,437,500.

Infinity Corp. consummated its initial public offering of 5,000,000 Units, each Unit consisting of one Ordinary Share and one Infinity Corp. Warrant to purchase one Ordinary Share, on July 25, 2012. The underwriters of the IPO were granted an option to purchase up to an additional 750,000 Units to cover over-allotments, if any. On July 26, 2012, the underwriters exercised the option in full and, on July 27, 2012, the underwriters purchased all of the over-allotment Units. The net proceeds of the initial public offering, together with approximately $2.4 million from Infinity Corp.’s sale of 4,820,000 Insider Warrants, collectively, to the Infinity Funds and the underwriters of our initial public offering, for an aggregate of approximately $46.0 million, were deposited in the Trust Account.

On July 20, 2012, the Units commenced trading on the NASDAQ Capital Market (“Nasdaq”) under the symbol “INXBU.” On September 20, 2012, certain of the Units were voluntarily separated into the Ordinary Shares and Infinity Corp. Warrants underlying the Units and commenced trading on Nasdaq under the symbols “INXB” and “INXBW,” respectively. Following the separation, the Units continue trading.

The Units that are not voluntarily separated into Ordinary Shares and Infinity Corp. Warrants will continue to trade as Units consisting of one Ordinary Share and one Infinity Corp. Warrant until Infinity Corp. consummates the Business Combination, at which time each Unit will automatically convert into one share of Common Stock and one Infinity Acquisition Warrant. Upon the consummation of the Business Combination, the Units, Ordinary Shares and Infinity Corp. Warrants will become eligible for termination of reporting under Section 12(g)(4) of the Exchange Act.

1

Merger Sub

Glori Merger Subsidiary, Inc.
c/o Infinity-C.S.V.C. Management Ltd.
3 Azrieli Center (Triangle Tower)
42nd Floor, Tel Aviv, Israel, 67023
Telephone: 011-972-3-607-5170

Merger Sub is a wholly owned subsidiary of Infinity Acquisition formed in January 2014 for the purpose of the Transaction Merger.  Merger Sub will merge with and into Glori, with Glori being the surviving company, upon consummation of the Transaction Merger.

Glori

Glori Energy Inc.

4315 South Drive

Houston, Texas 77053
Telephone: (713) 237-8880

Glori is a technology focused energy company that deploys its proprietary biotechnology to facilitate the secondary production of oil at less than $10 per barrel. Only one third of discovered oil is typically recovered during the life of an oilfield, as recovery of the remaining two thirds of oil is not economically viable with current technology. By activating in-situ microbiology within the reservoir, Glori can efficiently produce a portion of this remaining oil. Glori acquires, owns and operates mature oilfields into which it applies its AERO technology and additionally is deploying its technology in a range of different geographies and geologies for E&P clients.

Glori, which is based in Houston, Texas, was incorporated as Glori Oil Limited, a Delaware Corporation, in November 2005 and changed its name to Glori Energy Inc. in May 2011. In September 2010, Glori incorporated Glori Canada Ltd. (formerly Glori Oil Ltd.) in the province of Alberta, Canada, with registration in the province of Saskatchewan, as a wholly-owned subsidiary, to conduct Glori’s business in Canada. In October 2010, Glori activated a previously dormant wholly-owned subsidiary, Glori Holdings Inc. (formerly Glori Oil Holdings Company), to acquire a 100% working interest in the Etzold field. In February 2011, Glori incorporated Glori California Inc. (formerly Glori Oil California Limited) to conduct its operations in the state of California. In September 2013, Glori incorporated OOO Glori Energy to conduct its operations in the Russian Federation. Glori, Glori Holdings Inc., Glori Canada Ltd., Glori Oil (Argentina) Limited, Glori California Inc., Glori Oil S.R.L., OOO Glori Energy, Inc. and Glory Energy, Inc. comprise the entities within the Glori corporate structure. Glori has undertaken the dissolution of Glori Oil S.L.R. and is awaiting confirmation that the dissolution was effective as of November 8, 2013.

In addition to the initial funding by Glori’s founders, Glori has successfully concluded a series of venture capital and private equity offerings between 2007 and 2013 totaling approximately $58.8 million. Glori’s principal stockholders include the following stockholders and some of their affiliates: GTI Group, Kleiner Perkins Caufield & Byers, Oxford Bioscience Partners, Rawoz Technology Company Ltd., Malaysian Life Sciences Capital Fund Ltd., Gentry-Glori Energy Investment, Advantage Capital Partners, and Energy Technology Ventures, LLC, which is a joint venture of General Electric, ConocoPhillips, and NRG Energy.

The Redomestication, Business Combination and Merger Agreement

Redomestication to Delaware

Pursuant to the terms and conditions of the Merger Agreement, Infinity Corp., a British Virgin Islands business company, will merge with and into Infinity Acquisition, its wholly owned Delaware subsidiary, with Infinity Acquisition surviving the merger.  Infinity Acquisition was formed in January 2014 for the purposes of effectuating the Business Combination.

At the time of the Redomestication:

•	Assuming no Public Shares are tendered pursuant to the Share Tender Offer, each of the 5,750,000 Public Shares then outstanding will be converted automatically into one substantially equivalent share of Infinity Acquisition’s Common Stock;

2

•	The 1,437,500 Founder Shares will be converted automatically into 1,437,500 shares of Common Stock which will not be transferable for one year after the completion of the Business Combination except that: (1) 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $9.60 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (2) the remaining 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination.

•	Assuming no Public Warrants are tendered pursuant to the Warrant Tender Offer (as defined below), each of the 5,750,000 Public Warrants will be converted into one warrant to purchase Common Stock, each exercisable for one share of Common Stock at $10.00 per share, or the Infinity Acquisition Warrants;

•	Each of the 4,820,000 Insider Warrants will be converted into 4,820,000 Insider Warrants of Infinity Acquisition. However, the holders of the Insider Warrants have agreed that Infinity Acquisition has the right to demand that the Insider Warrants be converted into shares of Infinity Acquisition Common Stock, at a ratio of ten warrants for one share of Infinity Acquisition Common Stock, during the thirty day period commencing 31 days after the consummation of the Business Combination; and

•	The underwriters have agreed to convert the 500,000 unit purchase options of Infinity Corp. held by them or their designees into 100,000 shares of Infinity Acquisition’s Common Stock.

In connection with the Redomestication, Infinity Acquisition has filed this Registration Statement to register the distribution of Common Stock and Infinity Acquisition Warrants to Infinity Corp. shareholders and warrantholders.  See “The Merger Agreement,” and “Description of the Combined Company’s Securities Following the Business Combination.”

Upon effectiveness of the Redomestication, Infinity Corp. will cease to exist and Infinity Acquisition will be the surviving corporation. As a result, Infinity Acquisition will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Infinity Corp., including any and all agreements, covenants, duties and obligations of Infinity Corp. set forth in the Merger Agreement.

For further information regarding the Merger Agreement, see “The Merger Agreement” beginning on page 48 of this prospectus.

Merger with Glori; Merger Consideration

Immediately following the Redomestication, Merger Sub, a Delaware corporation and wholly owned subsidiary of Infinity Acquisition, will be merged with and into Glori, with Glori surviving the merger. Pursuant to the terms of the Merger Agreement, in exchange for all of Glori’s outstanding shares and warrants, Infinity Acquisition will issue to the stockholders and warrantholders of Glori 22,953,432 shares of Common Stock on a pro rata basis, with 688,803 of such shares set aside in escrow, and have $25.0 million (including the proceeds of the PIPE Investment, defined below) available in the surviving company for payment of transaction expenses and for working capital purposes. The shares of Common Stock held by the former Glori shareholders and warrantholders, or the Lock-up Common Stock, immediately following the Transaction Merger will be subject to a lock-up agreement, or the Lock-up Agreement. The approximate dollar value of the merger consideration to be paid in Common Stock by Infinity Acquisition pursuant to the Merger Agreement is approximately $183,627,456 million based on the purchase price of the Ordinary Shares of $8.00.

Prior to the Business Combination, as set forth in Infinity Corp.’s memorandum and articles of association, Infinity Corp. must complete the Share Tender Offer. Pursuant to the Merger Agreement, Infinity Acquisition will be required to have at least $25.0 million (including the proceeds of the PIPE Investment) in cash to close the Business Combination.

After the Business Combination, assuming no redemptions of Public Shares for cash in the Share Tender Offer, Infinity Corp.’s current public shareholders will own approximately 18% of Infinity Acquisition, Infinity Corp.’s current directors, officers, Sponsors and affiliates will own approximately 7% of Infinity Acquisition, and the pre-Business Combination stockholders and warrantholders of Glori will own approximately 73% of Infinity Acquisition. After the Business Combination, assuming redemption by holders of 4,750,000 Public Shares for cash in the Share Tender Offer, Infinity Corp.’s public shareholders will own approximately 3.6% of Infinity Acquisition, Infinity Corp.’s current directors, officers, Sponsors and affiliates will own approximately 11% of Infinity Acquisition, and the pre-Business Combination stockholders and warrantholders of Glori will own approximately 83% of Infinity Acquisition.

3

Share Tender Offer

Infinity Corp. has commenced the Share Tender Offer, pursuant to which it offered the holders of Public Shares the opportunity to tender their Public Shares for $8.00 per share. Assuming no Public Shares are purchased pursuant to the 2% Increase (defined below), if more than 4,750,000 Ordinary Shares are tendered in the Share Tender Offer, Infinity Corp. will not be able to close the Business Combination. The “2% Increase” refers to the right of Infinity Corp. to purchase Ordinary Shares, not to exceed 2% of Infinity Corp.’s issued and outstanding shares, in the event that more than 4,750,000 Ordinary Shares are tendered pursuant to the Share Tender Offer

Warrant Tender Offer

In connection with Infinity Corp.’s initial public offering, the Infinity Funds collectively committed to offer to purchase up to 5,750,000 of the Infinity Corp. Warrants at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after the announcement of Infinity Corp.’s initial business combination and expire upon the consummation of such initial business combination (the “Warrant Tender Offer”). The purpose of the Warrant Tender Offer is to provide holders of Public Warrants that may not wish to retain their Public Warrants following Infinity Corp.’s initial business combination the possibility of receiving cash for their Public Warrants. The Infinity Funds deposited an aggregate of $3,450,000 with Continental Stock Transfer & Trust Company into a segregated escrow account (representing $0.60 per warrant for up to 5,750,000 warrants) to fund the Warrant Tender Offer. The Infinity Funds have commenced the Warrant Tender Offer. The Warrant Tender Offer will be consummated, if at all, upon the consummation of the Business Combination.

PIPE Investment

On January 7, 2014, Infinity Corp. and Infinity Acquisition entered into a share purchase agreement with the Sponsors and other investors pursuant to which the Sponsors and the other investors collectively (i) agreed to purchase between $8.5 million and $17.0 million of shares of Common Stock, provided that, at a minimum, the Sponsors and such other investors would purchase that number of shares, at a purchase price of $8.00 per share (the “Minimum Commitment”), necessary to ensure that Infinity Corp. meets the $25.0 million minimum cash requirement set forth in the Merger Agreement, assuming that at least $8.0 million in cash remains in the Trust Account following the consummation of the Share Tender Offer, and (ii) were granted an option to purchase additional shares to increase their total investment to a maximum of $25.0 million of shares of Common Stock (including the Minimum Commitment), such additional investment to be used to provide additional working capital to Infinity Acquisition (the “PIPE Investment”). The purchase price for the shares to be issued in the PIPE Investment is $8.00 per share. The PIPE Investment will be consummated simultaneously with the closing of the Business Combination. Infinity Acquisition and the investors in the PIPE Investment will also enter into a registration rights agreement that provides for the registration of the Common Stock purchased in the PIPE Investment.

The Registration Rights Agreement

In connection with the Transaction Merger, Infinity Acquisition will enter into a Registration Rights Agreement with the former Glori shareholders and warrantholders that provides for the registration of the Common Stock received as merger consideration. The former Glori shareholders and warrantholders will be entitled to make up to three demands, excluding short form registration demands, that Infinity Acquisition register such securities for sale under the Securities Act. In addition, the former Glori shareholders and warrantholders will have “piggy-back” registration rights to include their securities in other registration statements filed by Infinity Acquisition.

Lock-Up Agreements

In connection with the Transaction Merger, the former Glori shareholders and warrantholders will be required to enter into a Lock-Up Agreement that will subject them to the same limitations on transferring their shares of Common Stock of Infinity Acquisition received as merger consideration that apply to the Sponsors, such that their shares of Common Stock acquired in the Transaction Merger will not be transferable for one year after the completion of the Business Combination except that: (1) 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $9.60 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (2) 100% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (3) if the Infinity Funds sell the Common Stock they acquire pursuant to the PIPE Investment, up to 42%  of the locked-up Common Stock may be released. In the Lock-Up Agreement, the former Glori shareholders and warrantholders also provide a general release of Glori for any pre-Closing claims.

4

Escrow Agreement

In connection with the Transaction Merger, Glori, Infinity Acquisition, the INXB Representative and Continental Stock Transfer & Trust Company will enter into an Escrow Agreement, pursuant to which Continental Stock Transfer & Trust Company, as the escrow agent, will hold in escrow the 688,803 shares of Infinity Acquisition Common Stock set aside from the merger consideration and delivered by Infinity Acquisition to the escrow agent at the Closing and any earnings on such shares (other than ordinary income dividends) to satisfy each of Glori’s and Infinity Acquisition’s indemnification obligations under the Merger Agreement. All property in the escrow account, less any amounts reserved for pending indemnification claims, will be released for distribution to the former Glori shareholders and warrantholders on the first anniversary of the Closing.

The Warrant Amendment

As a condition to entering into the Merger Agreement, Glori required that Infinity Corp. effectuate certain changes with respect to the Infinity Corp. Warrants. Accordingly, to accommodate such requirement and induce Glori to enter into the Merger Agreement, Infinity Corp. obtained written consents from the holders of a majority of the outstanding Infinity Corp. Warrants to approve amendments ( the “Warrant Amendment”) to the warrant agreement for the Infinity Corp. Warrants (the “Warrant Agreement”) to: (i) increase the exercise price of the Infinity Corp. Warrants from $7.00 to $10.00 per ordinary share of Infinity Corp., (ii) increase the redemption price of the Infinity Corp. Warrants from $10.50 to $15.00 per ordinary share of Infinity Corp., (iii) increase the term of the Infinity Corp. Warrants from three years following the consummation of the Business Combination to five years following the consummation of the Business Combination, (iv) delete the provision decreasing the exercise price of the Infinity Corp. Warrants in connection with certain transactions and (v) allow the Infinity Corp. Warrants to be converted into Common Stock, on a one for ten basis, during the 30 day period commencing 31 days after the consummation of the Business Combination. The Warrant Amendment will become effective upon the execution of an amendment to the warrant agreement in connection with the closing of the Business Combination and will apply to the Infinity Acquisition Warrants issued in exchange for the Infinity Corp. Warrants in the Redomestication.

Sponsor Loans

On January 8, 2014, Infinity Corp. borrowed, pursuant to certain non-interest bearing unsecured convertible promissory notes (the “Notes”), an aggregate of $500,000 from Infinity-C.S.V.C. Management Ltd., an affiliate of the Infinity Funds ($250,000) and HH Energy Group, LP, one of the Sponsors ($250,000), for the payment of various expenses in connection with the Business Combination and the Share Tender Offer. The Notes are due upon consummation of the Business Combination. The Notes may, at the option of each holder, be converted into warrants of the post-business transaction entity, at a price of $0.50 per warrant, that have identical terms to the Insider Warrants, as set forth in Infinity Corp.’s IPO prospectus. Accordingly, if the Notes are converted by the holders in full, the holders would be issued an aggregate of 1,000,000 warrants of Infinity Acquisition upon consummation of the Business Combination, which warrants would be subject to the terms set forth in the Warrant Amendment. The holders of the Notes have waived all claims against Infinity Corp.’s Trust Account. The holders of the Notes have certain registration rights as described therein. If the Business Combination is not consummated, the Notes will not be repaid from funds in the Trust Account.

Background of the Business Combination

The terms of the Merger Agreement are the result of negotiations between the representatives of Infinity Corp. and Glori. The following is a brief description of the background of these negotiations and the related transactions.

Infinity Corp. is a blank check company formed on April 6, 2011 as a British Virgin Islands business company with limited liability and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction, and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses or assets, which we refer to throughout as the initial business combination.

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A registration statement for Infinity Corp.’s initial public offering was declared effective on July 19, 2012. Infinity Corp. consummated its initial public offering of 5,000,000 Units on July 25, 2012. The underwriters of the IPO were granted an option to purchase up to an additional 750,000 Units to cover over-allotments, if any. On July 26, 2012, the underwriters exercised the option in full and, on July 27, 2012, the underwriters purchased all of the over-allotment Units. The net proceeds of the initial public offering, together with approximately $2.4 million from Infinity Corp.’s sale of 4,820,000 Insider Warrants, collectively, to the Infinity Funds and the underwriters of our initial public offering, for an aggregate of approximately $46.0 million, were deposited in the Trust Account.

Prior to the consummation of its IPO, neither Infinity Corp., nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with Infinity Corp.

Subsequent to the consummation of the IPO, Infinity Corp. commenced consideration of potential target companies with the objective of consummating an initial business combination. Infinity Corp. met with over fifty potential targets identified by its directors, officers and representatives. Infinity Corp. reviewed the potential acquisition targets based on the same criteria discussed below and used in evaluating the Transaction Merger, including management capabilities, growth opportunities, financial results, competitive position and industry dynamics. Infinity Corp. narrowed its focus based on the interest expressed by the potential targets and their suitability as merger partners. Discussions between Infinity Corp. and targets that expressed interest progressed to a point of sufficient mutual interest that Infinity Corp. entered into non-disclosure agreements with twenty targets and negotiated terms and/or letters of intent with ten targets.

Infinity Corp.’s analysis of the potential targets progressed to the due diligence phase with seven companies, including Glori. The first target was eliminated in October 2012 as its management determined that a merger with Infinity Corp. would be too dilutive to its shareholder base. In December 2012, in consideration of the challenges of structuring a transaction with a target with a relatively small market valuation, Infinity Corp.’s board of directors decided that Infinity Corp. should broaden the scope of its search for potential targets to include high growth pre-IPO companies. In December 2012 and January 2013, the second and third targets were eliminated because certain key owners of the targets did not want their companies to become publicly listed through a reverse merger and decided to wait for a standard IPO process.

In January and February 2013, Infinity Corp. negotiated letters of intent with three separate targets, including two traditional operating businesses with strong profitability and one asset business in a strong growth industry, which we refer to as Company A. The two operating businesses were eliminated in March 2013 because the growth trajectory was not strong enough to justify its listing as a public company via a reverse merger. On March 21, 2013, Infinity Corp.’s board of directors approved the execution of a letter of intent for a business combination with Company A. However, Infinity Corp. eliminated Company A in November 2013 due to Company A’s inability to obtain regulatory approval and board approval for a transaction with Infinity Corp. within Infinity Corp.’s time frame.

On May 29, 2013, Dan Avnir, a managing director of Bryant Park Capital, an investment bank, sent an e-mail to Eyal Rosenthal, an employee of Infinity-C.S.V.C. Management Ltd., an affiliate of the Infinity Funds (“CSVC Management”), regarding a possible transaction with Glori. Mr. Avnir had a prior relationship with Mr. Rosenthal. Mr. Avnir contacted Mr. Rosenthal regarding Glori after reviewing public information regarding Infinity Corp.

On May 30, 2013, Mr. Rosenthal forwarded the e-mail to Mark Chess, Executive Vice President of Infinity Corp., to inquire whether or not Glori may be a suitable candidate for Infinity Corp. Mr. Chess believed that a transaction with Glori would be more appropriate for one of the Infinity Funds rather than for Infinity Corp., since Infinity Corp. had previously entered into a letter of intent with Company A and Glori was only looking for a $12.0 million investment, an amount far below the $46.0 million held in the Trust Account and the 80% listing requirement of Nasdaq.

On June 11, 2013, Gentry organized a conference call between Mr. Chess and Mr. Rosenthal and Glori’s management team, including Stuart Page and Victor Perez, Glori’s chief executive officer and chief financial officer, respectively. After the call, it was determined that the next step would be for the parties to meet in person. The parties negotiated a non-disclosure agreement during June 2013.

On June 30, 2013, by coincidence, Mr. Chess met with Mr. Ganesh Kishore, a member of Glori’s board of directors, and managing director of the Malaysian Life Sciences Fund at an unrelated meeting. They discussed multiple portfolio companies of mutual interest and Mr. Kishore mentioned to Mr. Chess that one of his best companies was Glori. Mr. Kishore did not know at that time that Mr. Chess had already engaged in discussions with Glori.

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On July 1, 2013, Infinity Corp. and Glori executed a non-disclosure agreement and Infinity Corp. began conducting due diligence of Glori, including reviewing Glori’s online data room.

On July 5, 2013, Mr. Chess met with Mr. Page in Houston, Texas. After discussion, both agreed that based on Glori’s considerable traction and low capital needs at the time, a direct investment via one of the Infinity-I China Funds rather than a reverse merger with Infinity Corp. was the correct path to explore. As a next step, Mr. Page sent Mr. Chess a non-confidential presentation highlighting Glori’s opportunities in China.

On July 6, 2013, Mr. Chess sent the presentation to Infinity’s team in China, including. Amir Gal-Or, Infinity Corp.’s co-chief executive officer and president, who then engaged CSVC Management’s Chinese team to determine whether Glori was a suitable investment opportunity for one of the one of the Infinity-I China Funds.

On July 8, 2013, Mr. Chess visited Glori’s headquarters office in Houston, Texas. Mr. Chess met with Mr. Perez, members of Glori’s technical research and development team and Ken Nimitz, Glori’s senior vice president of operations. Mr. Chess toured Glori’s facility and learned more about the integration between Glori’s research and development activities and its operations.

On July 23, 2013, Avishai Silvershatz, Infinity Corp.’s co-chief executive officer and president, participated in a conference call with Mr. Page to learn more about Glori.

On August 15, 2013, Mr. Chess and Mr. Page held a conference call in which Mr. Chess communicated to Mr. Page that the applicability of Glori’s technology to China would be a critical due diligence factor. Mr. Page subsequently sent Mr. Chess information related to data support and case studies related to Glori’s technology performance.

On August 20, 2013, Mr. Chess and Mr. Page held a conference call in which they discussed historical data points related to Glori’s pilots, trials and case studies.

Between August 21, 2013 and September 15, 2013, CSVC Management’s team in China explored Glori’s business opportunities in China.

On September 16, 2013, William Li, a China-based employee of CSVC Management had a conference call with Mr. Page to discuss CSVC Management’s findings and conclusions about opportunities for Glori in China.

On September 24, 2013, Mr. Li and Mr. Page discussed further Glori’s next steps in China and agreed that they should aim to build a partnership relationship with Petro-King, one of China’s largest oil services providers.

On September 30, 2013, Mr. Page held a conference call with Petro-King’s representatives to discuss Glori’s opportunities via a strategic partnership. At the conclusion of the call, the parties agreed that the next step was for Mr. Page to visit China in person on or about October 22, 2013.

On October 21, 2013, Mr. Chess advised Company A, that the slow pace of the transaction and regulatory challenges to closing the transaction between Infinity Corp. and Company A would force Infinity Corp. to explore other opportunities and talk to other potential target companies about a business combination.

Between October 21 and October 23, 2013, Mr. Page, with the Sponsor’s facilitation, visited China and met with senior executives of Petro-King who introduced him to the chief engineer of CNOOC, one of China’s largest oil companies. Mr. Page believed that the meetings were extremely productive and discussions moved immediately towards a framework agreement between Glori and Petro-King. This framework agreement is currently being discussed between Glori and Petro-King.

On October 22, 2013, Mr. Chess met with Mr. Michael Schulhof, a founder and member of Glori’s board of directors. The two discussed Glori’s opportunities in China, and a potential investment of $10.0 million in Glori. Mr. Chess mentioned to Mr. Schulhof that Infinity Corp. had entered into a letter of intent to merge with a separate target but if that transaction does not close and if Glori would consider a larger capital contribution, then a reverse merger between Infinity Corp. and Glori may be a viable alternative.

On October 31, 2013, Mr. Chess and Mr. Page held a conference call in which Mr. Chess advised Mr. Page that, while the Sponsor previously considered investing up to $10.0 million directly into Glori as a private equity investment, it believed that Glori needed substantially more capital to execute its acquisition strategy. In parallel, Mr. Schulhof and Mr. Chess exchanged e-mails about exploring the parallel process of either direct investment of $10.0 million from the Sponsor or a reverse merger between Infinity Corp. and Glori. Mr. Schulhof advised Mr. Chess that he was interested in presenting this option to Glori’s board of directors at a board meeting to be held on November 20, 2013.

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On November 5, 2013, Mr. Chess began more extensive due diligence of Glori’s technology, intellectual property, financial projections, customer relationships and property acquisition strategy and received more materials from Mr. Page and Mr. Perez.

On November 9, 2013, Mr. Chess sent a draft letter of intent to Mr. Page and Mr. Perez outlining proposed deal terms for a transaction between Infinity Corp. and Glori.

On November 18, 2013, Mr. Chess communicated to the chairman of Company A that it was likely that Infinity Corp. would terminate the existing letter of intent and negotiate a transaction with another entity.

On November 20, 2013, Mr. Silvershatz and Mr. Chess attended the meeting of Glori’s board of directors in Houston to discuss the letter of intent, timing, logistics and benefits of a transaction with Infinity Corp. In addition, Mr. Silvershatz and Mr. Chess met separately key executives of Glori, including Tom Holland, Michael Pavia, William Bierhaus and Mr. Nimitz. Mr. Silvershatz and Mr. Chess also conducted further due diligence in Houston and met with Sean Rice, a managing director of The Goldman Sachs Group, Inc. Mr. Rice advised Mr. Silvershatz and Mr. Chess that Glori was a good company and that he believed a transaction with Infinity Corp. would be a good intermediate step to proving Glori’s acquisition strategy and utilizing the capital markets to finance its expansion. Mr. Silvershatz and Mr. Chess continued negotiation of the letter of intent with Mr. Page, Mr. Perez and Mr. Matthew Gibbs, a representative of Glori’s board of directors. The parties determined that they would aim to sign the letter of intent by November 28, 2013.

On November 21, 2013, Mr. Silvershatz and Mr. Chess met with Thomas O. Hicks and the members of Hicks Holdings LLC. The parties discussed the transaction with Glori, including the possibility of Hicks Holdings LLC or one of its affiliates (“Hicks”) joining as a co-sponsor of Infinity Corp. and Mr. Hicks joining Infinity Corp.’s board of directors.

On November 26, 2013, Mr. Chess updated Infinity Corp.’s board of directors on the status of the negotiations with Glori as well as the challenges of completing a transaction with Company A. Mr. Chess gave the board an overview of the terms of the transaction with Glori, the benefits to Infinity Corp.’s investors, and the challenges of closing a transaction with Glori. Mr. Chess sent supporting materials to the board members for their review and the board unanimously supported the termination of the letter of intent with Company A and the signing of a letter of intent with Glori.

On November 27, 2013, Infinity Corp. terminated the letter of intent with Company A.

On November 28, 2013, Infinity Corp. and Glori executed the letter of intent for the Business Combination.

On December 3, 2013, Infinity Corp. executed a term sheet with Hicks to become a co-sponsor of Infinity Corp.

On December 16, 2013, Glori’s board of directors reviewed the transaction terms, received an update from management regarding the status of negotiations with respect to the proposed transaction and deliberated the merits of the proposed transaction. Glori’s board of directors designated a special committee of independent directors (the “Special Committee”) comprised of Mr. John Clarke and Mr. Mark Puckett, to consider the fairness of the proposed transaction to shareholders of Glori. The newly formed Special Committee convened at the conclusion of the board of directors meeting and engaged in further discussion of the proposed transaction and determined to engage an outside advisory firm to provide a fairness opinion to the Special Committee.

On December 17, 2013, Mr. Silvershatz, Mr. Chess, Mr. Page and Mr. Rick Neuman, a partner at Hicks Holdings LLC, held meetings in New York City with multiple investment banks to discuss the transaction and the related road show.

On December 20, 2013, the Special Committee reconvened to engage in further discussion of the merits of the proposed transaction. The Special Committee also interviewed Stout Risius Ross, Inc. (“S.R.R.”) to provide a fairness opinion for the proposed Transaction Merger. At the conclusion of the meeting, the Special Committee determined to engage S.R.R.

Between December 2, 2013 and January 7, 2014, Infinity Corp., Glori and their respective counsels conducted due diligence and negotiated the terms and forms of the Merger Agreement and related agreements.

On December 26, 2013, the directors of Infinity Corp. held a conference call to review the Glori transaction and consider the Merger Agreement and related agreements. Mr. Chess and Infinity Corp.’s counsel discussed the structure and anticipated timing of the transaction. After discussion, Infinity Corp.’s board approved the Business Combination, the Merger Agreement and the related agreements.

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On January 2, 2014, Glori’s board of directors reconvened and were provided with a preliminary report from the Special Committee. Glori’s board of directors also received advice from counsel regarding issues associated with the proposed transaction and further deliberated the merits of the proposed transaction.

On January 6, 2014, the Special Committee convened and reviewed an analysis of S.R.R. as to the transaction. Also on January 6, 2014, Glori’s board of directors reconvened and the Special Committee provided a summary of its evaluation of the financial analysis of the proposed transaction by S.R.R. and other items it had considered and recommended the proposed transaction subject to receipt of a final fairness opinion from S.R.R.

On January 7, 2014, the Glori board convened a final meeting and discussed the final terms of the PIPE Investment.

On January 7, 2014, Mr. Hicks joined the board of directors of Infinity Corp. In connection with Mr. Hicks’ appointment, the Infinity Funds sold 575,000 Founder Shares to HH Energy Group, LP, an affiliate of Mr. Hicks.

On January 7, 2014, Infinity Corp. and Infinity Acquisition entered into the share purchase agreement for the PIPE Investment with the Sponsors and other investors.

On January 8, 2014, Glori’s board of directors received the S.R.R. fairness opinion, which had been delivered to the Special Committee, and unanimously approved the transaction pursuant to a written consent.

On January 8, 2014, the parties finalized abd executed the Merger Agreement and related agreements and issued a press release announcing the Business Combination.

On January 10, 2014, Infinity Corp. filed with the SEC the Share Tender Offer.

On January 14, 2014, the Infinity Funds filed with the SEC the Warrant Tender Offer.

Reasons for Infinity Corp. and Glori to Enter into the Business Combination

The board of directors of Infinity Corp. concluded that the Business Combination and the related transactions are in the best interests of Infinity Corp.’s shareholders. For a more complete discussion of these factors, see “The Merger Agreement—Infinity Corp.’s Reasons to Enter into the Transaction” beginning on page 61 of this prospectus.

The Glori board of directors considered many factors in concluding that the terms of the Transaction Merger are advisable, consistent with, and in furtherance of, the strategies and goals of Glori and recommending the approval and adoption of the Merger Agreement by the Glori stockholders. For a more complete discussion of these factors, see “The Merger Agreement—Glori’s Reasons to Enter into the Transaction” beginning on page 61 of this prospectus.

Interests of Certain Persons in the Business Combination

Infinity Corp.’s directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of its shareholders, including:

•	If the proposed Business Combination is not completed by the Business Combination Deadline, Infinity Corp. will be required to liquidate. In such event, the 1,437,500 Founder Shares held by the Sponsors, and the 4,381,818 Sponsors Warrants collectively owned by the Infinity Funds will expire worthless. Such Founder Shares had an aggregate market value of approximately $11.4 million based on the closing price of the Ordinary Shares of $7.94 on Nasdaq as of January 9, 2014. Such Sponsors Warrants had an aggregate market value of approximately $3.0 million based on the closing price of the Infinity Corp. Warrants of $0.69, on Nasdaq as of January 9, 2014. The Initial Shareholders purchased the 1,437,500 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.022 per share, and the 4,381,818 Sponsors Warrants for an aggregate purchase price of approximately $2.2 million, or $0.50 per Sponsors Warrant.

•	Unless Infinity Corp. consummates the Business Combination, its officers, directors and Sponsors will not receive reimbursement for any out-of-pocket expenses incurred by them. As of the date of this prospectus, Infinity Corp.’s officers, directors and Sponsors were entitled to $75,000 in reimbursable expenses. As a result, the financial interest of Infinity Corp.’s officers, directors and Sponsors or their affiliates could influence its officers’ and directors’ motivation in pursuing Glori as a target and therefore there may have been a conflict of interest when the directors and officers determined that the Business Combination was in Infinity Corp. shareholders’ best interests.

•	As of the date of this prospectus, our Sponsors have made loans to Infinity Corp. in the aggregate amount of $500,000. In the event of liquidation, Infinity Corp. will not be able to repay the loans to our Sponsors.

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•	Infinity Corp.’s Sponsors have contractually agreed that, if Infinity Corp. liquidates prior to the consummation of a business combination, they will be liable to ensure that the proceeds in the Trust Account are not reduced below $8.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by Infinity Corp. for services rendered or contracted for or products sold to it, subject to certain limitations.

•	If the Business Combination with Glori is completed, Mark Chess and Thomas O. Hicks, affiliates of Infinity Corp., will serve as directors of the combined company.

•	If the Business Combination with Glori is completed, Infinity Corp.’s officers, directors or consultants may receive up to an aggregate of $400,000 as determined by Infinity Corp.’s board of directors. In the event of liquidation, Infinity Corp.’s officers and directors will not receive any such fees.

•	The exercise of Infinity Corp.’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of Infinity Corp.’s shareholders.

Based on the foregoing, Infinity Corp.’s Sponsors have a financial interest in consummating any business combination, thereby resulting in a conflict of interest. Infinity Corp.’s Sponsors or their affiliates could influence Infinity Corp.’s officers’ and directors’ motivation in pursuing Glori as a target and therefore there may have been a conflict of interest when the directors and officers determined that the Business Combination was in Infinity Corp. shareholders’ best interests.

Shareholder Meeting

The laws of the British Virgin Islands provide Infinity Corp. with a variety of methods to consummate the Business Combination without a shareholder vote to approve the Business Combination, including the manner in which the Transaction Merger is structured. Accordingly, Infinity Corp. will not hold a shareholder vote to approve the Business Combination.

Appraisal Rights

Infinity Corp. shareholders will have appraisal rights in relation to the Redomestication. A shareholder electing to dissent from the Redomestication is required to give Infinity Corp. a written notice of its decision to dissent within 20 days immediately following the date when the copy of a plan of merger approved by Infinity Corp. in connection with the Redomestication or an outline of the plan of merger is given to the shareholder under Section 172 of the Companies Act. An outline of the plan of merger in relation to the Redomestication has been (or will be) sent to the shareholders by inclusion in the documents relating to the Share Tender Offer (a copy of the plan so given is also included herein for information under the section headed “Appraisal Rights - Outline of Plan of Merger”).

Material U.S. Federal Income Tax Consequences

Tax Consequences of the Redomestication

Infinity Corp. and Infinity Acquisition intend for the Redomestication to qualify as a reorganization within the meaning of Code Section 368(a). No ruling from the IRS or a tax opinion from legal counsel has been or will be requested in connection with the Redomestication, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

If the Redomestication qualifies as a reorganization within the meaning of Section 368(a), except as otherwise provided below in the sections entitled “PFIC Considerations” and “Effect of Section 367,” a U.S. Holder of Infinity Corp. securities would not recognize gain or loss upon the exchange of its Infinity Corp. securities solely for Infinity Acquisition securities pursuant to the Redomestication. A U.S. Holder’s aggregate tax basis in the Common Stock and Infinity Acquisition Warrants received in connection with the Redomestication should be the same as the aggregate tax basis of the Ordinary Shares and Infinity Corp. Warrants surrendered in exchange therefor in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules or Section 367(b) of the Code. See the discussion under “PFIC Considerations” and “Effect of Section 367,” below. In addition, the holding period of the Infinity Acquisition securities received in the Redomestication generally should include the holding period of the Infinity Corp. securities surrendered in the Redomestication. Except as otherwise discussed below under “PFIC Considerations” below, any recognized gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the Infinity Corp. Warrants exchanged for cash is more than one year at the effective time of the Redomestication.

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If the Redomestication should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of Infinity Corp. securities generally would recognize gain or loss with respect to its Infinity Corp. securities in an amount equal to the difference, if any, between the fair market value of the corresponding Infinity Acquisition securities received in the Redomestication and the U.S. Holder’s adjusted tax basis in its Infinity Corp. securities surrendered in exchange therefor. In such event, the U.S. Holder’s basis in the Infinity Acquisition securities would be equal to their fair market value on the date of the Redomestication, and such U.S. Holder’s holding period for the Infinity Acquisition securities would begin on the day following the date of the Redomestication.

Tax Consequences of the Transaction Merger

Infinity Acquisition and Glori intend for the Transaction Merger to qualify as a reorganization within the meaning of Code Section 368(a).  No ruling from the IRS nor tax opinion from legal counsel has been or will be requested in connection with the Transaction Merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

Exchange of Glori Common Stock for Infinity Acquisition’s Common Stock

If, pursuant to the Transaction Merger, a U.S. Holder exchanges Glori securities (including Glori preferred stock with accrued dividend arrearages and Glori warrants) for Common Stock, and if the Transaction Merger qualifies as a reorganization within the meaning of Code Section 368(a), then the U.S. Holder will generally not recognize any gain or loss. The aggregate U.S. federal income tax basis of Common Stock received by a U.S. Holder that exchanges its shares of Glori securities for Common Stock pursuant to the Transaction Merger will be equal to the aggregate adjusted U.S. federal income tax basis of the shares of Glori securities surrendered for such Common Stock. The holding period of the Common Stock will include the holding period of the Glori securities surrendered.

If the Transaction Merger should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of Glori securities generally would recognize gain or loss with respect to its Glori securities in an amount equal to the difference, if any, between the U.S. Holder’s adjusted tax basis in the Glori securities and the fair market value of the corresponding Common Stock received in the Transaction Merger. In such event, the U.S. Holder’s basis in the Common Stock would be equal to its fair market value, and such U.S. Holder’s holding period for the Common Stock would begin on the day following the date of the Transaction Merger.

Exchange of Glori Preferred Stock for Common Stock

For U.S. federal income tax purposes, it is not clear whether the exchange of the Glori preferred stock (including accrued dividend arrearages) directly for Common Stock would be viewed by the IRS as a direct merger as described above or would be recast (immediately before the consummation of the Transaction Merger) as a separate deemed conversion of the Glori preferred stock (including accrued dividend arrearages) into Glori common stock, followed by the Transaction Merger exchange of such recast Glori common stock for Common Stock. If such recast conversion is viewed as a separate transaction from the Transaction Merger, then the conversion should qualify as a reorganization within the meaning of Code Section 368(a). If the conversion so qualified, then a U.S. Holder of Glori preferred stock generally would recognize no gain or loss on the conversion. However, to the extent that shares of Glori common stock are received in satisfaction of any accrued and unpaid dividends on the Glori preferred stock, those shares of Glori common stock would be treated as a distribution made by Glori with respect to Glori preferred stock. Such a distribution would be required to be included in the gross income of the U.S. Holder to the extent the distribution is a dividend. A distribution generally would be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Glori’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The portion of such distribution, if any, in excess of such earnings and profits generally would constitute a return of capital that would be applied against and reduce (but not below zero) the U.S. Holder’s adjusted U.S. federal income tax basis in its Glori preferred stock. Any remaining excess generally would be treated as gain from the sale or other disposition of the Glori preferred stock.

Glori, however, does not expect that its current or accumulated earnings and profits will be greater than zero through the date of the Transaction Merger. If Glori’s current or accumulated earnings and profits through the date of the Transaction Merger are not greater than zero, then the U.S. Holder generally would not (depending on what shares were held) have any such dividend income. Rather, any such amount would be treated as a return of capital to be applied against and reduce (but not below zero) the U.S. Holder’s adjusted U.S. federal income tax basis in its Glori preferred stock, with any excess being treated as a gain from the sale or other disposition of the Glori preferred stock.

It is possible, however, that the amount of Glori’s earnings and profits could be greater than expected through the date of the Transaction Merger or could be adjusted as a result of an IRS examination. The determination of Glori’s earnings and profits is a complex determination and may be impacted by numerous factors. Therefore, it is possible that one or more factors may cause Glori to have current or accumulated positive earnings and profits through the date of the Transaction Merger. As a result, certain U.S. Holders could be required to recognize some dividend income to that extent.

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The U.S. Holder would have an aggregate adjusted U.S. federal income tax basis in the shares of Glori common stock received in satisfaction of accrued and unpaid dividends equal to the fair market value of such shares and its holding period in those shares would start on the day that the shares are issued. With respect to the other shares of Glori common stock received in the conversion, the U.S. Holder would have an aggregate adjusted U.S. federal income tax basis equal to the tax basis that it has in the Glori preferred stock (as adjusted for any return of capital described above) transferred in exchange for the Glori common stock and the holding period in those shares of Glori common stock would include the holding period of Glori preferred stock transferred in exchange therefor.

See “Material U.S. Federal Income Tax Consequences” beginning on page 35 of this prospectus for further discussion of these and other tax consequences.

Anticipated Accounting Treatment

It is anticipated that the Transaction Merger will be accounted for as a “reverse merger” and recapitalization since Glori’s shareholders will control the combined company immediately following the completion of the Business Combination. Glori will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Glori. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements will be those of Glori and will be recorded at the historical cost basis of Glori. Infinity Corp.’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Glori after the consummation of the Transaction Merger.

Regulatory Approvals

The Redomestication, the Transaction Merger and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for filings with the State of Delaware and with the Registry of Corporate Affairs in the British Virgin Islands necessary to effectuate the transactions contemplated by the Merger Agreement.

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INFINITY CORP. SUMMARY FINANCIAL INFORMATION

Infinity Corp. is providing the following selected financial information to assist you in your analysis of the financial aspects of the Business Combination. The statement of operations data for the period from April 6, 2011 (date of inception) through March 31, 2013 and the balance sheet data as of March 31, 2013 have been derived from Infinity Corp.’s audited financial statements included elsewhere in this prospectus. The statement of operations data for the six months ended September 30, 2013 and the balance sheet data as of September 30, 2013 have been derived from Infinity Corp.’s unaudited financial statements included elsewhere in this prospectus. Infinity Corp.’s unaudited statement of operations for the six months ended September 30, 2013 may not be indicative of the results that may be expected for the full year.

The information presented below should be read in conjunction with “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Infinity Corp.” beginning on pages 35 and 96, respectively, of this prospectus and Infinity Corp.’s audited and unaudited financial statements and notes thereto beginning on page F-38 of this prospectus.

Summary Consolidated Financial Data

Summary Statements of Operations: (in thousands, except share and per share data)	Six Months Ended September 30, 2013	April 6, 2011 (date of inception) though March 31, 2013

Revenues	$-	$-
Formation and operating costs	249	321
Decrease (increase) in fair value of Trust Fund	16	(14)
Increase in fair value of warrant liability	846	106
Net loss attributable to ordinary shares not subject to possible redemption	(1,111)	(413)

Net loss per ordinary share, excluding shares subject to possible redemption	$(0.40)	$(0.22)

Weighted average number of ordinary shares outstanding, excluding shares subject to possible redemption	2,792,967	1,906,195

Summary Cash Flow Data (in thousands):

Net cash used in operating activities	$(267)	$(104)
Net cash used in investing activities	-	(46,000)
Net cash provided by financing activities	-	46,489

Summary Consolidated Balance Sheet Data as of period end (in thousands):

Cash (including restricted cash held in trust)	$46,115	$46,399
Total assets	46,132	46,409
Total stockholders’ equity	5,000	5,000

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GLORI SUMMARY FINANCIAL INFORMATION

Glori is providing the following selected financial information to assist you in your analysis of the financial aspects of the Business Combination. The statement of operations and cash flow data for the years ended December 31, 2012 and 2011 and the balance sheet data as of December 31, 2012 have been derived from Glori’s audited financial statements included elsewhere in this prospectus. The statement of operations and cash flow data for the nine months ended September 30, 2013 and the balance sheet data as of September 30, 2013 have been derived from Glori’s unaudited financial statements included elsewhere in this prospectus. Glori’s unaudited consolidated results of operations for the nine months ended September 30, 2012 and 2013 may not be indicative of the results that may be expected for the full year.

The information presented below should be read in conjunction with “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Glori” beginning on pages 35 and 82, respectively, of this prospectus and Glori’s audited and unaudited financial statements and notes thereto beginning on page F-2 of this prospectus.

Summary Consolidated Statements of
Operations:			Nine Months Ended
(in thousands, except per share data)	Year Ended December 31,		September 30,
	2011	2012	2012	2013

Revenues	$1,565	$2,181	$1,522	$2,434
Operating expenses:
Operations	2,691	3,901	2,669	3,347
Research and development	1,529	1,459	1,000	1,158
Write-off of deferred offering costs	-	1,492	-	-
Selling, general and administrative	2,861	3,411	2,434	3,088
Depreciation, depletion and amortization	556	560	400	456
Total operating expenses	7,637	10,823	6,503	8,049

Loss from operations	(6,072)	(8,642)	(4,981)	(5,615)

Total other income (expense), net	1,524	(3,298)	(199)	408
Net loss	(4,548)	(11,940)	(5,180)	(5,207)

Accretion of redeemable preferred stock and preferred stock dividends	(4,388)	(9,736)	(7,217)	(10,222)

Net loss applicable to common stockholders	$(8,936)	$(21,676)	$(12,397)	$(15,429)

Net loss per common share, basic and diluted	$(3.05)	$(7.08)	$(4.05)	$(4.87)

Weighted average common shares outstanding, basic and diluted	2,932	3,060	3,058	3,170

Summary Consolidated Cash Flow Data (in thousands):

Net cash used in operating activities	(3,888)	(6,867)	(4,910)	(4,790)
Net cash used in investing activities	(2,423)	(2,332)	(2,106)	(447)
Net cash provided by financing activities	8,015	19,060	19,031	9,803

Summary Consolidated Balance Sheet Data as of period end (in thousands):

Cash and cash equivalents	8,846	18,707	20,861	23,273
Total assets	13,544	24,477	27,857	28,961
Long term debt, including current maturities	-	7,879	7,821	6,144
Total temporary equity	42,587	64,109	61,590	74,331
Total stockholders’ equity	(31,476)	(52,634)	(43,432)	(67,121)

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SUMMARY RISK FACTORS

Risks relating to Glori are described in the section entitled “Risk Factors,” beginning on page 20 of this prospectus, and elsewhere in this prospectus. You should carefully consider these risks, as well as the other information set forth in this prospectus. Set forth below is a summary of certain risk factors:

Risk Factors Relating to Glori

•	Glori has incurred substantial losses to date, may continue to incur losses in the future and may never achieve or sustain profitability.

•	The AERO System has only been applied to a limited number of reservoirs, and the viability of the AERO System in a broader range of reservoirs is still uncertain.

•	The success of the AERO System is dependent upon the information Glori receives.

•	Glori may have difficulties gaining market acceptance and successfully marketing the AERO System to its potential customers.

•	Glori’s revenue to date has been derived from a limited number of customers, and the loss of any of these customers could materially harm its business, financial condition and results of operations.

•	Oil prices are volatile, and a decline in the price of oil could harm Glori’s business, financial condition and results of operations.

•	Oil fields, once acquired, may not be appropriate for Glori’s purposes or may have environmental or other liabilities associated with them that may negatively affect Glori’s business, financial condition and results of operations.

•	If water that is not toxic to microbes is not available at a well site, the AERO System will not work or will require additional costs either to clean the water or bring in non-toxic water to perform correctly and, therefore, may not be a viable option for some oil fields.

•	The AERO System is currently useable only in oil reservoirs with specific characteristics, which limits the potential market for Glori’s services.

•	Glori’s operations involve operating hazards, which, if not insured or indemnified against, could harm its results of operations and financial condition.

•	Glori’s operations involve risks associated with the sale and distribution of crude oil.

•	Glori’s hedging activities may prevent the realization of the full benefits of price increases.

•	The loss of key personnel or the failure to attract and retain highly qualified personnel could compromise Glori’s ability to effectively manage its business and pursue its growth strategy.

•	Glori may require substantial additional financing to achieve its goals and to make future acquisitions, and a failure to obtain this capital when needed or on acceptable terms could force Glori to delay, limit, reduce or terminate its research and development and commercialization efforts.

•	Glori’s quarterly operating results may fluctuate in the future.

•	Glori’s industry is highly competitive, and if it does not compete successfully, Glori’s business, financial condition and results of operations will be harmed.

•	Glori’s industry is characterized by technological change, and if it fails to keep up with these changes, Glori’s business, financial condition and results of operations will be harmed.

•	If Glori engages in any acquisitions, it will incur a variety of costs and could face numerous risks that would adversely affect its business and operations.

•	If Glori fails to manage future growth effectively, its business could be harmed.

•	Some of Glori’s contracts will be governed by non-U.S. law, which may make them more difficult or expensive to enforce than contracts governed by United States law.

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•	Glori’s business operations in countries outside the United States are subject to a number of United States federal laws and regulations, including restrictions imposed by the Foreign Corrupt Practices Act as well as trade sanctions administered by the Office of Foreign Assets Control of the United States Department of Treasury and the United States Department of Commerce, which could adversely affect Glori’s operations if violated.

•	Glori’s international operations are subject to additional or different risks than its United States operations.

•	Glori’s ability to use its net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

•	Glori’s loan agreement places financial restrictions and operating restrictions on its business, which may limit its flexibility to respond to opportunities and may harm its business, financial condition and results of operations.

•	Glori’s estimated proved reserves are based on many assumptions that may turn out to be inaccurate. The actual quantities and present value of Glori’s proved reserves may prove to be materially lower than it has estimated.

•	Glori’s stockholders may lose appraisal rights if they fail to strictly comply with Delaware law.

•	Glori may not be able to protect its proprietary information or technology adequately.

•	Confidentiality agreements with employees and others may not adequately prevent disclosures of trade secrets and other proprietary information.

•	Glori’s technology may infringe upon the intellectual property rights of others. Intellectual property infringement claims would be time consuming and expensive to defend and may result in limitations on Glori’s ability to use the intellectual property subject to these claims.

•	Glori is subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of its business.

•	Glori relies on oil producers to obtain the appropriate permits to operate their wells and waterflood systems, and if they fail to obtain proper permits they could be subject to fines or penalties, and that could harm Glori’s business.

•	Climate change legislation and regulatory initiatives could result in increased operating costs and decreased demand for Glori’s products and services.

•	The adoption of any future federal or state laws or implementing regulations imposing restrictions on hydraulic fracturing, if extended to oil recovery operations, could materially harm Glori’s business, financial condition and results of operations.

Risk Factors Relating to the Consummation of the Business Combination

•	If Infinity Corp.’s due diligence investigation of Glori was inadequate, then stockholders of Infinity Acquisition following the Business Combination could lose some or all of their investment.

•	The issuance of Common Stock in connection with the Business Combination and the potential exercise of the outstanding Infinity Acquisition Warrants after the Business Combination will result in substantial dilution and could have an adverse effect on the market prices of Infinity Acquisition’s securities.

•	A limited number of shares issued in the Transaction Merger will be held in escrow. Consequently, Infinity Acquisition may not be able to be compensated for indemnifiable losses that it may sustain.

•	Following the consummation of the Business Combination, Infinity Acquisition will be a holding company and rely on distributions, loans and other payments, advances and transfers of funds from Glori to pay dividends and pay expenses and meet its other obligations.

•	There is no guarantee, even if we consummate the Business Combination, that the Public Warrants will ever be in the money and they may expire worthless.

•	Holders of our Founder Shares and Insider Warrants have registration rights, the future exercise of which may adversely affect the market price of the Common Stock.

•	Infinity Acquisition’s ability to successfully effect the Business Combination and to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including certain personnel of Glori, whom we expect to join Infinity Acquisition following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

•	A market for the securities of Infinity Acquisition may not develop, which would adversely affect the liquidity and price of its securities.

•	If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Infinity Acquisition’s securities may decline.

•	In the event that a significant number of Ordinary Shares are redeemed, the Common Stock issued by Infinity Acquisition may become less liquid following the Business Combination.

•	Holders of the Infinity Acquisition Warrants will only be able to exercise such warrants if the issuance of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the Infinity Acquisition Warrants.

For a more detailed explanation of certain risk factors, see “Risk Factors” beginning on page 20 of this prospectus.

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COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The data below for the periods from April 6, 2011 (date of incorporation) to March 31, 2013 and the six months ended September 30, 2013 has been derived from Infinity Corp.’s unaudited condensed combined pro forma financial statements (beginning on p. 63 of this prospectus) as of and for such periods. The below data is unaudited, but, in management’s opinion, includes all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of the data, and which are included elsewhere in this prospectus. Infinity Corp.’s unaudited condensed combined pro forma financial statements (beginning on page 63 of this prospectus) for the six months ended September 30, 2013 may not be indicative of the results that may be expected for the full year.

The following table sets forth selected historical equity ownership information for Infinity Corp. and Glori and unaudited pro forma combined per share ownership information after giving effect to the Business Combination, assuming (i) that no holders of Public Shares properly tender such shares in the Share Tender Offer and (ii) that holders of the Public Shares have fully exercised the maximum tender.

The balance sheet data used in the calculations below are taken from the unaudited condensed combined pro forma balance sheet (referred to as the “pro forma balance sheet”) shown elsewhere in this prospectus. The balance sheets combine the historical balance sheets for Infinity Corp. and Glori as of September 30, 2013. The pro forma balance sheets are shown as if the business combination described herein occurred and any adjustments made are done on the balance sheet date, September 30, 2013.

The statement of operations data used in the calculations below are taken from the unaudited condensed combined pro forma statement of operations (referred to as the “pro forma statement of operations”) shown elsewhere in this prospectus. The statement of operations for the twelve months ended March 31, 2013 combines the historical statement of operations for Infinity Corp. for the year March 31, 2013 with Glori operating results for the year ended December 31, 2012. These pro forma statements of operations have been prepared assuming that the business combination transaction described herein and any adjustments made had been completed as of the beginning of the fiscal year for each entity. The statement of operations for the six months ended September 30, 2013 combines the historical statements of operations for Infinity Corp. for the six months ended September 30, 2013 with Glori operating results for the six months ended September 30, 2013. These pro forma statements of operations have been prepared assuming that the business combination transaction described herein and any adjustments made had been completed as of the beginning of the six month period (March 31, 2013).

Infinity Corp. is providing this information to aid you in your analysis of the financial aspects of the Business Combination.  The historical information should be read in conjunction with the sections entitled “Infinity Corp. Summary Financial Information,” and “Glori Summary Financial Information” beginning on pages 13 and 14, respectively, of this prospectus and the financial statements beginning on page F-1 of this prospectus. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the pro forma financial statements included elsewhere in this prospectus.

The unaudited pro forma condensed consolidated per share information does not purport to represent what the actual results of operations of Infinity Corp. and Glori would have been had the Business Combination been consummated as of the dates indicated above or any other date or to project Infinity Corp.’s or Glori’s results of operations that may be achieved after the Business Combination.  The unaudited pro forma book value per share information below does not purport to represent what the value of Infinity Corp. and Glori would have been had the Business Combination been consummated as of the dates indicated above or any other date nor the book value per share for any future date or period.

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Summary Comparative Historical Condensed Combined Pro Forma Per Share Data

Historical data per share of Infinity Crossborder Acquisition Corporation	Year Ended March 31, 2013	Six Months Ended September 30, 2013
Book value per share as of period end (1)		$5.43

Net loss per ordinary share (3)	$(0.16)	$(0.40)

Historical data per share of Glori Energy Inc and Subsidiaries	Year Ended December 31, 2013	Six Months Ended September 30, 2013
Book value per share as of period end (2)		$0.15

Net loss per share, basic and diluted (4)	$(7.08)	$(3.20)

Combined Pro forma data per share	Year Ended March 31, 2013	Six Months Ended September 30, 2013
Assuming no redemptions (5):

Book value per share		$2.31
Loss per common share, basic and diluted	$(0.30)	$(0.14)

Assuming maximum redemptions (6):

Book value per share		$1.54
Loss per common share, basic and diluted	$(0.34)	$(0.16)

Full pro rata portion of Infinity Cross Border Acquisition’s trust account as of September 30, 2013		$8.00

(1)	The book value per share for Infinity Cross Border Acquisition Corp. at September 30, 2013 is calculated by net assets divided by 7,187,500 shares (4,255,599 ordinary shares subject to possible redemption and 2,931,901 ordinary shares).

(2)	The book value per share for Glori Energy Inc. and Subsidiaries at September 30, 2013 is calculated by net assets divided by 48,666,953 shares (3,295,771 ordinary shares and 45,371,182 common shares convertible from preferred shares).

(3)	The net loss per common share for Infinity Cross Border Acquisition Corp. uses a weighted average share amount of 2,365,902 and 2,792,967 for the year ended March 31, 2013 and six months ended September 30, 2013, respectively. This excludes shares subject to redemption as the result would be anti-diluitve.

(4)	The net loss per common share for Glori Energy Inc. and Subsidiaries uses a weighted average share amount of 3,060,000 and 3,277,000 for the year ended December 31, 2012 and six months ended September 30, 2013, respectively. This includes common shares only as the impact from the addition of any preferred share or warrant conversion would be anti-dilutive.

(5)	The book value (net assets) per common share and loss per common share assuming no redemptions takes these pro forma amounts and divides them by the number of shares outstanding of 31,303,432 in the business combination with no redemptions. This excludes the effect of warrant conversion as these shares would be anti-dilutive.

(6)	The book value (net assets) per common share and loss per common share assuming maximum redemptions takes these pro forma amounts and divides them by the number of shares outstanding of 27,615,932 in the business combination with maximum redemptions. This excludes the effect of warrant conversion as these shares would be anti-dilutive.

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PRICE RANGE OF SECURITIES AND DIVIDENDS

Infinity Corp.’s Ordinary Shares, Infinity Corp. Warrants and Units are each quoted on Nasdaq, under the symbols “INXB,” “INXBW” and “INXBU,” respectively. Each Unit consists of one Ordinary Share and one Infinity Corp. Warrant to purchase an additional Ordinary Share. Units commenced trading on July 20, 2012. Ordinary Shares and Infinity Corp. Warrants commenced trading on September 20, 2012.

The Units that are not voluntarily separated into Ordinary Shares and Infinity Corp. Warrants will continue to trade as Units consisting of one Ordinary Share and one Infinity Corp. Warrant until Infinity Corp. consummates the Business Combination, at which time each Unit will automatically convert into one share of Common Stock and one Infinity Acquisition Warrant. Upon the consummation of the Business Combination, the Units, Ordinary Shares and Infinity Corp. Warrants will become eligible for termination of reporting under Section 12(g)(4) of the Exchange Act.

The table below sets forth the high and low sales prices of Infinity Corp.’s Ordinary Shares, Infinity Corp. Warrants and Units as reported on Nasdaq for the period from September 20, 2012 (the date on which the Ordinary Shares and Infinity Corp. Warrants were first quoted on Nasdaq) through December 31, 2013 and for the period from July 20, 2012 (the date on which the Units were first quoted on Nasdaq) through December 31, 2013.

	Ordinary Shares		Infinity Corp. Warrants		Units
Time Period	High	Low	High	Low	High	Low
Quarter Ended
March 31, 2014 (through January 9, 2014)	$8.00	$7.89	$0.80	$0.60	$8.74	$8.74
December 31, 2013	$7.99	$7.81	$0.65	$0.60	$9.00	$7.83
September 30, 2013	$7.98	$7.82	$0.70	$0.56	$8.41	$8.11
June 30, 2013	$7.86	$7.70	$0.59	$0.56	$8.39	$8.3304
March 31, 2013	$7.81	$7.41	$0.59	$0.56	$8.55	$8.22
December 31, 2012	$8.03	$7.60	$0.591	$0.55	$8.42	$8.11
September 30, 2012*	$7.95	$7.55	$0.57	$0.55	$8.25	$8.01

*	Period from September 20, 2012 for Ordinary Shares and Infinity Corp. Warrants and from July 20, 2012 for Units.

As of January 9, 2014, the closing prices of the Ordinary Shares, Infinity Corp. Warrants, and Units were $7.94, $0.69 and $8.07, respectively.

Infinity Acquisition’s securities and Glori’s securities are not publicly traded.

Infinity Acquisition intends to submit an application to Nasdaq to list the Common Stock and Infinity Acquisition Warrants following the Business Combination; however, there can be no assurance concerning Infinity Acquisition’s ability to meet Nasdaq’s qualification standards.

Holders

As of January 9, 2014, there was one holder of record of the Units, 11 holders of record of the Ordinary Shares and six holders of record of the Infinity Corp. Warrants.

As of January 8, 2014, there were 45 stockholders of record of Glori common stock.

For information regarding the expected effect that the Business Combination will have on the amount and percentage of the present holdings of the Ordinary Shares owned by beneficial owners of more than five percent of the Ordinary Shares, each director of Infinity Corp. and all directors and officers of Infinity Corp. as a group, please see “Security Ownership of Certain Beneficial Owners” beginning on pages 114 and 116, respectively, of this prospectus.

Dividends

Infinity Corp. has not paid any dividends on its Ordinary Shares to date and does not intend to pay dividends prior to the consummation of the Business Combination.

Glori has never declared dividends on its common stock. Currently, Glori has four classes of preferred stock, Series A convertible preferred, Series B convertible preferred, Series C convertible preferred and Series C-1 convertible preferred, that have dividend preferences senior to the rights of the common stock to receive dividends and these senior dividend preferences currently materially limit Glori’s ability to pay dividends to the holders of its common stock. In the Transaction Merger, all outstanding shares of common stock and preferred stock of Glori will be terminated and in exchange therefor the holders thereof will be entitled to receive their portion of the merger consideration as described above, with holders of Glori preferred stock being treated on an as-converted to Glori common stock basis after giving effect to preferences for each series of preferred stock.

Glori currently does not plan to declare dividends on shares of its common stock in the foreseeable future, whether before or after the Transaction Merger. Glori expects to retain future earnings, if any, for use in the operation and expansion of its business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors, will be paid out of funds legally available therefor, and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

Infinity Acquisition has no obligation or immediate plans to pay dividends to the holders of its Common Stock following the consummation of the Business Combination. However, Infinity Acquisition reserves the right to pay dividends at the discretion of its board of directors at any time in the future out of funds legally available therefor.

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RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements”. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein, as well as in the final prospectus related to our IPO dated July 19, 2012 (Registration No. 333-173575) and our Annual Report on Form 20-F for the fiscal year ended March 31, 2013. Note that references to Glori herein refer to the post-Transaction Merger subsidiary of Infinity Acquisition.

Risk Factors Relating to Glori’s Business

Glori’s business is difficult to evaluate due to its limited operating history.

Since Glori’s inception in November 2005, the majority of Glori’s resources have been dedicated to its research and development efforts, and Glori has only recently begun to transition into the early stages of (i) commercializing the AERO System and (ii) acquiring, restoring and operating mature oil fields that fit its criteria for the AERO System. In addition, Glori does not have a stable operating history that you can rely on in connection with your evaluation of Glori’s current business and its future business prospects. Glori’s business and prospects must be carefully considered in light of the limited history of the AERO System and Glori’s acquisition of mature oilfields, and the many business risks, uncertainties and difficulties that are typically encountered by companies that have uncertain revenues and are committed to focusing on research, development and technology testing for an indeterminate period of time.

Glori’s proposed business strategies described in this prospectus incorporate its management’s current analysis of potential markets, opportunities and difficulties that Glori faces. Glori cannot assure you that its underlying assumptions accurately reflect current trends and conditions in Glori’s industry, that the AERO System will be successful or that Glori will be able to profitably operate any oilfields that it acquires. Glori’s business strategies may change substantially from time to time or may be abandoned as its management reassesses Glori’s opportunities and reallocates Glori’s resources. If Glori is unable to develop or implement these strategies, or if the AERO System becomes not economically viable, Glori may never achieve profitability. Even if Glori does achieve profitability, Glori cannot predict the level of such profitability, and it may not be sustainable.

Glori has incurred substantial losses to date, may continue to incur losses in the future and may never achieve or sustain profitability.

Glori has incurred substantial net losses since its inception, including net losses of $4.5 million, $11.9 million and $5.2 million for the years ended December 31, 2011 and 2012, and the nine months ended September 30, 2013, respectively, and these losses may continue. As of September 30, 2013, we had an accumulated deficit of $67.1 million. Glori expects to incur additional costs and expenses related to the continued development and expansion of its business, including its research and development operations, the commercialization of the AERO System and the acquisition, restoration and operation of additional mature oil fields. Glori’s ability to achieve profitability depends on its success in increasing industry acceptance of the AERO System and the completion and successful integration of oil property acquisitions. There can be no assurance that Glori will achieve profitability.

The AERO System has only been applied to a limited number of reservoirs, and the viability of the AERO System in a broader range of reservoirs is still uncertain.

Glori’s AERO System has only been applied in a limited number of sandstone reservoirs to date. The future success of its business depends on its ability (i) to demonstrate that the AERO System has the ability to increase oil recovery on a more widespread basis, on a larger scale and on attractive economic terms and (ii) to profitably restore and operate any oil fields it may acquire. Reservoir characteristics differ and, consequently, certain elements of Glori’s services are specifically engineered for each reservoir. As a result, Glori may not be able to achieve results in other reservoirs consistent with those it has thus far achieved in the reservoirs where the AERO System has successfully been applied. Subsequent implementations of the AERO System could yield less favorable oil production rates and overall oil recovery results than those thus far achieved. Any inability to broaden Glori’s customer base and increase the commercialization of the AERO System applications effectively or to realize sufficiently favorable oil recovery results in a significant number of other reservoirs, including those Glori may acquire, will limit the commercial acceptance and viability of the AERO System, which would materially harm our business, financial condition and results of operations.

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The success of the AERO System is dependent upon the information Glori receives.

The success of an application of the AERO System to a particular reservoir is dependent upon information that Glori receives regarding the reservoir characteristics and geology. If this information is inaccurate, Glori may not be able to achieve results in such a reservoir consistent with those Glori has thus far achieved in the reservoirs where the AERO System has been applied successfully. With respect to Glori’s customers, because of the uniqueness of Glori’s technology and the early stage of its development, Glori must educate potential customers on its technology in order to be able to generate business. New customers generally prefer to initially test Glori’s technology in a small portion of their lowest-priority oil field. Since Glori’s test only includes a small portion of the injection wells and production wells in the oil field, it is important that the customer be able to identify which injection wells are servicing the production wells in the test area. For example, on a recent project one of the customer’s production wells was subsequently determined to be outside of the sand-body structure, and therefore not directly connected to the reservoir, so any waterflooding or application of the AERO System could not be effective for that production well since water could not flow from the injection well to the production well.

Glori may have difficulties gaining market acceptance and successfully marketing the AERO System to its potential customers.

A primary component of Glori’s business strategy is to market the AERO System to oil producers. To gain market acceptance and successfully market the AERO System to oil producers, Glori must effectively demonstrate the commercial advantages of using the AERO System as an alternative to, or in addition to, other enhanced oil recovery methods. Glori must prove that the AERO System significantly increases the amount of oil that can be recovered from a reservoir cost effectively. If Glori is unable to demonstrate this to oil producers, it will not be able to penetrate this market, generate new business or retain existing customers. In addition, until the efficacy of Glori’s technology is more widely demonstrated Glori is likely to experience long sales cycles and long test cycles, which may harm its business, financial condition and results of operations.

Glori’s revenue to date has been derived from a limited number of customers, and the loss of any of these customers could materially harm its business, financial condition and results of operations.

Glori has a limited number of customers. For the year ended December 31, 2013, all of Glori service revenue was generated from 11 customers. If any of these customers terminates or significantly reduces its business with Glori, or if Glori fails to generate new business, Glori’s business, financial condition and results of operations could be materially harmed. However, Glori intends to mitigate this risk by continuing to diversify its revenue stream by acquiring, restoring and operating mature oil fields that fit its criteria for the AERO System.

Oil prices are volatile, and a decline in the price of oil could harm Glori’s business, financial condition and results of operations.

Glori’s results of operations and future growth will depend on the level of activity for oil development and production. Demand for the AERO System depends on Glori’s customers’ willingness to make operating and capital expenditures for waterflooding procedures and the AERO System. Glori’s business will suffer if these expenditures decline. Declining oil prices, or the perception of a future decline in oil prices, would adversely affect the prices Glori can obtain from its customers or prevent it from obtaining new customers for Glori’s services. Glori’s customers’ willingness to develop and produce oil using waterflooding and the AERO System is highly dependent on prevailing market conditions and oil prices that are influenced by numerous factors over which Glori has no control, including:

•	changes in the supply of or the demand for oil;

•	the condition of the United States and worldwide economies;

•	market uncertainty;

•	the level of consumer product demand;

•	the actions taken by foreign oil producing nations;

•	domestic and foreign governmental regulation and taxes;

•	political conditions or hostilities in oil producing nations;

•	the price and availability of alternate fuel sources;

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•	terrorism; and

•	the availability of pipeline or other takeaway capacity.

Oil prices have historically been volatile and cyclical. A prolonged reduction in the price of oil will likely affect oil production levels and therefore affect demand for Glori’s services. In addition, a prolonged significant reduction in the price of oil could make it more difficult for us to collect outstanding account receivables from Glori’s customers. A material decline in oil prices or oil development or production activity levels could materially harm Glori’s business, financial condition and results of operations.

Oil fields, once acquired, may not be appropriate for Glori’s purposes or may have environmental or other liabilities associated with them that may negatively affect Glori’s business, financial condition and results of operations.

In addition to marketing the AERO system, Glori intends to acquire mature fields and implement the AERO system. Glori cannot assure you that oil fields it acquires will result in commercially viable projects. The potential of a given property to continue to produce oil or resume production of oil and to be adaptable to the AERO System cannot be determined with a high level of precision prior to Glori’s acquisition of the property. Glori will continue to perform due diligence reviews of the properties it seeks to acquire in a manner that Glori believes is both consistent with practices in the industry and necessary to determine the characteristics of such properties and the viability of the oil fields for the application of the AERO System. However, these reviews are inherently incomplete and cannot assure Glori of the quality of the oil fields or of the likelihood of success of the AERO System in enhancing their production of oil. It is generally not possible for Glori to test a property or conduct an in-depth review of its related records as part of its acquisition. Even if Glori is able to complete an in-depth review and sampling of these properties, such a review may not reveal existing or potential problems or permit us to become sufficiently familiar with the properties to fully assess their potential for successful application of the AERO System.

Even when problems are identified, it may be necessary for Glori to assume known or unknown environmental and other risks and liabilities to complete the acquisition of such properties. In addition, since the properties Glori is targeting are older, mature oil fields, their existing infrastructure may be out of date, damaged, in need of repair or removed, and Glori could incur unanticipated costs to repair or replace this infrastructure. The discovery of any unanticipated material liabilities or remediation costs or the incurrence of any unanticipated costs associated with Glori’s oilfield acquisitions could harm Glori’s results of operations and financial condition.

If water that is not toxic to microbes is not available at a well site, the AERO System will not work or will require additional costs either to clean the water or bring in non-toxic water to perform correctly and, therefore, may not be a viable option for some oil fields.

The AERO System requires non-toxic water to support microbial activity in the reservoir. The water used in waterflooding does not have to be potable water, but if suitable water is not being used, the AERO System will not work unless additional costs are expended to clean the water or to bring in water that is non-toxic. These additional costs may make the AERO System less cost effective or not cost effective for some oil fields. For example, in a recent implementation of the AERO System, the salinity of the produced water used in the waterflood operations was very high, making it toxic to most microbes. While Glori’s customer began using water from an existing nearby water well to provide a better environment for the microbes, which made the AERO System more effective, Glori may not be able to provide non-toxic water to some oil fields, eliminating these oil fields as candidates for the AERO System.

The AERO System is currently useable only in oil reservoirs with specific characteristics, which limits the potential market for Glori’s services.

For an oil reservoir to be suitable for the AERO System, the reservoir must be waterflooded , or a candidate for waterflooding, must be composed of sandstone, must have permeability greater than 50 milli-darcies and must have a suitable water source. Glori believes that these requirements mean that approximately 50% of the world’s oil recovery comes from reservoirs that are not suitable for the AERO System as currently developed and that the market for our services is correspondingly limited.

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Glori’s operations involve operating hazards, which, if not insured or indemnified against, could harm its results of operations and financial condition.

Glori’s operations are subject to hazards inherent in our technology, including exposure to pressurized air that may be used in the AERO System equipment and pressurized fluids that may be associated with the water injection system, and to hazards typically associated with oilfield service operations, oilfield development and oil production activities, including fire, explosions, blowouts, spills and damage or loss from natural disasters, each of which could result in substantial damage to the oil producing formations and oil wells, production facilities, other property, equipment and the environment or in personal injury or loss of life. These hazards could also result in the suspension of operations or in claims by employees, customers or third parties which could have a material adverse effect on Glori’s financial condition. Operations also may be suspended because of equipment breakdowns and failure of subcontractors to perform or supply goods or services.

Some of these risks are either not insurable or insurance is available only at rates that Glori considers uneconomical. Although Glori will maintain liability insurance in an amount that it considers consistent with industry practice, the nature of these risks is such that liabilities could exceed policy limits. Glori may not always be successful in obtaining contractual indemnification from our customers, and customers who provide contractual indemnification protection may not maintain adequate insurance or otherwise have the financial resources necessary to support their indemnification obligations. Glori’s insurance or indemnification arrangements may not adequately protect it against liability or loss from all the hazards of its operations. The occurrence of a significant event that Glori has not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to Glori could materially and adversely affect its results of operations and financial condition.

Glori’s operations involve risks associated with the sale and distribution of crude oil.

The sale of Glori’s crude oil production (if any) depends on a number of factors beyond its control, including the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities owned by third parties. In addition, lack of financing, construction and permitting delays, permitting costs and other constraints could limit or delay the construction of new gathering, processing, compression and transportation facilities by third parties or Glori, and Glori may experience delays or increased costs in accessing the pipelines, gathering systems or rail systems necessary to transport its production to points of sale or delivery. Any significant change in market or other conditions affecting gathering, processing, or transportation facilities or the availability of these facilities, including due to Glori’s failure or inability to obtain access to these facilities on terms acceptable to it or at all, could materially and adversely affect its business and, in turn, our financial condition and results of operations.

A portion of Glori’s oil production in any region may be interrupted, or shut in, from time to time for numerous reasons, including as a result of weather conditions, accidents, loss of pipeline or gathering system access, field labor issues or strikes, or capital constraints that limit the ability of third parties to construct gathering systems, processing facilities, or interstate pipelines to transport Glori’s production, or Glori might voluntarily curtail production in response to market conditions. If a substantial amount of Glori’s production is interrupted at the same time, it could temporarily adversely affect our cash flows.

Glori’s hedging activities may prevent the realization of the full benefits of price increases.

To the extent that Glori engages in commodity-price-risk management activities to protect its cash flows from commodity price declines, it may be prevented from realizing the full benefits of price increases above the levels of the derivative instruments used to manage price risk. In addition, Glori’s commodity-price-risk management and trading activities may expose it to the risk of financial loss in certain circumstances, including instances in which: i) Glori’s production is less than the hedged volumes, ii) there is a widening of price basis differentials between delivery points for Glori’s production and the delivery point assumed in the hedge arrangement, iii) the counterparties to Glori’s hedging or other price-risk management contracts fail to perform under those arrangements or iv) a sudden unexpected event materially impacts oil prices.

Glori periodically enters into or may enter into hedging activities with respect to a portion of its production to manage its exposure to oil, gas and natural gas liquids price volatility. To the extent that Glori engages in price risk management activities to protect itself from commodity price declines, it may be prevented from fully realizing the benefits of commodity price increases above the prices established by its hedging contracts. In addition, Glori’s hedging arrangements may expose it to the risk of financial loss in certain circumstances, including instances in which the counterparties to its hedging contracts fail to perform under the contracts.

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The loss of key personnel or the failure to attract and retain highly qualified personnel could compromise Glori’s ability to effectively manage its business and pursue its growth strategy.

Glori’s future performance depends on the continued service of its key technical, development, sales, services and management personnel. In particular, Glori is heavily dependent on the following key employees: Stuart M. Page, President and Chief Executive Officer, Michael Pavia, Chief Technology Officer, William M. Bierhaus II, Senior Vice President of Business Development, Thomas Holland, Senior Vice President of Production, Ken Nimitz, Senior Vice President of Operations, and Victor M. Perez, Chief Financial Officer. The loss of key employees could result in significant disruptions to Glori’s business, and the integration of replacement personnel could be costly and time consuming, could cause additional disruptions to Glori’s business and could be unsuccessful. Glori does not carry key person life insurance covering any of its employees.

Glori’s future success also depends on its continued ability to attract and retain highly qualified technical, development, sales, services and management personnel. A significant increase in the wages paid by competing employers could reduce Glori’s skilled labor force and increase the wages that it must pay to motivate, retain or recruit skilled employees.

In addition, wage inflation and the cost of retaining Glori’s key personnel in the face of competition for such personnel may increase its costs faster than Glori can offset these costs with increased prices or increased sales of the AERO System.

Glori may require substantial additional financing to achieve its goals and to make future acquisitions, and a failure to obtain this capital when needed or on acceptable terms could force Glori to delay, limit, reduce or terminate its research and development and commercialization efforts.

Since Glori’s inception, most of its resources have been dedicated towards research and development, as well as demonstrating the effectiveness of the AERO System in Glori’s labs and in the field. Glori intends to expend substantial resources for the foreseeable future on further developing the AERO System. Also, Glori anticipates that it will expend significant resources on the acquisition and operation of additional mature oil fields to continue to test and demonstrate the AERO System in reservoirs with a variety of characteristics. Glori cannot assure you that debt or equity financing will be available or sufficient to meet its requirements. Glori’s inability to access sufficient amounts of capital on acceptable terms, or at all, for its operations could materially harm Glori business, financial condition and results of operations.

Glori’s quarterly operating results may fluctuate in the future.

Glori’s financial condition and operating results have varied significantly in the past and may continue to fluctuate from quarter to quarter and year to year in the future due to a variety of factors, many of which are beyond its control. Factors relating to Glori’s business that may contribute to these fluctuations are described elsewhere in this prospectus. Accordingly, the results of any prior quarterly or annual periods should not be relied upon as indications of Glori’s future operating performance.

Glori’s industry is highly competitive, and if it does not compete successfully, Glori’s business, financial condition and results of operations will be harmed.

The enhanced oil recovery industry is large and intensely competitive. Glori’s competition comes mainly from other methods of enhanced oil recovery, such as thermal injection (for example, steam), gas injection (for example, carbon dioxide) and chemical injection into producing properties. There are also other companies developing or planning to commercialize microbial technology that is similar to the AERO System or other emerging enhanced oil recovery technologies, including Geo Fossil Fuels, LLC, Titan Oil Recovery, Inc. and Micro-Bac International, Inc. Some of Glori’s competitors have longer operating histories, greater recognition in the industry and substantially greater financial and other resources for developing new technologies as well as for recruiting and retaining qualified personnel than Glori does. Their greater financial resources may also make them better able to withstand downturns in the market, expand into new areas more aggressively or operate in developing markets without immediate financial returns. Strong competition and significant investments by competitors to develop new and better technology may make it difficult for Glori to maintain and expand its customer base, force it to reduce its prices or increase its costs to develop new technology.

Glori’s success will depend on its ability to adapt to these competitive forces, to adapt to technological advances and to educate potential customers about the benefits of using Glori’s technology rather than its competitors’ technology. Glori’s failure to respond successfully to these competitive challenges could harm Glori’s business, financial condition and results of operations.

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Glori’s industry is characterized by technological change, and if it fails to keep up with these changes, Glori’s business, financial condition and results of operations will be harmed.

The enhanced oil recovery industry is characterized by changes in technology, evolving methods of oil recovery and emerging competition. Glori’s future business prospects largely depend on its ability to anticipate and respond to technological changes and to develop competitive products. If other enhanced oil recovery methods yield better results or are less expensive than Glori’s method, Glori’s business will suffer. Glori may not be able to respond successfully to new technological developments and challenges or identify and respond to new market opportunities, services or products offered by competitors. In addition, Glori’s efforts to respond to new methods of oil recovery and competition may require significant capital investments and resources, and Glori may not have the necessary resources to respond to these challenges. Failure to keep up with future technological changes could harm Glori business, financial condition and results of operations.

If Glori engages in any acquisitions, it will incur a variety of costs and could face numerous risks that would adversely affect its business and operations.

If appropriate opportunities become available, Glori may acquire businesses, assets, technologies or products to enhance its business in the future. In connection with any future acquisitions, Glori could:

•	issue additional equity securities which would dilute Glori’s current stockholders;

•	incur substantial debt to fund the acquisitions; or

•	assume significant liabilities.

Acquisitions involve numerous risks, including problems integrating the purchased operations, technologies or products, unanticipated costs and other liabilities, diversion of management’s attention from Glori’s core business, adverse effects on existing business relationships with current and/or prospective partners, customers and/or suppliers, risks associated with entering markets in which Glori has no or limited prior experience and potential loss of key employees. Glori may not be able to successfully integrate any businesses, assets, products, technologies or personnel that Glori might acquire in the future without a significant expenditure of operating, financial and management resources, if at all. The integration process could divert management time from focusing on operating Glori’s business, result in a decline in employee morale and cause retention issues to arise from changes in compensation, reporting relationships, future prospects or the direction of the business. Acquisitions may also require Glori to record goodwill, non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges, incur amortization expenses related to certain intangible assets and incur large and immediate write-offs and restructuring and other related expenses, all of which could harm Glori’s operating results and financial condition. In addition, Glori may acquire companies that have insufficient internal financial controls, which could impair its ability to integrate the acquired company and adversely impact its financial reporting. If Glori fails in its integration efforts with respect to any of its acquisitions and is unable to efficiently operate as a combined organization, Glori’s business, financial condition and results of operations may be materially harmed.

If Glori fails to manage future growth effectively, its business could be harmed.

If the AERO System becomes commercially accepted, Glori may experience rapid growth. Any such growth would likely place significant demands on Glori’s management and on Glori’s operational and financial infrastructure. To manage growth effectively, Glori would need to, among other things, improve and enhance its managerial, operational and financial controls, hire sufficient numbers of capable employees and upgrade its infrastructure. Glori would also need to manage an increasing number of relationships with its customers, suppliers, business partners and other third parties. These activities would require significant expenditures and allocation of valuable management resources. If Glori fails to maintain the efficiency of its organization as it grows, Glori’s revenues and profitability may be harmed, and it might be unable to achieve its business objectives.

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Some of Glori’s contracts will be governed by non-U.S. law, which may make them more difficult or expensive to enforce than contracts governed by United States law.

Glori expects that some of its customer contracts will be governed by non-U.S. law, which may create both legal and practical difficulties in case of a dispute or conflict. Glori plans to establish operations in regions where the ability to protect contractual and other legal rights may be limited compared to regions with better-established legal systems. In addition, having to pursue litigation in a non-U.S. country may be more difficult or expensive than pursuing litigation in the United States.

Glori’s business operations in countries outside the United States are subject to a number of United States federal laws and regulations, including restrictions imposed by the Foreign Corrupt Practices Act as well as trade sanctions administered by the Office of Foreign Assets Control of the United States Department of Treasury and the United States Department of Commerce, which could adversely affect Glori’s operations if violated.

Glori must comply with all applicable export control laws and regulations of the United States and other countries. Glori cannot provide services to certain countries subject to United States trade sanctions administered by the Office of Foreign Asset Control of the United States Department of the Treasury or the United States Department of Commerce unless Glori first obtains the necessary authorizations. In addition, Glori is subject to the Foreign Corrupt Practices Act, which generally prohibits bribes or unreasonable gifts to non-U.S. governments or officials. Violations of these laws or regulations could result in significant additional sanctions including fines, more onerous compliance requirements, more extensive debarments from export privileges or loss of authorizations needed to conduct aspects of Glori’s international business. In certain countries, Glori may engage third party agents or intermediaries to act on its behalf in dealings with government officials, such as customs agents, and if these third party agents or intermediaries violate applicable laws, their actions may result in penalties or sanctions being assessed against Glori.

Glori’s international operations are subject to additional or different risks than its United States operations.

Glori intends to expand its operations into a number of countries outside the United States. There are many risks inherent in conducting business internationally that are in addition to or different than those affecting Glori’s United States operations, including:

•	sometimes vague and confusing regulatory requirements that can be subject to unexpected changes or interpretations;

•	import and export restrictions;

•	tariffs and other trade barriers;

•	difficulty in staffing and managing geographically dispersed operations and culturally diverse work forces and increased travel, infrastructure and legal compliance costs associated with multiple international locations;

•	differences in employment laws and practices among different countries, including restrictions on terminating employees;

•	differing technology standards;

•	fluctuations in currency exchange rates;

•	imposition of currency exchange controls;

•	potential political and economic instability in some regions;

•	legal and cultural differences in the conduct of business;

•	less due process and sometimes arbitrary application of laws and sanctions, including criminal charges and arrests;

•	difficulties in raising awareness of applicable United States laws to Glori agents and third party intermediaries;

•	potentially adverse tax consequences;

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•	difficulties in enforcing contracts and collecting receivables;

•	difficulties and expense of maintaining international sales distribution channels; and

•	difficulties in maintaining and protecting Glori’s intellectual property.

Operating internationally exposes Glori’s business to increased regulatory and political risks in some non-U.S. jurisdictions where it operates. In addition to different laws and regulations, changes in governments or changes in governmental policies in these jurisdictions may alter current interpretation of laws and regulations affecting Glori’s business. Glori also faces increased risk of incidents such as war or other international conflict and nationalization.

Many of the countries in which Glori plans to operate have legal systems that are less developed and less predictable than legal systems in the United States. It may be difficult for Glori to obtain effective legal redress in the courts of some jurisdictions, whether in respect of a breach of law or regulation, or in an ownership dispute because of: (i) a high degree of discretion on the part of governmental authorities, which results in less predictability; (ii) a lack of judicial or administrative guidance on interpreting applicable rules and regulations; (iii) inconsistencies or conflicts between or within various laws, regulations, decrees, orders and resolutions; (iv) the relative inexperience of the judiciary and courts in such matters or (v) a predisposition in favor of local claimants against United States companies. In certain jurisdictions, the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be unreliable. In particular, agreements may be susceptible to revision or cancellation and legal redress may be uncertain or time-consuming. Actions of governmental authorities or officers may adversely affect joint ventures, licenses, license applications or other legal arrangements, and such arrangements in these jurisdictions may not be effective or enforced.

The authorities in the countries where Glori operates, or plans to operate, may introduce additional regulations for the oil industry with respect to, but not limited to, various laws governing prospecting, development, production, taxes, price controls, export controls, currency remittance, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use, labor standards, occupational health network access and other matters. New rules and regulations may be enacted or existing rules and regulations may be applied or interpreted in a manner which could limit Glori’s ability to provide its technology. Amendments to current laws and regulations governing operations and activities in the oil and gas industry could harm Glori’s operations and financial results.

Compliance with and changes in tax laws or adverse positions taken by taxing authorities could be costly and could affect Glori’s operating results. Compliance related tax issues could also limit Glori’s ability to do business in certain countries. Changes in tax laws or tax rates, the resolution of tax assessments or audits by various taxing authorities, disagreements with taxing authorities over Glori’s tax positions and the ability to fully utilize Glori’s tax loss carry-forwards and tax credits could have a significant financial impact on Glori’s future operations and the way it conducts, or if it conducts, business in the affected countries.

Glori’s ability to use its net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2012, Glori had net operating loss carryforwards, or NOLs, of approximately $27.6 million. In general, under Section 382 of the U.S. Internal Revenue Code of 1986, as amended, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Glori believes that Glori’s issuance of series B preferred stock on October 15, 2009 resulted in a Section 382 ownership change limitation. Glori estimates that approximately $5.4 million of its NOLs will expire early due to Section 382 ownership change limitations. In addition, if Glori undergoes an additional ownership change, Glori’s ability to utilize NOLs could be further limited by Section 382 of the Internal Revenue Code. Future changes in Glori’s stock ownership, some of which are outside of Glori’s control, could result in an ownership change under Section 382 of the Internal Revenue Code. Furthermore, Glori’s ability to utilize NOLs of companies that Glori may acquire in the future may be subject to limitations.

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Glori’s loan agreement places financial restrictions and operating restrictions on its business, which may limit its flexibility to respond to opportunities and may harm its business, financial condition and results of operations.

The operating and financial restrictions and covenants in Glori’s loan agreement restrict any future financing agreements and could restrict its ability to finance future operations or capital needs or to engage, expand or pursue its business activities. For example, Glori’s loan agreement restricts its ability to:

•	enter into a merger, consolidate or make an investment in other entities;

•	incur additional indebtedness;

•	incur liens on the property secured by the loan agreement and our intellectual property;

•	pay cash dividends; and

•	sell or dispose of its assets, including its oil properties.

Glori’s compliance with these provisions may materially adversely affect its ability to react to changes in market conditions, take advantage of business opportunities it believes to be desirable, obtain future financing, fund needed capital expenditures, finance acquisitions or withstand a future downturn in its business.

Glori’s ability to comply with the covenants and restrictions contained in its loan agreement may be affected by events beyond its control. If Glori violates any of the restrictions or covenants in its loan agreement, the indebtedness under the loan agreement may become immediately due and payable. Glori might not have, or be able to obtain, sufficient funds to make these accelerated payments. Even if Glori could obtain alternative financing, that financing may not be on terms that are favorable or acceptable to it. In addition, Glori’s obligations under its loan agreement are secured by substantially all of its assets, except for its intellectual property (which is not encumbered but is subject to a negative pledge covenant.) If Glori is unable to repay amounts borrowed, the holders of the debt could initiate a bankruptcy proceeding or foreclose on the collateral.

Glori’s estimated proved reserves are based on many assumptions that may turn out to be inaccurate. The actual quantities and present value of Glori’s proved reserves may prove to be materially lower than it has estimated.

The process of estimating oil reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to current and future economic conditions and commodity prices. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in Glori’s financial statements provided as part of this prospectus.

In order to prepare its estimates, Glori must project production rates and the timing of development expenditures. Glori’s must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil prices, operating expenses, capital expenditures, taxes and availability of funds. Although the reserve information contained herein is reviewed by independent reserve engineers, estimates of oil and natural gas reserves are inherently imprecise. Furthermore, different reserve engineers may make different estimates of reserves and cash flows based on the same available data.

Actual future production, oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil reserves will vary from Glori’s estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in Glori’s financial statements provided as part of this prospectus. In addition, Glori may adjust estimates of proved reserves to reflect production history, prevailing oil prices and other factors, many of which are beyond its control.

Glori’s stockholders may lose appraisal rights if they fail to strictly comply with Delaware law.

Holders of Glori common stock are entitled to exercise appraisal rights in connection with the Transaction Merger under Section 262 of the DGCL. The provisions of Delaware law governing appraisal rights are complex and multiple steps must be taken to properly exercise and perfect such rights. Failure to comply strictly with all of the procedures set forth in Section 262 may cause Glori stockholders to lose their appraisal rights. See “Appraisal Rights” for a more detailed description of the appraisal rights and these procedures.

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Risks Related to Glori’s Intellectual Property

Glori may not be able to protect its proprietary information or technology adequately.

Glori’s success depends on its proprietary information and technology. Glori has adopted an intellectual property strategy, relying on a combination of patents and trade secret laws, as well as on confidentiality and non-compete agreements, in order to establish and protect its proprietary rights. Glori’s pending and future patent applications may not issue as patents or, if issued, may not issue in a form that will provide Glori with any meaningful protection or any competitive advantage. Existing or future patents may be challenged, including with respect to the development and ownership thereof, or narrowed, invalidated or circumvented, which could limit Glori’s ability to stop competitors from developing and marketing similar technology or limit the length of terms of patent protection Glori may have for its technology. In addition, any such challenge could be costly and become a significant diversion of Glori’s management’s time and resources. Further, other companies may design around technology Glori has patented, licensed or developed and, therefore, diminish any competitive advantage Glori may have from its technology. Also, changes in patent laws or their interpretation in the United States and other countries could diminish the value of Glori’s intellectual property or narrow the scope of Glori’s patent protection.

These concerns apply equally to patents Glori has licensed or may in the future license, which may likewise be challenged, invalidated or circumvented. In addition, Glori generally does not control the patent prosecution and maintenance of subject matter that it licenses from others. Generally, the licensors are primarily or wholly responsible for the patent prosecution and maintenance activities pertaining to the patent applications and patents Glori licenses, while Glori may only be afforded opportunities to comment on such activities. Accordingly, Glori is unable to exercise the same degree of control over licensed intellectual property as Glori exercises over its own intellectual property, and Glori faces the risk that its licensors will not prosecute or maintain it as effectively as Glori would like.

Third parties may infringe or misappropriate Glori’s patents or other intellectual property rights, which could adversely affect its business, financial condition and results of operations. Litigation may be necessary to enforce Glori’s intellectual property rights, protect its trade secrets or determine the validity and scope of the proprietary rights of others. In order to protect or enforce Glori’s intellectual property rights, it may initiate litigation against third parties, such as infringement suits or interference proceedings. Such litigation may be costly and may not be successful. Litigation may be necessary to:

•	assert claims of infringement;

•	enforce Glori’s patents;

•	enforce Glori’s licenses;

•	protect Glori’s trade secrets or know-how; or

•	determine the enforceability, scope and validity of the proprietary rights of others.

The steps Glori has taken to deter misappropriation of Glori’s proprietary information and technology may be insufficient to protect it, and Glori may be unable to prevent infringement of its intellectual property rights or misappropriation of its proprietary information. Any infringement or misappropriation could harm any competitive advantage Glori currently derives or may derive in the future from its proprietary rights. In addition, if Glori operates in foreign jurisdictions in the future, it may not be able to protect its intellectual property in the foreign jurisdictions in which it operates. The legal systems of certain countries do not favor the aggressive enforcement of intellectual property and the laws of certain foreign countries may not protect Glori’s rights to the same extent as the laws of the United States. Any actions taken in those countries may have results that are different than if such actions were taken under the laws of the United States. Patent litigation and other challenges to Glori’s patents are costly and unpredictable and represent a significant diversion of Glori’s management’s time and resources. Glori’s intellectual property may also fall into the public domain. If Glori is unable to protect its proprietary rights, Glori may be at a disadvantage to others who did not incur the substantial time and expense it has incurred to create its technology.

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Confidentiality agreements with employees and others may not adequately prevent disclosures of trade secrets and other proprietary information.

Glori relies in part on trade secret protection to protect its confidential and proprietary information and processes. However, trade secrets are difficult to protect. Glori has taken measures to protect its trade secrets and proprietary information, but these measures may not be effective. Glori requires new employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting arrangement with it. These agreements generally require that all confidential information developed by the individual or made known to the individual by Glori during the course of the individual’s relationship with it be kept confidential and not disclosed to third parties. These agreements also generally provide that know-how and inventions conceived by the individual in the course of rendering services to Glori are Glori’s exclusive property. Nevertheless, these agreements may be breached or may not be enforceable, Glori’s proprietary information may be disclosed, and others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Glori’s trade secrets, and Glori may not have adequate remedies for any resulting losses. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Glori’s proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect Glori’s competitive business position.

Glori’s technology may infringe upon the intellectual property rights of others. Intellectual property infringement claims would be time consuming and expensive to defend and may result in limitations on Glori’s ability to use the intellectual property subject to these claims.

Claims asserting that Glori has violated or infringed upon third party intellectual property rights may be brought against it in the future. Glori may be unaware of intellectual property rights of others that may cover some of Glori’s technology or third parties may have or eventually be issued patents on which Glori’s current and future technology may infringe. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Any claims and any resulting litigation could subject Glori to significant liability for damages, cause it to incur significant expenses and divert management time. A court could enter orders temporarily, preliminarily or permanently enjoining Glori from making, using, selling or importing any current and future technology or could enter an order mandating that Glori undertake certain remedial activities. An adverse determination in any litigation of this type could require Glori to design around a third party’s patent or license alternative technology from another third party, which may not be available on acceptable terms or at all. If Glori cannot do these things on a timely and cost-effective basis, its revenues may decrease substantially and Glori could be exposed to significant liability. In addition, litigation is time-consuming and expensive to defend and could result in limitations on Glori’s ability to use the intellectual property subject to these claims.

Environmental and Regulatory Risks

Glori is subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of its business.

Glori’s operations are subject to federal, state and local laws and regulations, including environmental and health and safety laws and regulations governing, among other things, the generation, storage, handling, emission, use, transportation and discharge of hazardous substances and other materials into the environment, the integrity of groundwater aquifers and the health and safety of Glori’s employees. These laws and regulations can adversely affect the cost, manner or feasibility of doing business. Glori incurs, and expects to continue to incur, capital and operating costs to comply with environmental laws and regulations. Many laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject Glori to fines, injunctions or both.

Glori could be held liable for contamination at or from Glori’s current or former properties and any sites Glori acquires in the future, as well as for contamination at or from third party sites where Glori has operated or has disposed of waste, regardless of Glori’s fault. Glori could also be subject to claims from landowners alleging property damage as a result of Glori’s operations. Further, Glori could be held liable for any and all consequences arising out of human exposure to hazardous substances or other environmental damage. In addition, if Glori is named in an environmental lawsuit alleging contamination at any such site, even if it is not at fault, any such lawsuit could harm Glori’s reputation and be costly and become a significant diversion of its management’s time and resources.

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Environmental laws are complex, change frequently and have tended to become more stringent over time. Changes in, or additions to, environmental and health and safety laws and regulations could lead to increased operating and compliance costs. Therefore, no assurance can be given that Glori’s costs of complying with current and future environmental and health and safety laws, and its liabilities arising from past or future releases of, or exposure to, hazardous substances or other materials will not materially harm Glori’s business, financial condition and results of operations.

Glori relies on oil producers to obtain the appropriate permits to operate their wells and waterflood systems, and if they fail to obtain proper permits they could be subject to fines or penalties, and that could harm Glori’s business.

In the typical application of the AERO System to a reservoir, the well operator (which may include Glori) will be responsible for having all applicable permits for operating its wells and waterflood systems. If the well operator fails to have such permits, it could be subject to fines or penalties, which could, in turn, harm Glori’s business. In addition, because Glori’s technology is new, regulatory agencies may not be sure how to apply existing rules to the AERO System or may have concerns that could delay or restrict use of the AERO System in some wells. Any such delays or restrictions could harm Glori’s business.

Climate change legislation and regulatory initiatives could result in increased operating costs and decreased demand for Glori’s products and services.

Changes in environmental requirements may negatively impact demand for Glori’s services. For example, oil exploration and production may decline as a result of environmental requirements (including land use policies responsive to environmental concerns). State, national, and international governments and agencies have been evaluating climate-related legislation and other regulatory initiatives that would restrict emissions of greenhouse gases in areas in which Glori conducts business. Because Glori’s business depends on the level of activity in the oil industry, existing or future laws, regulations, treaties or international agreements related to greenhouse gases and climate change, including incentives to conserve energy or use alternative energy sources, could have a negative impact on Glori’s business if such laws, regulations, treaties, or international agreements reduce the worldwide demand for oil or oil prices. Likewise, such restrictions may result in additional compliance obligations with respect to the release, capture and use of greenhouse gases such as carbon dioxide that could adversely affect Glori’s business, financial condition and results of operations.

The adoption of any future federal or state laws or implementing regulations imposing restrictions on hydraulic fracturing, if extended to oil recovery operations, could materially harm Glori’s business, financial condition and results of operations.

The Environmental Protection Agency, or EPA, has recently focused on concerns about the risk of water contamination and public health problems from drilling and hydraulic fracturing activities. The EPA is conducting a comprehensive research study on the potential adverse effects that hydraulic fracturing may have on water quality and public health. While Glori’s technology is unrelated to hydraulic fracturing, it is possible that any federal, state and local laws and regulations that might be imposed on fracturing activities could also apply to oil recovery operations. Although it is not possible to predict the outcome of EPA’s study or whether any new legislation or regulations would impact Glori’s business, such future laws and regulations could result in increased compliance costs or additional operating restrictions, which, in turn, could materially harm Glori’s financial position, results of operations and cash flows.

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Risk Factors Relating to the Business Combination

If Infinity Corp.’s due diligence investigation of Glori was inadequate, then stockholders of Infinity Acquisition following the Business Combination could lose some or all of their investment.

Even though Infinity Corp. conducted a due diligence investigation of Glori, it cannot be sure that this diligence uncovered all material issues that may be present in Glori or its business, or that it would be possible to uncover all material issues through a more protracted amount of due diligence, or that factors outside of Glori and its business and outside of its control will not later arise. The requirement that Infinity Corp. must complete the Business Combination by the Business Combination Deadline, and Infinity Corp.’s lack of experience investing in or managing companies in the secondary oil recovery industry utilizing biotechnology may have limited its ability to conduct due diligence, and the Business Combination may be consummated pursuant to terms that Infinity Corp. would have rejected upon a more comprehensive investigation. As a result, stockholders of Infinity Acquisition following the Business Combination could lose some or all of their investment.

The issuance of Common Stock in connection with the Business Combination and the potential exercise of the outstanding Infinity Acquisition Warrants after the Business Combination will result in substantial dilution and could have an adverse effect on the market prices of Infinity Acquisition’s securities.

Infinity Corp. currently has an unlimited number of authorized Ordinary Shares with no par value and unlimited shares of preferred shares with no par value. Infinity Acquisition will be authorized to issue 100,000,000 shares of Common Stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with a par value of $0.0001 per share. Infinity Corp. has 7,187,500 Ordinary Shares issued and outstanding, including Ordinary Shares underlying the Units. In connection with the Transaction Merger and pursuant to the Merger Agreement, Infinity Acquisition will issue 22,953,432 shares of Common Stock to the stockholders and warrantholders of Glori as merger consideration, a minimum of 1,062,500 shares of Common Stock to investors in the PIPE Investment and 100,000 shares of Common Stock to the underwriters upon conversion of their unit purchase options. Additionally, upon the completion of the Business Combination, the Infinity Acquisition Warrants will be exercisable for shares of Common Stock. The issuance of Common Stock as part of the merger consideration for the Business Combination and the potential exercise of outstanding Infinity Acquisition Warrants will result in substantial dilution and could have an adverse effect on the market price of Infinity Acquisition securities.

Upon the consummation of the Business Combination, Infinity Corp.’s former public shareholders will own:

•	approximately 18.0% of the outstanding shares of Common Stock assuming no tender of Ordinary Shares in connection with the Share Tender Offer; or

•	approximately 3.6% of the outstanding shares of Common Stock assuming the maximum tender of 4,750,000 Ordinary Shares are validly tendered and not properly withdrawn, and are purchased, in the Share Tender Offer.

In addition, if the Infinity Acquisition Warrants (including the Insider Warrants) outstanding following the consummation of the Business Combination are exercised, there would be an additional 10,570,000 shares of Common Stock eligible for trading in the public market (assuming no Public Warrants are tendered pursuant to the Warrant Tender Offer). Furthermore, there are 6,734,322 Glori options outstanding as of January 8, 2014. Based on the currently estimated exchange ratio of Glori common stock for Infinity Acquisition Common Stock, which ratio may change prior to the closing, options for 2,322,180 shares of Infinity Acquisition Common Stock will be outstanding upon the consummation of the Business Combination.

The issuance of additional Common Stock and the exercise of Infinity Acquisition Warrants and options:

•	will significantly dilute the equity interest of existing Infinity Corp. shareholders; and

•	may adversely affect prevailing market prices for Common Stock and Infinity Corp. Warrants.

A limited number of shares issued in the Transaction Merger will be held in escrow.  Consequently, Infinity Acquisition may not be able to be compensated for indemnifiable losses that it may sustain.

Until the first anniversary of the date of the Closing, (i) Glori has agreed to indemnify Infinity Acquisition and its affiliates from any damages arising from any breach of any representation, warranty or covenant made by Glori and (ii) Infinity Acquisition has agreed to indemnify Glori from any damages arising from any breach of any representation, warranty or covenant for any pre-closing period made by Infinity Corp., Infinity Acquisition or Merger Sub. However, except with respect to certain fundamental representations and fraud-related claims, neither party has any liability for indemnification until the related losses of Infinity Acquisition and its affiliates or Glori and its affiliates, as applicable, exceed $1.0 million in the aggregate, and then only amounts in excess of $1.0 million in the aggregate will be subject to indemnification.

Any indemnification claims against either Glori or Infinity Acquisition will be paid from the escrow account maintained by Continental Stock Transfer & Trust Company as the escrow agent under the Escrow Agreement to be entered by Glori, the INXB Representative and the escrow agent. The escrow account will consist of the 688,603 shares of Infinity Acquisition Common Stock set aside from the merger consideration at the Closing and any non-cash earnings on such shares other than ordinary income dividends. Each party’s indemnification obligations under the Merger Agreement will be limited to the property then remaining in the escrow account. Consequently, Infinity Acquisition may not be able to be fully compensated for indemnifiable losses that it may sustain. In addition, as shareholders of Infinity Acquisition after the Closing, Glori’s former shareholders and warrantholders will share along with all other shareholders of Infinity Acquisition in the benefit of any indemnification payments.

Following the consummation of the Business Combination, Infinity Acquisition will be a holding company and rely on distributions, loans and other payments, advances and transfers of funds from Glori to pay dividends and pay expenses and meet its other obligations.

Following the consummation of the Business Combination, Infinity Acquisition will have no direct operations and no significant assets other than the ownership of Glori. Infinity Acquisition will depend on Glori for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company, and to pay any dividends with respect to the Common Stock. Legal and contractual restrictions in agreements governing future indebtedness of Glori, as well as the financial condition and operating requirements of Glori, may limit Infinity Acquisition’s ability to obtain cash from Glori. The earnings from, or other available assets of, Glori may not be sufficient to pay dividends or make distributions or loans to enable Infinity Acquisition to pay any dividends on Common Stock or satisfy its other financial obligations.

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There is no guarantee, even if we consummate the Business Combination, that the Public Warrants will ever be in the money and they may expire worthless.

Upon the closing of the Business Combination, the exercise price for our Public Warrants will be increased to $10.00 per share. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the Public Warrants may expire worthless.

Holders of our Founder Shares and Insider Warrants as well as holders of shares issued to Glori’s shareholders and warrantholders in connection with the Business Combination and investors in the PIPE Investment, have registration rights, the future exercise of which may adversely affect the market price of the Common Stock.

Pursuant to an agreement entered into concurrently with our initial public offering, following the Business Combination, holders of our Founder Shares and Insider Warrants may demand that we register their unregistered Common Stock and Infinity Acquisition Warrants. In addition, Infinity Acquisition will be required to register the shares issued to Glori’s shareholders and warrantholders in connection with the Business Combination and to the investors in the PIPE Investment. Infinity Acquisition will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Common Stock.

Infinity Acquisition’s ability to successfully effect the Business Combination and to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including certain personnel of Glori, whom we expect to join Infinity Acquisition following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Infinity Acquisition’s ability to successfully effect the Business Combination and successfully operate the business is dependent upon the efforts of certain key personnel, including certain personnel of Glori. Although we expect such key personnel to remain with Infinity Acquisition and Glori following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Furthermore, while we have scrutinized individuals Infinity Acquisition intends to engage to stay with Infinity Acquisition following the Business Combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

A market for the securities of Infinity Acquisition may not develop, which would adversely affect the liquidity and price of its securities.

Following the Business Combination, the price of Infinity Acquisition’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for Infinity Acquisition’s securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the Business Combination can vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. Additionally, if Infinity Acquisition’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Board, an inter-dealer automated quotation system for equity securities not included in a securities exchange, the liquidity and price of Infinity Acquisition’s securities may be more limited than if Infinity Acquisition were quoted or listed on Nasdaq or another national exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Infinity Acquisition’s securities may decline.

The market price of Infinity Corp.’s securities prior to the consummation of the Business Combination or the market price of Infinity Acquisition’s securities following the consummation of the Business Combination may decline as a result of the Business Combination if the market does not view the Business Combination positively. Accordingly, stockholders may experience a loss as a result of a decline in the market price of Infinity Corp.’s securities prior to the consummation of the Business Combination or Infinity Acquisition’s securities following the consummation of the Business Combination. A decline in the market price could adversely affect Infinity Acquisition’s ability to issue additional securities and obtain additional financing in the future.

In the event that a significant number of Ordinary Shares are redeemed, the Common Stock issued by Infinity Acquisition may become less liquid following the Business Combination.

If a significant number of Ordinary Shares are redeemed, Infinity Acquisition may be left with a significantly smaller number of stockholders following the Redomestication. As a result, the “public float,” which is the number of shares owned by non-affiliate shareholders and available for trading in the securities markets, following the Share Tender Offer and the Business Combination, will be reduced, which may reduce the volume of trading in the Common Stock and may result in lower stock prices and reduced liquidity in the trading of the Common Stock prior to the completion of the Business Combination. Accordingly, your ability to sell your shares in the market could be adversely affected.

Holders of the Infinity Acquisition Warrants will only be able to exercise such warrants if the issuance of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the Infinity Acquisition Warrants.

No Infinity Acquisition Warrants will be exercisable on a cash basis and Infinity Acquisition will not be obligated to issue registered Common Stock unless the Common Stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Infinity Acquisition Warrants. Because the exemptions from qualification in certain states for re-sales of Infinity Acquisition Warrants and for issuances of Common Stock by the issuer upon exercise of an Infinity Acquisition Warrant may be different, an Infinity Acquisition Warrant may be held by a holder in a state where an exemption is not available for issuance of Common Stock upon exercise of the Infinity Acquisition Warrants and the holder will be precluded from exercising the Infinity Acquisition Warrant. As a result, the Infinity Acquisition Warrants may be deprived of any value, the market for the Infinity Acquisition Warrants may be limited and the holders of Infinity Acquisition Warrants may not be able to exercise their Infinity Acquisition Warrants if the Common Stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the Infinity Acquisition Warrants reside.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning Infinity Acquisition’s proposed operations, cash flows, financial position and dividend policy following the consummation of the Business Combination.

Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Infinity Corp.,” “Infinity Corp. Business,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Glori” and “Glori Business.” The risks and uncertainties include, but are not limited to the risk that:

•	more than 4,750,000 Public Shares will be validly tendered and not properly withdrawn prior to the expiration date of the Share Tender Offer which would then cause Infinity Corp. to (i) be unable to satisfy the conditions of the Share Tender Offer, (ii) be unable to consummate the Business Combination and (iii) withdraw the Share Tender Offer;

•	this Registration Statement on Form S-4 is not declared effective prior to April 25, 2014;

•	governmental and regulatory review of the tender offer documents or this prospectus may delay the Business Combination or result in the inability of the Business Combination to be consummated by April 25, 2014;

•	a condition to consummation of the Business Combination may not be satisfied or waived;

•	the anticipated benefits of the Business Combination may not be fully realized or may take longer to realize than expected;

•	any projections, including earnings, revenues, expenses or any other financial items are not realized;

•	changing legislation and regulatory environments negatively impact the combined company’s results of operation;

•	the combined company’s operations may be negatively impacted by such factors as: (i) competition and competitive factors in the markets in which Glori operates; (ii) the expected cost of recovering oil using the AERO System; (iii) demand for Glori’s AERO System and expectations regarding future projects; (iv) adaptability of the AERO System and development of additional capabilities that will expand the types of oil fields to which Glori can apply its technology; (v) plans to acquire and develop additional non-producing end of life oil fields and low-producing late-life oil fields and the availability of debt and equity financing to fund any such acquisitions; (vi) the percentage of the world’s reservoirs that are suitable for the AERO System; (vii) the advantages of the AERO System compared to other enhanced oil recovery methods; and (viii) Glori’s ability to develop and maintain positive relationships with its customers and prospective customers

•	the combined company will not be able to meet or satisfy Nasdaq’s listing standards, including having the requisite number of round lot holders or stockholders and meeting the independent director requirements for the board of directors and its committees; and

•	other factors discussed in “Risk Factors” will negatively impact the combined company.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks Infinity Corp. or Infinity Acquisition describe in the reports Infinity Corp. or Infinity Acquisition will file from time to time with the SEC after the date of this prospectus.

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CAPITALIZATION

The following table (in thousands) sets forth the capitalization on an unaudited, historical basis of each of Infinity Corp. and Glori as of September 30, 2013 and the capitalization on an unaudited, as adjusted basis as of September 30, 2013 after giving effect to the Business Combination assuming (i) that no holders of Infinity Corp.’s Public Shares properly tender such shares in the Share Tender Offer and (ii) that holders of Infinity Corp. have tendered the maximum tender of 4,750,000 Public Shares. The balance sheet data used in the calculations below was taken from, and should be read in conjunction with, the unaudited condensed combined pro forma balance sheet (referred to as the “pro forma balance sheet”) shown starting on page 63 of this prospectus. The balance sheets combine the historical balance sheets for Infinity Corp. and Glori as of September 30, 2013. The pro forma balance sheets are shown as if the business combination described herein occurred and any adjustments made are done on the balance sheet date, September 30, 2013. The table is shown in thousands.

Capitalization as of September 30, 2013
(in thousands)	Historical		Pro Forma
	Infinity Cross Border Acquisition Corp.	Glori Energy Inc. and Subsidiaries	Assuming No Tender	Assuming Maximum Tender

Cash	118	23,273	75,178	45,678
Restricted cash held in trust	45,997	-	-	-
	46,115	23,273	75,178	45,678
Liabilities
Long-term debt, including current portion	-	6,144	6,144	6,144
Warrant liability	6,871	13,142	-	-
Total debt	6,871	19,286	6,144	6,144

Temporary equity
Preferred stock	-	74,331	-	-
Ordinary shares subject to possible redemption	34,045	-	-	-
Total temporary equity	34,045	74,331	-	-

Stockholders’ equity (defecit):
Warrants	-	-	6,871	6,871
Common stock, $0.001 par value	-	-	31	28
Additional paid-in capital	5,000	-	102,671	73,174
Accumulated deficit	-	(67,122)	(37,415)	(37,415)
Total stockholders’ equity (deficit)	5,000	(67,122)	72,158	42,658
Total Capitalization	45,916	26,495	78,302	48,802

DIVIDEND POLICY

Infinity Acquisition has no obligation or immediate plans to pay dividends to the holders of its Common Stock. However, Infinity Acquisition reserves the right to pay dividends at the discretion of its board of directors at any time in the future.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the material U.S. federal income tax consequences of (i) the Redomestication to the U.S. Holders (as defined below) of Units, Ordinary Shares and Infinity Corp. Warrants, which are sometimes referred to collectively, or individually, as Infinity Corp. securities, (ii) the redemption of Ordinary Shares if a U.S. Holder elects to redeem its Ordinary Shares pursuant to the exercise of its redemption right under the terms of the memorandum and articles of association, (iii) the Transaction Merger to the U.S. Holders (as defined below) of Glori common and/or preferred stock and warrants, which are sometimes referred to collectively, or individually, as Glori securities, and (iv) the ownership and disposition of Infinity Acquisition Warrants and Common Stock, which are sometimes referred to collectively, or individually, as Infinity Acquisition securities, following the Business Combination. This summary is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

Because the components of a Unit are separable at the option of the holder, the holder of a Unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Ordinary Share and Infinity Corp. Warrant components of the Unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of Ordinary Shares and Infinity Corp. Warrants should also apply to the holders of Units (as the deemed owners of the Ordinary Shares and warrants underlying the Units). See “Characterization of a Unit and its Components” below.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of Infinity Corp. securities, Glori securities or Infinity Acquisition securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

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•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of Infinity Corp. securities, Glori securities or Infinity Acquisition securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.”  The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders of the ownership and disposition of Infinity Acquisition securities and Glori securities are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold Infinity Corp. securities and/or Glori securities and that will own and hold Infinity Acquisition securities as a result of owning the corresponding Infinity Corp. securities and/or Glori securities, as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	Non-U.S. Holders (except as specifically provided below);

•	persons that actually or constructively own five percent (5%) or more of Infinity Corp.’s voting securities or Infinity Acquisition’s voting securities (except as specifically provided below);

•	persons that acquired Infinity Corp. securities, Glori securities or Infinity Acquisition securities pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	persons that hold Infinity Corp. securities, Glori securities or Infinity Acquisition securities as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

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This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Infinity Corp. securities, Glori securities or Infinity Acquisition securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Infinity Corp. securities, or Glori securities, or will hold Infinity Acquisition securities, through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Infinity Corp. securities or Glori securities (or Infinity Acquisition securities), the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) on Infinity Corp. securities or Glori securities (or Infinity Acquisition securities) and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of Infinity Corp. securities or Glori securities (or Infinity Acquisition securities) will be in U.S. dollars.

None of Infinity Corp., Glori or Infinity Acquisition has sought, or will seek, a ruling from the U.S. Internal Revenue Service, or the IRS, or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF INFINITY CORP. SECURITIES, GLORI SECURITIES OR INFINITY ACQUISITION SECURITIES IN CONNECTION WITH OR FOLLOWING THE BUSINESS COMBINATION MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF INFINITY CORP. SECURITIES, GLORI SECURITIES OR INFINITY ACQUISITION SECURITIES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION, AND THE OWNERSHIP AND DISPOSITION OF INFINITY CORP. SECURITIES, GLORI SECURITIES OR INFINITY ACQUISITION SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Characterization of a Unit and its Components

There is no authority that addresses the U.S. federal income tax treatment of Units. Therefore, it is uncertain how the amount of the purchase price paid by a holder for a Unit would be allocated between the Ordinary Share and the Infinity Corp. Warrant to acquire one Ordinary Share that makes up the Unit. However, in the case of investment units consisting of one debt instrument and one warrant or other equity security, the tax law requires the holder of such investment unit to allocate its purchase price based on the relevant fair market value of each component of such investment unit. By analogy to the tax law applicable to debt instrument investment units, each Unit should be treated for U.S. federal income tax purposes as consisting of one Ordinary Share and one Infinity Corp. Warrant to acquire one Ordinary Share. Based on this analogy, for U.S. federal income tax purposes, each holder of a Unit must allocate the purchase price of a Unit between the Ordinary Share and the Infinity Corp. Warrant that comprise the Unit based on the relative fair market value of each at the time of purchase. The price allocated to each Ordinary Share and Infinity Corp. Warrant is the holder’s tax basis in such share or warrant, as the case may be.

The foregoing treatment of Ordinary Shares and Infinity Corp. Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult his, her or its own tax adviser regarding the alternative characterizations of a Unit and regarding an allocation of the purchase price between the Ordinary Share and the Infinity Corp. Warrant that comprise a Unit. The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Consequences of the Redomestication

Infinity Corp. and Infinity Acquisition intend for the Redomestication to qualify as a reorganization within the meaning of Code Section 368(a). No ruling from the IRS or a tax opinion from legal counsel has been or will be requested in connection with the Redomestication, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

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If the Redomestication qualifies as a reorganization within the meaning of Section 368(a), except as otherwise provided below in the sections entitled “PFIC Considerations” and “Effect of Section 367,” a U.S. Holder of Infinity Corp. securities would not recognize gain or loss upon the exchange of its Infinity Corp. securities solely for Infinity Acquisition securities pursuant to the Redomestication. A U.S. Holder’s aggregate tax basis in the Common Stock and Infinity Acquisition Warrants received in connection with the Redomestication should be the same as the aggregate tax basis of the Ordinary Shares and Infinity Corp. Warrants surrendered in exchange therefor in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules or Section 367(b) of the Code. See the discussion under “PFIC Considerations” and “Effect of Section 367,” below. In addition, the holding period of the Infinity Acquisition securities received in the Redomestication generally should include the holding period of the Infinity Corp. securities surrendered in the Redomestication. Except as otherwise discussed below under “PFIC Considerations” below, any recognized gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the Infinity Corp. Warrants exchanged for cash is more than one year at the effective time of the Redomestication.

If the Redomestication should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of Infinity Corp. securities generally would recognize gain or loss with respect to its Infinity Corp. securities in an amount equal to the difference, if any, between the fair market value of the corresponding Infinity Acquisition securities received in the Redomestication and the U.S. Holder’s adjusted tax basis in its Infinity Corp. securities surrendered in exchange therefor. In such event, the U.S. Holder’s basis in the Infinity Acquisition securities would be equal to their fair market value on the date of the Redomestication, and such U.S. Holder’s holding period for the Infinity Acquisition securities would begin on the day following the date of the Redomestication.

PFIC Considerations

Even if the Redomestication qualifies as a reorganization within the meaning of Section 368(a) of the Code, the Redomestication may be a taxable event to U.S. Holders of Infinity Corp. securities under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies.

Definition and General Taxation of a PFIC

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least seventy-five percent (75%) of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, is passive income or (b) at least fifty percent (50%) of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, are held for the production of, or produce, passive income.  Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.

If Infinity Corp. is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares or warrants and the U.S. Holder did not make either (a) a timely QEF election for Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, (b) a QEF election along with a “purging election,” or (c) an MTM election, all of which are discussed further below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares or Infinity Corp. Warrants; and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares).

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Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or Infinity Corp. Warrants;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Infinity Corp.’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if Infinity Corp. is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of Infinity Corp.’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which Infinity Corp.’s taxable year ends. Pursuant to the MTM election, a U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in such Ordinary Shares and may, under certain circumstances, be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year.

Status of Infinity Corp. as a PFIC

Because Infinity Corp. is a blank check company, with no current active business, it likely met the PFIC asset or income test for its initial taxable year ending March 31, 2012. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. It is unclear how the start-up exception applies to corporations such as Infinity Corp. that have not earned any gross income since inception. Nevertheless, assuming Infinity Corp.’s initial taxable year ending March 31, 2012 is treated as its start-up year for purposes of this exception and Infinity Corp. is treated as a PFIC for either of its taxable years ending March 31, 2013 or March 31, 2014, Infinity Corp. will be treated as a PFIC since its formation. Infinity Corp.’s actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to its status as a PFIC for any taxable year. The determination of whether Infinity Corp. is or has been a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination of PFIC status. Accordingly, the IRS or a court considering the matter may not agree with Infinity Corp.’s analysis of whether or not it is or was a PFIC during any particular year.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of Infinity Corp. securities will depend on whether the U.S. Holder has made a timely and effective election to treat Infinity Corp. as a QEF, under Section 1295 of the Code for Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or if the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as discussed below. A U.S. Holder of a PFIC that made either a timely and effective MTM election, a timely and effective QEF election for Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or a QEF election along with a purging election, all as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder of a PFIC that did not make either a timely and effective MTM election, a timely and effective QEF election for Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or a QEF election along with a “purging election,” is hereinafter referred to as a “Non-Electing Shareholder.”

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A U.S. Holder’s ability to make a QEF election with respect to Infinity Corp. is contingent upon, among other things, the provision by Infinity Corp. of certain information that would enable the U.S. Holder to make and maintain a QEF election. Infinity Corp. has previously indicated that it would endeavor to provide such information, including a PFIC annual information statement, upon request of a U.S. Holder.

As indicated above, if a U.S. Holder of Ordinary Shares has not made a timely and effective QEF election with respect to Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of Infinity Corp.’s tax year in which Infinity Corp. qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the Ordinary Shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market (or MTM) election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares in us and for which Infinity Corp. is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its Ordinary Shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to Ordinary Shares under their particular circumstances.

A U.S. Holder may not make a QEF or MTM election with respect to its Infinity Corp. Warrants. As a result, if a U.S. Holder of Infinity Corp. Warrants sells or otherwise disposes of such warrants (including for this purpose exchanging the Infinity Corp. Warrants for Infinity Acquisition Warrants in the Redomestication), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if Infinity Corp. were a PFIC at any time during the period the U.S. Holder held the Infinity Corp. Warrants.

Effect of PFIC Rules on the Redomestication

Even if the Redomestication should qualify as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC (including warrants to acquire stock of a PFIC) must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury regulations under Section 1291(f) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a Non-Electing Shareholder with respect to its exchange of Infinity Corp. securities for Infinity Acquisition securities in the Redomestication if Infinity Corp. were classified as a PFIC at any time during such U.S. Holder’s holding period in the Infinity Corp. securities. Any such gain would be treated as an “excess distribution” made in the year of the Redomestication and subject to the special tax and interest charge rules discussed above under “Definition and General Taxation of a PFIC.” In addition, the regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury regulations under Section 1291(f) applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion below under the section entitled “Effect of Section 367.” The proposed Treasury regulations under Section 1291(f) should not apply to an Electing Shareholder with respect to its Ordinary Shares for which a timely MTM election or QEF election (or a QEF election along with a purging election) is made. An Electing Shareholder may, however, be subject to the rules discussed below under the section entitled “Effect of Section 367.” In addition, as discussed above, since neither a QEF election nor an MTM election can be made with respect to Infinity Corp. Warrants, the proposed Treasury regulations under Section 1291(f) should apply to cause gain recognition under the PFIC rules on the exchange of Infinity Corp. Warrants for Infinity Acquisition Warrants pursuant to the Redomestication.

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The rules dealing with PFICs and with the MTM election, the QEF election and the purging election are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of Infinity Corp. securities should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Effect of Section 367

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a transaction that qualifies as a Section 368(a) reorganization. When it applies, Section 367 imposes income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) generally will apply to U.S. Holders that exchange Ordinary Shares (but not warrants) for Common Stock as part of the Redomestication.

U.S. Shareholders of Infinity Corp.

A U.S. Holder that on the day of the Redomestication beneficially owns (directly, indirectly or constructively) ten percent (10%) or more of the total combined voting power of all classes of Infinity Corp. securities entitled to vote (a U.S. Shareholder) must include in income as a dividend the “all earnings and profits amount” attributable to the Ordinary Shares it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d). Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of Infinity Corp. securities entitled to vote for U.S. federal income tax purposes.

A U.S. Shareholder’s all earnings and profits amount with respect to its Ordinary Shares is the net positive earnings and profits of the corporation (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the Ordinary Shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such Ordinary Shares.

Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), a U.S. Shareholder will be required to include in income as a deemed dividend the all earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its Ordinary Shares. Infinity Corp., however, does not expect that its cumulative earnings and profits will be greater than zero through the date of the Redomestication. If Infinity Corp.’s cumulative earnings and profits through the date of Redomestication are not greater than zero, then a U.S. Shareholder generally would not (depending on what period the Ordinary Shares were held) be required to include in gross income an all earnings and profits amount with respect to its Ordinary Shares.

It is possible, however, that the amount of Infinity Corp.’s earnings and profits could be greater than expected through the date of the Redomestication or could be adjusted as a result of an IRS examination. The determination of Infinity Corp.’s earnings and profits is a complex determination and may be impacted by numerous factors. Therefore, it is possible that one or more factors may cause Infinity Corp. to have positive earnings and profits through the date of the Redomestication. As a result, depending upon the period in which such a U.S. Shareholder held its Ordinary Shares, such U.S. Shareholder could be required to include all its earnings and profits amount in income as a deemed dividend under Treasury Regulation Section 1.367(b)-3(b)(3) as a result of the Redomestication. See above under “PFIC Considerations — Effect of PFIC Rules on the Redomestication” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder under the proposed Treasury regulations under Section 1291(f) of the Code.

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U.S. Holders That Own Less Than 10 Percent of Infinity Corp.

A U.S. Holder that on the day of the Redomestication beneficially owns (directly, indirectly or constructively) Ordinary Shares with a fair market value of $50,000 or more but less than ten percent (10%) of the total combined voting power of all classes of Infinity Corp. securities entitled to vote must either recognize gain with respect to the Redomestication or, in the alternative, elect to recognize the “all earnings and profits” amount as described below.

Unless a U.S. Holder makes the “all earnings and profits election” as described below, such holder generally must recognize gain (but not loss) with respect to Infinity Acquisition securities received in exchange for its Ordinary Shares pursuant to the Redomestication. Any such gain would be equal to the excess of the fair market value of such Infinity Acquisition securities received over the U.S. Holder’s adjusted tax basis in the Ordinary Shares deemed to be surrendered in exchange therefor. Subject to the PFIC rules discussed above, such gain would be capital gain, and should be long-term capital gain if the U.S. Holder held the Ordinary Shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its Ordinary Shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury regulations and generally must include, among other things: (i) a statement that the Redomestication is a Section 367(b) exchange; (ii) a complete description of the Redomestication, (iii) a description of any stock, securities or other consideration transferred or received in the Redomestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Infinity Corp. establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s Infinity Corp. Ordinary Shares, and (B) a representation that the U.S. Holder has notified Infinity Corp. (or Infinity Acquisition) that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Redomestication, and the U.S. Holder must send notice to Infinity Corp. (or Infinity Acquisition) of the election no later than the date such tax return is filed. In connection with this election, Infinity Corp. intends to provide each U.S. Holder eligible to make such an election with information regarding Infinity Corp.’s earnings and profits upon request.

Infinity Corp. does not expect that its cumulative earnings and profits will be greater than zero through the date of the Redomestication and if that proves to be the case, U.S. Holders who make this election generally would not (depending on what period the Ordinary Shares were held) have an income inclusion under Section 367(b) provided that the U.S. Holder properly executes the election and complies with the applicable notice requirements. Thus, it is expected that the making of any election to include the all earnings and profits amount in income as a dividend generally would be advantageous to a U.S. Holder that would otherwise recognize gain under Section 367(b) with respect to its Ordinary Shares in the Redomestication. However, as noted above, if it were determined that Infinity Corp. had positive earnings and profits through the date of the Redomestication, a U.S. Holder that makes the election described herein could have an all earnings and profits amount with respect to its Ordinary Shares, and thus could be required to include that amount in income as a deemed dividend as a result of the Redomestication. See above under “PFIC Considerations — Effect of PFIC Rules on the Redomestication” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder under the proposed Treasury regulations under Section 1291(f) of the Code.

U.S. Holders are strongly urged to consult with their own tax advisors regarding whether to make this election and if the election is determined to be advisable, the appropriate filing requirements with respect to this election.

U.S. Holders That Own Infinity Corp. Securities with a Fair Market Value Less Than $50,000

A U.S. Holder that, on the date of the Redomestication, owns (or is considered to own) Ordinary Shares with a fair market value less than $50,000 would not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Redomestication, and would not be required to include any part of the all earnings and profits amount in income under Section 367(b) (the de minimis exception).

Shareholder Basis in and Holding Period for Infinity Acquisition Securities

For a discussion of a U.S. Holder’s tax basis and holding period in Infinity Acquisition securities received in the Redomestication, see above under “Tax Consequences of the Redomestication.”

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Taxation on the Redemption of Ordinary Shares

In the event that a U.S. Holder of Ordinary Shares elects to redeem the holder’s Ordinary Shares and receive cash pursuant to the exercise of the holder’s redemption right in connection with the Business Combination, the amount received on any such redemption of Ordinary Shares generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of the Ordinary Shares, rather than as a distribution. Except as otherwise discussed above under “PFIC Considerations” and discussed below, any recognized gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the Ordinary Shares exchanged for cash is more than one year at the time the redemption is consummated. Amounts received in connection with any such redemption, however, will be treated as a distribution for U.S. federal income tax purposes if (i) the redemption is “substantially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in Infinity Corp. (including Ordinary Shares the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in Infinity Corp. (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of Infinity Corp. outstanding voting shares owned (including constructive ownership) immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption) and (iii) the redemption does not result in a “complete termination” of the U.S. Holder’s interest in Infinity Corp. (taking into account certain constructive ownership rules). If the U.S. Holder had a relatively minimal interest in Ordinary Shares and, taking into account the effect of redemptions by other holders, its percentage ownership (including constructive ownership) in Infinity Corp. is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its Ordinary Shares.

Tax Consequences of the Transaction Merger

Infinity Acquisition and Glori intend for the Transaction Merger to qualify as a reorganization within the meaning of Code Section 368(a). No ruling from the IRS nor tax opinion from legal counsel has been or will be requested in connection with the Transaction Merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

Exchange of Glori Common Stock for Infinity Acquisition’s Common Stock

If, pursuant to the Transaction Merger, a U.S. Holder exchanges Glori securities (including Glori preferred stock with accrued dividend arrearages and Glori warrants) for Common Stock, and if the Transaction Merger qualifies as a reorganization within the meaning of Code Section 368(a), then the U.S. Holder will generally not recognize any gain or loss. The aggregate U.S. federal income tax basis of Common Stock received by a U.S. Holder that exchanges its shares of Glori securities for Common Stock pursuant to the Transaction Merger will be equal to the aggregate adjusted U.S. federal income tax basis of the shares of Glori securities surrendered for such Common Stock. The holding period of the Common Stock will include the holding period of the Glori securities surrendered.

Exchange of Glori Preferred Stock for Common Stock

For U.S. federal income tax purposes, it is not clear whether the exchange of the Glori preferred stock (including accrued dividend arrearages) directly for Common Stock would be viewed by the IRS as a direct merger as described above or would be recast (immediately before the consummation of the Transaction Merger) as a separate deemed conversion of the Glori preferred stock (including accrued dividend arrearages) into Glori common stock, followed by the Transaction Merger exchange of such recast Glori common stock for Common Stock. If such recast conversion is viewed as a separate transaction from the Transaction Merger, then the conversion should qualify as a reorganization within the meaning of Code Section 368(a). If the conversion so qualified, then a U.S. Holder of Glori preferred stock generally would recognize no gain or loss on the conversion. However, to the extent that shares of Glori common stock are received in satisfaction of any accrued and unpaid dividends on the Glori preferred stock, those shares of Glori common stock would be treated as a distribution made by Glori with respect to Glori preferred stock. Such a distribution would be required to be included in the gross income of the U.S. Holder to the extent the distribution is a dividend. A distribution generally would be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Glori’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The portion of such distribution, if any, in excess of such earnings and profits generally would constitute a return of capital that would be applied against and reduce (but not below zero) the U.S. Holder’s adjusted U.S. federal income tax basis in its Glori preferred stock. Any remaining excess generally would be treated as gain from the sale or other disposition of the Glori preferred stock.

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Glori, however, does not expect that its current or accumulated earnings and profits will be greater than zero through the date of the Transaction Merger. If Glori’s current or accumulated earnings and profits through the date of the Transaction Merger are not greater than zero, then the U.S. Holder generally would not (depending on what shares were held) have any such dividend income. Rather, any such amount would be treated as a return of capital to be applied against and reduce (but not below zero) the U.S. Holder’s adjusted U.S. federal income tax basis in its Glori preferred stock, with any excess being treated as a gain from the sale or other disposition of the Glori preferred stock.

It is possible, however, that the amount of Glori’s earnings and profits could be greater than expected through the date of the Transaction Merger or could be adjusted as a result of an IRS examination. The determination of Glori’s earnings and profits is a complex determination and may be impacted by numerous factors. Therefore, it is possible that one or more factors may cause Glori to have current or accumulated positive earnings and profits through the date of the Transaction Merger. As a result, certain U.S. Holders could be required to recognize some dividend income to that extent.

The U.S. Holder would have an aggregate adjusted U.S. federal income tax basis in the shares of Glori common stock received in satisfaction of accrued and unpaid dividends equal to the fair market value of such shares and its holding period in those shares would start on the day that the shares are issued. With respect to the other shares of Glori common stock received in the conversion, the U.S. Holder would have an aggregate adjusted U.S. federal income tax basis equal to the tax basis that it has in the Glori preferred stock (as adjusted for any return of capital described above) transferred in exchange for the Glori common stock and the holding period in those shares of Glori common stock would include the holding period of Glori preferred stock transferred in exchange therefor.

Reporting Requirements

If a U.S. Holder of Glori securities who receives Common Stock in the Transaction Merger is considered a “significant holder,” such holder will be required (i) to file a statement with his U.S. federal income tax return providing certain facts pertinent to the Transaction Merger, including the tax basis in the Glori securities surrendered and the fair market value of the Common Stock received in the merger, and (ii) to retain permanent records of these facts relating to the Transaction Merger. A “significant holder” for this purpose is any holder of Glori securities who, immediately before the Transaction Merger, (i) owned at least 1% (by vote or value) of total outstanding Glori securities (as Glori is not publicly traded) or (ii) owned Glori securities with a tax basis of $1 million or more.

Taxation of Cash Distributions Paid on Common Stock

A U.S. Holder of Common Stock generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on the Common Stock. A cash distribution on such stock generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Infinity Acquisition’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The portion of such distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining excess generally will be treated as gain from the sale or other disposition of the Common Stock and will be treated as described under “Taxation on the Disposition of Infinity Acquisition Securities” below.

Any cash dividends Infinity Acquisition pays to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends-received deduction if the applicable holding period and other requirements are satisfied. If, however, any such dividends are “extraordinary dividends” subject to Section 1059 of the Code, a corporate U.S. Holder may be required to reduce the adjusted tax basis in its Common Stock by the nontaxed portion of such dividends (and if the nontaxed portion of such dividends exceeds such basis, such excess may be treated as gain from the sale or exchange of such Common Stock for taxable year in which the extraordinary dividend is received).

Taxation on the Disposition of Infinity Acquisition Securities

Upon a sale or other taxable disposition of Common Stock or Infinity Acquisition Warrants by a U.S. Holder, such U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Common Stock or warrants that were sold or disposed of. See “Exercise or Lapse of an Infinity Acquisition Warrant,” below for a discussion regarding a U.S. Holder’s basis in the Infinity Acquisition Common Stock acquired pursuant to the exercise of an Infinity Acquisition Warrant.

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The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders may be subject to a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

Medicare Contribution Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, Infinity Corp. securities, Glori securities or Infinity Acquisition securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of Infinity Corp. securities, Glori securities or Infinity Acquisition securities.

Possible Constructive Distributions with Respect to Infinity Acquisition Warrants

The terms of each Infinity Acquisition Warrant provide for an adjustment to the number of shares of Common Stock for which the Infinity Acquisition Warrant may be exercised or to the exercise price of the Infinity Acquisition Warrant in certain events, as discussed in the section of this prospectus captioned “Description of the Combined Company’s Securities Following the Business Combination.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the Infinity Corp. Warrants would be treated as receiving a constructive distribution from Infinity Acquisition if, for example, the adjustment increases the warrant holders’ proportionate interest in Infinity Acquisition’s assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of Common Stock, which is taxable to the U.S. Holders of such stock as described under “Taxation of Cash Distributions Paid on Common Stock,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the Infinity Corp. Warrants received a cash distribution from Infinity Acquisition equal to the fair market value of such increased interest.

Exercise or Lapse of an Infinity Acquisition Warrant

A U.S. Holder generally will not recognize gain or loss by reason of its exercise of an Infinity Acquisition Warrant for cash. Common Stock acquired pursuant to the exercise of an Infinity Acquisition Warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the Infinity Acquisition Warrant, increased by the amount paid to exercise the Infinity Acquisition Warrant. The U.S. Holder’s holding period of such Common Stock generally will begin on the day following the date of exercise of the Infinity Acquisition Warrant and will not include the period(s) during which the U.S. Holder held the Infinity Acquisition Warrant. If an Infinity Acquisition Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Infinity Acquisition Warrant.

The tax consequences of a cashless exercise of Infinity Acquisition Warrants are not clear under current tax law. A cashless exercise may be tax-free, either because it is not a realization event (i.e., not a transaction in which gain or loss is realized) or because the transaction is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Common Stock received would equal the U.S. Holder’s adjusted tax basis in the Infinity Acquisition Warrants. If the cashless exercise were treated as not being a realization event, the U.S. Holder’s holding period in the Common Stock could be treated as commencing on the date following the date of exercise of the Infinity Acquisition Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock received would include the holding period of the Infinity Acquisition Warrants.

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It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Infinity Acquisition Warrants with a fair market value equal to the exercise price for the number of Infinity Acquisition Warrants deemed exercised. For this purpose, the number of Infinity Acquisition Warrants deemed exercised would be equal to the number of shares of Common Stock issued pursuant to the cashless exercise of the Infinity Acquisition Warrants. In this situation, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Infinity Acquisition Warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in such Infinity Acquisition Warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the Infinity Acquisition Warrants. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the fair market value of the Infinity Acquisition Warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the Infinity Acquisition Warrants deemed exercised, and a U.S. Holder’s holding period for the Common Stock should commence on the date following the date of exercise of the Infinity Acquisition Warrants. There also may be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of Infinity Acquisition Warrants it is unclear which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Infinity Acquisition Warrants.

Non-U.S. Holders

Taxation of Distributions on Infinity Acquisition Securities

Any cash distribution (including a constructive distribution) Infinity Acquisition makes to a Non-U.S. Holder of Infinity Acquisition securities, to the extent paid out of Infinity Acquisition’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes. Any such dividend paid to a Non-U.S. Holder with respect to Infinity Acquisition securities that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). In satisfying the foregoing withholding obligation with respect to a distribution, Infinity Acquisition may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution Infinity Acquisition projects will be a dividend, based upon a reasonable estimate of both its current and accumulated earnings and profits for the taxable year in which the distribution is made. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the Non-U.S. Holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS. Any such distribution not constituting a dividend generally will be treated, for U.S. federal income tax purposes, first as reducing the Non-U.S. Holder’s adjusted tax basis in such securities (but not below zero) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain from the sale or other taxable disposition of such securities, which will be treated as described under “Taxation on the Disposition of Infinity Acquisition Securities” below.

Cash dividends (including constructive dividends) Infinity Acquisition pays to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder. If the Non-U.S. Holder is a corporation, such dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Taxation on the Disposition of Infinity Acquisition Securities

A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of Infinity Acquisition securities unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

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•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	Infinity Acquisition is a ’‘United States real property holding corporation’’ (’‘USRPHC’’) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and, generally, in the case where Infinity Acquisition securities are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of such securities, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the security disposed of. There can be no assurance that Infinity Acquisition securities will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder.  Any gain described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable tax treaty rate).  Any U.S. source capital gain of a Non-U.S. Holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30% U.S. federal income tax rate (or a lower applicable tax treaty rate).

In connection with the third bullet point above, Infinity Acquisition generally will be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.   No assurance can be given that Infinity Acquisition will not become a USRPHC in the future.  Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of owning and disposing of Infinity Acquisition securities.

Other Taxation Consequences of Holding Infinity Acquisition Securities

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of an Infinity Acquisition Warrant, or the lapse of such warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of an Infinity Acquisition Warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of an Infinity Acquisition Warrant,” above.

Payments After July 1, 2014

Effective generally for payments made on or after July 1, 2014, certain Non-U.S. Holders may be subject to a U.S. federal withholding tax at a 30% rate with respect to dividends on, and the gross proceeds from the sale or other disposition of, Infinity Acquisition securities if certain disclosure requirements related to the U.S. accounts maintained by, or the U.S. ownership of, such Non-U.S. Holders are not satisfied.  The IRS has indicated, however, that withholding with respect to such dividends will be required only for payments made on or after July 1, 2014, and withholding with respect to such proceeds will be required only for payments made on or after January 1, 2017.  Non-U.S. Holders should consult their own tax advisors regarding the effect, if any, of such withholding taxes on their ownership and disposition of Infinity Acquisition securities.

Information Reporting

Infinity Acquisition generally must report annually to the IRS and to each holder the amount of cash dividends and certain other distributions it pays to such holder on such holder’s securities and the amount of tax, if any, withheld with respect to those distributions.  In the case of a Non-U.S. Holder, copies of the information returns reporting those distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.  Information reporting is also generally required with respect to proceeds from the sales and other dispositions of Infinity Acquisition securities to or through the U.S. office (and in certain cases, the foreign office) of a broker.  In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

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Anticipated Accounting Treatment

It is anticipated that the Transaction Merger will be accounted for as a “reverse merger” and recapitalization since Glori’s shareholders will control the combined company immediately following the completion of the Business Combination. Glori will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Glori. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements will be those of Glori and will be recorded at the historical cost basis of Glori. Infinity Corp.’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Glori after the consummation of the Transaction Merger.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for filings with the State of Delaware and the Registry of Corporate Affairs in the British Virgin Islands necessary to effectuate the transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

This section describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the Merger Agreement its entirety because it is the primary legal document that governs the Business Combination. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement.

The Merger Agreement has been included to provide information regarding the terms of the Business Combination. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this prospectus, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty to the extent material to an investment decision have been included in this prospectus and we are not aware of any other specific material facts that contradict the representations or warranties in the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Infinity Acquisition and Glori do not believe that these schedules contain information that is material to an investment decision. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this prospectus and the exhibits hereto.

General Description of the Merger Agreement

On January 8, 2014, Infinity Corp., Infinity Acquisition, Merger Sub, Glori and the INXB Representative, entered into a Merger and Share Exchange Agreement, referred to herein as the Merger Agreement. Pursuant to the Merger Agreement, Infinity Corp., a British Virgin Islands business company, will effect the Redomestication. Immediately following the Redomestication, Infinity Acquisition will effect the Transaction Merger.

In the Redomestication, the outstanding equity securities of Infinity Corp. will be cancelled and the holders of the outstanding Ordinary Shares of Infinity Corp. Warrants will receive substantially identical securities of Infinity Acquisition. In the Transaction Merger, the outstanding shares of capital stock and warrants of Glori will be cancelled in exchange for the right to receive in the aggregate 22,953,432 shares of Common Stock, subject to the amount withheld for escrow, as described below, with holders of Glori preferred stock being treated on an as-converted to Glori common stock basis after giving effect to preferences for each series of preferred stock. Outstanding options of Glori will be replaced with substantially equivalent options of Infinity Acquisition, with the number of shares of Common Stock that can be acquired thereunder and the exercise price of such options revised based on the exchange ratio of Glori common stock for Infinity Acquisition Common Stock implied by the merger consideration.

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As a result of the consummation of the Business Combination, Infinity Corp. will cease to exist and the equity holders of Infinity Corp. will instead own, along with the former equity holders of Glori, the outstanding equity securities of Infinity Acquisition, and Glori will be a wholly-owned subsidiary of Infinity Acquisition. Immediately after the Closing, the former shareholders and warrantholders of Glori will own a majority of the outstanding shares of Infinity Acquisition.

In connection with the consummation of the Transaction Merger with Glori, Infinity Corp. is conducting the Share Tender Offer for outstanding Infinity Corp. Public Shares for cash as described in the Share Tender Offer. However, there can be no assurance that we will be able to consummate the Transaction Merger with Glori.

INXB Representative

Infinity-C.S.V.C. Management Ltd. is serving as the INXB Representative under the Merger Agreement, and in such capacity will represent the interests of the shareholders of Infinity Acquisition (and Infinity Corp.) prior to the Closing with respect to certain matters occurring after the Closing, including any indemnification claims made against Glori after the Closing.

Merger Consideration

As consideration in the Transaction Merger, Infinity Acquisition (as the successor to Infinity Corp. in the Redomestication) will issue to the shareholders and warrantholders of Glori 22,953,432 shares of Common Stock at the closing of the Business Combination (the “Closing”), with 688,803 of such shares of Common Stock (or 3% of the total merger consideration) set aside in escrow for one year after the Closing to satisfy any indemnification claims under the Merger Agreement. Immediately after the Closing, the former shareholders and warrantholders of Glori will own a majority of the outstanding shares of Infinity Acquisition. Each shareholder and warrantholder of Glori will receive a share of the merger consideration calculated pro rata, based on the number of outstanding shares of Glori common stock owned by each shareholder (treating shares of Glori preferred stock on an as-converted to Glori common stock basis after giving effect to preferences for each series of preferred stock) and the number of shares of Glori common stock which can be acquired by each warrantholder (treating warrants for Glori preferred stock on an as-converted to common stock basis after giving effect to preferences for each series of preferred stock), taking into account the exercise price of such warrants. Each shareholder and warrantholder of Glori will also share in the burden of the escrow on the same pro rata basis. The former Glori shareholders and warrantholders will also be required to enter into Lock-Up Agreements restricting the transfer of the securities that they receive in the Transaction Merger, as described below under the section ” Lock-Up Agreements.”

Redomestication and Glori Shares Conversion

•	Immediately prior to the Transaction Merger, Infinity Corp. will be merged with and into Infinity Acquisition, whereupon the separate corporate existence of Infinity Corp. will cease and Infinity Acquisition will continue as the surviving corporation. In connection with the Redomestication, Infinity Corp.’s issued and outstanding capital stock will be converted as follows:

•	Assuming no Public Shares are tendered pursuant to the Share Tender Offer, each of the 5,750,000 Public Shares then outstanding will be converted automatically into one substantially equivalent share of Common Stock of Infinity Acquisition.

•	The 1,437,500 Founder Shares will be converted automatically into 1,437,500 shares of Common Stock which will not be transferable for one year after the completion of the Business Combination except that: (1) 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $9.60 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (2) the remaining 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination.

•	Assuming no Public Warrants are tendered pursuant to the Warrant Tender Offer, each of the 5,750,000 Public Warrants of Infinity Corp. will be converted into one substantially equivalent warrant to purchase Common Stock of Infinity Acquisition, each exercisable for one share of Common Stock at $10.00 per share (each such warrant also referred to herein as an Infinity Acquisition Warrant).

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•	Each of the 4,820,000 Insider Warrants will be converted into 4,820,000 Insider Warrants of Infinity Acquisition. However, the holders of the Insider Warrants have agreed that Infinity Acquisition has the right to demand that the Insider Warrants be converted into shares of Infinity Acquisition Common Stock, at a ratio of ten warrants for one share of Infinity Acquisition Common Stock, during the thirty day period commencing 31 days after the consummation of the Business Combination; and

•	The underwriters have agreed to convert the 500,000 unit purchase options of Infinity Corp. held by them or their designees into 100,000 shares of Infinity Acquisition’s Common Stock.

Infinity Acquisition has filed this registration statement on Form S-4 to register the shares of Infinity Acquisition Common Stock and Warrants to be issued to the holders of Infinity Corp.’s Ordinary Shares and Warrants in the Redomestication.

In the Transaction Merger, all outstanding shares of common stock and preferred stock of Glori will be terminated and in exchange therefor the holders thereof will be entitled to receive their portion of the merger consideration as described above, with holders of Glori preferred stock being treated on an as-converted to Glori common stock basis after giving effect to preferences for each series of preferred stock. All such capital stock in Glori along with the outstanding Glori warrants will be terminated as a result of the Transaction Merger and in exchange therefor, the holders thereof shall be entitled to receive their share of the merger consideration described above.

Outstanding options of Glori will be replaced with substantially equivalent options of Infinity Acquisition (including an identical vesting schedule, except that no replacement options will be exercisable until at least one year after the Closing, except for certain exceptions for employees whose employment is terminated prior to such time), with the number of shares of Common Stock that can be acquired thereunder and the exercise price of such options revised based on the exchange ratio of Glori common stock for Infinity Acquisition Common Stock implied by the merger consideration (including the escrowed shares), subject to the portion subject to forfeiture as described below. In order to align the merger consideration received by the Glori optionholders and Glori stockholders, 3% of each Infinity Acquisition option issued in this exchange will be subject to potential forfeiture and an additional lockup arrangement preventing exercise, in each case, that is directly tied to the shares set aside in escrow from the merger consideration for indemnification obligations, as more fully described below under the section “Indemnification and Escrow”. In order to issue the replacement options, Glori’s stock option plan will be adopted by Infinity Acquisition with modifications to certain terms, including a proportional adjustment to the number of total awards available under the plan.

Post-Business Combination Ownership of Infinity Acquisition

After the Business Combination, assuming no redemptions of Public Shares for cash in the Share Tender Offer, Infinity Corp.’s current public shareholders will own approximately 18% of Infinity Acquisition, Infinity Corp.’s current directors, officers, Sponsors and affiliates will own approximately 7% of Infinity Acquisition, and the pre-Business Combination stockholders and warrantholders of Glori will own approximately 73% of Infinity Acquisition. After the Business Combination, assuming redemption by holders of 4,750,000 Ordinary Shares for cash in the Share Tender Offer, Infinity Corp.’s public shareholders will own approximately 3.6% of Infinity Acquisition, Infinity Corp.’s current directors, officers, Sponsors and affiliates will own approximately 11% of Infinity Acquisition, and the pre-Business Combination stockholders and warrantholders of Glori will own approximately 83% of Infinity Acquisition.

Minimum Cash Requirement

To consummate the Transaction Merger, there must be at least $25.0 million of cash in Infinity Acquisition (such cash requirement is referred to herein as the “Minimum Cash Requirement”), including any amounts remaining in the Trust Account after taking into account the Ordinary Shares that are tendered in the Share Tender Offer and any amounts received from the PIPE Investment, which will be consummated effective at the Closing in an amount between $8.5 million and $25.0 million. The cash in Infinity Acquisition will be used at the Closing to pay (1) certain Business Combination-related expenses, including a fee of $860,000 payable to EBC and up to an aggregate of $400,000 payable to Infinity Corp.’s officers or directors or other persons for consulting services, in any case, as determined by Infinity Corp.’s board of directors in connection with the consummation of the Business Combination, (2) advisory fees and (3) deferred legal fees from Infinity Corp.’s IPO. The remaining cash in Infinity Acquisition will be used for general corporate purposes.

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Closing of the Business Combination

The Business Combination is expected to be consummated no later than five business days following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to Closing of the Business Combination,” unless the parties agree in writing to hold the Closing at another time but no later than April 25, 2014. The Redomestication will occur immediately prior to the Transaction Merger.

Conditions to Closing of the Business Combination

The obligations of the parties to the Merger Agreement to consummate the Transaction Merger are subject to the satisfaction (or waiver by each other party) of the following specified conditions set forth in the Merger Agreement before consummation of the Transaction Merger:

•	The Share Tender Offer and the Warrant Tender Offer shall have been completed.

•	The SEC shall have declared this Registration Statement effective, and no stop order suspending the effectiveness of this Registration Statement or any part thereof shall have been issued;

•	The Redomestication shall have been consummated and the applicable filings made in the appropriate jurisdictions.

•	The waiting period (and any extension thereof) applicable to the consummation of the Merger Agreement under any anti-trust laws shall have expired or been terminated;

•	All consents, approvals, notices and filings required to be obtained from or made with any governmental authority or certain other third parties in order to consummate the transactions contemplated by the Merger Agreement shall have been obtained or made;

•	No provisions of any applicable law and no order shall prohibit the consummation of the Closing.

•	There shall not be any action brought by a third party non-affiliate to enjoin or otherwise restrict the consummation of the Closing.

The obligation of Glori to consummate the Transaction Merger is subject to satisfaction (or waiver in writing by Glori) of the following additional conditions:

•	the representations and warranties of Infinity Corp., Infinity Acquisition and Merger Sub contained in the Merger Agreement and in any certificate or other writing delivered by them pursuant to the Merger Agreement shall be true and correct on and as of the date of the Closing, as if made on such date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date) and (ii) any failures to be true and correct that do not materially and adversely affect Infinity Corp.’s, Infinity Acquisition’s or Merger Sub’s ability consummate the transactions contemplated by the Merger Agreement;

•	each of Infinity Corp., Infinity Acquisition and Merger Sub shall have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the date of the Closing;

•	no fact, event, occurrence, change or effect shall have occurred since the date of the Merger Agreement that would reasonably be expected to have a material adverse effect on any of Infinity Corp., Infinity Acquisition or Merger Sub;

•	Glori shall have received a certificate signed by an authorized officer of each of Infinity Corp., Infinity Acquisition and Merger Sub regarding the first three points;

•	Glori shall have received a certificate signed by the secretary of each of Infinity Corp., Infinity Acquisition and Merger Sub certifying with respect to such entity as to its organizational documents, approval of the Merger Agreement and the other ancillary agreements and the consummation of the transactions contemplated thereby, and the incumbency of its officers authorized to execute the Merger Agreement and the other ancillary agreements;

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•	Glori shall have received good standing certificates for each of Infinity Corp., Infinity Acquisition and Merger Sub;

•	The PIPE Investment shall have been consummated for at least $8.5 million;

•	The Minimum Cash Requirement shall have been met, with the Infinity Corp. expenses (excluding certain commissions payable to brokers, investment bankers or financial advisors) payable at or after the closing not exceeding $3.0 million;

•	The Warrant Amendment shall have become effective;

•	Glori shall have received a legal opinion from counsel to Infinity Corp.;

•	Glori shall have received a fully-executed copy of the Escrow Agreement;

•	Infinity Corp.’s Ordinary Shares and Public Warrants shall be listed on the Nasdaq on the date of the Closing, prior to the Redomestication;

•	Glori shall have received copies of the Lock-Up Agreement executed by Infinity Acquisition and the INXB Representative and the Registration Rights Agreement executed by Infinity; and

The obligation of each of Infinity Corp., Infinity Acquisition and Merger Sub to consummate the Business Combination is subject to satisfaction of the following conditions (or waiver in writing by Infinity Corp.):

•	the representations and warranties of Glori contained in the Merger Agreement and in any certificate or other writing delivered by it pursuant to the Merger Agreement shall be true and correct on and as of the date of the Closing, as if made on such date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date) and (ii) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on, or with respect to, Glori or its subsidiaries;

•	Glori shall have performed in all material respects all of its obligations under the Merger Agreement required to be performed by it at or prior to the date of the Closing;

•	no fact, event, occurrence, change or effect shall have occurred since the date of the Merger Agreement that would reasonably be expected to have a material adverse effect on Glori or its subsidiaries;

•	Infinity Acquisition shall have received a certificate signed by an authorized officer of Glori regarding the first three points;

•	Infinity Acquisition shall have received a certificate signed by the secretary of Glori certifying with respect to Glori as to its organizational documents, approval of the Merger Agreement and the other ancillary agreements and the consummation of the transactions contemplated thereby, and the incumbency of its officers authorized to execute the Merger Agreement and the other ancillary agreements;

•	Infinity Acquisition shall have received good standing certificates for Glori and its subsidiaries organized in jurisdictions where good standings are readily obtainable;

•	Infinity Acquisition shall have received employment agreements from certain executive officers and key employees of Glori and its subsidiaries;

•	Infinity Acquisition shall have received Lock-Up Agreements and the Registration Rights Agreement from each Glori shareholder and warrantholder (except for dissenting shareholders);

•	Infinity Acquisition shall have received Warrant Termination Agreements from each Glori warrantholder;

•	Infinity Acquisition shall have received an Escrow Agreement executed by Glori and the escrow agent;

•	Infinity Acquisition shall have received a legal opinion from Glori’s counsel;

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•	Infinity Acquisition shall have received a certificate that meets the requirements of Treasury Regulation Section 1.897-2(h)(1); and

•	The total consolidated indebtedness of Glori and its subsidiaries shall not exceed $6.0 million and the consolidated cash on hand of Glori and its subsidiaries (net of outstanding checks) shall be at least $15.0 million, both as modified for, as applicable, indebtedness incurred or cash used between the date of the Merger Agreement and the date of the Closing as the purchase price to acquire material assets or business of another person or entity that is permitted under the Merger Agreement.

Waivers

If permitted under applicable law, either Infinity Corp. or Glori may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement. There can be no assurance that all of the conditions will be satisfied or waived.

Termination

The Merger Agreement may be terminated prior to the Closing as follows:

•	By mutual written agreement of Infinity Corp. and Glori.

•	By written notice by any party to the Merger Agreement if any of the closing conditions set forth in the Merger Agreement have not been satisfied by the Business Combination Deadline. However, this right to terminate will not be available to a party to the Merger Agreement if the intentional failure by such party to fulfill any of the other party’s Closing conditions under the Merger Agreement has been the cause of, or resulted in, the failure of the Business Combination to occur on or before the Business Combination Date.

•	By written notice by any party to the Merger Agreement if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Business Combination or the other transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable. However, this right to terminate will not be available to any party the Merger Agreement whose failure to comply with any provision of the Merger Agreement has been a substantial cause of, or substantially resulted in, such action by such governmental authority.

•	By written notice by Glori, if (i) there has been a breach by Infinity Corp., Infinity Acquisition or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in the Merger Agreement, or if any representation or warranty of such party shall have become untrue or inaccurate, in any case, which would result in a failure of the related closing conditions described above to be satisfied, and (ii) such breach or inaccuracy is incapable of being cured or is not cured within the earlier of 20 days after written notice of such breach or inaccuracy is provided by Glori or the Business Combination Deadline.

•	By written notice by Infinity Corp. or Infinity Acquisition, if (i) there has been a breach by Glori of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or if any representation or warranty of Glori shall have become untrue or inaccurate, in any case, which would result in a failure of the related closing conditions described above to be satisfied, and (ii) such breach or inaccuracy is incapable of being cured or is not cured within the earlier of 20 days after written notice of such breach or inaccuracy is provided by Infinity Acquisition or its affiliates or the Business Combination Deadline.

In the event that Glori, on the one hand, or Infinity Corp. or Infinity Acquisition, on the other hand, terminates the Merger Agreement prior to the Closing due to a breach by the other party as described above, the breaching party shall be required to pay the other party a termination fee equal to 75% of its expenses (up to a maximum of $300,000) incurred in connection with the Merger Agreement and the transactions contemplated thereby.

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Fees and Expenses

All expenses incurred in connection with the Merger Agreement and the Business Combination prior to the Closing will be paid by the party incurring such expense; provided, however, in the event the Business Combination is completed, Infinity Acquisition will use its cash to pay fees of Infinity Corp. related to the Business Combination.

As a result of the Business Combination, Infinity Acquisition will owe EBC an advisory fee equal to $860,000, and fees for other advisors it may engage, which will be paid at the Closing with the cash in Infinity Acquisition. The board of directors of Infinity Corp. currently anticipates that if the Closing occurs, it will also pay to its officers, directors and consultants fees in an aggregate amount of $400,000 in connection with the consummation of the Business Combination.

As a result of the Business Combination, at Closing Glori will owe Gentry Capital Advisors LLC, its prior financial advisor, a fee of $400,000 for its services in introducing Infinity Corp. to Glori. In addition, Glori will owe (i) $125,000 in advisory fees to S.S.R. Financial Solutions, (ii) $200,000 in advisory fees to Goldman Sachs, and (iii) accounting and legal fees.

Management and Board of Directors Following the Business Combination

Immediately following the Closing, the board of directors of Infinity Acquisition will have a staggered structure with two classes of directors (A and B) serving two year terms, with the initial tenure for the Class A directors being one year and the initial tenure for the Class B directors being two years. The board shall consist of twelve members, ten of whom shall be the directors of Glori prior to the Closing and the remaining two of whom shall be appointed by Infinity Acquisition prior to the Closing or by the INXB Representative thereafter. It is presently contemplated that Mark Chess, Executive Vice President of Infinity Corp., Thomas O. Hicks, a director of Infinity Corp., John Clarke, Dr. Ganesh Kishore, Mark Puckett and Jasbir Singh will each serve as a Class B director, and that Stuart Page, Matthew Gibbs, Jonathan Schulhof, Michael Schulhof, Larry Aschebrook, and Damon L. Rawie will each serve as a Class A director. The parties will work together to ensure that a majority of the directors qualify as independent directors under the rules of the SEC and NASDAQ. Following the Closing, the officers of Glori shall serve as the officers of Infinity Acquisition.

Tender Offers

Prior to the Closing, Infinity Corp. is obligated by its memorandum and articles of association to undertake the Share Tender Offer pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act. Through the Share Tender Offer, shareholders of Infinity Corp. are being provided with the opportunity to redeem their Public Shares for $8.00 per share, upon the consummation of the Business Combination.

Additionally, prior to the Closing, the Infinity Funds are obligated to undertake the Warrant Tender Offer to purchase all of the issued and outstanding Public Warrants of Infinity Corp. for $0.60 per warrant. The purpose of the Warrant Tender Offer is to provide holders of such warrants that may not wish to retain their warrants following Infinity Corp.’s initial business combination the possibility of receiving cash for their warrants. The Infinity Funds deposited an aggregate of $3,450,000 with Continental Stock Transfer & Trust Company into a segregated escrow account (representing $0.60 per warrant for up to 5,750,000 warrants) to fund the Warrant Tender Offer. The Infinity Funds commenced the Warrant Tender Offer in connection with the Business Combination after the commencement of the Share Tender Offer. The Warrant Tender Offer will be consummated, if at all, upon the consummation of the Business Combination.

Representations and Warranties

In the Merger Agreement, Glori makes certain customary representations and warranties to Infinity Corp., Infinity Acquisition and Merger Sub. These representations and warranties, among others, relate to the following: (1) Due Organization and Good Standing; (2) Authorization; Binding Agreement; (3) Capitalization; (4) Subsidiaries; (5) Governmental Approvals; (6) Non-Contravention; (7) Financial Statements; (8) Absence of Certain Changes; (9) Compliance with Laws; (10) Permits; (11) Litigation; (12) Material Contracts; (13) Intellectual Property; (14) Taxes and Returns; (15) Real Property; (16) Personal Property; (17) Title to and Sufficiency of Assets; (18) Employee Matters; (19) Employee Benefit Plans and ERISA; (20) Environmental Matters; (21) Transactions with Related Persons; (22) Insurance; (23) Top Customers and Suppliers; (24) Books and Records; (25) Accounts Receivable; (26) Oil and Gas Matters; (27) Ethical Business Practices; (28) Money Laundering Laws; (29) OFAC; (30) Investment Company Act; (31) Finders and Investment Bankers; (32) Independent Investigation; (33) Information Supplied; and (34) Disclosure.

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In the Merger Agreement, each of Infinity Corp., Infinity Acquisition and Merger Sub makes certain customary representations and warranties to Glori. These representations and warranties, among others, relate to the following: (1) Due Organization and Good Standing; (2) Authorization; Binding Agreement; (3) Governmental Approvals; (4) Non-Contravention; (5) Capitalization; (6) SEC Filings and Financial Statements; (7) Absence of Certain Changes; (8) Compliance with Laws; (9) Actions; Orders; Permits; (10) Taxes and Returns; (11) Employees and Employee Benefit Plans; (12) Intellectual Property; (13) Real and Personal Property; (14) Material Contracts; (15) Transactions with Affiliates; (16) Investment Company Act; (17) Finders and Brokers; (18) Trust Account; (19) Ownership of Purchaser Securities; (20) Ethical Business Practices; (21) Money Laundering Laws; (22) OFAC; (23) Insurance; (24) Nasdaq Fair Market Value Determination; (25) PIPE Investment; (26) Warrant Amendment; (27) Infinity Corp. UPO Termination; (28) Warrant Conversion Agreement; and (29) Independent Investigation.

Certain of the representations and warranties are qualified by materiality or material adverse effect. For the purposes of the Merger Agreement, material adverse effect means, with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (b) the ability of such person or any of its subsidiaries to consummate the transactions contemplated by the Merger Agreement on a timely basis. However, it excludes any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following: (i) general changes in the financial or securities markets or general economic or political conditions in the United States or any other country or region in which such person or any of its subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such person or any of its subsidiaries principally operate; (iii) changes in U.S. generally accepting accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such person and its subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such person and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (except that the underlying cause of any such failure may be considered in determining whether a material adverse effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); and (vi), with respect to Infinity Corp., the consummation and effects of the Share Tender Offer or the Warrant Tender Offer; provided that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) above shall be taken into account in determining whether a material adverse effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such person or any of its subsidiaries compared to other participants in the industries in which such person or any of its subsidiaries primarily conducts its businesses.

Covenants of the Parties

Each of Infinity Corp. and Glori has agreed to use their commercially reasonable efforts to take all necessary actions to effect the Business Combination and to comply as promptly as practicable with all requirements of governmental authorities applicable to the Business Combination. Each of Infinity and Glori also covenanted to conduct its business in the ordinary course of business consistent with past practice, to comply with all applicable laws and to preserve its business and assets and to not take, without the prior consent of the other party, certain specified actions. Glori also agreed to provide Infinity Corp. with periodic financial statements until the Closing.

Infinity Corp. agreed to keep current and timely file its public filings with the SEC and otherwise comply in all material respects with all applicable securities laws, and to use its commercially reasonable efforts to maintain the Nasdaq listing of the Ordinary Shares and Public Warrants.

The Merger Agreement contains covenants by the parties with respect to the Share Tender Offer and the Warrant Tender Offer for the Public Warrants to be commenced by the Infinity Funds, as well as with respect to the registration statement on Form S-4 to register the issuance of the Infinity Acquisition shares of Common Stock and Public Warrants to be issued in connection with the Redomestication.

Glori also agreed to enter into a Warrant Termination Agreement with each Glori warrantholder within ten business days after the date of the Merger Agreement and to amend its charter to clarify the preferred stock distribution provisions applicable to the Business Combination.

The Merger Agreement also contains customary covenants related to access to properties and information, confidentiality, exclusivity and notification.

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Indemnification and Escrow

Until the first anniversary of the date of the Closing, (i) Glori has agreed to indemnify Infinity Acquisition and its affiliates from any damages arising from any breach of any representation, warranty or covenant made by Glori and (ii) Infinity Acquisition has agreed to indemnify Glori from any damages arising from any breach of any representation, warranty or covenant for any pre-Closing period made by Infinity Corp., Infinity Acquisition or Merger Sub. However, except with respect to certain fundamental representations and fraud-related claims, neither party has any liability for indemnification until the related losses of Infinity Acquisition and its affiliates or Glori and its affiliates, as applicable, exceed $1.0 million in the aggregate, and then only amounts in excess of $1.0 million in the aggregate will be subject to indemnification.

Any indemnification claims against either Glori or Infinity Acquisition will be paid from the escrow account maintained by Continental Stock Transfer & Trust Company as the escrow agent under the Escrow Agreement to be entered by Glori, the INXB Representative and the escrow agent. The escrow account will consist of the 688,803 shares of Infinity Acquisition Common Stock delivered by Infinity Acquisition to the escrow agent at the Closing and any earnings on such shares other than ordinary income dividends. Each party’s indemnification obligations under the Merger Agreement will be limited to the property then remaining in the escrow account. All property in the escrow account, less any amounts reserved for pending indemnification claims, will be released on the first anniversary of the Closing for distribution to the former Glori shareholders and warrantholders, and the amounts reserved for pending claims will be distributed either to Infinity Acquisition or to the former Glori shareholders and warrantholders upon final resolution of such claims. All ordinary income dividends on the escrowed shares will be paid to the former Glori shareholders and warrantholders promptly after such dividends are paid by Infinity Acquisition and will not be retained in the escrow account.

The INXB Representative will represent Infinity Acquisition and its affiliates in connection with any indemnification claims made by or against Infinity Acquisition or its affiliates under the Merger Agreement. Glori will represent itself and its affiliates in connection with any indemnification claim made by or against Glori or its affiliates under the Merger Agreement.

In order to align the merger consideration received by the Glori optionholders and Glori stockholders, 3% of each Infinity Acquisition option issued in exchange for a Glori option as part of the Transaction Merger will be subject to potential forfeiture and an additional lockup arrangement preventing exercise, in each case, that is directly tied to the shares set aside in escrow from the merger consideration for indemnification obligations. If there is a successful indemnification claim made against Glori by Infinity Acquisition, a portion of each such Infinity Acquisition option will be forfeited in the same ratio that the escrow shares used to pay the indemnification claim bear to the total aggregate merger consideration, and if there are any escrow shares that are retained in escrow after one year to secure pending indemnification claims, a similar proportion of each Infinity Acquisition option will not be exercisable until such escrow shares are released to the Exchange Agent for distribution to the Glori stockholders and optionholders upon final resolution of such pending claims.

Trust Account Waiver

Glori agreed that it will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, and will not make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between Infinity Corp. and Glori, the Merger Agreement or any other matter, although Infinity Acquisition will have all rights of Infinity Corp. to any distributions made to Infinity Corp. upon consummation of the Business Combination after giving effect to distributions made by the trustee to holders of Ordinary Shares that tender their Ordinary Shares in the Share Tender Offer and the payment of expenses incurred by or on behalf of Infinity Corp.

Public Announcements

Infinity Corp. and Glori agreed not to make any public announcement with respect to the Merger Agreement or the Transaction Merger without the prior written consent of the other parties, except to the extent required by applicable law or the rules and regulations of a securities exchange, and in such case the party making such announcement shall provide the other parties with reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

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Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, copies of each of which are attached hereto as exhibits. Shareholders and other interested parties are urged to read such Related Agreements in their entirety.

Escrow Agreement

In connection with the Transaction Merger, Glori, Infinity Acquisition, the INXB Representative and Continental Stock Transfer & Trust Company will enter into an Escrow Agreement, pursuant to which Continental Stock Transfer & Trust Company, as the escrow agent, will hold in escrow the 688,803 shares of Infinity Acquisition Common Stock set aside from the merger consideration and delivered by Infinity Acquisition to the escrow agent at the Closing and any earnings on such shares (other than ordinary income dividends) to satisfy each of Glori’s and Infinity Acquisition’s indemnification obligations under the Merger Agreement. All property in the escrow account, less any amounts reserved for pending indemnification claims, will be released for distribution to the former Glori shareholders and warrantholders on the first anniversary of the Closing.

Lock-Up Agreements

In connection with the Transaction Merger, the former Glori shareholders and warrantholders will be required to enter into a Lock-Up Agreement that will subject them to the same limitations on transferring their shares of Common Stock of Infinity Acquisition received as merger consideration that apply to the Sponsors, such that their shares of Common Stock acquired in the Transaction Merger will not be transferable for one year after the completion of the Business Combination except that: (1) 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $9.60 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (2) 100% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (3) if the Infinity Funds sell the Common Stock they acquire pursuant to the PIPE Investment, up to 42% of the Lock-up Common Stock subject to the Lock-Up Agreement may be released. In the Lock-Up Agreements, the former Glori shareholders and warrantholders also provide a general release of Glori for any pre-Closing claims.

Registration Rights Agreement

In connection with the Transaction Merger, Infinity Acquisition will enter into a Registration Rights Agreement with the former Glori shareholders and warrantholders that provides for the registration of the Common Stock received as merger consideration. The former Glori shareholders and warrantholders will be entitled to make up to three demands, excluding short form registration demands, that Infinity Acquisition register such securities for sale under the Securities Act. In addition, the former Glori shareholders and warrantholders will have “piggy-back” registration rights to include their securities in other registration statements filed by Infinity Acquisition.

Appraisal Rights

Infinity Corp.

Although the Business Combination does not require the approval of shareholders of Infinity Corp. to become effective, the Companies Act affords each Infinity Corp. shareholder a statutory right to dissent from the Redomestication. This right entitles a dissenting Infinity Corp. shareholder to have his, her or its shares in Infinity Corp. bought out for fair value subject to the statutory procedure set forth below.

Outline of Plan of Merger

In connection with the rights of each shareholder of Infinity Corp. is required to receive either a copy or outline of the formal “plan of merger” that Infinity Corp. is required to prepare in respect of the Redomestication by the Companies Act. The following constituting an outline of the plan of merger in respect of the Redomestication has been (or will be) provided to shareholders as part of the documents in respect of the Share Tender Offer (including for the purposes of Section 172 (4) of the Companies Act to the extent required thereby):

•	The constituent companies to the Redomestication will be Infinity Corp. and Infinity Acquisition.

•	Infinity Acquisition will be the surviving company.

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•	At the time the plan of merger in respect of the Redomestication is to be approved:

•	Infinity Corp. will have 7,187,500 issued and outstanding Ordinary Shares, assuming there are no Ordinary Shares tendered in the Share Tender Offer;

•	Infinity Acquisition will have 1,000 issued and outstanding shares of common stock of $0.0001 par value per share; and

•	Infinity Corp. will be the holder of all of such outstanding shares of common stock in Infinity Acquisition.

•	Upon the Redomestication becoming effective, the separate corporate existence of Infinity Corp. shall cease and Infinity Acquisition shall be the surviving entity and shall continue to operate under its current name.

•	The manner and basis of converting the shares of Infinity Corp. into shares of Infinity Acquisition shall be as follows:

•	each of the Public Shares will be cancelled and converted automatically into one share of Common Stock in Infinity Acquisition; and

•	each of the Founder Shares will be cancelled and converted automatically in the aggregate into 1,437,500 shares of Common Stock in Infinity Acquisition, which Founder Shares shall be subject to certain transfer restrictions not applying to the Public Shares.

•	The manner and basis of converting the warrants of Infinity Corp. into warrants of Infinity Acquisition shall be as follows:

•	each of the Infinity Corp. Warrants will be cancelled and converted automatically into one Infinity Acquisition Warrant to purchase Common Stock, each exercisable for one share of Common Stock at $10.00 per share; and

•	each of the 4,820,000 Insider Warrants will be cancelled and converted automatically in aggregate into 4,820,000 Insider Warrants of Infinity Acquisition.

•	As the separate corporate existence of Infinity Corp. will cease upon the Redomestication becoming effective, the Certificate of Incorporation of Infinity Acquisition, being the Delaware equivalent of the memorandum and articles of association of a company incorporated in the British Virgin Islands, as in effect on the effective date of the Redomestication shall be the Certificate of Incorporation of the surviving company until the same shall be altered or amended or until a new Certificate of Incorporation are adopted as provided therein.

Right of Dissent

As noted, the Companies Act gives each Infinity Corp. shareholder a statutory right to dissent from the Redomestication which entitles the dissenter to have his/her/its shares to be bought out at fair value. This right may be exercised in accordance following procedure:

•	an Infinity Corp. shareholder who wishes to dissent from the Redomestication shall give to Infinity Corp. a written notice of his/her/its election to dissent within twenty days immediately following the date on which a copy of the outline of the plan of merger is given to him (for these purposes, the information set out above under “Outline of Plan of Merger” reflects the outline of the plan of merger for the Redomestication and such outline that has been given (or will be given) to the Infinity Corp. Shareholders by inclusion in the documents in respect of the Share Tender Offer. Accordingly, Infinity Corp. shareholders shall have twenty days from the date such documents were given to them to provide to Infinity Corp. a written notice of his, her or its decision to elect to dissent pursuant to Section 179(5) of the Companies Act;

•	any notice of dissent in respect of the Redomestication must be sent to Infinity Corp. at the following address: c/o Infinity-C.S.V.C. Management Ltd., 3 Azrieli Center (Triangle Tower), 42nd Floor, Tel Aviv, Israel, 67023;

•	any dissent in respect of the Redomestication must be given in respect of all of shares that the dissenting shareholder holds in Infinity Corp.;

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•	upon giving a notice of election to dissent, the Infinity Corp. shareholder to whom the notice relates ceases to have any of the rights of a shareholder except the right to be paid the fair value of his, her or its shares;

•	within seven days immediately following the date of the expiration of the twenty day period within which shareholders may give their notices of election to dissent, or within seven days immediately following the date on which the Redomestication is put into effect, whichever is later, the surviving company of the Redomestication (Infinity Acquisition) must make a written offer to each dissenting Infinity Corp. shareholder to purchase his, her or its shares in Infinity Corp. at a specified price that the surviving company determines to be their fair value;

•	if, within thirty days immediately following the date on which the offer is made, Infinity Acquisition and the dissenting Infinity Corp. Shareholder agree upon the price to be paid for the shareholders shares, the Companies Act requires that Infinity Acquisition must pay to the shareholder the amount in money upon the surrender of the certificates representing his shares;

•	if Infinity Acquisition and a dissenting Infinity Corp. shareholder fail, within the above period of thirty days, to agree on the price to be paid for the shares owned by that shareholder, within twenty days immediately following the date on which the period of thirty days expires, the following shall apply:

•	Infinity Acquisition and the dissenting Infinity Corp. shareholder shall each designate an appraiser;

•	the two designated appraisers together shall designate a third appraiser;

•	the three appraisers shall fix the fair value of the shares owned by the dissenting Infinity Corp. shareholder, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value will be binding on Infinity Acquisition under the Companies Act and the dissenting shareholder for all purposes; and

•	Infinity Acquisition shall pay to the shareholder the amount in money upon the surrender by him of the certificates representing his shares.

Any Infinity Corp. shareholder electing to dissent with respect to the Redomestication may tender his, her or its Public Shares in the Share Tender Offer to receive a pro rata share of the Trust Account.

Glori

In connection with the Transaction Merger, record holders of Glori common stock who comply with the procedures summarized below will be entitled to appraisal rights if the Transaction Merger is completed. Under Section 262 of the DGCL, as a result of the completion of the Transaction Merger, holders of shares of Glori common stock with respect to which appraisal rights are properly exercised and perfected and not withdrawn or lost are entitled, in lieu of receiving the merger consideration, to have the “fair value” of their shares at the effective time of the Transaction Merger (exclusive of any element of value arising from the accomplishment or expectation of the Transaction Merger) judicially determined and paid to them in cash by complying with the provisions of Section 262. Prior to the execution of the Merger Agreement, the stockholders of Glori holding a majority of the issued and outstanding shares of the voting stock of Glori executed a written consent in lieu of a stockholder meeting to approve and adopt the Merger Agreement. Glori is required to send a notice of the taking of the corporate action without a stockholder meeting to each stockholder not executing the written consent promptly after the action is taken. Glori is also required to send a notice of appraisal rights to each stockholder prior to the effective date of the Transaction Merger. Glori is in the process of providing notice of the taking of the corporate action without a stockholder meeting and the notice of appraisal rights. Stockholders of record who desire to exercise their appraisal rights must satisfy all of the following conditions.

A stockholder who desires to exercise appraisal rights must (a) not vote in favor of the proposal to adopt the Merger Agreement and (b) deliver a written demand for appraisal of the stockholder’s shares to the Secretary of Glori within 20 days after the date of mailing of the corporate action without a stockholder meeting and the notice of appraisal rights.

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A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as the stockholder’s name appears on the certificates representing shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose that, in making the demand, the agent is acting as agent for the record owner. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective time of the Transaction Merger.

As required by Section 262, a demand for appraisal must be in writing and must reasonably inform Glori of the identity of the record holder and of such holder’s intention to seek appraisal of such shares.

Stockholders of record who elect to demand appraisal of their shares must mail or deliver their written demand to: Glori Energy Inc., 4315 South Drive, Houston, Texas 77053, Attention: Victor Perez. The written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares owned, and that the stockholder is demanding appraisal of his, her or its shares. The written demand must be received by Glori within 20 days of mailing of the corporate action without a stockholder meeting and the notice of appraisal rights.

Within 120 days after the effective time of the Transaction Merger, either the surviving corporation in the Transaction Merger or any stockholder who has timely and properly demanded appraisal of such stockholder’s shares and who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights, or any beneficial owner of the stock for which a demand for appraisal has been properly made, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all stockholders who have properly demanded appraisal. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by those stockholders, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Transaction Merger, together with interest to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Transaction Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharges) as established from time to time during the period between the effective date of the Transaction Merger and the date of payment of the judgment. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that in making this determination of fair value the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of Transaction Merger which throw any light on future prospects of the merged corporation.” The Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Transaction Merger and not the product of speculation, may be considered.” However, the Delaware Supreme Court noted that Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more than, the same as, or less than the merger consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder seeking appraisal rights, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, but not limited to, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

60

Except as explained in the last sentence of this paragraph, at any time within 60 days after the effective time of the Transaction Merger, any stockholder who has demanded appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party, shall have the right to withdraw such stockholder’s demand for appraisal and to accept the merger consideration to which the stockholder is entitled pursuant to the Transaction Merger. After this period, the stockholder may withdraw such stockholder’s demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the Transaction Merger, stockholders’ rights to appraisal shall cease and all stockholders shall be entitled only to receive the merger consideration as provided for in the Merger Agreement. Inasmuch as the parties to the Merger Agreement have no obligation to file such a petition, and have no present intention to do so, any stockholder who desires that such petition be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

The foregoing is a brief summary of Section 262 that sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL.

Infinity Corp.’s Reasons to Enter into the Transaction

At its meeting on December 26, 2013, the board of directors of Infinity Corp. voted unanimously to enter into the Merger Agreement and complete the Business Combination with Glori. The board of directors of Infinity Corp. concluded that the Business Combination and the related transactions are in the best interests of Infinity Corp.’s shareholders and that the consideration to be paid in the Transaction Merger with Glori and the related transactions is fair to Infinity Corp.

The board of directors of Infinity Corp. considered many factors in making its decision, including but not limited to:

•	various industry and financial data;

•	Glori’s operational information and financial data supplied by Glori’s management;

•	Glori’s high-growth prospects;

•	Glori’s ability to benefit from Infinity Corp.’s contacts in China;

•	certain forward looking assumptions and projections of Glori’s industry, market and business;

•	certain valuation metrics that were compiled in order to determine that the consideration to be paid in the Transaction Merger with Glori and the related transactions is fair, from a financial perspective, to Infinity Corp. and in the best interests of Infinity Corp. and its shareholders;

•	the potential value to Infinity Corp. shareholders who choose to participate in the business combination;

•	the likelihood of being able to complete a business combination with Glori; and

•	the fact that the Infinity Corp. shareholders would have an opportunity to tender their Public Shares for cash if any of them decided not to participate in the Business Combination with Glori.

Infinity Corp.’s board of directors did not assign relative weights to the specific factors it considered, but instead considered the transaction as a whole and found it to be overall favorable to the Infinity Corp. shareholders. The Infinity Corp. board of directors unanimously approved the Business Combination. The Infinity Corp. board of directors did not obtain a fairness opinion in connection with the proposed Business Combination.

Glori’s Reasons to Enter into the Transaction

On January 8, 2014, Glori’s board of directors unanimously agreed to enter into the Merger Agreement and to recommend that Glori shareholders approve the Merger Agreement. In the course of reaching its decision to adopt the Merger Agreement, Glori’s board of directors consulted with Glori’s management, as well as its outside legal counsel and carefully considered the following material factors:

•	certain financial data, due diligence and publically available materials with respect to Infinity Corp.;

•	information concerning the business, operations, competitive position and prospects of Glori following the Transaction Merger;

61

•	the ability of Infinity Acquisition to have access to U.S. capital markets upon completion of the Transaction Merger and to effect acquisitions of oil and gas assets;

•	the amount and form of the consideration to be received by Glori stockholders in the Transaction Merger;

•	that the Minimum Cash Requirement would provide working capital to Infinity Acquisition;

•	the intended treatment of the Transaction Merger as a tax-free reorganization for U.S. federal income tax purposes;

•	the role that Glori’s current management is expected to play in the management of Infinity Acquisition;

•	the ability of Infinity Acquisition to attract and retain additional employees due to its status as a public company;

•	the experience and resources associated with Infinity Acquisition;

•	that ten members of Glori’s board of directors would become directors of Infinity Acquisition and that Glori’s Chairman would become the chairman of Infinity Acquisition; and

•	the availability of appraisal rights under Delaware law for Glori stockholders who do not vote in favor of the Transaction Merger.

In view of the number and wide variety of factors considered in connection with its evaluation of the Transaction Merger and the complexity of these matters, Glori’s board of directors did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the Glori board of directors did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to its ultimate determination or assign any particular weight to any factor, but conducted an overall analysis of the factors described above, including through discussions with Glori’s management. In considering the factors described above, individual members of the board of directors may have given different weight to different factors. Glori’s board of directors considered all of the above factors together and, on the whole, considered them to be favorable to, and to support, its determination.

62

INFINITY ACQUISITION CORP.
UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

Selected Unaudited Condensed Combined Pro Forma Information

The unaudited condensed combined pro forma financial statements (referred to as the “pro forma financial statements”) combine the historical financial statements of Infinity Corp. and the historical financial statements of Glori Energy Inc. and subsidiaries to illustrate the effect of the Business Combination.

Pursuant to the terms and conditions of the Merger Agreement, Infinity Corp., the British Virgin Islands business company, will merge with and into Infinity Acquisition, its wholly owned Delaware subsidiary, with Infinity Acquisition surviving the merger.

Redomestication will occur prior to the business combination and there will be an exchange of equity instruments. Assuming no Public Shares are tendered pursuant to the Share Tender Offer, each of the 5,750,000 Public Shares then outstanding will be converted automatically into one substantially equivalent share of Common Stock. The 1,437,500 Founder Shares will be converted automatically into 1,437,500 shares of Common Stock.

The pro forma financial statements were based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial statements;

•	Infinity Corp’s financial statements as of and for the six months ended September 30, 2013 and as of and for the period beginning April 6, 2011 (date of inception) through March 31, 2013; and

•	Glori’s consolidated financial statements as of and for the years ended December 31, 2011 and 2012 and as of and for the nine months ended September 30, 2012 and 2013 and the notes relating thereto included elsewhere in this prospectus.

The unaudited condensed combined pro forma balance sheet (referred to as the “pro forma balance sheet”) combines the historical balance sheets for Infinity Corp. and Glori as of September 30, 2013. Adjustments reflected in the unaudited pro forma consolidated balance sheet give effect to events that are directly attributable to the transaction and are factually supportable. The adjustments made are shown as if the business combination occurred on the balance sheet date, September 30, 2013.

The unaudited condensed combined pro forma statement of operations (referred to as the “pro forma statement of operations”) for the twelve months ended March 31, 2013 combines the historical statements of operations for Infinity Corp. for the year March 31, 2013 with Glori operating results for the year ended December 31, 2012. These pro forma statements of operations have been prepared assuming that the business combination transaction described herein had been completed as of the beginning of the fiscal year for each entity. Adjustments reflected in these pro forma statements of operations include those items that are directly attributable to the transaction, factually supportable and expected to have a continuing impact.

The unaudited condensed combined pro forma statement of operations (referred to as the “pro forma statement of operations”) for the six months ended September 30, 2013 combines the historical statements of operations for Infinity Corp. for the six months ended September 30, 2013 with Glori operating results for the six months ended September 30, 2013. The Glori interim operating results were adjusted in order to provide six month operating results from the nine months ended September 30, 2013 financial statements. This adjustment to the Glori operating results omits the three months ended March 31, 2013. A paragraph representation of the summarized results of operations omitted for this period are included in the notes thereto. These pro forma statements of operations have been prepared assuming that the business combination transaction described herein had been completed as of the beginning of the six month period (March 31, 2013). Adjustments reflected in these pro forma statements of operations include those items that are directly attributable to the transaction, factually supportable and expected to have a continuing impact.

The pro forma balance sheets as of September 30, 2013 have been prepared using two different levels of Public Share tenders by the Infinity Corp. as follows:

•	Assuming No Tender of Public Shares: The presentation assumes that no Infinity Corp. Public Shares are tendered in the Share Tender Offer or Business Combination. With no tender of shares, the PIPE investment requirement is 1,062,500 shares purchased for $8.5 million.

•	Assuming Maximum Tender of Public Shares: This presentation assumes that an aggregate of 4,750,000 Public Shares are tendered pursuant to the Tender Offer and Business Combination. Such maximum number of Public Shares is referred to in this prospectus as the maximum tender. With a maximum tender of shares, the PIPE investment requirement is 2,125,000 shares purchased for $17 million.

In connection with the business combination the Infinity Corp. warrants currently outstanding and currently reported as liabilities will be amended such that they will be classified as equity after the transaction.

The pro forma financial statements have been presented for informational purposes only and are not indicative of the operating results or financial position that would have occurred if the Business Combination had been consummated on the dates indicated, nor are they indicative of any future operating results or financial position of the combined business.

The Business Combination has not been consummated as of the date of the preparation of these pro forma financial statements and there can be no assurances that the Business Combination will be consummated. See “Risk Factors” for additional discussion of risk factors associated with the pro forma financial statements.

63

Infinity Cross Border Acquisition Corporation

Unaudited Condensed Combined Pro Forma Balance Sheet

Assuming No Tender of Ordinary Shares

As of September 30, 2013

(in thousands, except share and per share data)

	Glori Energy Inc.	Infinity Corp.		Pro Forma Adjustments	Combined Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$23,273	$118	(1)	$45,997	$75,178
			(7)	(100)
			(8)	(2,610)
			(10)	8,500

Accounts receivable	193	-			193
Prepaid expenses and other current assets	189	17			206
Inventory	30	-			30
Restricted cash held in trust	-	45,997	(1)	(45,997)	-
Total current assets	23,685	46,132			75,607

Property and equipment, at cost, net of accumulated depreciation, depletion and amortization	5,006	-			5,006

Deferred offering costs	79	-			79

Deferred loan costs and other	191	-			191
Total assets	$28,961	$46,132			$80,883

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$359	-			$359
Deferred revenue	1,516	-			1,516
Accrued expenses	232	116			348
Deferred legal fees	-	100	(7)	(100)	-
Warrant liabilities	13,142	6,871	(6)	(20,013)	-
Current portion of long-term debt	3,499	-			3,499
Total current liabilities	18,748	7,087			5,722

Long-term Liabilities:
Long-term debt, less current portion	2,645	-			2,645
Other long-term liabilities	358	-			358
Total long-term liabilities	3,003	-			3,003
Total liabilities	21,751	7,087			8,725

Commitments and contingencies

Temporary equity:
INXB Corp. ordinary shares subject to possible redemption; 4,255,599 shares at (redemption value)	-	34,045	(2)	(34,045)	-
Glori Energy Inc. Series A cumulative convertible redeemable preferred stock, $.0001 par value, 521,852 shares authorized; 475,541 shares issued and outstanding; stated at liquidation preference	13,626	-	(4)	(13,626)	-
Glori Energy Inc. Series B cumulative convertible redeemable preferred stock, $.0001 par value; 2,901,052 shares authorized, issued and outstanding; stated at liquidation preference	30,449	-	(4)	(30,449)	-
Glori Energy Inc. Series C cumulative convertible redeemable preferred stock, $.0001 par value; 13,780,033 shares authorized; 7,296,607 shares issued and outstanding; stated at liquidation preference	28,328	-	(4)	(28,328)	-
Glori Energy Inc. Series C-1 cumulative convertible redeemable preferred stock, $.0001 par value; 8,836,718 shares authorized; 4,308,645 shares issued and outstanding; stated at liquidation preference	1,928	-	(4)	(1,928)	-
Total temporary equity	74,331	34,045			-

Stockholders’ equity:
Pro forma warrants			(6)	6,871	6,871
Pro forma combined common stock; $0.001 par value; unlimited shares authorized; 31,303,432 shares issued and outstanding (12)	-	-	(9)	31	31
INXB Corp. ordinary shares, no par value; unlimited shares authorized; 2,792,967 issued and outstanding (which excludes 4,255,599 shares subject to possible redemption)	-	-			-
Glori Energy Inc. and Subsidiaries common stock, $.0001 par value, 100,000,000 shares authorized: 3,295,771 shares issued and outstanding	1	-	(11)	(1)	-
Additional paid-in capital	-	5,000	(2)	34,045	102,671
			(5)	42,014
			(6)	13,142
			(9)	(31)
			(10)	8,500
			(11)	1

Accumulated deficit	(67,122)	-	(4)	74,331	(37,415)
			(5)	(42,014)
			(8)	(2,610)
Total stockholders’ equity	(67,121)	5,000			72,158
Total liabilities, temporary equity and stockholders’ equity	$28,961	$46,132			$80,883

64

(1)	To record the release of Infinity Corp.’s investment held in trust account and reclassification of $46 million dollars to cash that becomes available for business combination expenses, transaction merger consideration and operating expenses of the combined company following the business combination.

(2)	To reclassify amounts classified as ordinary shares subject to possible redemption (temporary equity) to ordinary shares (permanent equity).

(3)	Intentionally omitted

(4)	The Glori Energy Inc. preferred stock (temporary equity) will be transferred into the common stock of the business combination. The related par value adjustment is made in connection with the entire business combination par value adjustment in for pro forma adjustment (9).

(5)	The Glori Energy Inc. historical additional paid in capital is reversed out of accumulated deficit to present it separately on the business combination balance sheet.

(6)	The Glori Energy Inc. preferred warrants are converted to the common stock of the business combination. The Infinity Corp. warrants remain outstanding and are reclassed to equity.

(7)	To record payment of deferred legal fees.

(8)	To record the business combination’s total estimated merger costs of $2.61 million which include fees such as legal and accounting, consulting, valuation, administrative and other fees. The board of directors of each company considered the estimated merger costs in their evaluation of the business combination.

(9)	To record par value of all business combination common shares outstanding. Par value of shares is $0.001 per share and there are 31,303,432 shares issued and outstanding.

(10)	To record PIPE Investment of $8.5 million for 1,062,500 shares.

(11)	To reverse the par value for the Glori Enery Inc. common stock.

(12)	Pro forma combined ordinary shares equals the sum of (i) Infinity Corp. founders shares of 1,437,500 (ii) 5,750,000 ordinary shares held by Infinity Corp. after the business combination (iii) underwriter UPO’s warrant conversion 100,000 shares (iv) PIPE investment shares of 1,062,500 (v) Glori Energy Inc. shares of 22,953,432

65

Infinity Cross Border Acquisition Corporation

Unaudited Condensed Combined Pro Forma Balance Sheet

Assuming Maximum Tender of Ordinary Shares

As of September 30, 2013

(in thousands, except share and per share data)

	Glori Energy Inc.	Infinity Corp.		Pro Forma Adjustments	Combined Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$23,273	$118	(1)	$45,997	$45,678
			(3)	(38,000)
			(7)	(100)
			(8)	(2,610)
			(10)	17,000
Accounts receivable	193	-			193
Prepaid expenses and other current assets	189	17			206
Inventory	30	-			30
Restricted cash held in trust	-	45,997	(1)	(45,997)	-
Total current assets	23,685	46,132			46,107

Property and equipment, at cost, net of accumulated depreciation, depletion and amortization	5,006	-			5,006

Deferred offering costs	79	-			79

Deferred loan costs and other	191	-			191
Total assets	$28,961	$46,132			$51,383

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$359	$-			$359
Deferred revenue	1,516	-			1,516
Accrued expenses	232	116			348
Deferred legal fees	-	100	(7)	(100)	-
Warrant liabilities	13,142	6,871	(6)	(20,013)	-
Current portion of long-term debt	3,499	-			3,499
Total current liabilities	18,748	7,087			5,722

Long-term liabilities:
Long-term debt, less current portion	2,645	-			2,645
Other long-term liabilities	358	-			358
Total long-term liabilities	3,003	-			3,003
Total liabilities	21,751	7,087			8,725

Commitments and contingencies

Temporary equity:
INXB Corp. ordinary shares subject to possible redemption; 4,255,599 shares at (redemption value)	-	34,045	(2)	(34,045)	-
Glori Energy Inc. Series A cumulative convertible redeemable preferred stock, $.0001 par value, 521,852 shares authorized; 475,541 shares issued and outstanding; stated at liquidation preference	13,626	-	(4)	(13,626)	-
Glori Energy Inc. Series B cumulative convertible redeemable preferred stock, $.0001 par value; 2,901,052 shares authorized, issued and outstanding; stated at liquidation preference	30,449	-	(4)	(30,449)	-
Glori Energy Inc. Series C cumulative convertible redeemable preferred stock, $.0001 par value; 13,780,033 shares authorized; 7,296,607 shares issued and outstanding; stated at liquidation preference	28,328	-	(4)	(28,328)	-
Glori Energy Inc. Series C-1 cumulative convertible redeemable preferred stock, $.0001 par value; 8,836,718 shares authorized; 4,308,645 shares issued and outstanding; stated at liquidation preference	1,928	-	(4)	(1,928)	-
Total temporary equity	74,331	34,045			-

Stockholders’ equity:
Pro forma warrants			(6)	6,871	6,871
Pro forma common stock; $0.001 par value; unlimited shares authorized; 27,615,932 shares issued and outstanding (12)	-	-	(9)	28	28
INXB Corp. ordinary shares, no par value; unlimited shares authorized; 2,792,967 issued and outstanding (which excludes 4,255,599 shares subject to possible redemption)	-	-			-
Glori Energy Inc and Subsidiaries common stock, $.0001 par value, 100,000,000 shares authorized: 3,295,771 shares issued and outstanding	1	-	(11)	(1)	-
Additional paid-in capital	-	5,000	(2)	34,045	73,174
			(3)	(38,000)
			(5)	42,014
			(6)	13,142
			(10)	17,000
			(9)	(28)
			(11)	1

Accumulated deficit	(67,122)	-	(4)	74,331	(37,415)
			(5)	(42,014)
			(8)	(2,610)
Total stockholders’ equity	(67,121)	5,000			42,658
Total liabilities, temporary equity and stockholders’ equity	$28,961	$46,132			$51,383

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(1)	To record the release of Infinity Corp.’s investment held in trust account and reclassification of $46 million dollars to cash that becomes available for business combination expenses, transaction merger consideration, redemption of public shares and operating expenses of the combined company following the business combination.

(2)	To reclassify amounts classified as ordinary shares subject to possible redemption (temporary equity) to ordinary shares (permanent equity).

(3)	To record the payment of $38 million for the purchase of 4,750,000 shares of Infinity Corp. at $8.00 per share for the Ordinary Shares redeemed.

(4)	The Glori Energy Inc. preferred stock (temporary equity) is transferred into the common stock of the business combination. The related par value is picked up in adjustment (9).

(5)	The Glori Energy Inc. historical additional paid in capital is reversed out of accumulated deficit to present it separately on the business combination balance sheet.

(6)	The Glori Energy Inc. preferred warrants are converted to the common stock of the business combination. The Infinity Corp. warrants remain outstanding and are reclassed to equity.

(7)	To record payment of deferred legal fees.

(8)	To record the business combination’s total estimated merger costs of $2.61 million which include fees such as legal and accounting, consulting, valuation, administrative and other fees. The board of directors of each company considered the estimated merger costs in their evaluation of the business combination.

(9)	To record par value of all business combination common shares outstanding. Par value of shares is $0.001 per share and there are 27,615,932 shares issued and outstanding.

(10)	To record PIPE Investment of $17 million for 2,125,000 shares.

(11)	To reverse the par value for the Glori Energy Inc. common stock.

(12)	Pro forma combined ordinary shares equals the sum of (i) Infinity Corp. founders shares of 1,437,500 (ii) 1,000,000 ordinary shares held by Infinity Corp. after the business combination (5,750,000 ordinary shares issued to Infinity less ordinary shares redeemed 4,750,000) (iii) underwriter UPO’s warrant conversion 100,000 shares (iv) PIPE Investment shares of 2,125,000 (v) Glori Energy Inc. shares of 22,953,432

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Infinity Cross Border Acquisition Corporation

Unaudited Condensed Combined Pro Forma Statements of Operations

For the Year Ended March 31, 2013

(in thousands, except share and per share information)

	Glori Energy Inc. Year Ended December 31, 2012	Infinity Corp. Year Ended March 31, 2013		Pro Forma Adjustments (1)	Pro Forma Combined Financials Year Ended March 31, 2013

Revenue	$2,181	$-			$2,181

Operating expenses:
Operations	3,901	-			3,901
Research and development	1,459	-			1,459
Write-off of deferred offering costs	1,492	-			1,492
Selling, general and administrative	3,411	294			3,705
Depreciation, depletion and amortization	560	-			560
Total operating expenses	10,823	294			11,117

Loss from operations	(8,642)	(294)			(8,936)

Other expense:
Loss on change in fair value of derivative liabilities	(2,317)	-	(2)	2,317	-
Loss on change in fair value of warrant liabilities	(506)	(106	)(3)	612	-
Interest expense	(480)	-			(480)
Increase in fair value of trust fund	-	14			14
Gain on disposal of property and equipment and other	5	-			5
Total other expense	(3,298)	(92)			(461)

Net loss before taxes on income	(11,940)	(386)			(9,397)

Taxes on income	-	-			-

Net loss	$(11,940)	$(386)			$(9,397)

68

		No Tender		Maximum Tender
Net loss per share attributable to common shareholders	$(16)	$(.30)		$(.34)

Weighted average shares outstanding:
Basic	2,365,902	31,303,432	(4)	27,615,932	(5)
Diluted	2,365,902	31,303,432	(4)	27,615,932	(5)

(1)	The year ended pro forma statements of operations only reflect adjustments that would not have occurred assuming the business combination was consummated as of the beginning of each company’s fiscal year.

(2)	To remove Glori Energy Inc.’s loss on change in fair value of derivative liabilities. The Glori Energy Inc. derivatives do not exist in the business combination.

(3)	To remove Glori Energy Inc.’s loss on change in fair value of warrant liabilities and Infinity Corp.’s loss on change in fair value of warrant liabilities. The Glori Energy Inc. warrants do not exist in the business combination. The Infinity Corp. warrant presentation is changed to equity with no resulting change in fair value.

(4)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary shares issued to Infinity Corp. founder shareholders	1,437,500
Ordinary shares issued to Infinity Corp. shareholders	5,750,000
Ordinary shares issued underwriter for UPO warrant conversion	100,000
Ordinary shares issued for PIPE Investment	1,062,500
Ordinary shares issued to Glori Energy Inc. shareholders	22,953,432
31,303,432

The combined pro forma diluted EPS excludes 5,750,000 Public Warrants and 4,820,000 Insider Warrants from diluted EPS as the impact would be anti-dilutive.

(5)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary shares issued to Infinity Corp. founder shareholders	1,437,500
Ordinary shares issued to Infinity Corp. shareholders	5,750,000
Less: Ordinary shares redeemed	(4,750,000)
Ordinary shares issued underwriter for UPO warrant conversion	100,000
Ordinary shares issued for PIPE Investment	2,125,000
Ordinary shares issued to Glori Energy shareholders	22,953,432
27,615,932

The combined pro forma diluted EPS excludes 5,750,000 Public Warrants and 4,820,000 Insider Warrants from diluted EPS as the impact would be anti-dilutive.

69

Infinity Cross Border Acquisition Corporation

Unaudited Condensed Combined Pro Forma Statements of Operations

For the Six Months Ended September 30, 2013

(in thousands, except share and per share information)

	Glori Energy Inc. Six Months Ended September 30, 2013	Infinity Corp. Six Months Ended September 30, 2013		Pro Forma Adjustments (1)	Pro Forma Combined Financials Six Months Ended September 30, 2013

Revenue	$1,710	$-			$1,710

Operating expenses:
Operations	2,199	-			2,199
Research and development	791	-			791
Selling, general and administrative	2,021	248			2,269
Depreciation, depletion and amortization	286	-			286
Total operating expenses	5,297	248			5,545

Loss from operations	(3,587)	(248)			(3,835)

Other income (expense):
Gain (loss) on change in fair value of warrant liabilities	1,183	(846	)(2)	(337)	-
Interest expense	(485)	-			(485)
Decrease in fair value of trust fund		(17)			(17)
Loss on disposal of property and equipment and other	(10)	-			(10)
Total other income (expense)	688	(863)			(512)

Net loss before taxes on income	(2,899)	(1,111)			(4,347)

Taxes on income	-	-			-

Net loss	$(2,899)	$(1,111)			$(4,347)

		No Tender		Maximum Tender
Net loss per share attributable to common shareholders	$(.40)	$(.14)		$(.16)

Weighted average shares outstanding:
Basic	2,792,967	31,303,432	(3)	27,615,932	(4)
Diluted	2,792,967	31,303,432	(3)	27,615,932	(4)

(1)	The six months ended pro forma statements of operations only reflect adjustments that would not have occurred assuming the business combination was consummated as of the beginning of the six month period.

(2)	To remove Glori Energy Inc.’s gain on change in fair value of warrant liabilities and INXB Corp.’s loss on change in fair value of warrant liabilities. The Glori Energy Inc. warrants do not exist in the business combination. The INXB Corp. warrant presentation is changed to equity with no resulting change in fair value.

(3)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary shares issued to INXB Corp. founder shareholders	1,437,500
Ordinary shares issued to INXB Corp. shareholders	5,750,000
Ordinary shares issued underwriter for UPO warrant conversion	100,000
Ordinary shares issued for PIPE investment	1,062,500
Ordinary shares issued to Glori Energy Inc. shareholders	22,953,432
31,303,432

The combined pro forma diluted EPS excludes 5,750,000 Public Warrants and 4,820,000 Insider Warrants from diluted EPS as the impact would be anti-dilutive.

(4)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary shares issued to Infinity Corp. founder shareholders	1,437,500
Ordinary shares issued to Infinity Corp. shareholders	5,750,000
Less: Ordinary shares redeemed	(4,750,000)
Ordinary shares issued underwriter for UPO warrant conversion	100,000
Ordinary shares issued for PIPE Investment	2,125,000
Ordinary shares issued to Glori Energy shareholders	22,953,432
27,615,932

The combined pro forma diluted EPS excludes 5,750,000 Public Warrants and 4,820,000 Insider Warrants from diluted EPS as the impact would be anti-dilutive.

Intentionally omitted in the tables above for presentation purposes are the three months ended March 31, 2013 for Glori Energy Inc. and Subsidiaries. During this period the company had revenues of $724,000, and total operating expenses of $2,752,000 resulting in a loss from operations of $2,028,000. Other expenses for the period include $280,000, which was primarily made up of interest expense. Net loss for the period was $2,308,000.

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GLORI BUSINESS

Overview

Glori is a technology focused energy company that deploys its proprietary biotechnology to facilitate the production of oil at less than $10 per barrel. Only about one-third of the oil discovered in a typical reservoir is recoverable using conventional oil production technology, leaving the remaining two-thirds trapped in the reservoir rock. Glori’s AERO System technology stimulates the native microorganisms that reside in the reservoir to improve the recoverability of this trapped oil. Glori derives revenues from fees earned as a service provider of its technology to third party exploration and production (“E&P”) companies, and also intends to use its technology to increase oil production in oil fields that it acquires and redevelops in the United States.

Glori has assembled a team of oil industry professionals with extensive experience in all facets of acquiring and managing oil properties. Glori intends to acquire and redevelop mature oil fields with historically long-lived, predictable production profiles that fit its criteria for the AERO System. These are mature active waterfloods, or assets with clear waterflood potential, sandstone reservoirs and onshore in the United States. Glori believes it can enhance the revenues, cash flows and acquisition returns from such oil fields through well recompletions, waterflood optimization and implementation of its AERO System of enhanced oil recovery. Glori believes this strategy will enable it to further demonstrate the efficacy of its AERO System while allowing it to capture the increase in revenues and ultimate recovery. Glori believes the acquisition of principally proved producing oil reserves, with production and cash flow history, is an economically attractive, low-risk complement to its service business which is dependent on customer adoption of the AERO System technology. Glori’s acquisition team is developing a “pipeline” of potential acquisitions, both through direct private negotiations as well as the public bid process. Further, by owning its own oil properties, Glori can manage the implementation of AERO System in a controlled environment and accelerate the industry adoption of the technology.

Glori Technology Services

Glori’s AERO System incorporates a dedicated field deployment unit designed to work with existing waterflood operations. Waterflooding is a commonly used process of injecting water into the reservoir in order to increase oil recovery. The AERO System does not have any significant new impact on the environment because it utilizes existing production equipment and infrastructure, and does not change the nature of the customer’s oil production operations. Implementation of the AERO System does not require the drilling of new wells nor does it require other significant new capital investment.

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Glori believes its AERO System increases the oil production rate and the ultimate quantity of oil recovered over the life of the oil field, and extends the life of the field by integrating sophisticated biotechnology with traditional oil production techniques. Glori believes that other enhanced oil recovery techniques, such as the injection of gas, steam or chemicals into the reservoir, introduce new environmental risks and are more expensive. Glori’s initial results on commercial field deployment indicate that the AERO System may recover up to 20% of the oil that remains trapped in a reservoir after the application of conventional oil recovery operations, and may improve total production rates by 60% to 100%. Based on commercial applications, Glori believes that, excluding minimal upfront capital investment, Glori’s technology can recover incremental oil at an operating cost of less than $6 per barrel, depending on the size and life of the project. Glori believes that this incremental oil would not have been recovered without implementation of the AERO System

Glori has performed extensive laboratory and field testing to validate, integrate and advance technology transferred from three different scientific groups that collectively represent decades of funded research and development. Glori’s technology is protected by several patents and patent applications. Glori and its collaborators, Statoil Petroleum AS, or Statoil, in Norway, The Energy and Resources Institute, or TERI, in India, and Bio Topics S.A., in Argentina, have applied Glori’s predecessor technologies and the AERO System in more than 100 wells throughout the world. Glori estimates that these predecessor technology implementations have recovered over six million barrels of oil that would not have otherwise been recovered. Glori currently has 19 active projects in various stages of analysis and field deployment with international and domestic exploration and production, or E&P, companies. Glori anticipates continuing to demonstrate results with its AERO System technology and expand its customer base as well as utilizing AERO System technology on its own oil fields.

Glori was incorporated as Glori Oil Limited, a Delaware Corporation, in November 2005 and changed its name to Glori Energy Inc. in May 2011. In September 2010, Glori incorporated Glori Canada Ltd. (formerly Glori Oil Ltd.) in the province of Alberta, Canada, with registration in the province of Saskatchewan, as a wholly-owned subsidiary, to conduct Glori’s business in Canada. In October 2010, Glori activated a previously dormant wholly-owned subsidiary, Glori Holdings Inc. (formerly Glori Oil Holdings Company), to acquire a 100% working interest in the Etzold field, in Kansas. In February 2011, Glori incorporated Glori California Inc. (formerly Glori Oil California Limited) to conduct its operations in the state of California. In September, 2013, Glori incorporated OOO Glori Energy to conduct its operations in the Russian Federation. Glori Energy Inc., Glori Holdings Inc., Glori Canada Ltd., Glori Oil (Argentina) Limited, Glori California Inc., OOO Glori Energy Inc., Glori Energy and Glori Oil S.R.L. comprise the entities within the Glori corporate structure. Glori has undertaken the dissolution of Glori Oil S.L.R. and is awaiting confirmation that the dissolution was effective as of November 8, 2013.

In addition to the initial funding by Glori’s founders, Glori has successfully concluded a series of venture capital and private equity offerings between 2007 and 2013 totaling approximately $58.8 million. Glori’s principal stockholders include the following stockholders and some of their affiliates: GTI Group, Kleiner Perkins Caufield & Byers, Oxford Bioscience Partners, Rawoz Technology Company Ltd., Malaysian Life Sciences Capital Fund Ltd., Gentry-Glori Energy Investments, LLC, Advantage Capital Partners, and Energy Technology Ventures, LLC, which is a joint venture of General Electric, ConocoPhillips, and NRG Energy.

Glori Market Opportunity

Glori’s market for its AERO System consists of domestic and international oil production waterflood sites. According to the EIA report, demand for oil globally is projected to grow from 85.7 million barrels per day in 2008 to 112.2 million barrels per day in 2035, representing a compound annual growth rate of 1%. As oil trades on a global market, the price of oil is not significantly sensitive to local demand and supply fluctuations. While global demand for oil is forecasted to grow, there is an increasing gap between new discoveries and production, decreasing the world’s oil reserves, as it is becoming harder and more expensive to find new oil reservoirs. As a result, enhanced oil recovery technology to improve oil production at mature fields is increasingly important to offset declining reserves.

Conventional oil recovery operations, including waterflood, are commonly believed to only extract around one third of the original oil in place in a reservoir, leaving large quantities behind at the end of life of an oil field. According to the Oil and Gas Journal, “Global Oil Reserves-2: Recovery factors leave EOR plenty of room for growth”, Volume 105, Issue 42, dated November 12, 2007, a one percent increase in the efficiency of global hydrocarbon recovery would expand conventional oil reserves by 88 billion barrels, which would be enough to replace three years of world production at the current rate.

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According to EIA data released in July 2011, waterflooding accounts for more than one-half of the United States domestic oil production, or over 2.5 million barrels of oil per day. Glori estimates the annual incremental production opportunity for oil producers using the AERO System to be greater than $10 billion in the United States based on an assumed price of $80.00 per barrel and a total production rate increase from the application of Glori’s AERO System of only 30%. As the United States accounts for approximately 9% of the world’s oil production according to the IEA, May 2011 Oil Market Report, the potential annual international market is substantially larger.

Glori believes its AERO System represents the most cost effective enhanced oil recovery method from both a capital expenditure and an operating cost perspective. Glori anticipates its primary competition for this sizable market will come from traditional enhanced oil recovery technologies, such as thermal injection, gas injection and chemical injection, as well as from other microbial enhanced oil recovery methods. Glori believes that its AERO System is superior to traditional enhanced oil recovery technologies both technologically and environmentally and that the AERO System is able to recover oil that other non-microbial enhanced oil recovery methods cannot. Because the AERO System works with naturally occurring microbes in the reservoir, Glori believes its processes do not cause any damage to the environment. Glori also views its AERO System as presenting the lowest capital expenditure profile of any enhanced oil recovery technology since it requires no new meaningful infrastructure investment. In addition, Glori considers oil produced using its AERO System to have a distinct cost advantage over many renewable energy sources, including biofuels, in that the oil can be sold directly into existing markets using existing infrastructure.

According to a November 2007 Oil &Gas Journal article, about 50% of the world’s oil lies in small to medium sized reservoirs, which are generally untouched by traditional enhanced oil recovery processes. Glori’s AERO System is well suited for smaller and medium sized reservoirs because its technology does not require large scale operations to be economical, unlike thermal injection, gas injection and chemical injection.

Glori is focused on the United States and Canada as initial target markets for its AERO System, and is additionally exploring opportunities to develop projects in the Middle East, initially in Oman, and South America, initially in Brazil. Glori’s target market represents over 1 trillion barrels of proved reserves, nearly 80% of the world.

According to the United States Environmental Protection Agency, approximately 144,000 wells were being used for waterflooding of oil reservoirs in the United States. Glori’s AERO System is currently designed for sandstone reservoirs with a permeability range greater than 50 milli-darcies. Glori estimates that as much as 30% of the oil recovered in the United States has come from reservoirs appropriate for the AERO System. Although Glori does not have any studies of the global characteristics of reservoirs, based on its industry knowledge, it believes that a comparable percentage of reservoirs outside the United States will be suitable for the AERO System.

Technology

Traditional Oil Production

Traditional oil production is carried out through primary reservoir pressure, artificial lift mechanisms and pumps followed by water injection, also known as waterflood, which increases reservoir pressure and displaces some of the oil remaining in the reservoir. However, two-thirds of the original oil in place typically remains trapped in the oil reservoir even after waterflooding.

Glori’s Technology

Microbes residing in oil reservoirs have the natural ability to use oil as a substrate given the right conditions. This process is complex and depends on several distinct groups of microbes performing specialized tasks in the chain of biological reactions. The complexity of the process makes it vulnerable to disruption from external changes in the surrounding environment. Glori leverages its knowledge of how to establish a consistent environment with the right characteristics for mobilization of trapped oil in the AERO System. Glori does not introduce foreign microbes, nor does it rely upon genetically-engineered microorganisms. Instead Glori adds customized nutrients to the reservoir to grow the existing indigenous microbes in that reservoir.

When the analysis and process development for the candidate field have been completed, the project moves into the deployment phase. Glori has designed its deployment systems to integrate with current oilfield waterflood equipment to simplify installation. This has resulted in modular field units that can be customized for continuous input of nutrients to the reservoir. Glori’s field units are equipped with sensors to monitor performance remotely, which allows us to service oil fields efficiently in remote locations. The oil that is produced from the utilization of the AERO System is delivered to market using the existing wells and pipelines that are already available to the oil producer. The additional oil that is captured by the AERO System is not altered in the process. Glori has verified this process by continuous operation of an oil field pilot project for more than three years during which no significant change in the n-alkane distribution, a measure often used for the characterization of crude oil, could be detected. Depending on the amount of oil trapped in the reservoir, Glori is expecting the production benefits from AERO System deployment to be sustained over many years until up to an additional 20% of the remaining oil has been produced. While Glori currently applies the technology to mature waterfloods, Glori anticipates further performance improvements when its AERO System process is initiated at an earlier stage of oil recovery. The diagram below illustrates traditional oil recovery and the AERO System.

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Glori's AERO System

5 **AERO™ System Implementation**

The AERO™ System is installed into existing waterfloods to stimulate indigenous reservoir microbes by introducing nutrients and optimizing the water quality. The activated microbes exhibit two main mechanisms for enhanced oil recovery.

glori

6A

Microbes Reduce Oil-Water Tension

Indigenous microbes, utilizing oil as a carbon source, now act as a natural surfactant to reduce the tension at the oil-water interface. The oil is released into the water flow.

6B

Microbes Effect Preferential Flow

Microbes multiply and eventually block the preferential water flow paths. This opens new water flow pathways forcing trapped oil out of the reservoir.

7

Microbes Disappear

When the trapped oil has been released, there is no more oil as carbon source. The microbes disappear and the water flow paths reopen.

8

Increase in Oil Production

Our AERO™ System does not change oil from its native form. As long as the AERO™ System is active, this process is repeated over and over until the trapped oil is brought to the surface.

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As part of the implementation of the AERO System process, Glori analyzes the injection water and water treatment system at the candidate oil field to determine if the water quality is compatible with AERO System requirements. Glori does not need potable water for the AERO System to be successful, but it does need the water to be non-toxic to the microbes. Glori’s results indicate that the AERO System may recover up to 9-12% of the original oil in place in a reservoir.

Research and Development

Glori’s research and development strategy seeks to extend the reach and effectiveness of the AERO System by focusing on the fundamental mechanisms of microbe-oil interactions. Glori has made significant investments in the development of the AERO System and will continue to fund further technology development in the future. Deployment of the AERO System enables and activates key microbial functionalities within an oil reservoir. These functionalities mobilize otherwise trapped oil resulting in increased production of oil. The functionalities required for successful deployment of the AERO System will be analogous between different reservoir conditions, but the microbes performing them and the nutrients required to best stimulate their growth may be different. To understand this complex system of diverse microbes and their interactions requires understanding the molecular mechanisms at work. As Glori’s knowledge of the biochemistry of oil mobilization by the AERO System develops, it expects to have the ability to both improve current deployment strategies and deploy the AERO System in a greater range of reservoir conditions.

Combined, these research and development programs are designed to drive down costs per incremental barrel of oil produced by increasing oil yield and production rates as well as by increasing both the number of candidate oil fields and the scale of deployment.

In 2006, Glori obtained technology and intellectual property from TERI, a research company based in India, and implemented several field projects. In 2008, Glori acquired know-how of Biotopics, an Argentine company working on related microbial technology in the enhanced oil recovery industry, through a technology development agreement and retained key employees of Biotopics. In 2009, Glori entered into a technology cooperation agreement with Statoil, which has been replaced by an updated 2011 agreement, to incorporate intellectual property and know-how that Statoil has been developing for many years. Glori scientists and engineers have been able to further develop and expand the intellectual property and know-how obtained from these three technology partners to create the AERO System. In addition, Glori is working with the Winogradsky Institute of Microbiology in Moscow on AERO System technology for carbonates.

Glori’s Competitive Strengths

•	Disruptive and proven technology: Glori believes that the AERO System is a transformative and disruptive innovation that manipulates the existing reservoir microbial communities to improve the recovery of oil in waterflood oil fields. Glori believes its AERO System is applicable in more oil fields than other existing enhanced oil recovery technologies. Unlike many other new and emerging clean-energy technologies, Glori has not only demonstrated the commercial efficacy of its technology, but has passed the significant milestone of one million incremental gallons of oil produced via the AERO System. Glori currently has 19 active projects in various stages of analysis and field deployment of the AERO System technology.

•	Attractive returns from acquisition of oil fields: Glori intends to acquire mature oil fields which are under waterflood or are good candidates for waterflood. By acquiring oil fields and implementing the AERO System technology, Glori can capture 100% of the increase in production, revenues and ultimate oil recovery, resulting in the potential for superior acquisition returns. Additionally, by acquiring its own fields, Glori expects to accelerate the industry adoption of its technology.

•	Established commercial contracts: Glori customers include international oil companies and independent oil and gas companies in North America. Glori has had active projects with more than 19 companies.

•	Profitable stand-alone economics: Glori’s current commercial application of the AERO System is profitable on a project level basis. For example, Glori estimates that the total operating cost per barrel, excluding minimal upfront capital costs, attributed to the use of Glori’s technology over the life of Glori’s first project, based on the first year of operation, was approximately $6 per incremental barrel of oil. Unlike many other emerging clean-energy technologies, successful commercialization of the AERO System does not depend on the availability of government subsidies or mandates.

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•	Capital-light technology: Unlike other enhanced oil recovery processes, the AERO System has a capital-light deployment strategy. The AERO System is applied to a reservoir by utilizing Glori’s field deployment module, which requires relatively minor capital investment, alongside Glori’s existing wells. Glori believes its technology has the potential to create a sustainable source of additional economic oil production that will extend the lives of oil fields and related infrastructure for many years.

•	Clean alternative to traditional enhanced oil recovery: Glori’s AERO System increases the oil recoverable from an existing field using infrastructure already built and in place. Deployed in a waterflood reservoir, no new wells need to be drilled, no new pipelines are laid, no new significant energy input is required into the process and there is no new disruption to the environment. Furthermore, because the activity is biological and occurs in the reservoir, there is minimal consequent carbon dioxide or greenhouse gas footprint. Once the application of the AERO System ends, the microbes in the reservoir are no longer supplied with nutrients and the reservoir will return to its pre-treatment status. By way of comparison, other enhanced oil recovery techniques require significant energy input, such as thermal injection, or significant additional infrastructure to implement, such as gas injection. In addition, other enhanced oil recovery techniques introduce new environmental impacts, in particular gas injection and chemical injection techniques, which result in a sizable carbon dioxide or greenhouse gas footprint or the addition of a large quantity of chemicals or polymers into the reservoir.

•	Intellectual property position: Glori’s intellectual property, consisting of substantial know-how and trade secrets, is the result of decades of research and development by Glori, Statoil Petroleum AS, or Statoil, in Norway, The Energy and Resources Institute, or TERI, in India, and Bio Topics S.A., or Biotopics, in Argentina. In addition, Glori is working with the Winogradsky Institute of Microbiology in Moscow on AERO System technology for carbonates. Glori also has multiple patents and patent applications. Glori believes its intellectual property and decades of research provide it with a strong competitive advantage and creates a high barrier to entry.

•	Experienced management and technical team: Glori’s management and technical team’s expertise includes microbiology, chemistry and biochemistry, microbial genomics, engineering, geology and geosciences, petroleum engineering, reservoir engineering and production management, and in their respective careers, Glori’s team members played key roles in the commercialization of dozens of successful large-scale industrial biotechnology and traditional oilfield acquisition and development projects.

Milestones and Commercialization Strategy

Technology Milestones

Confirmation of microbial activity: Glori has determined through field sampling and laboratory testing that hydrocarbon bearing reservoirs contain microbes that are capable of utilizing the residual hydrocarbon to grow, and in doing so create biomass as biofilms. Glori is continuously refining its methodologies to grow these microbes and Glori’s criteria for selection of nutrients to facilitate certain functionalities in the process.

Improvement in oil recovery factors: Over the past five years, Glori has achieved a number of significant advances in its research and development effort. Glori’s application of technology progressed from small, discreet application at producing wells under a “huff and puff” process (whereby the nutrient mix is injected into a producer well which is then shut-in for a period of days to allow the microbes to grow before the well is re-opened to production), to full scale application at injection wells under a continuous injection process. In addition, Glori added microbial genomics and bioinformatics capabilities in its laboratory facilities to further advance Glori understanding of the microbial processes involved in oil mobilization.

Development of Glori’s AERO System technology: In 2010, Glori implemented its pilot commercial AERO System project in the field. In April 2011, Glori applied for patent protection of this technology. In 2012, Glori applied for two additional patents associated with exploitation of the AERO mechanism.

Commercialization Milestones

Demonstration of commercial application: Between 2007 and 2009, Glori demonstrated that proprietary nutrient formulations delivered through its “huff and puff” process could accelerate the production of oil through improvement of flow conditions in the near wellbore environment of a production well. Thereafter, Glori applied the AERO System technology at the water injector well continuously and demonstrated improved recovery rates at economically attractive costs. The AERO System implementation builds on predecessor technology implementations that collectively account for over 100 treatments in different wells in multiple locations around the world including the United States, Argentina, the North Sea and India.

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Property acquisitions: Glori intends to use its technology to increase oil production in oil fields that it acquires and redevelops in the United States. In the fourth quarter of 2010, Glori acquired the North Etzold field, an oilfield in Kansas. The oil field consisted of 14 shut-in wells which had been stripped of wellbore tubulars, artificial lift equipment and the associated oil and water processing and storage facilities. In the first quarter of 2011, Glori recompleted some of these wells and commenced injection into two wells and producing from two oil wells. Based on production data measured at the primary production well, after the implementation of the AERO System the daily production rate from the impacted well increased by 45% from the average measured for the three months prior to AERO System implementation. This oil field will serve as a controlled environment to implement revisions in technology and surface systems to accelerate development and adoption of Glori’s AERO System technology.

Commercialization Strategy

Glori’s mission is to use microbiology to efficiently recover large quantities of oil currently trapped in reservoirs using existing oil wells. To achieve this Glori intends to:

•	Acquire and operate oilfields: Deployment of the AERO System technology to its own oil fields will enable Glori to capture 100% of the revenues and cash flow benefit from the increased production and to generate enhanced acquisition returns. In October 2010, Glori acquired the North Etzold field to demonstrate the application of the AERO System. To accelerate adoption of the AERO System, Glori plans to strategically acquire and develop additional mature oil fields in geographies that it expects will improve its portfolio of field successes.

•	Expand Glori’s project portfolio: As of December 31, 2013, Glori had seven customer projects in the Field Deployment stage and another 12 in the Reservoir Analysis and Treatment Design phase. Glori expects to initiate a growing number of projects that are currently in various stages of evaluation. As Glori continues to develop its customer base, it expects its AEROystem revenues to grow significantly.

•	Optimize Glori’s performance and expand the applicability of the AERO System: While Glori is already active on a commercial scale, it intends to continue to improve its performance and predictability of the AERO System using the Etzold field laboratory as well as additional customer projects and assets Glori acquires. Glori believes that in the future it will develop additional capabilities that will expand the types of fields to which it can apply its technology, such as expanding the applicability of Glori’s technology to carbonate reservoirs.

•	Accelerate execution by leveraging additional strategic partnerships: Commercialization of Glori’s technology could be further accelerated and expanded through additional strategic partnerships. Glori currently has collaboration arrangements with Statoil and TERI. Glori is currently exploring collaboration opportunities with a number of major oil companies and other potential partners.

AERO System Service Offering

Glori employs a two step process to screen and evaluate an oilfield for AERO System suitability, whether for an oil field to be acquired or for a customer. This process ensures a systematic, engineered and customized approach to technology deployment in each reservoir. The same process is used to screen an oilfield acquisition.

Reservoir Analysis and Treatment Design Phase (Analysis Phase): Glori obtains representative oil and water samples from the reservoir as part of its screening process to evaluate AERO System potential. Samples are taken to Glori’s Houston laboratory where detailed geochemical analysis is performed. The heart of the Analysis Phase deals with microbiological activities, where the indigenous formation microbes are analyzed for functionality. The general activities for the Analysis Phase are:

•	Review field characteristics data;

•	Perform a geological suitability analysis of the target structure;

•	Collect samples from targeted wells;

•	Conduct geochemical characterization of oil and water;

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•	Determine the indigenous microbes present in the reservoir fluids.

•	Incubate and study indigenous microbes; and

•	Develop an optimal nutrient package for field application including any needed modifications to the field injection water.

Tests are performed at Glori’s Houston laboratory using microbes from the reservoir and nutrient media with the formation water and oil to verify AERO System performance under simulated reservoir conditions. Several iterations of tests are often performed to optimize the system compositions to achieve the optimal AERO System activity. If microbial growth and economical oil recovery can be demonstrated, the project then moves forward to the Field Deployment Phase.. The Reservoir Analysis and Treatment Design phase typically takes an aggregate of two months to complete.

Field Deployment Phase: Once the viability of the AERO System is demonstrated in the Analysis Phase, a detailed project development plan is finalized, and the project proceeds to the Field Deployment Phase where the AERO System is initiated in the oil field to stimulate the indigenous microbes in the oil bearing reservoir.

Glori mobilizes skid-mounted injection equipment to the field location. This equipment has been specially designed and tested by Glori at its Houston facility, and is manufactured by select third parties. The equipment is continuously monitored and operated remotely from Glori’s project command center in Houston. The equipment remains on the lease throughout the duration of AERO System activities. It is usually installed near the waterflood water injection plant where Glori’s microbial nutrient media are injected into waterflood flowlines for delivery to the reservoir.

Once initiated, Glori and its customer continually evaluate the technical, operational and economic results of the Field Deployment Phase activity. Assuming the project meets the desired criteria, Glori works with the customer to prepare a project expansion plan, up to and including full-field deployment of the AERO System.

Typically Glori starts the Field Deployment Phase as an initial field validation in a small section of a producing field. Results from the AERO System are typically detected within two to three months after it initiates the Field Deployment Phase. After the initial Field Deployment Phase field validation is complete, Glori expects to enter into a longer term contract with its customer to continue the use of the AERO System in the entire or in specific areas of the oil field.

Sales and Marketing

Glori uses a direct sales channel to market its AERO System technology to the E&P industry. As of December 31, 2013, the business development group is comprised of four people, based in Houston and Fort Worth.

Because of the uniqueness of Glori’s technology and the early stage of its development, Glori must educate its customers on its technology in order to generate business. Customers generally introduce Glori to their operations on a limited scope and generally in their lowest-priority oil field in order to test the technology. This approach results in a trial that is suboptimal, but Glori believes will generate additional opportunities to expand its relationship with the customer once Glori’s technology is proven to them.

Customers

Glori has entered into master service agreements that define its legal relationships with oil producers. The scope of work and commercial terms for a particular project are defined in a separate document specific to that project. Most of Glori’s contracts are for a pilot implementation of the AERO System and incorporate a fee for service for the Analysis Phase and a monthly charge for initial Field Deployment Phase validation. After completion of the initial Field Development Phase, Glori anticipates that successful field validation performance will lead to negotiated evergreen contracts for continued Field Development Phase activities.

Glori’s customer base comprises international oil companies and independent oil and gas companies in North America. During 2013, three individual E&P companies each exceeded 10% of Glori’s total service revenues for the year.

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Oilfield Acquisition Strategy

Glori intends to acquire and redevelop mature oil fields with historically long-lived, predictable production profiles. Glori believes it can enhance the revenues, cash flows and acquisition returns from such oil fields through well recompletions, secondary recovery, waterflood optimization and implementation of its AERO System of enhanced oil recovery. Glori also plans to selectively acquire fields which may have low current production but have (i) excellent reservoir qualities, (ii) significant original oil in place remaining, and (iii) provide opportunities to re-enter existing wells, return them to production, and deploy the AERO System to capture significant economic quantities of oil. Glori believes this strategy will enable it to further demonstrate the efficacy of its AERO System while allowing it to capture the increase in revenues and ultimate recovery. Often these mature fields have not been fully exploited and have not been exposed to enhanced oil recovery technologies. Additionally, by owning its own oil properties Glori will be able to manage the implementation of the AERO System in a controlled environment and accelerate the industry adoption of the technology. Glori has assembled a team of oil industry professionals with extensive experience in all facets of acquiring and managing oil properties. Glori is seeking and evaluating acquisitions that fit its criteria for the AERO System. These fields are mature active waterfloods, or assets with clear waterflood potential, sandstone reservoirs and are located onshore in the United States. Glori’s acquisition team is developing a “pipeline” of potential acquisitions, both through direct private negotiations as well as the public bid process.

Suppliers

Glori has preferred suppliers of nutrient chemicals. However, Glori’s raw material ingredients are widely available, and Glori is not dependent upon any one company for supplies needed for its business. Also, there are no geographical limitations on the availability of these materials. Currently, the raw materials are delivered directly to Glori’s Houston, Texas facility while a third party blends its formula in Alberta, Canada. Glori anticipates expanding this strategy to each geographical region, utilizing local suppliers to minimize logistical costs.

Competition

Glori competes for projects with other microbial technology enhanced oil recovery companies, emerging enhanced oil recovery technologies and traditional enhanced oil recovery technologies.

Other Microbial Enhanced Oil Recovery Companies

There are other companies developing or planning to commercialize microbial technology that is similar to Glori’s AERO System. These companies include Titan Oil Recovery, Inc., Geo Fossil Fuels, LLC and Micro-Bac International, Inc. Glori believes that the enhanced oil recovery market is large enough to support multiple competitors if the technology of these companies proves to be competitive with ours.

Emerging Enhanced Oil Recovery Technologies

Glori is aware of other companies developing or planning to commercialize different technologies for enhanced oil recovery. These technologies include low salinity water, polymer and wave vibration. TIORCO (a Nalco Company) is the biggest of the companies, of which Glori is aware, involved in deployment of any of these technologies. Glori believes that the economics of the AERO System are more attractive, resulting in a lower capital investment and a lower operating cost, than these other new technologies. Glori also believes that the AERO System is better developed, has higher efficacy and is more broadly applicable than these other technologies.

Traditional Enhanced Oil Recovery Technologies

Traditional enhanced oil recovery technologies include thermal injection (for example, steam), gas injection (for example, carbon dioxide) and chemical injection (for example, surfactants and polymers). Thermal injection such as steam is used to heat the oil to make it flow more easily through the reservoir. Gas injection is used to increase pressure in the reservoir and increase the viscosity of the oil. Chemical injection is used to reduce surface tension of the oil to allow it to flow better through the reservoir.

According to a November 2007 Oil &Gas Journal article, about 50% of the world’s oil lies in small to medium sized reservoirs, which are generally untouched by traditional enhanced oil recovery processes. Glori’s AERO System is well suited for smaller and medium sized reservoirs because its technology does not require large scale operations to be economical, unlike thermal injection, gas injection and chemical injection.

Glori believes that the economics of its AERO System are more attractive, resulting in a lower capital investment and a lower operating cost than these more traditional technologies. Additionally, the AERO System has a lower environmental impact since Glori process uses infrastructure that is already in place and nutrients that are not harmful to the environment.

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Government Regulation

Environmental Regulation

Glori is subject to numerous environmental, legal, and regulatory requirements related to its operations worldwide. In the United States, these laws and regulations include, among others:

•	the Comprehensive Environmental Response, Compensation, and Liability Act;

•	the Resource Conservation and Recovery Act;

•	the Clean Air Act;

•	the Federal Water Pollution Control Act;

•	the Safe Drinking Water Act; and

•	the Toxic Substances Control Act.

In addition to federal laws and regulations, states and other countries where Glori does business often have numerous environmental, legal and regulatory requirements by which Glori must abide.

Environmental laws and regulations are complex and subject to frequent change. In some cases, they can impose liability for the entire cost of cleanup on any responsible party, without regard to negligence or fault, and can impose liability on Glori for the conduct of others or conditions others have caused, or for Glori acts that complied with all applicable requirements when Glori performed them. Glori may also be exposed to environmental or other liabilities originating from businesses and assets that it purchased from others. Compliance with applicable environmental laws and regulations has not, to date, materially affected Glori capital expenditures, earnings or competitive position. Glori does not expect to incur material capital expenditures in its next fiscal year in order to comply with current environment control regulations. However, Glori’s compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements or the future discovery of contamination may require it to make material expenditures or subject it to liabilities that Glori currently do not anticipate. In addition, because Glori’s technology is new, regulatory agencies may not be sure how to apply existing rules to the AERO System or may have concerns that could delay or restrict use of the AERO System in some wells. Any such delays or restrictions could harm Glori business.

Hydraulic Fracturing The EPA has recently focused on concerns about the risk of water contamination and public health problems from drilling and hydraulic fracturing activities. The EPA is conducting a comprehensive research study on the potential adverse effects that hydraulic fracturing may have on water quality and public health. While Glori’s technology is unrelated to hydraulic fracturing, it is possible that any federal, state and local laws and regulations that might be imposed on fracturing activities could also apply to oil recovery operations. Although it is not possible to predict the final outcome of the EPA’s study or whether new legislation or regulations that might be adopted would impact Glori’s business, any such future laws and regulations could result in increased compliance costs or additional operating restrictions, which, in turn, could adversely affect Glori’s financial position, results of operations and cash flows.

Employees

As of December 31, 2013, Glori had a total of 32 employees consisting of nine employees engaged in research and development, 12 employees in operations and 11 employees in management, business development and administrative positions. Glori believes its employee relations are satisfactory.

Facilities

Glori’s headquarters are located in Houston, Texas. Glori leases its headquarters facility, which comprises approximately 17,000 square feet of warehouse, laboratory and office space. The term of this lease runs through May 2014. Glori also leases a nearby office and warehouse which are also leased through May 2014. Glori believes its current facilities are adequate for its current needs and for the foreseeable future.

Legal Proceedings

From time to time, Glori has been subject to various claims and legal actions in the ordinary course of its business. Glori is not currently involved in any legal proceeding the ultimate outcome of which, in Glori’s judgment based on information currently available, would have a material adverse impact on its business, financial condition or results of operations.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GLORI

You should read the following description of Glori’s results of operations and financial condition in conjunction with the section above titled “Risk Factors” and Glori’s consolidated audited financial statements presented in this prospectus.

Glori

Glori is a technology focused energy company that deploys its proprietary biotechnology to facilitate the secondary production of oil at less than $10 per barrel. Only one third of discovered oil is typically recovered during the life of an oilfield, as recovery of the remaining two thirds of oil is not economically viable with current technology. By activating in-situ microbiology within the reservoir, Glori can efficiently produce a portion of this remaining oil. Glori acquires, owns and operates mature oilfields into which it applies its AERO technology and additionally is deploying its technology in a range of different geographies and geologies for E&P clients.

Glori, which is based in Houston, Texas, was incorporated as Glori Oil Limited, a Delaware Corporation, in November 2005 and changed its name to Glori Energy Inc. in May 2011. In September 2010, Glori incorporated Glori Canada Ltd. (formerly Glori Oil Ltd.) in the province of Alberta, Canada, with registration in the province of Saskatchewan, as a wholly-owned subsidiary, to conduct Glori’s business in Canada. In October 2010, Glori activated a previously dormant wholly-owned subsidiary, Glori Holdings Inc. (formerly Glori Oil Holdings Company), to acquire a 100% working interest in the Etzold field. In February 2011, Glori incorporated Glori California Inc. (formerly Glori Oil California Limited) to conduct its operations in the state of California. In September 2013, Glori incorporated OOO Glori Energy to conduct its operations in the Russian Federation. Glori, Glori Holdings Inc., Glori Canada Ltd., Glori Oil (Argentina) Limited, Glori California Inc., Glori Oil S.R.L. OOO Glori Energy and Glory Energy, Inc. comprise the entities within the Glori corporate structure. Glori has undertaken the dissolution of Glori Oil S.L.R. and is awaiting confirmation that the dissolution was effective as of November 8, 2013.

Critical Accounting Policies

The discussion of Glori’s financial condition and results of operations is based upon its consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The preparation of these financial statements requires Glori to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses. On an ongoing basis, Glori evaluates its estimates and assumptions, including those related to revenue, bad debts, long-lived assets, income taxes and stock-based compensation. These estimates are based on historical experience and on various other assumptions that Glori believes are reasonable under the circumstances. The results of Glori’s analysis form the basis for making assumptions about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates, and the impact of such differences may be material to Glori’s consolidated financial statements.

Critical accounting policies are those policies that, in management’s view, are most important in the portrayal of Glori’s financial condition and results of operations. The footnotes to Glori’s consolidated financial statements also include disclosure of significant accounting policies. The methods, estimates and judgments that Glori uses in applying its accounting policies have a significant impact on the results that Glori reports in its financial statements. These critical accounting policies require Glori to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Those critical accounting policies and estimates that require the most significant judgment are discussed below.

Revenue Recognition

Revenue is recognized when all services are concluded, and there is evidence that the customer has accepted the services, which generally coincides with invoicing. For contracts which have multiple deliverable arrangements, including those contracts lacking objective and reliable evidence regarding the fair value of the undelivered items, revenue recognition is deferred in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition: Multiple-element Arrangements.

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In this regard, Glori’s contracts have historically fallen into three categories and each category receives distinct application of revenue recognition based upon management’s assessment of its contractual elements:

Contracts that are only for research-related services in the Reservoir Analysis and Treatment Design (Analysis Phase). Revenues for services delivered under such contracts are deferred until the conclusion of the service and acceptance by the customer, usually denoted by the presentation by Glori of a written report to the customer.

Contracts that are only for field-related services in the Field Deployment phase. Revenues are recognized ratably over the term of the field-related services.

Contracts containing both research-related services and field-related services. Revenues are recognized for the research related services and the field-related services as described above, if the customer has the unilateral right to proceed to field-related services after completion of the research-related services. If the field-related services will be delivered under the contract terms without the customer’s unilateral right to proceed, revenue for the research-related services are deferred and recognized ratably over the term of the field-related services.

Oil and Gas Activities

Successful Efforts Method. Glori uses the successful efforts method of accounting for oil producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized.

Revenue Recognition. Glori follows the “sales” method of accounting for crude oil revenue. Under this method, Glori recognizes revenue on production as it is taken and delivered to its purchasers.

Depletion. The estimates of crude oil reserves utilized in the calculation of depletion are estimated in accordance with guidelines established by the Society of Petroleum Engineers, the SEC and the Financial Accounting Standards Board, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. Glori emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. Glori’s policy is to amortize capitalized costs on the unit of production method, based upon these reserve estimates.

Glori assesses its proved properties for possible impairment on an annual basis at a minimum, or as circumstances warrant, based on geological trend analysis, changes in proved reserves or relinquishment of acreage. When impairment occurs, the adjustment is recorded to accumulated depletion.

Asset Retirement Obligation

In October 2010, Glori acquired the Etzold field in exchange for nominal consideration, Glori’s agreement to indemnify the seller for certain environmental matters and the assumption of liabilities relating to the leasehold interest, including the asset retirement obligation (plugging and abandonment liability) for the existing wells on the leasehold. Glori accounts for its asset retirement obligation, or ARO, in accordance with ASC 410, Asset Retirement and Environmental Obligations. The fair value of a liability for an ARO is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made, and the associated retirement costs are capitalized as part of the carrying amount of the long-lived asset. Glori determines its ARO by calculating the present value of the estimated cash flows related to the liability based upon estimates derived from management and external consultants familiar with the requirements of the retirement and Glori’s ARO is reflected in the accompanying consolidated balance sheets as a noncurrent liability. Glori has not funded nor dedicated any assets to this retirement obligation. The liability is periodically adjusted to reflect (1) new liabilities incurred; (2) liabilities settled during the period; (3) accretion expense; and (4) revisions to estimated future plugging and abandonment costs.

Stock-Based Compensation

Prior to the adoption of Glori’s 2012 Omnibus Incentive Plan, it had one stock-based compensation plan, the Glori Oil Limited Amended and Restated 2006 Stock Option and Grant Plan, or the 2006 Plan. All equity instruments granted under the 2006 Plan are settled in stock. Since the adoption of its 2006 Plan, Glori has recorded all share based payment expenses in accordance with the provisions of ASC 718, Compensation- Stock Compensation. The following table summarizes the stock options granted in 2011, 2012 and for the nine month ended September 30, 2013 with their exercise prices and the fair value of the underlying common stock per share.

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Date of Issuance	Number,of Options	Exercise Price per Share	Fair Value per Underlying Share
*December,26, 2011	967,003	0.4	0.4
*January 3, 2012	101,478	0.4	0.4
*February 10, 2012	311,500	0.4	0.4
*July 2, 2012	300,000	0.4	0.4
*September 26, 2012	160,000	0.4	0.4
June 4, 2013	1,396,494	0.4	0.4
June 10, 2013	20,000	0.4	0.4
June 17, 2013	40,000	0.4	0.4
June 19, 2013	192,500	0.4	0.4
July 3, 2013	10,000	0.4	0.4
July 29, 2013	10,000	0.4	0.4
August 29, 2013	10,000	0.4	0.4

*	The options issued in 2011 & 2012 were initially issued at an exercise price equal to the common share fair value of $1.15. These options were subsequently repriced to $0.40.

In the absence of a public market for Glori common stock, it engages a third-party valuation advisor to provide a valuation of its stock. Glori’s board of directors considered the October 31, 2011 valuation in making its fair value determination as of October 31, 2011. This valuation resulted in a $1.15 fair value per common share. Glori’s board of directors continued to utilize the October 31, 2011 common stock valuation to establish the exercise price for the stock options granted from December 26, 2011 through December 31, 2012, as it was the most recent valuation of Glori common stock, and Glori’s board of directors determined that no material developments had occurred in its business to change that valuation materially.

As of January 1, 2013, Glori’s board of directors determined that there have been material developments in its business and, accordingly, engaged the same third-party valuation advisor that provided the 2011 valuation to provide a valuation of Glori common stock as of January 1, 2013. The valuation resulted in a fair value per common share of $0.40. Based on the valuation, Glori’s board of directors set the exercise price of the options equal to the fair value of the common shares at $0.40. With the new lower exercise price fair value the compensation committee of the board of directors elected to reprice the previously issued 2011 options with an exercise price of $1.15. The reduction in exercise price affected 1.8 million options, and the repricing adjustment resulted in expense of approximately $47,000 recognized in June 2013.

Glori recognizes expense for stock-based compensation using the calculated fair value of options on the grant date of the awards. Glori does not issue fractional shares nor pay cash in lieu of fractional shares and currently does not have any awards accounted for as a liability.

Glori’s policy is to recognize compensation expense for service-based awards on a straight-line basis over the requisite service period for the entire award. Stock-based compensation expense is based on awards ultimately expected to vest.

The fair value of each option award was estimated on the grant date using a Black-Scholes option valuation model, which uses certain assumptions as of the date of grant:

Risk-free interest rate — risk-free rate, for periods within the contractual terms of the options, is based on the U.S. Treasury yield curve in effect at the time of grant;

Expected volatility — based on peer group price volatility for periods equivalent to the expected term of the options;

Expected dividend yield — expected dividends based on Glori’s expected dividend rate at the date of grant;

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Expected life (in years) — expected life adjusted based on management’s best estimate for the effects of non-transferability, exercise restriction and behavioral considerations; and

Expected forfeiture rate — expected forfeiture rate based on historical and expected employee turnover.

Glory Energy has computed the fair value of all options granted during the years ended December 2011 and 2012 and for the nine months ended September 30, 2013, using the following assumptions:

	2011	2012	2013
Risk-free interest rate	1.5%	.42%	.35%
Expected volatility	80%	75%	55%
Expected dividend yield	0%	0%	0%
Expected life (in years)	3.21	3.45	2.96
Expected forfeiture rate	-	-	-

Taxes

Glori accounts for income taxes using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and to net operating loss carry forwards, measured by enacted tax rates for years in which taxes are expected to be paid, recovered or settled. A valuation allowance is established to reduce deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of September 30, 2013, Glori has a total valuation allowance of $10.2 million.

Glori follows ASC 740, Income Taxes (ASC 740), which creates a single model to address accounting for the uncertainty in income tax positions and prescribes a minimum recognition threshold a tax position must meet before recognition in the consolidated financial statements. Glori does not have an uncertain tax position meeting the criteria of ASC 740.

Glori’s ability to use its net operating loss carryforwards to offset future taxable income may be subject to certain limitations. In general, under Section 382 of the U.S. Internal Revenue Code of 1986, as amended, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating loss carryforwards, or NOLs, to offset future taxable income. Glori believes that its issuance of series B preferred stock on October 15, 2009 resulted in a Section 382 ownership change limitation. Glori estimates that approximately $5.4 million of Glori’s $27.81 million NOLs as of December 31, 2012 will expire unused due to Section 382 ownership change limitations. In addition, if Glori undergoes an ownership change in connection with or after this Transaction Merger, Glori’s ability to utilize NOLs could be further limited by Section 382 of the Internal Revenue Code. Future changes in Glori’s stock ownership, some of which are outside of its control, could result in an ownership change under Section 382 of the Internal Revenue Code. Furthermore, Glori’s ability to utilize NOLs of companies that it may acquire in the future may be subject to limitations.

New Accounting Pronouncements

See Glori’s audited and unaudited consolidated financial statements included elsewhere in this prospectus for details regarding its implementation. Glori’s management has assessed other accounting standards not adopted and determined that, at this time, there will be no material impact to Glori from these other accounting standards.

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Results of Operations

The following table sets forth selected financial data for the periods indicated (in thousands):

	Years Ended December 31,		Nine Months Ended September 30,
	2011	2012	2012	2013

Revenue	$1,565	$2,181	$1,522	$2,434
Operating expenses:
Operations	2,691	3,901	2,669	3,347
Research and development	1,529	1,459	1,000	1,158
Write-off of deferred offering costs	-	1,492	-	-
Selling, general and administrative	2,861	3,411	2,434	3,088
Depreciation, depletion and amortization	556	560	400	456
Total operating expenses	7,637	10,823	6,503	8,049

Loss from operations	(6,072)	(8,642)	(4,981)	(5,615)

Gain (loss) on change in fair value of derivative liabilities	1,615	(2,317)	7	-
(Loss) gain on change in fair value of warrant liabilities	-	(506)	-	1,183
Interest expense	(70)	(480)	(211)	(750)
Other (expense) income, net	(21)	5	5	(25)

Net loss	$(4,548)	$(11,940)	$(5,180)	$(5,207)

Year ended December 31, 2012 and 2011

Revenue. Revenue increased by $616,000, or 39%, to $2,181,000 for the year ended December 31, 2012, from $1,565,000 for the year ended December 31, 2011. The increase was attributable to increased revenues from AERO field injection services of $250,000 in Montana, $108,000 in Oklahoma and $100,000 in California, Analysis phase services performed for a client in Oman of $193,000 and an oil revenue increase of $183,000, reduced by the decrease in service revenues from a project in Texas of $258,000 in 2011.

Operations. Operations expenses increased by $1,210,000 or 45%, to $3,901,000 for the year ended December 31, 2012, from $2,691,000 for the year ended December 31, 2011. The increase was attributable to $259,000 from operating the Etzold property for a full year and an increase of $666,000 from compensation related expenses due to additional staff for our oil production and acquisition activities, and $187,000 additional expenses related to a project in California operating for a longer period in 2012.

Research and development. Research and development expenses decreased by $70,000 or 5%, to $1,459,000 for the year ended December 31, 2012, from $1,529,000 for the year ended December 31, 2011. The decrease was attributable to the conclusion of operations in Argentina of $115,000 and the conclusion of field trials for a particular customer of $104,000, offset by increased compensation of $66,000 and intellectual property expenses of $87,000.

Deferred offering costs. The Company deferred costs incurred for an initial public offering (“IPO”) of common stock in 2011 and 2012 including legal and other professional fees. The IPO was withdrawn in 2012 due to market conditions, and as a result, the Company recorded a write-off of the deferred costs of $1,492,000 during 2012.

Selling, general and administrative. Selling, general and administrative expenses increased by $550,000 or 19%, to $3,411,000 for the year ended December 31, 2012, from $2,861,000 for the year ended December 31, 2011. The increase in expenses was attributable to compensation of new employees and employees working a full year of $574,000, greater information technology fees of $41,000, board fees for members compensated for the entire year of $43,000, and consulting fees for a specific international project of $48,000, offset by reduced legal expenses of $107,000 and reduced marketing expenses in Canada of $84,000.

Depreciation, depletion and amortization. Depreciation, depletion and amortization increased by $4,000, or 1%, to $560,000 for the year ended December 31, 2012, from $556,000 for the year ended December 31, 2011. The increase was attributable to an increase in depletion of $81,000 resulting from greater production and development costs on the Etzold oil property, offset by a decrease in depreciation expense of $77,000 as many of Glori’s initial asset investments became fully depreciated in 2012.

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Gain (loss) on change in fair values of derivative liabilities and warrant liabilities. The fair value of the derivative liabilities increased by $2,317,000 resulting in a loss from the change in fair values for the year ended December 31, 2012 compared to a decrease of $1,615,000 resulting in a gain in fair values for the year ended December 31, 2011 as a result of the effect of recognizing the derivative liabilities at fair values as of December 31, 2012 and 2011, respectively. The fair value of the warrant liabilities decreased by $506,000 for the year ended December 31, 2012 compared with no change in value during the year ended December 31, 2011 as a result of the effect of recognizing the warrant liabilities at fair values as of December 31, 2012 and 2011, respectively.

In determining the fair value of derivatives and warrants, management uses an option pricing model that considers, among other things, the performance of publicly-traded stocks of similar companies, potential future business outcomes with appropriate weighting, and appropriate interest rates. Most significant is management’s expectations regarding possible large liquidity events which may include public offerings, which is susceptible to market conditions that can vary significantly between periods.

Interest expense. Interest expense for the year ended December 31, 2012 was $480,000 compared to $70,000 for the year ended December 31, 2011 due to a new loan facility with Hercules Technology Growth Capital, Inc. (“Hercules”) in June 2012 in the amount of $8,000,000, repayable in monthly installments of approximately $296,000 through June 1, 2015, with interest at 10%. The facility also requires an end of term payment of $280,000 and the lender also received a warrant to acquire 145,932 shares of Series C preferred stock for a term of 10 year for $2.741 per share.

Nine months ended September 30, 2013 and 2012

Revenue. Revenue increased by $912,000, or 60%, to $2,434,000 for the nine months ended September 30, 2013, from $1,522,000 for the nine months ended September 30, 2012. The increase was attributable to increased revenues from AERO field services performed in Texas of $718,000 and Canada of $641,000 and increased oil revenues of $125,000, offset in part by a decrease in Analysis phase revenues of $535,000. This decrease was caused by a reduction in certain projects in Canada ($300,000), Oman ($164,000) and Brazil ($109,000) in the Analysis phase.

Operations. Operations expenses increased by $678,000, or 25%, to $3,347,000 for the nine months ended September 30, 2013, from $2,669,000 for nine months ended September 30, 2012. The increase in operational expense was attributable to an increase of $412,000 due to additional staff for our oil production and acquisitions activities, $246,000 increase in operations expense in Canada due to greater services activity, $99,000 due to the commencement of operations in Brazil, $48,000 from operating the Etzold oil property for the entire nine months in 2013 offset in part by $87,000 of water treatment expenses in 2012 that were not incurred in the 2013 period.

Research and development. Research and development expenses increased by $158,000, or 16%, to $1,158,000 for the nine months ended September 30, 2013, from $1,000,000 for the nine months ended September 30, 2012. The increase was attributable to an increase of $105,000 in compensation expenses due to additional staff, an increase in expenses for laboratory supplies of $77,000 as a result of increased project activity, reduced by $59,000 for the conclusion of field trials for a particular customer.

Selling, general and administrative. Selling, general and administrative expenses increase by $654,000, or 27%, to $3,088,000 for nine months ended September 30, 2013, from $2,434,000 for nine months ended September 30, 2012. Compensation expense increased by $507,000 resulting from increases in compensation, stock based compensation expense and a full year’s compensation for an employee added in mid-2012, including $47,000 related to the option repricing, an increase of $89,000 related to consulting services associated with developing AERO services projects in Russia, an increase of $73,000 in accounting fees, partially offset by a $88,000 decrease in promotional spending by the business development department in the 2013 period.

Depreciation, depletion and amortization. Depreciation, depletion and amortization increased by $56,000 or 14%, to $456,000 for the nine months ended September 30, 2013, from $400,000 for nine months ended September 30, 2012. The increase was attributable to an increase in depletion expense of $91,000 resulting from greater production on the Etzold oil property, partially offset by a decrease in depreciation of $35,000 as many of the Glori’s initial asset investments became fully depreciated in 2012.

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Gain (loss) on change in fair values of derivative liabilities and warrant liabilities. The fair value of the derivative liabilities increased $7,000 for the nine months ended September 30, 2012 due to a change in valuation. In April of 2013 the Company removed the condition that created the embedded derivative and as a result there was no change in fair value of derivative for the nine months ended September 30, 2013. The previously recorded fair value of the derivative was removed from the balance sheet as a contribution to capital during 2013. For the nine months ended September 30, 2013 there was a gain on change in the fair value of the warrant liabilities of $1,183 due to a decrease in the valuation of the warrant liabilities compared to no change for the nine months ended September 30, 2012. This change was primarily the result of the reduction in the proceeds of anticipated liquidity events within the next 3 years.

Interest expense. Interest increased to $750,000 for the nine months ended September 30, 2013 compared to $211,000 for the nine months ended September 30, 2012, or a net change of $539,000. The increase resulted from the full commitment indebtedness to Hercules outstanding for all of the nine months ended September 30, 2013 compared to only four months in the corresponding period in 2012.

Liquidity and Capital Resources

Glori’s primary sources of liquidity and capital since its formation have been proceeds from equity issuances and borrowings. To date, Glori’s primary use of capital has been to fund its operations and research and development activities. Through September 30, 2013, Glori raised approximately $57.4 million of net proceeds through private offerings of Glori common and preferred stock. On December 30, 2011 and January 19, 2012, Glori issued and sold an aggregate of 7,296,607 shares of series C preferred stock for aggregate consideration of approximately $20 million. On June 11, 2012, Glori entered into the loan agreement with Hercules that provided a total lending commitment of $8 million. Glori borrowed an initial $4 million upon commencement of the agreement, and the remaining $4 million in August of 2012. In 2013, Glori issued C-1 Preferred Stock, C Preferred Warrants and C-1 Preferred Warrants in a bundled transaction for $11.7 million in net proceeds.

At September 30, 2013, Glori had working capital of $4,937,000, including cash and cash equivalents of $23,273,000, accounts receivable of $193,000 and other current assets of $219,000, offset by $359,000 in accounts payable, $1,516,000 in deferred revenue, $232,000 in accrued expenses, $13,142,000 in warrant liabilities and $3,499,000 in current portion of long-term debt.

At December 31, 2012, Glori had working capital of $11,402,000, including cash and cash equivalents of $18,707,000, accounts receivable of $231,000 and other current assets of $217,000, offset by $368,000 in accounts payable, $995,000 in deferred revenue, $454,000 in accrued expenses, $2,329,000 in derivative liabilities, $701,000 in warrant liabilities and $2,906,000 in current portion of long-term debt.

At December 31, 2011, Glori had working capital of $7,045,000 including cash and cash equivalents of $8,846,000, accounts receivable of $372,000 and other current assets of $104,000, offset by $1,129,000 in accounts payable, $633,000 in deferred revenue, $503,000 in accrued expenses and $12,000 in derivative liabilities.

Beginning January 2011 through September 2013, Glori’s capital expenditures totaled $5,202,000, principally to revitalize its Etzold field, for field and laboratory equipment and to construct its AERO System field deployment modules and related equipment. Glori’s capital expenditures were funded primarily from available working capital, private equity issuances and debt financing.

During the twelve months after completion of Transaction Merger, Glori expect its principal sources of liquidity to be the cash provided by the Transaction Merger, cash flows from operating activities and borrowings under an anticipated new credit facility to be used for financing oil property acquisitions based upon the value of oil and gas reserves acquired and secured by those same reserves. In the event such a credit facility is secured it is anticipated that it will be secured by the acquired properties. Glori expects these amounts will fully fund its capital expenditure requirements and working capital needs for at least the next twelve months. In forecasting its cash flows Glori has considered factors including the expenses of increased personnel required to implement Glori’s business strategy and the capital expenditures required by the acquisition of oil properties. As of September 30, 2013, Glori did not have any commitments for the acquisition of oil properties or any other significant capital commitments.

Although Glori believes that it will have sufficient liquidity and capital resources to meet its current operating requirements and expansion plans for the next twelve months, Glori may pursue additional expansion opportunities which could require additional financing through debt and/or equity transactions. If Glori is unable to secure additional financing at favorable terms in order to pursue such additional expansion opportunities, Glori’s ability to maintain its desired level of revenue growth could be materially adversely affected.

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The following table sets forth the major sources and uses of cash for the periods presented (in thousands):

	Years Ended December 31,		Nine Months Ended September 30,
	2011	2012	2012	2013

Net cash used in operating activities	$(3,888)	$(6,867)	$(4,910)	$(4,790)
Net cash used in investing activities	(2,423)	(2,332)	(2,106)	(447)
Net cash provided by financing activities	8,015	19,060	19,031	9,803

Operating Activities

During the nine months ended September 30, 2013, Glori’s operating activities used $4,790,000 in cash. Glori’s net loss for the nine months ended September 30, 2013 was $5,207,000. Non-cash gain totaled $91,000, consisting of $456,000 of depreciation, depletion and amortization, $534,000 for stock based compensation expense, amortization of deferred loan costs of $127,000 and other non-cash expenses totaling $157,000 primarily offset by a $1,183,000 gain on change in fair value of warrant liabilities. Accounts receivable decreased by $38,000, prepaid expenses increased by $17,000, inventory decreased by $15,000, accounts payable decreased by $9,000, deferred revenue increased by $521,000 and accrued expenses decreased by $222,000, each having a corresponding offset to cash. The decrease in accrued expenses resulted from the payment of compensation liabilities accrued at December 31, 2012, and the increase in deferred revenue resulted from the commencement of new projects for which revenue could not yet be recognized.

During the nine months ended September 30, 2012, Glori’s operating activities used $4,910,000 in cash. Glori’s net loss for the nine months ended September 30, 2012 was $5,180,000. Non-cash expenses totaled $691,000, consisting of $400,000 of depreciation, depletion and amortization, $214,000 for stock based compensation expense and other non-cash expenses totaling $77,000, which were primarily related to amortization of deferred loan costs and accretion of other long-term liabilities. Accounts receivable decreased by $236,000, prepaid expenses increased by $66,000, inventory increased by $7,000, accounts payable decreased by $612,000, deferred revenue increased by $205,000 and accrued expenses decreased by $177,000, each having a corresponding offset to cash. The increase in deferred revenue relates to additional contracts, with the revenue for some contracts being deferred because they contained multiple deliverable elements. The decrease in the accounts payable and accrued expenses resulted from the payment on various costs primarily related to legal and accounting fees that had built up at December 31, 2011.

During the year ended December 31, 2012, Glori’s operating activities used $6,867,000 in cash. Glori’s net loss for the year ended December 31, 2012 was $11,940,000. Non-cash items totaled $5,323,000 consisting of a loss on the change in fair value of the derivative liabilities of $2,317,000, a net write-off of deferred offering costs of $1,492,000, $560,000 in charges for depreciation, depletion and amortization, $506,000 loss on change in fair value of warrant liability, $291,000 for stock-based compensation expense and $157,000 for other non-cash expenses. Inventory increased by $7,000, accounts receivable decreased by $141,000, prepaid expenses increased by $106,000, accounts payable decreased by $761,000, deferred revenue increased by $362,000 and accrued expenses increased by $121,000, each having a corresponding offset to cash. The increase in deferred revenue relates to additional contracts, with the revenue for some contracts being deferred because they contained multiple deliverable elements. The decrease in the accounts payable and accrued expenses resulted from the payment on various costs primarily related to legal and accounting fees that had built up at December 31, 2011.

During the year ended December 31, 2011, Glori’s operating activities used $3,888,000 in cash. Glori’s net loss for the year ended December 31, 2011 was $4,548,000. Non-cash items totaled to a non-cash gain of $900,000 consisting of a gain on derivative liabilities of $1,615,000 offset partially by $556,000 for depreciation, depletion and amortization, $105,000 for stock-based compensation expense, $34,000 loss on disposition of equipment and $20,000 accretion of other long-term liabilities. Inventory decreased by $20,000, accounts receivable increased by $208,000, prepaid expenses decreased by $63,000, accounts payable increased by $734,000, deferred revenue increased by $508,000 and accrued expenses increased by $443,000, each having a corresponding offset to cash. The increase in deferred revenue relates to additional contracts, with the revenue for some contracts being deferred because they contained multiple deliverable elements. The increase in the accounts payable and accrued expenses resulted from various costs primarily related to legal and accounting fees incurred in December 2011.

Glori’s cash flow from operations is subject to many variables, the most significant of which is the adoption rate of Glori technology and the demand for Glori services, which can also be impacted by the level of oil prices and the capital expenditure budgets of Glori customers and potential customers. Glori’s future cash flow from operations will depend on many factors including its ability to acquire oil fields, successfully deploy its AERO System technology on such oil fields, the level of oil prices and industry adoption of Glori’s AERO System.

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Investing Activities

Glori’s capital expenditures were $447,000 for the nine months ended September 30, 2013 compared to $2,106,000 for the nine months ended September 30, 2012. Capital expenditures for the nine months ended September 30, 2013 consisted primarily of construction of skid mounted injection equipment used in the AERO System process of $371,000. The remaining capital expenditures of $76,000 were on various items such as laboratory equipment, oil property and office equipment.

Glori’s capital expenditures were $2,106,000 for the nine months ended September 30, 2012. These capital expenditures were significantly higher than the nine months ended September 30, 2013 as Glori was redeveloping the Etzold oil field. The capital expenditures during this period consisted primarily of $1,193,000 for the redevelopment of Etzold, $727,000 for skid-mounted injection equipment and $150,000 for laboratory equipment.

Glori’s capital expenditures were $2,332,000 for the year ended December 31, 2012 compared to $2,423,000 for the year ended December 31, 2011. Capital expenditures for the year ended December 31, 2012 consisted primarily of expenditures in connection with redeveloping Glori’s Etzold field for $1,370,000 and the construction of skid-mounted injection equipment used in the AERO System process totaling $736,000.

Glori’s capital expenditures were $2,423,000 for the year ended December 31, 2011. Capital expenditures for the year ended December 31, 2011 consisted primarily of expenditures in connection with redeveloping Glori’s Etzold field for $1,333,000 and the construction of skid-mounted injection equipment used in the AERO System process totaling $859,000.

Financing Activities

During the nine months ended September 30, 2013, cash provided by financing activities was $9,803,000, primarily due to the net proceeds of $11,686,000 from a single April transaction which involved the bundled sale of 4,308,645 shares of C-1 preferred stock, 6,337,747 shares of C preferred warrants and 3,838,243 shares of C-1 preferred warrants. This was partially offset by principal payments of $1,785,000 on the Hercules debt which is being repaid in monthly payments which began in April 2013.

During the nine months ended September 30, 2012, cash provided by financing activities was $19,031,000, primarily due to the proceeds from series C preferred stock issuances for $11,843,000. Additionally, Glori received $7,515,000 in proceeds from the issuance of the Hercules note, a secured promissory note, in June 2012. In addition to the note, Glori received $195,000 in proceeds from Hercules in exchange for a warrant. These proceeds were partially offset by payments made in 2012 for deferred offering costs of $522,000.

During the year ended December 31, 2012, cash provided by financing activities was $19,060,000, primarily due to the proceeds of issuance of series C preferred stock issuances for $11,843,000. Additionally, Glori received $7,557,000 in net proceeds primarily from the issuance of the Hercules note, a secured promissory note, in mid-2012. In addition to the note Glori received $195,000 proceeds from Hercules in exchange for a warrant. These proceeds were partially offset by payments made in 2012 for deferred offering costs of $534,000.

During the year ended December 31, 2011, cash provided by financing activities was $8,015,000, primarily due to the sale to ETV of a $1,500,000 convertible promissory note (the “ETV Note”). The ETV Note was a convertible promissory note maturing in November 2012, subject to extension and bearing interest at 8%. On December 30, 2011, Glori issued and sold an aggregate of 2,876,041 shares of series C preferred stock for net proceeds of $7,523,000. At the closing of the December 30, 2011 sale of our series C preferred stock and in payment of the ETV Note, the ETV Note was converted into 572,793 shares of series C preferred stock in accordance with the terms of the ETV Note by taking the principal outstanding under the ETV Note, plus all accrued and unpaid interest through December 30, 2011, and dividing this amount by the series C purchase price per share. Also in 2011, there was a $1.0 million cash outflow in payments for deferred offering costs.

Off-Balance Sheet Arrangements

Glori does not have any off-balance sheet arrangements, except for operating lease obligations presented in the table below.

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Contractual Obligations and Commercial Commitments

At December 31, 2012, Glori had contractual obligations and commercial commitments as follows (in thousands):

	Payments Due By Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Operating Lease Obligations(1)	$263	$210	$62	$-	$-
Asset Retirement Obligation(2)	228	-	-	-	228
Long-term debt(3)	7,879	2,906	4,964	9	-

Total	$8,370	$3,107	$5,026	$9	$228

(1)	Glori commitments for operating leases primarily relate to the lease of Glori’s office and warehouse facilities in Houston, Texas and warehouse in Hazlett, Saskatchewan.

(2)	Relates to the Etzold field, net of accretion.

(3)	On June 11, 2012, Glori entered into the loan agreement that provides for a total lending commitment of $8 million. Glori has borrowed the full amount under the loan agreement. Principal payments began amortizing in April 2013.

Recently Issued Accounting Pronouncements

In February 2013, The Financial Accounting Standards Board, or the FASB, issued FASB ASU 2013-02 “Comprehensive Income (Topic 220) Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” The amendments in this update seek to obtain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross reference other disclosures required under U.S. GAAP that provide additional detail about these amounts. The amendment is effective prospectively for reporting periods beginning after December 15, 2012. For non-public entities, the amendments are effective prospectively for reporting periods beginning December 15, 2013. Early adoption is permitted. The adoption of this pronouncement is not anticipated to have a material impact on Glori’s financial results or disclosures.

In July 2012, the FASB issued FASB ASU 2012-02 “Intangibles-Goodwill and other (Topic 350), Testing Indefinite-Lived Intangible Assets and Impairment.” The FASB amended the standards for testing indefinite-lived intangible asset for impairment to guidance that is similar to the guidance for goodwill impairment testing. An entity will have the option not to calculate annually the fair value of an indefinite-lived intangible asset if an entity determines that it is more likely than not that the asset is not impaired. The objective of the amendment is to reduce the cost and complexity of performing impairment testing and to improve consistency in the impairment testing guidance among long lived asset categories. These amended standards are to be applied for fiscal years beginning after September 15, 2012, including interim periods with early adoption permitted. The adoption of this pronouncement is not anticipated to have a material impact on Glori’s financial results or disclosures.

In July 2013 the FASB issued ASU 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists,” which amends ASC 740, “Income Taxes.” This new guidance requires that a liability related to an unrecognized tax benefit be offset against a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward if certain criteria are met. The provisions of this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of this pronouncement is not anticipated to have a material impact on Glori’s financial results or disclosures.

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INFINITY CORP. BUSINESS

Overview

Infinity Corp. is a blank check company formed on April 6, 2011 as a British Virgin Islands business company with limited liability for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, contractual control arrangement with, purchasing all or substantially all of the assets of or engaging in any other similar business combination with one or more operating businesses or assets.

Infinity Corp.’s memorandum and articles of association also provide that it will, inter alia, commence a winding up of its affairs and will liquidate the Trust Account and distribute the funds included therein to the holders of Ordinary Shares sold in Infinity Corp.’s initial public offering if Infinity Corp. does not consummate the Business Combination by the Business Combination Deadline.

History

Prior to Infinity Corp.’s initial public offering, the Initial Shareholders purchased 1,150,000 Founder Shares for a purchase price of $25,000, or approximately $0.022 per share. On May 24, 2012, Infinity Corp.’s directors approved a 1.25-for-1 forward split of its outstanding Ordinary Shares, increasing the number of Founder Shares to 1,437,500.

Infinity Corp. consummated its initial public offering of 5,000,000 Units, each Unit consisting of one Ordinary Share and one Infinity Corp. Warrant to purchase one Ordinary Share, on July 25, 2012. The underwriters of the IPO were granted an option to purchase up to an additional 750,000 Units to cover over-allotments, if any. On July 26, 2012, the underwriters exercised the option in full and, on July 27, 2012, the underwriters purchased all of the over-allotment Units. The net proceeds of the initial public offering, together with approximately $2.4 million from Infinity Corp.’s sale of 4,820,000 Insider Warrants, collectively, to the Infinity Funds and the underwriters of our initial public offering, for an aggregate of approximately $46.0 million, were deposited in the Trust Account.

In connection with Infinity Corp.’s initial public offering, Infinity Corp. sold to the underwriters, for $100, an option to purchase up to 500,000 Units at $8.80 per Unit. The underwriters’ unit purchase options are exercisable starting on the consummation of the Business Combination through July 19, 2017. Except for the exercise price of the Units, Units issuable upon exercise of the options are identical to the Units sold in Infinity Corp.’s initial public offering.

On July 20, 2012, Units commenced trading on Nasdaq under the symbol “INXBU.” On September 20, 2012, the Units separated into the Ordinary Shares and Infinity Corp. Warrants underlying the Units and the Ordinary Shares and Infinity Corp. Warrants commenced trading on Nasdaq under the symbols “INXB” and “INXBW,” respectively.

The Units that are not voluntarily separated into Ordinary Shares and Infinity Corp. Warrants will continue to trade as Units consisting of one Ordinary Share and one Infinity Corp. Warrant until Infinity Corp. consummates the Business Combination, at which time each Unit will automatically convert into one share of Common Stock and one Infinity Acquisition Warrant. Upon the consummation of the Business Combination, the Units, Ordinary Shares and Infinity Corp. Warrants will become eligible for termination of reporting under Section 12(g)(4) of the Exchange Act.

Business Combination Activities

All of Infinity Corp.’s activity through July 25, 2012 related to its formation and initial public offering and its activities subsequent to July 25, 2012 related to the identification and pursuit of potential target businesses and assets. On January 8, 2014, Infinity Corp. entered into the Merger Agreement. Pursuant to the Merger Agreement, Infinity Corp., a British Virgin Islands business company, will effect the Redomestication pursuant to which it will merge with and into Infinity Acquisition, a Delaware corporation, with Infinity Acquisition surviving the merger. Immediately following the Redomestication, Infinity Acquisition will effect the Transaction Merger pursuant to which Merger Sub will merge with and into Glori, with Glori surviving the merger.

See “The Merger Agreement” for more information.

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Redemption Rights

Pursuant to Infinity Corp.’s memorandum and articles of association, Infinity Corp. will provide its shareholders with the opportunity to redeem, subject to the limitations described herein, their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of taxes payable, divided by the number of then outstanding Public Shares. As of the date of this prospectus, the amount in the Trust Account was approximately $8.00 per share. There will be no redemption rights upon the consummation of the Business Combination with respect to the Infinity Corp. Warrants. However, holders of the Public Warrants (other than the Sponsors) will be entitled to receive $0.60 for each Public Warrant they own. Infinity Corp.’s Initial Shareholders have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares they may hold in connection with the consummation of the Business Combination. In addition, Infinity Corp.’s directors and officers have also agreed to waive their redemption rights with respect to any Public Shares in connection with the consummation of the Business Combination.

Manner of Conducting Redemptions

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, Infinity Corp. will not seek approval of the Business Combination from shareholders. Infinity Corp. will conduct redemptions of its Public Shares in accordance with the tender offer rules as discussed below. Pursuant to Infinity Corp.’s memorandum and articles of association, in connection with such redemptions, Infinity Corp. will:

•	offer to redeem its Public Shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•	file tender offer documents with the SEC prior to consummating the Business Combination, which will contain substantially the same financial and other information about the Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In accordance with Rule 14e-1(a) under the Exchange Act, the Share Tender Offer shall remain open for at least 20 business days, and Infinity Corp. will not be permitted to consummate the Business Combination until the expiration of the tender offer period.

In connection with the successful consummation of the Business Combination, Infinity Corp. may redeem pursuant to the Share Tender Offer up to that number of Ordinary Shares that would result in $8.0 million remaining in the Trust Account after giving effect to redemptions (but not including expenses, deferred IPO expenses or the proceeds of the PIPE Investment). However, the redemption threshold is further limited by the terms and conditions of the Business Combination. For example, Infinity Acquisition is required to retain at least $25.0 million (including the proceeds of the PIPE Investment) in cash for working capital and transaction costs. Therefore, there must be enough cash remaining following the Share Tender Offer to be able to retain at least $25.0 million in cash.

In order to comply with the tender offer rules, the Share Tender Offer will be made to all Infinity Corp. shareholders, not just Infinity Corp.’s public shareholders. Infinity Corp.’s Initial Shareholders and other directors and officers have agreed to waive their redemption rights with respect to any Founder Shares or Public Shares owned by them in connection with the Share Tender Offer.

Many blank check companies would not be able to consummate an initial business combination if the holders of the company’s Public Shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with an initial business combination. Since Infinity Corp. has no such specified maximum redemption threshold, its structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will Infinity Corp. redeem its Public Shares in an amount that would cause it to have less than $8.0 million remaining in the Trust Account after giving effect to redemptions (but not including expenses, deferred IPO expenses or the proceeds of the PIPE Investment).

Redemption of Public Shares and Subsequent Voluntary Liquidation if No Business Combination

Infinity Corp. must complete the Business Combination by the Business Combination Deadline. If Infinity Corp. is unable to consummate the Business Combination by the Business Combination Deadline, Infinity Corp. will, as promptly as possible but no more than five business days after the Business Combination Deadline, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses) pro rata to its public shareholders by way of redemption and cease all operations except for the purposes of winding up its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of Infinity Corp.’s memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

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In order to redeem public shareholders from the Trust Account, Infinity Corp. will instruct the trustee to distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to Infinity Corp.’s public shareholders. Infinity Corp.’s Initial Shareholders have agreed to waive their rights to liquidating distributions with respect to their Founder Shares if Infinity Corp. fails to consummate the Business Combination by the Business Combination Deadline. However, if Infinity Corp.’s Initial Shareholders, or any of its other officers, directors or affiliates own Public Shares acquired in or after Infinity Corp.’s initial public offering, they will be entitled to receive liquidating distributions with respect to such Public Shares if Infinity Corp. fails to consummate the Business Combination within the required time period. There will be no redemption rights or liquidating distributions with respect to Infinity Corp. Warrants, which will expire worthless in the event Infinity Corp. does not consummate the Business Combination except for the right of holders of the Public Warrants (other than the Sponsors) to receive $0.60 for each Public Warrant. Infinity Corp. will pay the costs of the liquidation of the Trust Account from its remaining assets outside of the Trust Account or from interest not previously withdrawn from the Trust Account. However, if those funds are not sufficient to cover these costs and expenses, Infinity Corp. may request the trustee to release to Infinity Corp. an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses. In addition, Infinity Corp.’s Sponsors have agreed to indemnify Infinity Corp. for all claims of creditors to the extent Infinity Corp. fails to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under Infinity Corp.’s indemnity of the underwriters of Infinity Corp.’s initial public offering against certain liabilities, including liabilities under the Securities Act. Following the redemption of public shareholders from the Trust Account and payment of Infinity Corp.’s creditors, Infinity Corp. anticipates that it will have no operations or assets (other than funds sufficient to pay the costs of Infinity Corp.’s liquidation), and intends to enter voluntary liquidation, which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. If it does not complete the Business Combination by the Business Combination Deadline, it intends to wind-up its affairs and commence a voluntary liquidation following the redemption of public shareholders from the Trust Account. Therefore in these circumstances, Infinity Corp. expects that the “voluntary liquidation” process will not cause any delay to the payment of redemption proceeds from its Trust Account to its public shareholders. The voluntary liquidation process which includes the liquidator of the company making a number of filings at the Registry of Corporate Affairs and the placing of statutory advertisements in the British Virgin Islands Official Gazette, a British Virgin Islands newspaper and a newspaper circulating where the company has its principal place of business. At the end of the voluntary liquidation process, the liquidator will prepare its final statement of the company’s accounts and make a notification filing with the Registry. The final stage is for the Registry to strike Infinity Corp. off the Register of Companies and issue a Certificate of Dissolution, at which point the company is dissolved. However, there is no assurance that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in Infinity Corp.’s liquidation being subject to the supervision of that court. In the event such a petition is successfully made prior to the redemption of public shareholders from the Trust Account, such events might delay distribution of some or all of Infinity Corp.’s assets to its public shareholders.

If Infinity Corp. were to expend all of the net proceeds of its initial public offering, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by shareholders upon its dissolution would be $8.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of Infinity Corp.’s creditors which would have higher priority than the claims of its public shareholders. There is no assurance that the actual per-share redemption amount received by shareholders will not be less than $8.00, plus interest (net of any taxes payable).

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Although Infinity Corp. seeks to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements with Infinity Corp. waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Infinity Corp.’s public shareholders, there is no guarantee that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against Infinity Corp.’s assets, including the funds held in the Trust Account. In the case any third party refuses or has refused to execute an agreement waiving such claims to the monies held in the Trust Account, Infinity Corp.’s management performs an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Infinity Corp. than any alternative. Examples of possible instances where Infinity Corp. may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Infinity Corp. and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, our Sponsors have agreed that they will be liable to Infinity Corp., if and to the extent any claims by a vendor for services rendered or products sold to Infinity Corp., or a prospective target business with which Infinity Corp. has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $8.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Infinity Corp.’s indemnity of the underwriters of its initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third party claims.

In the event that the proceeds in the Trust Account are reduced below $8.00 per share and the Sponsors assert that they are unable to satisfy any applicable obligations or that they have no indemnification obligations related to a particular claim, Infinity Corp.’s disinterested directors would determine whether to take legal action against them to enforce the indemnification obligations. While Infinity Corp. currently expects that its disinterested directors in exercising their fiduciary duties to Infinity Corp. and to its shareholders would take legal action on Infinity Corp.’s shareholders’ behalf against the Sponsors to enforce their indemnification obligations to Infinity Corp., it is possible that the disinterested directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, there is no assurance that due to claims of creditors the actual value of the per-share redemption price will not be less than $8.00 per share.

If Infinity Corp. is deemed insolvent for the purposes of the British Virgin Islands Insolvency Act, or the Insolvency Act, (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favor of a creditor of Infinity Corp. is returned wholly or partly unsatisfied; or (iii) either the value Infinity Corp.’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was at risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands Court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Additionally, if Infinity Corp. enters insolvent liquidation under the Insolvency Act, the funds held in the Trust Account will likely be included in Infinity Corp.’s estate and subject to the claims of third parties with priority over the claims of Infinity Corp.’s shareholders. To the extent any insolvency claims deplete the Trust Account there is no assurance that Infinity Corp. will be able to return to its public shareholders the liquidation amounts due them.

Infinity Corp.’s public shareholders will be entitled to receive funds from the Trust Account only in the event of a redemption to public shareholders prior to winding up in the event Infinity Corp. does not consummate the Business Combination or Infinity Corp.’s liquidation or if they redeem their shares in connection with the Business Combination. In no other circumstances shall a shareholder have any right or interest of any kind to or in the Trust Account.

Facilities

Infinity Corp. currently maintains its executive offices at 3 Azrieli Center (Triangle Tower) 42nd Floor, Tel Aviv, Israel, 67023. Commencing on July 20, 2012, Infinity Corp. has been obligated to pay Infinity-C.S.V.C. Management Ltd, an affiliate of the Sponsors, an aggregate of $10,000 per month for office space, administrative services and secretarial support. Infinity Corp. believes, based on rents and fees for similar services, that this amount is at least as favorable as we could have obtained from an unaffiliated person. Infinity Corp. considers the current office space adequate for its current operations.

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Employees

Infinity Corp. has five employees. These individuals are not obligated to devote any specific number of hours to Infinity Corp.’s matters but they intend to devote as much of their time as they deem necessary to Infinity Corp.’s affairs until Infinity Corp. has completed the Business Combination. Infinity Corp. does not have, nor will it have, any full time employees prior to the consummation of the Business Combination. See “Management of Combined Company” for information regarding Infinity Acquisition’s officers and directors following the Business Combination.

Legal Proceedings

There is no litigation currently pending or, to Infinity Corp.’s knowledge, contemplated against Infinity Corp., its Sponsors or any of its officers or directors in their capacities as such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF INFINITY CORP.

Overview

Infinity Corp. is a blank check company formed on April 6, 2011 pursuant to the laws of the British Virgin Islands with limited liability (meaning its public shareholders have no additional liability, as members of the company, for the liabilities of the company over and above the amount paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. Infinity Corp. consummated its initial public offering of 5,000,000 Units, each Unit consisting of one Ordinary Share and one Infinity Corp. Warrant, on July 25, 2012. The underwriters of the initial public offering were granted an option to purchase up to an additional 750,000 Units to cover over-allotments, if any. On July 26, 2012, the underwriters exercised the option in full and, on July 27, 2012, the underwriters purchased all of the over-allotment Units. The net proceeds of the initial public offering, together with approximately $2.4 million from Infinity Corp.’s sale of 4,820,000 Insider Warrants, collectively, to the Infinity Funds and the underwriters of its initial public offering, for an aggregate of approximately $46.0 million, were deposited in the Trust Account. Subsequent to the consummation of Infinity Corp.’s initial public offering on July 25, 2012, its focus has been on identifying a prospective target business for its initial business combination.

Through September 30, 2013, Infinity Corp.’s efforts have been limited to organizational activities, activities relating to its initial public offering, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters. Infinity Corp. has not generated any revenues to date and will not generate any revenues until after it consummates the Business Combination, at the earliest. Infinity Corp. will generate non-operating income in the form of interest income on cash and cash equivalents.

Results of Operations for the Year Ended March 31, 2013, for the Period from April 6, 2011 (date of inception) to March 31, 2012, and for the Period from April 6, 2011 (date of inception) to March 31, 2013

For the year ended March 31, 2013, Infinity Corp. had a net loss of $386,188, $294,154 of which is attributable to operating costs expenses, $105,700 of which is attributable to the change in fair value of the warrant liability, offset by income of $13,666 which is attributable to the change in fair value of the Trust Account.

From inception (April 6, 2011) through March 31, 2012, Infinity Corp. had a net loss of $27,124 which is attributable to operating costs expenses.

From inception (April 6, 2011) through March 31, 2013, Infinity Corp. had a net loss of $413,312, $321,278 of which is attributable to operating costs expenses, $105,700 of which is attributable to the change in fair value of the warrant liability, offset by income of $13,666 which is attributable to the change in fair value of the Trust Account.

Results of Operations for the Six Months Ended September 30, 2013 and 2012, and for the Period from April 6, 2011 (date of inception) to September 30, 2013

For the six months ended September 30, 2013, Infinity Corp. had a net loss of $1,111,469, $248,983 of which is attributable to operating costs expenses, $845,600 of which is attributable to the change in fair value of the warrant liability and $16,886 of which is attributable to the change in fair value of the Trust Account.

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For the six months ended September 30, 2012, Infinity Corp. had a net loss of $72,225, $166,197 of which is attributable to operating costs expenses, $11,728 of which is attributable to the change in fair value of the Trust Account, offset by income of $105,700 which is attributable to the change in fair value of the warrant liability.

For the period from April 6, 2011 (inception) through September 30, 2013, Infinity Corp. had a net loss of $1,524,781, $570,261 of which is attributable to operating costs expenses, $951,300 of which is attributable to the change in fair value of the warrant liability, $3,220 of which is attributable to the change in fair value of the Trust Account. The Trust Account is presented at fair value. As of September 30, 2013, the fair value of the Trust Account was $45,996,780.

Results of Operations for the Three Months Ended September 30, 2013 and 2012

For the three months ended September 30, 2013, Infinity Corp. had a net loss of $850,685, $181,968 of which is attributable to operating costs expenses, $634,200 of which is attributable to the change in fair value of the warrant liability and $34,517 of which is attributable to the change in fair value of the Trust Account.

For the three months ended September 30, 2012, Infinity Corp. had a net loss of $38,425, $132,397 of which is attributable to operating costs expenses, $11,728 of which is attributable to the change in fair value of the Trust Account, offset by income of $105,700 which is attributable to the change in fair value of the warrant liability.

Liquidity and Capital Resources

On July 25, 2012, Infinity Corp. consummated its initial public offering at a price of $8.00 per unit. Simultaneously with the consummation of Infinity Corp.’s initial public offering, it consummated the sale of the Insider Warrants at a price of $0.50 per warrant for an aggregate purchase price of $2,200,000. On July 27, 2012, simultaneously with the sale of the over-allotment Units, Infinity Corp. consummated the sale of an additional 420,000 warrants at a price of $0.50 per warrant for an aggregate purchase price of $210,000. Infinity Corp. received net proceeds from its initial public offering and the sale of the Insider Warrants of $44,053,775, net of the offering costs and other expenses of approximately $336,225.

As of September 30, 2013, Infinity Corp. had $45,996,780 in a Trust Account available for use by management to cover the costs associated with identifying a target business, negotiating an acquisition or merger and consummating its initial business combination. Until the consummation of Infinity Corp.’s initial public offering, its only source of liquidity was $138,265 of loans and advances made to Infinity Corp. by the Sponsors. This loan (which was due and payable upon closing of Infinity Corp.’s initial public offering), was repaid in December 2012.

Infinity Corp. will depend on the cash held outside its Trust Account and on interest earned on the proceeds held in the Trust Account to provide it with the working capital it needs to identify one or more target businesses, conduct due diligence and complete its initial business combination, as well as to pay any taxes that it may owe. The amounts in the Trust Account may be invested only in any of (i) U.S. treasuries having a maturity of 180 days or less, (ii) any open ended investment company that holds itself out as a registered money market fund, which invests in U.S. treasuries, or (iii) any open ended investment company that holds itself out as a money market fund, which invests in U.S. treasuries selected by Infinity Corp. meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act. The current low interest rate environment has made it more difficult for such investments to generate sufficient funds, together with the amounts available outside the trust account, to locate, conduct due diligence, structure, negotiate and close Infinity Corp.’s initial business combination. As a result, Infinity Corp. will likely need to seek additional capital to continue its operations. If Infinity Corp. needs to seek additional capital, it intends to borrow funds from the Sponsors or its management team to operate. The Sponsors or affiliates of the Sponsors or certain of Infinity Corp.’s officers and directors may, but are not obligated to, loan it funds as may be required. If Infinity Corp. consummates an initial business combination, it would repay such loaned amounts. In the event that the initial business combination does not close, Infinity Corp. may use a portion of the offering proceeds held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment, other than the interest on such proceeds that may be released to Infinity Corp. for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Insider Warrants. As of the date of this prospectus, the Sponsors or their affiliates have loaned Infinity Corp. $500,000, which loans are convertible into warrants of Infinity Acquisition at a price of $0.50 per warrant at the option of the lenders.

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Infinity Corp. intends to use substantially all of the funds held in the Trust Account (net of taxes) to consummate its initial business combination. To the extent that Infinity Corp.’s capital stock or debt is used, in whole or in part, as consideration to consummate the initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue Infinity Corp.’s growth strategies.

If Infinity Corp. is unable to consummate its initial business combination by April 25, 2014, it will distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to its public shareholders by way of redemption and cease all operations except for the purposes of winding up of its affairs.

Off-Balance Sheet Financing Arrangements

Infinity Corp. has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. Infinity Corp. does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet financing.

Infinity Acquisition

Infinity Acquisition is a wholly owned subsidiary of Infinity Corp. that was formed in January 2014 for the purposes of the Redomestication and the Transaction Merger. Infinity Acquisition will not have any assets unless and until the Business Combination is completed.

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DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

Infinity Corp.’s current directors and executive officers are as follows:

Name	Age	Position
Amir Gal-Or	50	Co-Chief Executive Officer, Co-President, Director and Co-Chairman
Avishai Silvershatz	55	Co-Chief Executive Officer, Co-President, Director and Co-Chairman
Mark Chess	35	Executive Vice President
Limei Zhao	36	Vice President Legal Structuring
Kersten Hui	44	Vice President Business Development
Mark B. Segall	50	Director
Thomas O. Hicks	67	Director

Amir Gal-Or has been Infinity Corp.’s Co-Chief Executive Officer, Co-President and Co-Chairman since inception. Mr. Gal-Or joined Infinity Venture Capital as a partner during August, 1999 and has been managing partner of FBR Infinity II Ventures since its formation in August, 2001. Since January 2007, Mr. Gal-Or has been the Managing Partner of Infinity I-China Fund. Mr. Gal-Or is also a member of the board of directors of the management company and general partner of each of FBR Infinity II Ventures and Infinity I-China Fund and is a member of their respective investment committees. From December 2002 until November 2010 Mr. Gal-Or served as chairman of Maayan Ventures Ltd., (Tel Aviv Stock Exchange — MAYN), Israel’s first publicly traded technology incubator and has served as a director of TecnoPlus Ventures Ltd., a publicly traded venture capital investment company from December, 2006 until 2009. Since 2002, Mr. Gal-Or has been a director and controlling shareholder of I.M.S. Group Ltd., a company providing venture capital portfolio management services to Clal Industries and Investments Ltd. and Orama Ltd. Mr. Gal-Or has been a director of I-CSVC Venture Management Co. Ltd. since its inception during May, 2004. Mr. Gal-Or has also served on the board of directors of a number of Israeli and Chinese technology companies including China Wafer Level CSP Ltd., China’s leading wafer level packaging provider and Shellcase Ltd., a leading developer of wafer level packaging products whose intellectual property and certain other assets were sold to Tessera Technologies Inc., during 2005. Mr. Gal-Or was a director of Nanomotion Ltd., a leader in the development and manufacture of ceramic servo motors which is controlled by Hong Kong based Johnson Electric Holdings Ltd. Mr. Gal-Or also served on the board of directors of Proneuron Biotechnologies, Inc., Glucon Medical Ltd., Applisonix Ltd., Nicast Ltd., Redent-Nova Ltd., Opthocare Ltd., Bio-Sense Technologies Ltd., Orama Ltd., Engineering and IP Advanced Technologies Ltd., D&A Hi-Tech Information Ltd. and Tegrity Ltd. Mr. Gal-Or holds an MBA from Tel Aviv University and completed a Harvard University program in venture capital and private equity investments. Mr. Gal-Or is a Major (Ret.) in the Israeli Air Force where he piloted F-16 and F-4 fighter aircraft and was a member of the A-4 Acrobatic team. Mr. Gal-Or’s designation as a director and co-Chairman of our board of directors was based on his extensive background in acquiring businesses operating in China and his substantial experience with growing businesses.

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Avishai Silvershatz has been Infinity Corp.’s Co-Chief Executive Officer, Co-President and Co-Chairman since inception. Mr. Silvershatz has been managing partner of FBR Infinity II Ventures since its formation in August 2001. Mr. Silvershatz has been the Managing Partner of Infinity I-China Fund since January 2007. Mr. Silvershatz is also a member of the board of directors of the management company and general partner of the Infinity I-China Fund and is a member of its investment committee. Since 2002, Mr. Silvershatz has been a director and controlling shareholder of I.M.S. Group Ltd., a company providing venture capital portfolio management services to Clal Industries and Investments Ltd. and Orama Ltd. During 1995, Mr. Silvershatz co-founded Verisity Ltd. (formerly Nasdaq: VRST), a provider of software tools for chip designers and served as its President and Chief Executive Officer from 1995 until 1999. Mr. Silvershatz also co-founded ScanVec Amiable Ltd. (Nasdaq: SVECF) during 1991 and served as its Chief Executive Officer from 1991 to 1993, a leader in CAD/CAM software solutions for the sign making, machining and imaging industries. Mr. Silvershatz was a director of Maayan Ventures Ltd., (Tel Aviv Stock Exchange — MAYN), Israel’s first publicly traded technology incubator, Tegrity Ltd. and Mate — Media Access Technologies Ltd. Mr. Silvershatz has been a director of Infinity-CSVC Venture Capital Enterprise since its inception during May 2004. Mr. Silvershatz was also a director of Power Paper Ltd., Mate-Media Access Technologies Ltd., Cerel (Ceramics Technologies) Ltd., PowerID Ltd., On-Line Media SolutionsLtd., Orama Ltd., Capital Point Ltd., Exelate Ltd. and Tegrity Ltd. Mr. Silvershatz has a B.Sc. in Computer Science from Ben Gurion University (cum laude) and a M.Sc. in Computer Science from the Weizman Institute of Science (cum laude). Mr. Silvershatz’s designation as a director and co-Chairman of our board of directors was based on extensive background in acquiring businesses operating in China and his substantial experience with growing businesses.

Mark Chess has been Infinity Corp.’s Executive Vice President since inception. Mr. Chess is a managing director with Infinity Equity and has been with the firm since 2001. He has negotiated investments on behalf of Infinity with Futuragene (AIM: FGN) which was subsequently sold to Suzano for USD$90 million. Mr. Chess helped establish the first Infinity-CSVC fund in China in 2005 and manages the Fund’s strategic relationships with institutions in the United States, particularly the Infinity-NSF portfolio. Mr. Chess has been with Infinity since 2001. Since January 2007, Mr. Chess has been responsible for off-shore investments in the information technology and agriculture industries for Infinity I-China Fund. Prior to Infinity, Mr. Chess was a Director with Partners500, where he led its international business strategy. In the philanthropic community, Mr. Chess is the Chairman of The Presentense Group, LEG-UP Microfinance Fund, and Yesh Shabbat. In addition, Mr. Chess sits on the Boards of The Museum of Psalms, JSC, and The Initiative Center of the Negev. He graduated with a degree in Business Honors from the University of Texas at Austin.

Limei Zhao has been Infinity Corp.’s Vice President, Legal Structuring since inception. Since January 2008, Limei has been Infinity’s Senior Director of Legal Structuring in China. In this capacity, Limei is responsible for the structure and all aspects of the legal functions of the Infinity group in China, including fund raising, formation and management of RMB funds, negotiating and drafting investment documents, and administering portfolio companies in China. Prior to joining Infinity, in 2007, Limei was an associate at Debevoise & Plimpton LLP after working with Davis Wright Tremaine’s Shanghai Office. Before that, she served as PRC legal director of the worldwide biggest laptop manufacturer, Quanta Computer Group. Her prior practice focused on private equity, venture capital, mergers & acquisitions, commercial transactions, foreign direct investments, and general corporate matters. Limei is a member of the New York State Bar Association and is qualified for the national bar of China. She received her LL.M. degree from the University of Pennsylvania School of Law, and both LL.B. and LL.M. degrees from Fudan University Law School with first-class honors. Limei has published several books and written about 20 articles addressing various legal issues.

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Kersten Hui has been Infinity Corp.’s Vice President Business Development since inception. Since January 2008, Mr. Hui has been Managing Director of the Hong Kong office of Infinity Group. In this capacity, Kersten is responsible for a wide range of projects including: investment analysis, transaction structuring, financial modeling/forecasting, business development/sourcing, due diligence and investment monitoring. He is also responsible for the origination and execution of investments across the region and development of new investments, capitalizing on Infinity’s networks in the market. Mr. Hui is a board member of Power Paper. Kersten is an investment professional with over 12 years of experience in the corporate M&A, private equity investment, property investment and corporate development arena and ranging from Internet start-ups to infrastructure projects, FMCG and Business activities covering primarily China and Hong Kong. In 2007, prior to joining Infinity, Kersten was a Partner at Stone Drum Capital, a company focused on the private equity secondary markets in Asia. Mr. Hui has a Master of Business Administration (MBA) from Washington State University and a BSc in Business Administration from Lewis Clark State College.

Mark B. Segall has been Infinity Corp.’s director since February 2012. Mr. Segall is the Senior Managing Director of Kidron Corporate Advisors, LLC, a New York based mergers and acquisitions corporate advisory boutique serving emerging growth companies primarily in the technology, media and financial services sectors, which he founded in 2003. He is also a Founder and Managing Member of Kidron’s private equity fund, Kidron Opportunity Fund I, LLC and is the Chief Executive Officer of Kidron Capital Advisors LLC, a registered broker dealer. Mr. Segall was the Co-Chief Executive Officer of Investec, Inc., the U.S. investment banking operations of the Investec Group, a South African based specialist bank, from 2001 to 2003. He served as head of investment banking and general counsel at Investec Inc. from 1999 to 2001. From 1996 to 1999, Mr. Segall was a partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP, specializing in cross-border mergers and acquisitions and capital markets activities and between 1991 and 1995 he was an associate at the same firm. Mr. Segall has served as a director and chairman of the audit committee of ATMI Inc. (NASDAQ:ATMI), an enabling process materials and technology company for the semiconductor, display and life sciences industries, since May 2013. He has served as a director of Integrated Asset Management plc, an alternative asset management company, since 2000. Mr. Segall has served as a director of Ronson Europe N.V., a Polish residential real estate development company, since 2008 (appointed Vice Chairman in 2010 and Chairman in 2011). Mr. Segall has served as director of Temco Service Industries, Inc., a facilities support services company, since February 2011 and as a director of Bel Fuse, Inc. (NASDAQ:ATMI), an electronic component manufacturer, since July 2011. Mr. Segall served as a director of Answers Corporation, the owner and operator of the Q&A site Answers.com, from December 2004 through April 2011 (when it was sold to Announce Media). Mr. Segall served as director of the Spectrum Group (formerly Escala Group Inc.), a trading and collectibles network company, from 1999 to June 2007, and of Cogo (formerly Comtech Group Inc.), a customized module design solutions business, focusing on the digital media, telecommunications equipment, and industrial business end-markets in China, from 2000 to 2006. Mr. Segall served as a director of Siliconix Inc., a semiconductor component company, from 2000 to 2005. Mr. Segall received an AB in History from Columbia University and a JD from New York University Law School.

Thomas O. Hicks has been a member of Infinity Corp.’s board of directors since January 2014. Mr. Hicks is founder, Chairman and Chief Executive Officer of Hicks Holdings LLC, a Dallas-based family office that owns and manages his family’s real estate, corporate assets, and investments. Hicks Equity Partners LLC (“HEP”), the private equity firm led by Mr. Hicks, targets acquisitions, recapitalizations, buyouts, buy-and-builds, corporate divestitures and selected growth capital investments, typically investing $15-100 million per portfolio company, in companies with enterprise values between $40-400 million. Some of HEP’s investments to date include: Anvita Health; DirecPath; Drilling Tools International; Grupo Pilar; Just Brakes; Latrobe Specialty Steel; Ocular LCD, Inc.; and, through H-D Advanced Manufacturing, Inc, Overton Chicago Gear and Innovative Mechanical Solutions, or iMech. In 2007, Mr. Hicks founded and served as Chairman of Hicks Acquisition Company I, Inc. (“HAC I”), a $552 million Special Purpose Acquisition Company (SPAC), which in September 2009, completed a successful merger with Resolute Natural Resources to form Resolute Energy Corporation, which is listed on the NYSE under the ticker symbol REN. Sales of Major League Baseball’s Texas Rangers and the National Hockey League’s Dallas Stars, each formerly held by Mr. Hicks and his affiliates, were completed in 2010 and 2011, respectively, each through a court-supervised auction process under Chapter 11 of the U.S. Bankruptcy Code. Previously, Mr. Hicks co-founded, and was Chairman from 1989 through 2004 of Hicks, Muse, Tate & Furst, Inc., (“HMTF”), a nationally prominent private equity firm specializing in leveraged acquisitions. During Mr. Hicks’ tenure as Chairman, HMTF successfully raised over $12 billion of private equity funds and consummated over $50 billion of leveraged acquisitions. Mr. Hicks serves on the boards of directors of Carpenter Technology Corporation, Drilling Tools International, Just Brakes, Ocular LCD, H-D Advanced Manufacturing, Inc., the University of Southern California Marshall School of Business Dean’s Board of Advisors, the University Of Texas Southwestern Medical Foundation Board Of Trustees, and the University of Texas Chancellor’s Council. He recently served on the Board of Trustees for The Center for Strategic and International Studies. A former member of the University of Texas System Board of Regents, Mr. Hicks served as Chairman of the University of Texas Investment Management Company (UTIMCO), which manages the $20 billion University of Texas Permanent University Fund and Long Term Funds. Mr. Hicks graduated with an MBA from the University of Southern California in 1970 and a BBA from the University of Texas in 1969. He is also a past recipient of the University of Texas’ Distinguished Alumnus Award, and has served several years as a Distinguished Guest Lecturer at Stanford University’s Graduate School of Business. Mr. Hicks brings extensive management and investment experience to Infinity Acquisition’s board of directors.

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Audit Committee and Audit Committee Financial Expert

Infinity Corp.’s board of directors will establish an audit committee prior to the consummation of the Business Combination. Infinity Corp. will adopt a charter for the audit committee in connection with the closing of the Business Combination. Accordingly, Infinity Corp. does not have an audit committee financial expert at this time and will not have such an expert until it consummates the Business Combination.

Code of Ethics

Infinity Corp. intends to adopt a code of conduct and ethics applicable to its directors, officers and employees in accordance with applicable federal securities laws after the consummation of the Business Combination.

Compensation Discussion and Analysis

None of our executive officers or directors has received any cash (or non-cash) compensation for services rendered. As of the date that our securities were first listed on Nasdaq and terminating on the consummation of our initial business combination (or our earlier liquidation), we have agreed to pay Infinity-C.S.V.C. Management Ltd, an affiliate of the Sponsors, an aggregate of $10,000 per month for office space, administrative services and secretarial support. This arrangement was agreed to by the Sponsors for our benefit and is not intended to provide the Sponsors compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this fee, and an aggregate maximum of $400,000 payable to Infinity Corp.’s officers, directors and consultants as determined by our board, no compensation will be paid to the Sponsors, executive officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of an initial business combination. Additionally, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Directors and Executive Officers after the Business Combination

Infinity Acquisition’s directors and executive officers after the Business Combination will be largely as follows, provided, however, that one of the directors to be appointed pursuant to the Merger Agreement has not yet been identified:

	Term
Name	Expires	Age	Position
Stuart M. Page	2015	50	President and Chief Executive Officer and Director
Victor M. Perez	N/A	60	Chief Financial Officer
Dr. Michael Pavia	N/A	57	Chief Technology Officer
William M. Bierhaus II	N/A	53	Senior Vice President of Business Development
Kenneth E. Nimitz	N/A	44	Senior Vice President of Operations
Thomas Holland	N/A	62	Senior Vice President of Production
John Clarke	2016	60	Chairman of the Board
Larry Aschebrook	2015	35	Director
Mark Chess	2016	35	Director
Matthew Gibbs	2015	44	Director
Thomas O. Hicks	2016	67	Director
Dr. Ganesh Kishore	2016	59	Director
Mark Puckett	2016	61	Director
Damon L. Rawie	2015	44	Director
Jonathan Schulhof	2015	39	Director
Michael Schulhof	2015	70	Director
Jasbir Singh	2016	71	Director

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The terms of office of the directors of Infinity Acquisition will be staggered such that directors are generally elected to serve two-year terms, or until such directors’ successors are elected and qualified, with one-half of such members’ terms expiring each year. The terms of directors expire at the annual meeting of shareholders held in the second year following their election, but directors whose terms of office expire may be re-elected.

Stuart M. Page has served as Glori’s Chief Executive Officer since March 2007. In June 2011, he assumed the additional title of President. Mr. Page has also served as a member of Glori’s board of directors since March 2007. Prior to joining Glori, Mr. Page was Vice President of IHS Energy, Inc., an information delivery services company, from February 2005 to March 2007 where he was responsible for the company’s mergers and acquisitions activity. He holds a bachelor’s and master’s degree in engineering science from Oxford University, England, and an M.B.A. from Harvard Business School. Mr. Page brings an intimate knowledge of Glori’s business and its industry to the Infinity Acquisition board.

Victor M. Perez has served as Glori’s Chief Financial Officer since August 2011. Prior to joining Glori, Mr. Perez was Chief Financial Officer of Allis-Chalmers Energy Inc., an oilfield services company, from August 2004 to July 2011. From July 2003 to July 2004, Mr. Perez was a private consultant engaged in corporate and international finance advisory. From February 1995 to June 2003, Mr. Perez was Vice President and Chief Financial Officer of Trico Marine Services, Inc., a marine transportation company serving the offshore energy industry. Trico Marine Services, Inc. filed a petition under the federal bankruptcy laws in December 2004. Mr. Perez was Vice President of Corporate Finance with Offshore Pipelines, Inc., an oilfield marine construction company, from October 1990 to January 1995. Mr. Perez also has 15 years of international and energy banking experience. Mr. Perez has an M.B.A, from University of Texas at Arlington and a bachelor’s degree in economics from Virginia Tech.

Kennet E. Nimitz has served as Glori’s Senior Vice President of Operations since January 2012. Prior to joining Glori, Mr. Nimitz served as a Regional Vice President Americas at Neptune Marine Services Limited, a provider of engineered solutions to the oil and gas, marine and renewable energy industries that is traded on the Australian Securities Exchange, from May 2009 to January 2012. Prior to that, Mr. Nimitz spent 18 years with Schlumberger Limited, a supplier of technology, integrated project management and information solutions to the oil and gas industry, where he held various operational, engineering and management positions, including his most recent Schlumberger position as GeoMarket Operations Manager. Mr. Nimitz holds a bachelor’s of science degree in mechanical engineering from the Massachusetts Institute of Technology and a M.B.A. from Duke University’s Fuqua School of Business.

Dr. Michael Pavia has served as Glori’s Chief Technology Officer since May 2013. Prior to joining Glori, Dr. Pavia was Entrepreneur-in-Residence with the venture capital firm Oxford Bioscience Partners from 2002 to 2010. Before joining Oxford, Dr. Pavia was Chief Technology Officer at Millennium Pharmaceuticals, where his major focus was to improve the productivity of the drug discovery and development process through the appropriate use of new technologies. Dr. Pavia has over 20 years of experience in pharmaceutical research and discovery. He was formerly Vice President-Cambridge Research at Sphinx Pharmaceuticals, a division of Eli Lilly & Co., focusing on the development of combinatorial chemistry technologies. Prior to Sphinx, Dr. Pavia held senior scientific positions in the Department of Chemistry at the Parke-Davis Pharmaceutical Research Division of Warner-Lambert with a focus on drugs of the central nervous system. He serves on the boards of Azevan Pharmaceuticals Inc., and Selventa, Inc. Dr. Pavia holds a bachelor’s degree in chemistry from Lehigh University and a doctorate in organic chemistry from the University of Pennsylvania.

William M. Bierhaus II has served as Glori’s Senior Vice President of Business Development since March 2010. Prior to joining Glori, Mr. Bierhaus spent 28 years with Halliburton Energy Services, Inc., a provider of various products and services to the energy industry for the exploration, development, and production of oil and natural gas worldwide, where he held various field operational, engineering and management positions throughout the United States and Middle East. His most recent Halliburton position was Global Manager of Business Development and Marketing-Cementing with responsibility for business development activities in over 70 countries. Mr. Bierhaus holds a B.S. in civil engineering from Purdue University.

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Thomas Holland has served as Glori’s Senior Vice President of Production since December 2013. Prior to joining Glori, Mr. Holland was involved in two E&P startup companies following a 25-year career with ARCO (1975 to 2000). At ARCO, Mr. Holland held a number of responsible positions in the company’s Land organization including U.S. Land Operations Manager. In 1990 he was named Vice President, Commercial for ARCO Permian, responsible for Land, Acquisitions & Divestitures, Crude Oil Marketing and Regulatory & Compliance for the Western U.S. He oversaw the divestiture of over $600 million of low-performing assets, and led or played a key role in the IPO of Vastar, early stage work on the successful acquisition of Union Texas Petroleum, and several company-level acquisition evaluations. He also led the acquisition of the company’s significant position in the Sprayberry/Wolfcamp play in the Permian Basin. After BP’s acquisition of ARCO in 2000, Mr. Holland, along with other members of the ARCO Permian management team, formed Westwin Energy, LLC, raising private equity capital to acquire and exploit oil in the Permian Basin. The team built the company to about 2,000 barrels of oil production per day before the company was sold in 2004. In 2005, he formed Petrus Exploration to focus on using 3D seismic to generate and sell prospects along the Gulf Coast of Texas and Louisiana. The company’s production was sold to an independent oil company in 2011. Mr. Holland holds a BBA (Petroleum Land Management) from the University of Oklahoma and completed the Seminar for Senior Executives in the Oil & Gas Industry from Southern Methodist University.

John Clarke has served as a member of Glori’s board of directors since April 2011. Mr. Clarke became the Chairman of Glori’s board of directors on January 1, 2012. Since May 2011, Mr. Clarke has been a Partner with Turnbridge Capital, LLC, a private equity investment firm focused on energy related investments. Mr. Clarke has served as President of Concept Capital Group, Inc., a financial and strategic consulting firm founded by him in 1995, since November 2009. From December 2004 until its sale in November 2009, Mr. Clarke served as Chairman and Chief Executive Officer of NATCO Group Inc., an oil services company. Previously, Mr. Clarke served as Managing Director of SCF Partners, a private equity investment firm, Executive Vice President and Chief Financial Officer of Dynegy, Inc., an energy trading company, Managing Director of Simmons & Co. International, an energy investment banking firm, and Executive Vice President and Chief Financial and Administrative Officer of Cabot Oil & Gas Corporation, an oil and gas exploration and production company. Mr. Clarke holds an M.B.A. from Southern Methodist University and a B.A. in economics from the University of Texas at Austin. Mr. Clarke serves on the boards of directors of Penn Virginia Corporation and Tesco Corporation, and previoulsy served on the board of directors of Harvest Natural Resources, Inc. (October 2000 to May 2008), The Houston Exploration Company (December 2003 to June 2007) and NATCO Group Inc. (February 2000 to November 2009). Mr. Clarke brings a wealth of public company board experience and knowledge of the energy industry to Infinity Acquisition’s board of directors.

Matthew Gibbs has served as a member of Glori’s board of directors since October 2009. Mr. Gibbs is a General Partner of Oxford Bioscience Partners, a venture capital firm that has invested over one billion dollars in life science, clean-energy, and healthcare technologies. Mr. Gibbs has 17 years of experience in financing venture backed technology companies. Mr. Gibbs joined Oxford in 1997, became a General Partner in January 2005 and leads the clean-energy initiative at Oxford with investments in microbial generated natural gas and biotechnology enhanced oil recovery. Mr. Gibbs was with MedVest, Inc., a venture capital syndicated fund, Johnson & Johnson Development Corp. and Oak Investment Partners, from 1994 to 1996. He holds a B.A. from the University of Colorado – Boulder. Mr. Gibbs serves on the board of directors of Luca Technologies Inc. Mr. Gibbs brings extensive experience in business and the building of companies from early stage to commercial scale to Infinity Acquisition’s board of directors.

Dr. Ganesh Kishore has served as a member of Glori’s board of directors since October 2009. Since April 2007, he has served as Chief Executive Officer of Malaysian Life Sciences Capital Fund Ltd., where he oversees fund management, investment portfolio management and governance of companies in which Malaysian Life Sciences Capital Fund Ltd. has made investments. Since January 2009, he has also served as President and Chief Executive Officer of K Life Sciences, LLC where he provides advisory services to life science businesses. Between April 2007 and December 2008, Dr. Kishore served as a Managing Director of Burrill & Company, where his responsibilities included fund management, fund raising and governance of companies in which Burrill & Company invested. Prior to joining Burrill &Company, Dr. Kishore served as Chief Biotechnology Officer at E. I. du Pont de Nemours and Company from March 2005 to April 2007, where he was responsible for overall biotechnology leadership for DuPont’s life science businesses. Dr. Kishore holds a Ph.D. in biochemistry from the Indian Institute of Science, an M.S. in biochemistry from the University of Mysore and a B.S. in physics and chemistry from the University of Mysore. Dr. Kishore serves on the board of directors of Gevo, Inc. and previously served on the board of Embrex, Inc. (January 2002 to January 2007). Dr. Kishore brings extensive knowledge of the biotechnology industry and experience in advising and managing early stage companies to Infinity Acquisition’s board of directors.

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Jasbir Singh has served as a member of Glori’s board of directors since October 2009. Mr. Singh is the Executive Director – New Technologies of Omar Zawawi Establishment (OMZEST) Group, an entity owned by the same stockholders that own Rawoz. The group has varied activities from manufacturing to trading, financing to insurance and energy-related investments. Mr. Singh has been with OMZEST Group since 1985. Prior to joining OMZEST Group, Mr. Singh worked as Sales Development Manager for Larsen & Toubro (L&T), one of the largest engineering companies in India. Before joining L&T, Mr. Singh worked for seven years at India’s national oil company, Oil & Natural Gas Commission, where he held a variety of technical engineering positions. Mr. Singh is a graduate petroleum engineer from the Indian School of Mines, Dhanbhad, India. Mr. Singh brings extensive knowledge of the energy industry to Infinity Acquisition’s board of directors.

Jonathan Schulhof has served as a member of Glori’s board of directors since its inception in November 2005 and was Chairman of Glori’s board of directors through January 1, 2012. Mr. Schulhof is a founder and managing partner of GTI Capital Group, a New York and India based firm formed in 2010 that specializes in private equity investments, as well as advisory services in the aerospace, healthcare, energy and media sectors. Mr. Schulhof maintains oversight over day to day operations of GTI Capital Group and has led the purchase and sale of several U.S. and Indian companies and has supervised the launch of several startup businesses. Prior to joining GTI Capital Group in 2010, Mr. Schulhof had been a managing partner of GTI Companies since 2002. Prior to joining GTI Companies, Mr. Schulhof was a Director of Business Development at Tellme Networks, Inc., where he developed company strategy and business plans, and executed strategic sales. Prior to joining Tellme Networks, Inc., Mr. Schulhof was a corporate associate at Schulte Roth & Zabel LLP, a law firm specializing in mergers and acquisitions, bankruptcy, securities, structured finance, and investment management services. Mr. Schulhof holds a B.A. from Dartmouth College and a J.D. from Stanford Law School, and is a member of the New York State Bar. Mr. Schulhof brings a wealth of knowledge in advising and managing early stage companies to Infinity Acquisition’s board of directors.

Michael Schulhof has served as a member of Glori’s board of directors since Glori’s inception in 2005. Since 1998, Mr. Schulhof has been a managing director of GTI Capital Group. From 1993 to 1996, he was President and Chief Executive Officer of Sony Corporation of America. Mr. Schulhof holds a B.A. from Grinnell College, Master of Science from Cornell University and Ph.D. from Brandeis University. Mr. Schulhof also received an Honorary Degree as Doctor of Physics from Grinnell College. Mr. Schulhof serves on the board of directors of j2 Global Communications, Inc. Mr. Schulhof brings extensive experience with global business operations and finance to Infinity Acquisition’s board of directors.

Mark Puckett has served as a member of Glori’s board of directors since April 2011. Mr. Puckett began his career at Chevron Corporation, a company engaging in petroleum, chemicals, mining, power generation, and energy operations worldwide, in 1973 and retired in May 2008. During his tenure at Chevron, Mr. Puckett held a variety of positions of increasing responsibility in Chevron’s upstream operations before ultimately retiring as the President of Chevron’s Energy Technology Company, where he was responsible for managing the company’s technology resources across all business segments. In addition, Mr. Puckett served on Chevron’s management committee from 1997 until his retirement and served on Chevron’s upstream and gas leadership team from 2001 until his retirement. Since his retirement, Mr. Puckett has been involved in private investments. He is a member of the Society of Petroleum Engineers and the Dean’s Advisory Council, College of Engineering at Texas A&M University. Mr. Puckett holds a bachelor’s degree in civil engineering from Texas A&M University. Mr. Puckett serves on the board of directors of Concho Resources Inc. Mr. Puckett brings extensive knowledge of the energy industry to Infinity Acquisition’s board of directors, including in the areas of primary, secondary and enhanced oil recovery.

Larry Aschebrook is the founder and has served as Chief Executive Officer of Gentry Financial Holdings Group LLC (“Gentry”), a diversified financial services firm. Mr. Aschebrook has created and raised capital for numerous investment partnerships, and established close ties to a number of top-tier venture funds. Mr. Aschebrook currently is a member of the National Venture Capital Association and serves on the board of directors of Solexel, Inc., Agrivida, Inc. and FloDesign Wind Turbine Corp. Mr. Aschebrook was nominated for the M&A Advisors Magazine “40 under 40” award in 2012. Prior to founding Gentry, Mr. Aschebrook owned multiple businesses and previously served as a Vice President level administrator for five large academic institutions. Mr. Aschebrook’s primary responsibility in these positions was development activity, raising funds from private and corporate donors. Over the course of his career, he was responsible for overseeing more than $500 million in grants, donations, and sponsorships. He also had responsibility for multimillion-dollar projects such as stadium naming rights, television and radio rights, as well as all revenue generation activities for Athletics. Mr. Aschebrook holds an MBA from the W.P. Carey School of Business at Arizona State University, a M.S. in Sports Administration and a B.S. from the University of Wisconsin. Mr. Aschebrook brings extensive investment experience to Infinity Acquisition’s board of Directors.

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Damon L. Rawie has served as a managing director with Advantage Capital Partners (“ACP”), an investment firm that specializes in providing capital to companies based in areas underserved by traditional capital providers, since 1999. Founded in 1992, ACP is a multi-stage investor that has raised over $1.6 billion in capital and makes investments in companies representing a wide variety of industries. Based in Austin and a member of the ACP team since 1999, Mr. Rawie is an active multi-stage investor for the firm. His investment experience covers a variety of industries including energy technology, business services, software and new media. Mr. Rawie serves as a member of the board of directors for a number of ACP’s portfolio companies and is also a board member of the Texas Coalition for Capital, a non-profit statewide organization that supports various economic development initiatives including job creation and access to capital for emerging businesses. Prior to joining ACP, Mr. Rawie worked in investment banking and operational consulting. Mr. Rawie was a Manager at China International Capital Corporation (“CICC”), a Morgan Stanley/China Construction Bank joint venture investment bank in Beijing. Before working with CICC, Mr. Rawie was a management consultant at PricewaterhouseCoopers and an investment banking analyst at J.P. Morgan Securities. Mr. Rawie holds an M.B.A. from the University of Chicago Graduate School of Business and a bachelor’s degree from Wesleyan University. Mr. Rawie’s brings extensive investment experience to Infinity Acquisition’s board of directors.

Mark Chess has been our Executive Vice President since inception. Mr. Chess is a managing director with Infinity Equity and has been with the firm since 2001. He has negotiated investments on behalf of Infinity with Futuragene (AIM: FGN) which was subsequently sold to Suzano for USD$90 million. Mr. Chess helped establish the first Infinity-CSVC fund in China in 2005 and manages the Fund’s strategic relationships with institutions in the United States, particularly the Infinity-NSF portfolio. Mr. Chess has been with Infinity since 2001. Since January 2007, Mr. Chess has been responsible for off-shore investments in the information technology and agriculture industries for Infinity I-China Fund. Prior to Infinity, Mr. Chess was a Director with Partners500, where he led its international business strategy. In the philanthropic community, Mr. Chess is the Chairman of The Presentense Group, LEG-UP Microfinance Fund, and Yesh Shabbat. In addition, Mr. Chess sits on the Boards of The Museum of Psalms, JSC, and The Initiative Center of the Negev. He graduated with a degree in Business Honors from the University of Texas at Austin.

Thomas O. Hicks has been a member of Infinity Corp.’s board of directors since January 2014. Mr. Hicks is founder, Chairman and Chief Executive Officer of Hicks Holdings LLC, HEP, the private equity firm led by Mr. Hicks, targets acquisitions, recapitalizations, buyouts, buy-and-builds, corporate divestitures and selected growth capital investments, typically investing $15-100 million per portfolio company, in companies with enterprise values between $40-400 million. Some of HEP’s investments to date include: Anvita Health; DirecPath; Drilling Tools International; Grupo Pilar; Just Brakes; Latrobe Specialty Steel; Ocular LCD, Inc.; and, through H-D Advanced Manufacturing, Inc, Overton Chicago Gear and Innovative Mechanical Solutions, or iMech. In 2007, Mr. Hicks founded and served as Chairman of HAC I, a $552 million Special Purpose Acquisition Company (SPAC), which in September 2009, completed a successful merger with Resolute Natural Resources to form Resolute Energy Corporation, which is listed on the NYSE under the ticker symbol REN. Sales of Major League Baseball’s Texas Rangers and the National Hockey League’s Dallas Stars, each formerly held by Mr. Hicks and his affiliates, were completed in 2010 and 2011, respectively, each through a court-supervised auction process under Chapter 11 of the U.S. Bankruptcy Code. Previously, Mr. Hicks co-founded, and was Chairman from 1989 through 2004 of HMTF, a nationally prominent private equity firm specializing in leveraged acquisitions. During Mr. Hicks’ tenure as Chairman, HMTF successfully raised over $12 billion of private equity funds and consummated over $50 billion of leveraged acquisitions. Mr. Hicks serves on the boards of directors of Carpenter Technology Corporation, Drilling Tools International, Just Brakes, Ocular LCD, H-D Advanced Manufacturing, Inc., the University of Southern California Marshall School of Business Dean’s Board of Advisors, the University Of Texas Southwestern Medical Foundation Board Of Trustees, and the University of Texas Chancellor’s Council. He recently served on the Board of Trustees for The Center for Strategic and International Studies. A former member of the University of Texas System Board of Regents, Mr. Hicks served as Chairman of the University of Texas Investment Management Company (UTIMCO), which manages the $20 billion University of Texas Permanent University Fund and Long Term Funds. Mr. Hicks graduated with an MBA from the University of Southern California in 1970 and a BBA from the University of Texas in 1969. He is also a past recipient of the University of Texas’ Distinguished Alumnus Award, and has served several years as a Distinguished Guest Lecturer at Stanford University’s Graduate School of Business. Mr. Hicks brings extensive management and investment experience to Infinity Acquisition’s board of directors.

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Independence

Mr. Clarke and Mr. Puckett have agreed to serve as members of the board of directors of Infinity Acquisition and each meet the independence requirements of Nasdaq.

Board Committees

Infinity Acquisition’s bylaws grant the board of directors the authority to delegate its powers to committees. Infinity Acquisition’s committees are required to conduct meetings and take action in accordance with the directions of the board of directors, the charter and the terms of the respective committee charters. Prior to the consummation of the Business Combination, Infinity Acquisition will create three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of the audit committee, compensation committee and nominating and corporate governance committee may not delegate any of its authority to subcommittees unless otherwise authorized by the board of directors.

Audit Committee

Infinity Acquisition intends to establish an audit committee prior to the consummation of the Business Combination. The audit committee will be comprised entirely of independent directors who meet the independence requirements of Nasdaq and Rule 10A-3 of the Exchange Act, and will include at least one “audit committee financial expert,” as defined by the SEC rules. Messrs. Clarke and Puckett will serve as members of the audit committee and Mr. Clarke will serve as chairman of the audit committee. Each member of the audit committee is financially literate and Mr. Clarke qualifies as an “audit committee financial expert.” The audit committee will be responsible for, among other things:

•	retaining and overseeing our independent accountants;

•	assisting the board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

•	reviewing and approving the plan and scope of the internal and external audit;

•	pre-approving any audit and non-audit services provided by our independent auditors;

•	approving the fees to be paid to our independent auditors;

•	reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;

•	preparing the audit committee report to be filed with the SEC; and

•	reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

Infinity Acquisition intends to establish a compensation committee prior to the consummation of the Business Combination. The compensation committee will be comprised entirely of independent directors who meet the independence requirements of Nasdaq. In accordance with the compensation committee charter, the members will be “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” within the meaning of Section 16 of the Exchange Act. Messrs. Clarke and Puckett will serve as members of the compensation committee and Mr. Puckett will serve as chairman of the compensation committee. The responsibilities of the compensation committee include:

•	determining the compensation of our executive officers;

•	making recommendations to the board of directors regarding equity-based and incentive compensation plans, policies and programs.

•	reviewing executive compensation policies and plans;

•	implementing and administering incentive compensation equity-based remuneration plans;

•	assisting management in complying with proxy statement and annual report disclosure requirements;

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•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for executive officers and employees;

•	producing a report on executive compensation to be included in the annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nominating and Corporate Governance Committee

Infinity Acquisition will establish a nominating and corporate governance committee prior to the consummation of the Business Combination. The nominating and corporate governance committee will be comprised entirely of independent directors who meet the independence requirements of Nasdaq. Messrs. Clarke, Kishore and Puckett will serve as members of the nominating and corporate governance committee and Dr. Kishore will serve as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for, among other things:

•	recommending the number of directors to comprise the board;

•	identifying and evaluating individuals qualified to become members of the board, and soliciting recommendations for director nominees from the chairman and chief executive officer of Infinity Acquisition;

•	recommending to the board of directors the director nominees for each annual stockholders’ meeting;

•	recommending to the board of directors the candidates for filling vacancies that may occur between annual stockholders’ meetings;

•	reviewing independent director compensation and board processes, self-evaluations and policies;

•	overseeing compliance with the code of ethics and conduct by our officers and directors; and

•	monitoring developments in the law and practice of corporate governance.

Corporate Governance

Infinity Acquisition intends to adopt corporate governance guidelines that set forth its corporate governance objectives and policies after the consummation of the Business Combination. Following the consummation of the Business Combination, Infinity Acquisition’s corporate governance guidelines will be available in print from it without charge upon request in writing to Investor Relations at 4315 South Drive, Houston, Texas 77053.

Infinity Acquisition intends to also adopt a code of ethics that sets forth its commitment to ethical business practices. Infinity Acquisition’s code of ethics will apply to its directors, officers and employees, including its chief executive officer and chief financial officer. Following the consummation of the Business Combination, Infinity Acquisition’s code of ethics will be available in print from it without charge upon request by writing to Investor Relations at 4315 South Drive, Houston, Texas 77053.

Communications to the board of directors, to non-management directors as a group or to any director individually may be made by writing to the following address:

Prior to the consummation of the Business Combination:

Glori Acquisition Corp.

c/o Infinity-C.S.V.C. Management Ltd.

3 Azrieli Center (Triangle Tower)

42nd Floor, Tel Aviv, Israel, 67023

Following the consummation of the Business Combination:

Attention: Board of Directors

Glori Energy Inc.

4315 South Drive

Houston, Texas 77053

Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director or to the chairman of our board of directors if addressed to the full board.

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Insider Trading Policy

Directors, executive officers and employees may acquire confidential information from time to time through their employment or fiduciary relationship with Glori.

After the Business Combination, Infinity Acquisition’s board of directors intends to establish an insider trading policy reinforcing the principles behind the insider trading prohibition under U.S. law. Among other things, directors, executive officers and employees will be prohibited from executing any trade in securities of Infinity Acquisition and any other company about which they acquire material non-public information in the course of their duties for Infinity Acquisition.

Compensation of Directors and Executive Officers

Compensation of Officers and Directors of Infinity Corp.

None of Infinity Corp.’s directors or officers has received any cash compensation for services rendered to Infinity Corp. Infinity Corp.’s Initial Shareholders purchased 1,437,500 Founder Shares for aggregate consideration of $25,000. In addition, the Infinity Funds purchased an aggregate of 4,381,818 Sponsors Warrants, each exercisable for one ordinary share at $7.00 per share, for a purchase price of approximately $2.2 million, or $0.50 per warrant. The Founder Shares and the Sponsors Warrants will be worthless if Infinity Corp. does not consummate an initial business combination.

As of the date that Infinity Corp.’s securities were first listed on Nasdaq and terminating on the consummation of our initial business combination (or our earlier liquidation), Infinity Corp. has agreed to pay Infinity-C.S.V.C. Management Ltd, an affiliate of the Infinity Funds, an aggregate of $10,000 per month for office space, administrative services and secretarial support. Other than this fee, and an aggregate maximum of $400,000 payable to our officers, directors and consultants as determined by Infinity Corp.’s board, no compensation will be paid to the Sponsors, Infinity Corp.’s executive officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of an initial business combination. Additionally, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Infinity Corp.’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Compensation of Officers and Directors of Glori

The following table provides information regarding the compensation of Glori’s chief executive officer, chief financial officer and each of Glori’s other three most highly compensated executive officers during 2011 and 2012 and should be read in conjunction with the narrative disclosure to the Summary Compensation Table. Glori refers to these executive officers as its named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards (1)	All Other Compensation	Total
Stuart M. Page President and	2011	$300,000	$60,000	-	$31,304	-	$391,304
Chief Executive Officer	2012	300,000	30,750	-	-	-	330,750
Victor M. Perez	2011	83,744	8,255	-	244,307	-	336,306
Chief Financial Officer (2)	2012	230,000	23,000	-	-	-	253,000
William M. Bierhaus II	2011	394,091	-	-	11,478	-	405,569
Senior Vice President of	2012	361,643	-	-		-	361,643
Business Development(3)

(1)	Amounts in this column represent the aggregate grant date fair value of stock awards and option awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, or FASB ASC Topic 718. The assumptions Glori used in valuing options are described in Note 14 “Stock Based Compensation” to Glori’s consolidated financial statements included herein.

(2)	Victor M. Perez was named Chief Financial Officer on August 22, 2011.

(3)	Includes commissions.

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Employment Agreements

Set forth below is a description of the current employment agreements of Glori’s executive officers. Each of Messrs. Page, Perez and Bierhaus, as well as certain other key employees of Glori will be entering into new employment agreements in connection with the Business Combination.

Stuart M. Page

Glori is party to an employment agreement with its chief executive officer, Stuart M. Page, dated March 1, 2007. Mr. Page’s initial annual base salary was set at $275,004, subject to increase from time to time. The employment agreement also provided for certain initial option and restricted stock awards, all of which have since vested.

If Glori terminates Mr. Page’s employment without “cause” or Mr. Page terminates his employment with Glori for “good reason”, he is entitled to (i) continued base salary payments for twelve months, (ii) continued medical benefits for twelve months and (iii) continued vesting of any unvested shares and options granted to him at the time he became an employee for an additional six month period after his termination. If Glori terminates Mr. Page’s employment for “cause” or if Mr. Page terminates his employment with us without “good reason”, Mr. Page will not be entitled to receive any payment from us other than the portion of his base salary that is earned but unpaid.

For this purpose, “cause” is defined as any of the following: (i) the commission of any act of fraud or embezzlement by Mr. Page; (ii) any unauthorized use or disclosure by Mr. Page of any of Glori’s material confidential information or trade secrets; (iii) Mr. Page’s indictment for, conviction of, or plea of no contest with respect to any felony violation or any crime of moral turpitude or dishonesty; (iv) Mr. Page’s unauthorized absence from work for reasons other than illness or legally protected leave of absence; (v) Mr. Page’s substance abuse or other misconduct that in any manner materially interferes with the performance of his duties on behalf of Glori; (vi) any failure or refusal by Mr. Page to perform his duties in an acceptable manner or to follow the lawful and proper directives of Glori’s board of directors that are within the scope of his duties in each case after a reasonable notice and cure period not less than 15 days; or (vii) any other misconduct by Mr. Page that adversely affects Glori’s business or affairs after a reasonable notice and cure period not less than 15 days.

For this purpose, “good reason” is defined as Mr. Page’s voluntary resignation within six (6) months following: (i) a change in his position with Glori that materially reduces his duties and responsibilities; (ii) a reduction in Mr. Page’s base salary by more than 5%, other than a reduction that, by resolution of Glori’s board of directors including Mr. Page’s consent, is applicable to all of Glori executive officers generally; or (iii) a relocation of his principal place of employment by more than seventy-five miles without his consent; provided and only if any such change, reduction or relocation is effected by Glori without Mr. Page’s consent.

If an “acceleration event” occurs, certain options granted to Mr. Page at the time of the commencement of his employment and in connection with prior third party financings will accelerate and vest in full. As of September 30, 2013, there were no outstanding unvested options held by Mr. Page that would be subject to acceleration upon the occurrence of an “acceleration event”. For this purpose, “acceleration event” is defined as (i) the sale of all or substantially all of Glori assets on a consolidated basis to an unrelated person or entity, or (ii) a merger, reorganization or consolidation in which the outstanding shares of Glori stock are converted into or exchanged for securities of the successor entity and the holders of Glori outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction.

If Mr. Page’s employment is terminated for any reason, he is subject to: ongoing confidentiality and non-disclosure obligations; restrictive covenants of non-solicitation of employees for a period of two years from his termination date and non-solicitation of customers for a period of one year from his termination date; and restrictive covenants of non-competition for a period of nine months from his termination date if Mr. Page resigns or is terminated for cause or six months from his termination date following Glori’s termination of his employment for any other reason.

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Victor M. Perez

Glori is party to an employment agreement with its chief financial officer, Victor M. Perez, dated July 26, 2011. Mr. Perez’s initial annual base salary was set at $230,000, subject to increase from time to time. The employment agreement also provides for an initial option grant of 400,000 options which were granted on December 26, 2011.

If Glori terminates Mr. Perez’s employment without “cause” or Mr. Perez terminates his employment with Glori for “good reason”, he is entitled to (i) that portion of any bonus earned but unpaid, (ii) continued base salary payments for six months and (iii) continued medical benefits for six months. If Glori terminates Mr. Perez’s employment for “cause” or if Mr. Perez terminates his employment with Glori without “good reason”, Mr. Perez will not be entitled to receive any payment from Glori other than the portion of his base salary that is earned but unpaid.

For this purpose, “cause” is defined as any of the following: (i) being convicted of, or submitting a plea of nolo contendere or guilty to, a felony or any other crime involving moral turpitude, (ii) engaging in grossly negligent or willful misconduct in the performance of duties, which actions have had a material detrimental effect on Glori, (iii) breaching any material provision of the employment agreement, (iv) engaging in conduct which is materially injurious, to Glori (including, without limitation, misuse or misappropriation of Glori’s funds or other property) or (v) committing an act of fraud; provided, however, that Glori must give Mr. Perez written notice of the acts or omissions constituting cause within 60 days after one of Glori’s officers (other than Mr. Perez) first learns of the occurrence of such acts or omissions, and no termination shall be for cause under clauses (ii), (iii), (iv) or (v) unless and until Mr. Perez has been afforded an opportunity to cure such acts or omissions and has failed to do so within 15 days following receipt of such written notice or of having been afforded the opportunity to cure, whichever occurs later.

For this purpose, “good reason” is defined as the occurrence of one of the following without Mr. Perez’s consent: (i) a cumulative reduction of ten percent or more in his base salary, except a reduction which is approved by Glori’s board of directors, is applicable to all of Glori’s executive officers and does not occur in connection with or after an acceleration event (as such term is defined below); (ii) a demotion or assigning to a lesser position as measured by title, a material diminution in Mr. Perez’s authority, duties, responsibilities or reporting relationship; (iii) a permanent relocation in the geographic location at which Mr. Perez is normally required to perform services to a location more than 75 miles from the location at which he normally performed services immediately before the relocation; or (iv) any other action or inaction that constitutes a material breach by Glori of his employment agreement. If Mr. Perez alleges good reason as a basis for his termination of employment, (i) he must provide notice to Glori of the event alleged to constitute good reason within 90 days after the occurrence of such event and (ii) Glori must have the opportunity to remedy the alleged good reason event within 30 days from receipt of notice of such allegation. If not remedied within that 30-day period, Mr. Perez may submit a notice of termination, provided that the notice of termination must be given no later than 60 days after the expiration of such 30-day period.

If an “acceleration event” occurs, 50% of any remaining unvested options granted to Mr. Perez will accelerate and vest in full. As of December 31, 2013, there were outstanding 166,672 unvested options held by Mr. Perez that would be subject to acceleration upon the occurrence of an “acceleration event”. For this purpose, “acceleration event” is defined as (i) the sale of all or substantially all of Glori’s assets on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Glori stock are converted into or exchanged for securities of the successor entity and the holders of Glori outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iii) prior to the effective date of registration of the sale of any of our securities pursuant to the Securities Act, Glori (in one or a series of transactions) effect the issuance of voting securities to one or more persons or entities not affiliated with Glori, resulting in Glori stockholders prior to any such transaction not retaining at least 51% of our issued and outstanding voting securities following the transaction or (iv) any entity, person or group of persons acting as a group, who previously owned no shares of Glori stock, or owned shares of Glori stock which in the aggregate represented less than a majority of the combined voting power of all shares of Glori stock, acquires the majority of Glori’s combined voting power.

If Mr. Perez’s employment is terminated for any reason, he is subject to: ongoing confidentiality and nondisclosure obligations; restrictive covenants of non-solicitation of employees for a period of two years from his termination date and non-solicitation of customers for a period of nine months from his termination date if Mr. Perez resigns or is terminated for cause or six months from his termination date following Glori’s termination of his employment for any reason other than cause; and restrictive covenants of non-competition for a period of nine months from his termination date if Mr. Perez resigns or is terminated for cause or six months from his termination date following the termination of his employment for any other reason.

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William M. Bierhaus II

Glori is party to an employment agreement with Mr. Bierhaus dated March 5, 2010. Mr. Bierhaus’ initial annual base salary was set at $220,000, subject to increase from time to time. The employment agreement also provides that Mr. Bierhaus will receive a ten percent commission from all sales, payable within 30 days of the receipt of funds from the customer. This commission rate will be reviewed by Glori annually and Glori has agreed that the commission for the second year of Mr. Bierhaus’ employment will not be less than six percent of sales. The employment agreement also provides for an initial grant of 338,034 options to Mr. Bierhaus which were granted on April 1, 2010.

If Glori terminates Mr. Bierhaus’ employment without “cause”, he is entitled to continued base salary payments for six months, to be paid on regular payroll dates. If Glori terminates Mr. Bierhaus’ employment for “cause”, Mr. Bierhaus will not be entitled to receive any payment from Glori other than the portion of his base salary that is earned but unpaid. For this purpose, “cause” has the same definition as in Mr. Page’s employment agreement.

If Mr. Bierhaus’ employment is terminated for any reason, he is subject to: ongoing confidentiality and non-disclosure obligations; restrictive covenants of non-solicitation of employees for a period of two years from his termination date and non-solicitation of customers for a period of nine months from his termination date if Mr. Bierhaus resigns or is terminated for cause or six months from his termination date following Glori’s termination of his employment for any reason other than cause; and restrictive covenants of non-competition for a period of nine months from his termination date if Mr. Bierhaus resigns or is terminated for cause or six months from his termination date following termination of his employment for any reason other than cause.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2012, to each of Glori’s named executive officers.

	Option Awards					Stock Awards
	Number of Shares Underlying Unexercised Options
	Exercisable		Unexercisable	Option Exercise Price	Option Exercise Date	Number of Shares of Units of Stock That Have Not Vested	Market Value of Shares of Units of Stock That Have Not Vested
Stuart Page	289,840	(1)	-	$.407	03/01/2017
	1,022,718	(2)	-	$.078	10/15/2019
	498,669	(3)	166,196	$.078	10/15/2020
	52,174	(4)	-	$1.15	12/26/2021
William M. Bierhaus II	232,390	(5)	105,914	$.078	4/1/2020	-
	19,130	(4)	-	$1.15	12/26/2021
Victor Perez	140,510	(4)	266,668	$1.15	12/26/2021

(1)	The date of award was March 27, 2007. These options vested 80,511 on the last day of each of the first 35 calendar months and 80,526 on the last day of the 36th calendar month.

(2)	The date of award was October 15, 2009. These options vest over a three year period with 1/36th of the shares vesting on the last day of each of the 36 calendar months after the grant date.

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(3)	The date of award was October 15, 2010. These options vest over a three year period with 1/36th of the shares vesting on the last day of each of the 36 calendar months after the grant date.

(4)	The date of the award was December 26, 2011.

(5)	The date of the award was April 1, 2010.

Post-Merger Compensation

Following the business combination, Glori’s executive team will be compensated according to the recommendations of an independent compensation consultant and as adopted by the compensation committee in January 2014.

Director Compensation

Prior to the Business Combination, Glori did not pay its directors that held management positions or with affiliation to owners over 10% any compensation for services on its board of directors. Glori compensated only its two independent directors in 2011 and 2012 for services they performed. In 2011, Glori granted Mr. Clarke and Mr. Puckett a one time option award to acquire 156,000 shares (subsequently reduced to 115,000 shares) of Glori common stock upon joining the Glori board of directors. In 2012, Glori granted Mr. Clarke an additional award to acquire 63,000 shares of Glori common stock upon accepting the role of Chairman of the Board of Directors. All directors were entitled to reimbursement for reasonable travel and other business expenses incurred in connection with attending meetings of the board of directors or committees of the board of directors.

The following table sets forth certain information regarding the compensation earned by, or awarded to, each director, who is not also a named executive officer, who served as a member of our Board of Directors during the year ended December 31, 2012. Directors who are our employees are not compensated for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Grant Date Fair Value of SAR Award(s) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John Clark	$65,000					$37,800	(1)	$102,800
Mark Puckett	$50,000							$50,000

(1)	Value of 63,000 common option shares at an original exercise price of $1.15 per share; exercise price reduced to $.40 per share in June 2013.

Following the Business Combination, Infinity Acquisition’s directors will be entitled to receive compensation at rates which are to be determined based on the recommendations of a third-party consultants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding the beneficial ownership of Infinity Corp.’s Ordinary Shares as of January 9, 2014, beneficial ownership of Glori as of December 31, 2013, and Infinity Acquisition’s Common Stock immediately following the Business Combination by:

•	each person (i) known to be the beneficial owner of more than 5% of Infinity Corp.’s outstanding Ordinary Shares as of January 9, 2014, (ii) known to be the beneficial owner of more than 5% of Glori’s outstanding common stock as of December 31, 2013, and (iii) expected to be beneficial owners of more than 5% of the outstanding Common Stock immediately following the Business Combination;

•	each of Infinity Corp.’s officers and directors;

•	each of Glori’s officers and directors;

•	each person anticipated to become an executive officer or director of Infinity Acquisition upon consummation of the Business Combination;

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•	the current executive officers and directors of Infinity Corp. as a group; and

•	the post-Business Combination executive officers and directors of Infinity Acquisition as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, Infinity Corp. believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all Infinity Corp. Ordinary Shares that they beneficially own, subject to applicable community property laws. All Ordinary Shares subject to options or warrants exercisable within 60 days of January 9, 2014 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 7,187,500 Ordinary Shares outstanding as of the date of this prospectus and assumes that (i) no Infinity Corp. Warrants are exercised (including the Insider Warrants and any warrants issuable upon conversion of the Notes) and (ii) none of the Public Shares held by the public shareholders are validly tendered pursuant to the Share Tender Offer.

Title of Class: Ordinary Shares of Infinity Corp.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary shares
Infinity-CSVC Partners, Ltd. (1)(2)(3)	575,000	8.00%
Amir Gal-Or, Co-Chief Executive Officer, Co-President and Co-Chairman (1)(2)(3)(4)	79,061	1.10%
Avishai Silvershatz, Co-Chief Executive Officer, Co-President and Co-Chairman (1)(2)(3)(4)	79,061	1.10%
Thomas O. Hicks (5)	575,000	8.00%
HH Energy Group, LP (5)	575,000	8.00%
Limei Zhao (1)(4)	18,500	*
Kersten Hui(1)(4)	25,000	*
Mark Chess(1)(4)	71,875	1.00%
Mark B. Segall(1)	7,503	*
JFI Fixed, LLC(6)	400,000	5.57%
Jacobson Family Investments, Inc. (6)	400,000	5.57%
Mitchell Jacobson(6)	400,000	5.57%
Marjorie Gershwind(6)	400,000	5.57%
Davidson Kempner Partners(7) (10)	63,862	0.89%
Davidson Kempner Institutional Partners, L.P. (8) (10)	149,554	2.08%
Davidson Kempner International, Ltd. (9) (10)	156,584	2.18%
Davidson Kempner Capital Management LLC(10)	370,000	5.15%
Thomas L. Kempner, Jr. (10)	370,000	5.15%
Stephen M. Dowicz(10)	370,000	5.15%
Woodland Partners(11)	250,000	3.48%
Brookwood Partners, L.P. (11)	100,000	1.39%
Barry Rubenstein(11)	590,800	8.22%
Marilyn Rubenstein(11)	590,800	8.22%
Polar Securities Inc. (12)	528,199	7.40%

All current directors and executive officers as a group (7 individuals)	1,406,000	19.56%

*	Less than 1%

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(1)	The business address of each of the individuals is located at c/o Infinity-C.S.V.C. Management Ltd., 3 Azrieli Center (Triangle Tower), 42nd Floor, Tel Aviv, Israel, 67023.

(2)	Infinity-CSVC Partners, Ltd. is the general partner of Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P. The board of managers of Infinity-CSVC Partners, Ltd. makes investment decisions on behalf of the limited partners of the Infinity Funds. No limited partner holds an interest in the Infinity Funds that could be deemed a 5% owner of us. Additionally, Infinity-CSVC Partners, Ltd. holds voting and dispositive power over the ordinary shares owned by the Infinity Funds. The board of managers is comprised of five individuals, including Amir Gal-Or, Avishai Silvershatz, Avi Fischer, Lin Xianghong and Fei Jianjiang. As a result, we have determined no single member of this board holds voting and dispositive power over our ordinary shares.

(3)	The shareholders of Infinity-CSVC Partners, Ltd., the general partner of each of the Infinity Funds, are Amir Gal-Or, Avishai Silvershatz, Clal Industries and Investments Ltd. and Hua Yuan International Limited.

(4)	Amounts include ordinary shares directly owned by each of these directors and officers as a result of transfers made by the Sponsors to such officers and directors as of May 3, 2011 and their permitted transferees.

(5)	Mr. Hicks is the sole member and manager of HEP-INXB LLC, the sole general partner of HH Energy Group, LP, and may be considered to have beneficial ownership of the securities owned by such entity. Mr. Hicks disclaims beneficial ownership of any Ordinary Shares in which he does not have a pecuniary interest. Their business address is 100 Crescent Court, Suite 1200, Dallas, Texas 75201.

(6)	Jacobson Family Investments, Inc. and JFI Fixed, LLC may each be deemed to have the sole power to direct the voting and disposition of the ordinary shares. Mitchell Jacobson and Marjorie Gershwind may be deemed to share the power to direct the voting and disposition of the 400,000 ordinary shares that may be deemed to be owned beneficially by each of Jacobson Family Investments, Inc. and JFI Fixed, LLC. The address of the principal office of each of JFI Fixed, LLC, Jacobson Family Investments, Inc., Mitchell Jacobson and Marjorie Gershwind is 152 West 57th Street, 56th Floor, New York, New York, 10019.

(7)	MHD Management Co., a New York limited partnership (“MHD”), is the general partner of Davidson Kempner Partners, a New York limited partnership (“DKP”) and MHD Management Co. GP, L.L.C., a Delaware limited liability company is the general partner of MHD. DKCM (as defined below) is responsible for the voting and investment decisions of DKP. The business address for DKP is c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, New York 10022.

(8)	Davidson Kempner Advisers Inc., a New York corporation, is the general partner of Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”). DKCM is responsible for the voting and investment decisions of DKIP. The business address for DKIP is c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, New York 10022.

(9)	Davidson Kempner International Advisors, L.L.C., a Delaware limited liability company, is the investment manager of Davidson Kempner International, Ltd., a British Virgin Islands corporation (“DKIL”). DKCM is responsible for the voting and investment decisions of DKIL. The business address for DKIL is c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, New York 10022.

(10)	Davidson Kempner Capital Management LLC, a New York limited liability company and a registered investment adviser with the U.S. Securities and Exchange Commission, acts as investment manager to each of DKP, DKIP and DKIL (“DKCM”) either directly or by virtue a sub-advisory agreement with the investment manager of the relevant fund. The managing members of DKCM are Messrs. Thomas L. Kempner, Jr., Stephen M. Dowicz, Scott E. Davidson, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant and Morgan Blackwell; and Messrs. Thomas L. Kempner, Jr. and Stephen M. Dowicz, through DKCM, are responsible for the voting and investment decisions relating to the securities held by DKP, DKIP and DKIL reported herein. The business address for such reporting persons is c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, New York 10022.

(11)	Barry Rubenstein and Marilyn Rubenstein are general partners of Woodland Partners and Brookwood Partners, L.P. Barry Rubenstein is the husband of Marilyn Rubenstein. Barry Rubenstein and Marilyn Rubenstein have shared power to vote or to direct the vote of (i) the 200,000 ordinary shares held between them in a joint account, (ii) the 250,000 ordinary shares held by Woodland Partners and (iii) the 100,000 ordinary shares held by Brookwood Partners, L.P. Marilyn Rubenstein has sole power to vote or to direct the vote of the 40,800 shares held solely by her and Barry Rubenstein has shared power to vote or direct the vote of such shares. Both Barry and Marilyn Rubenstein disclaim beneficial ownership of these securities except to the extent of their equity interest therein. The business address for each of Barry and Marilyn Rubenstein, Woodland Partners and Brookwood Partners, L.P. is 68 Wheatley Road, Brookville, New York 11545.

(12)	Based on information contained in a Schedule 13G/A filed by the following persons on February 14, 2013, Polar Securities Inc. and North Pole Capital Master Fund share voting and dispositive power with respect to these shares. Paul Sabourin serves as the Chief Investment Officer of each of Polar Securities and North Pole, and their address is 372 Bay Street, 21st floor, Toronto, Ontario M5H 2W9, Canada.

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Title of Class: Common Stock of Glori

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary shares
GTI Glori Fund I L.P. (1)	11,108,145	16.2%
Energy Technology Ventures(2)	6,009,139	8.8%
Gentry-Glori Energy Investment LLC and affiliates(3)	3,613,833	5.2%
Texas ACP II, L.P. and affiliate(4)	5,790,766	8.3%
KPCB Holdings, Inc. as nominee	9,565,528	14.2%
Oxford Bioscience Partners V L.P. and affiliate(5)	14,202,108	20.6%
RAWOZ Technology Company Ltd. (6)	14,858,684	21.4%
Malaysian Life Sciences Capital Fund Ltd. (7)	10,576,203	15.4%
All current directors and executive officers as a group (15 individuals) (1) (3) (4) (5) (6) (7) (8)	64,972,460	79.1%

1)	GTI Glori Oil Fund I L.P. owns 10,081,774 of the referenced shares. GTI Ventures LLC, which owns 1,026,371 of the referenced shares is the general partner of GTI Co-Investment L.P., which is the general partner of GTI Glori Oil Fund I L.P. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof, who exercise voting and investment control over the referenced shares, and GTI Holdings LLC is the managing member of GTI Ventures LLC. All such entities, Michael Schulhof and Jonathan Schulhof, directors of Glori, disclaim beneficial ownership of such shares except to the extent of their pecuniary interests in such shares. The business address of GTI Glori Oil Fund I L.P. and GTI Ventures LLC is located at 540 Madison Avenue, 28th Floor, New York, NY, 10022. Beneficial ownership includes 1,021, 076 common share equivalents available from the exercise of warrants.

2)	The business address of Energy Technology Ventures, LLC is located at c/o GE Capital Equity, 201 Merritt 7, Norwalk, CT, 06851. Beneficial ownership includes 1,160,257 common share equivalents available from the exercise of warrants

3)	Gentry-Glori Energy Investment LLC owns 2,632,204 of the referenced shares. Gentry-Glori Energy Investment II LLC owns 689,831 of the referenced shares and Gentry-Glori Energy Investment III LLC (collectively, “Gentry”) owns 291,798 of the referenced shares. Larry Aschebrook is the founder and Chief Executive Officer of Gentry Financial Holding Group LLC, which wholly-owns Gentry Venture Management LLC. Gentry Venture Management LLC is the manager for Gentry and Larry Aschebrook is the manager of Gentry Venture Management LLC. All such entities, Larry Aschebrook, a director of Glori, disclaims beneficial ownership of such shares except to the extent of his pecuniary interests in such shares. The business address of Gentry is located at 205 N. Michigan Ave., Suite 3770, Chicago, IL, 60601. Beneficial ownership includes 1,573,176 common share equivalents available from the exercise of warrants.

4)	Texas ACP Venture Partners I, LLC owns 3,212,763 of the referenced shares. Texas ACP II, L.P. owns 1,570,852 of the referenced shares and Texas ACP I, L.P. (collectively, “Texas ACP”) owns 1,003,151 of the referenced shares. Damon Rawie is an officer of each the general partners for Texas ACP II, L.P., and Texas ACP I, L.P. and is the Vice President of Texas ACP Venture Partners I, LLC. Damon Rawie, a director of Glori, disclaims beneficial ownership of such shares except to the extent of his pecuniary interests in such shares. The business address of Texas ACP and Advantage Capital Partners is located at 5000 Plaza on the Lake, Suite 195, Austin, TX, 78746. Beneficial ownership includes 2,558,538 common share equivalents available from the exercise of warrants.

5)	OBP Management V L.P. is the general partner of Oxford Bioscience Partners V L.P. (“Oxford”) and mRNA Fund V L.P. (“mRNA”). Oxford Bioscience Partners V L.P. owns 13,889,668 of the referenced shares and mRNA Fund V L.P. owns 312,440 of the referenced shares. Matthew Gibbs is a general partner of OBP Management V L.P. All such entities, Mr. Gibbs, a director of Glori, disclaims beneficial ownership of such shares except to the extent of their pecuniary interests in such shares. The business address of Oxford and mRNA is located at 222 Berkeley St., Suite 1650, Boston, MA, 02116. Beneficial ownership includes 1,624,997 common share equivalents available from the exercise of warrants.

6)	Rawoz Technology Company Ltd. owns the shares. Dr. Omar Abdul Muniem Al Zawawi has the controlling interest in Rawoz Technology Company Ltd. and has voting and investment power with respect to such shares. Jasbir Singh is one of our directors and is an executive director of Omar Zawawi Establishment (OMZEST) Group, an entity owned by the same stockholders that own Rawoz Technology Company Ltd. Each of Mr. Singh, a director of Glori, and Mr. Al Zawawi disclaim beneficial ownership of the shares owned by Rawoz Technology Company Ltd. except to the extent of his pecuniary interest. The business address of Rawoz Technology Company Ltd. is located at c/o H&J Corporate Service, Ocean Centre, Montagu Foreshore, East Bay Street, P.O. Box SS 19084, Nassau, Bahamas. Beneficial ownership includes 1,949,998 common share equivalents available from the exercise of warrants.

7)	Malaysian Life Sciences Capital Fund Ltd. owns the shares. Malaysian Life Sciences Capital Fund Management Company Ltd. is the manager of Malaysian Life Sciences Capital Fund Ltd. The following individuals comprise an investment committee of Malaysian Life Sciences Capital Fund Ltd.: Steven Burrill, Dr. Roger Wyse, Dr. John Hamer, Dr. Ganesh Kishore, Norhalim Yunus, Mariamah Daud and Rashidan Shah Abdul Rahim. The members of the investment committee exercise shared voting and dispositive control over the shares held by Malaysian Life Sciences Capital Fund Ltd. Mr. Kishore, a director of Glori, is also the chief executive officer of Malaysian Life Sciences Capital Fund Ltd. Each member of the investment committee disclaims beneficial ownership of the shares owned by Malaysian Life Sciences Capital Fund Ltd. except to the extent of the member’s pecuniary interest. The business address of Malaysian Life Sciences Capital Fund Ltd. is located at c/o Burrill & Company, One Embarcadero Center, Suite 2700, San Francisco, CA, 94111. Beneficial ownership includes 1,397,498 common share equivalents available from the exercise of warrants.

8)	Includes 14,673,074 common share equivalents available from the exercise of warrants and common share options

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Beneficial Ownership Immediately Following the Business Combination

Subject to the paragraph above, percentage ownership of outstanding shares is based on 31,303,432 shares of Common Stock to be outstanding upon consummation of the Business Combination. In addition, the table below assumes: (i) that no Ordinary Shares are validly tendered pursuant to the Share Tender Offer; (ii) the issuance of 5,750,000 shares of Common Stock to Infinity Corp. shareholders in connection with the Redomestication; (iii) the issuance of 22,953,432 shares of Common Stock as merger consideration to Glori stockholders and warrantholders in connection with the Transaction Merger; (iv) that no warrants or options are exercised or converted into Common Stock, (v) that the 1,437,500 Founder Shares will be converted into 1,437,500 shares of Common Stock, subject to certain restrictions on transfer, (vi) that the 500,000 UPOs owned by the underwriters or their designees will be converted into 100,000 shares of Common Stock, subject to certain restrictions on transfer, and (vii) that 1,062,500 shares of Common Stock are purchased through the PIPE Investment.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary shares
Thomas O. Hicks (3)	762,500	2.4%
HH Energy Group, LP(3)	762,500	2.4%
Mark Chess(1)(2)	71,875	*
Rawoz Technology Company Ltd. (4)	4,327,389	13.8%
Oxford Bioscience Partners V L.P. (5)	4,105,987	13.1%
Malaysian Life Sciences Capital Fund Ltd. (6)	3,092,675	9.9%
GTI Glori Oil Fund I LP. (7)	2,850,971	9.1%
KPCB Holdings Inc. as nominee (8)	2,587,070	8.3%
Texas ACP Venture Partners I, LLC (9)	2,047,559	6.5%
Energy Technology Ventures, LLC (10)	1,835,781	5.9%
Stuart M. Page (11)	70,152	*
John Clarke (11)	1,322	*
Mark Puckett (11)	1,322	*
Victor M. Perez (11)	100	*
Dr. Michael Pavia (11)	100	*
William M. Bierhaus II (11)	100	*
Kenneth E. Nimitz (11)	100	*
Thomas Holland (11)	100	*
Matthew Gibbs (11)(5)	4,105,987	13.1%
Dr. Ganesh Kishore (11)(6)	3,092,675	9.9%
Jonathan Schulhof (11)(7)	2,850,971	9.1%
Michael Schulhof (11)(7)	2,850,971	9.1%
Jasbir Singh (11)(4)	4,327,389	13.8%
Larry Aschebrook (11)(12)	1,287,147	4.1%
Damon L. Rawie (11)(9)	2,047,559	6.5%
All post-Business Combination directors and executive officers as a group (15 individuals)	20,635,995	65.8%

* Less than 1%

(1)	Mr. Chess’ business address is located at c/o Infinity-C.S.V.C. Management Ltd., 3 Azrieli Center (Triangle Tower), 42nd Floor, Tel Aviv, Israel, 67023.

(2)	Amount includes shares directly owned as a result of transfers made by Infinity’s sponsors to Mr. Chess.

(3)	Mr. Hicks is the sole member and manager of HEP-INXB LLC, the sole general partner of HH Energy Group, LP, and may be considered to have beneficial ownership of the securities owned by such entity. Mr. Hicks disclaims beneficial ownership of any shares of Common Stock in which he does not have a pecuniary interest. Their business address is 100 Crescent Court, Suite 1200, Dallas, Texas 75201.

(4)	Rawoz Technology Company Ltd. owns the shares. Dr. Omar Abdul Muniem Al Zawawi has the controlling interest in Rawoz Technology Company Ltd. and has voting and investment power with respect to such shares. Jasbir Singh is one of our directors and is an executive director of Omar Zawawi Establishment (OMZEST) Group, an entity owned by the same stockholders that own Rawoz Technology Company Ltd. Each of Mr. Singh and Mr. Al Zawawi disclaim beneficial ownership of the shares owned by Rawoz Technology Company Ltd. except to the extent of his pecuniary interest. The business address of Rawoz Technology Company LTD. Is located at c/o H&J Corporate Service, Ocean Centre, Montagu Foreshore, East Bay Street, P.O. Box SS 19084, Nassau, Bahamas.

(5)	OBP Management V L.P. is the general partner of Oxford Bioscience Partners V L.P. (“Oxford”) and mRNA Fund V L.P. (“mRNA”). Oxford Bioscience Partners V L.P. owns 4,083,465 of the referenced shares and mRNA Fund V L.P. owns 22,522 of the referenced shares. Matthew Gibbs is a general partner of OBP Management V L.P. All such entities, Mr. Gibbs disclaims beneficial ownership of such shares except to the extent of their pecuniary interests in such shares. The business address of Oxford and mRNA is located at 222 Berkeley St., Suite 1650, Boston, MA, 02116.

(6)	Malaysian Life Sciences Capital Fund Ltd. owns the shares. Malaysian Life Sciences Capital Fund Management Company Ltd. is the manager of Malaysian Life Sciences Capital Fund Ltd. The following individuals comprise an investment committee of Malaysian Life Sciences Capital Fund Ltd.: Steven Burrill, Dr. Roger Wyse, Dr. John Hamer, Dr. Ganesh Kishore, Norhalim Yunus, Mariamah Daud and Rashidan Shah Abdul Rahim. The members of the investment committee exercise shared voting and dispositive control over the shares held by Malaysian Life Sciences Capital Fund Ltd. Mr. Kishore is also the chief executive officer of Malaysian Life Sciences Capital Fund Ltd. Each member of the investment committee disclaims beneficial ownership of the shares owned by Malaysian Life Sciences Capital Fund Ltd. except to the extent of the member’s pecuniary interest. The business address of Malaysian Life Sciences Capital Fund Ltd. Is located at c/o Burrill & Company, One Embarcadero Center, Suite 2700, San Francisco, CA, 94111.

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(7)	GTI Glori Oil Fund I L.P. owns 2,824,629 of the referenced shares. GTI Ventures LLC, which owns 26,342 of the referenced shares is the general partner of GTI Co-Investment L.P., which is the general partner of GTI Glori Oil Fund I L.P. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof, who exercise voting and investment control over the referenced shares, and GTI Holdings LLC is the managing member of GTI Ventures LLC. All such entities, Michael Schulhof and Jonathan Schulhof disclaim beneficial ownership of such shares except to the extent of their pecuniary interests in such shares. The business address of GTI Glori Oil Fund I L.P. and GTI Ventures LLC is located at 540 Madison Avenue, 28th Floor, New York, NY, 10022.

(8)	Kleiner Perkins Caufield & Byers XII, LLC owns 2,546,625 of the referenced shares and KPCB XII Founders Fund, LLC owns 40,445 of the referenced shares. The managing member of Kleiner Perkins Caufield & Byers XII, LLC and KPCB XII Founders Fund, LLC is KPCB XII Associates, LLC, which is affiliated with Kleiner Perkins Caufield & Byers, a venture capital firm. These 2,587,070 shares are held for convenience in the name of “KPCB Holdings, Inc.”. The business address of KPCB Holdings, Inc. is located at 2750 Sand Hill Road, Menlo Park, CA, 94025.

(9)	1,136,395 shares will be distributed to Texas ACP Venture Partners I, LLC, 554,888 shares will be distributed to Texas ACP II, L.P., and 356,276 shares will be distributed to Texas ACP I, L.P. (collectively, “Texas ACP”). Damon Rawie is an officer of each the general partners for Texas ACP II, L.P., and Texas ACP I, L.P. and is the Vice President of Texas ACP Venture Partners I, LLC. Damon Rawie disclaims beneficial ownership of such shares except to the extent of his pecuniary interests in such shares. The business address of Texas ACP and Advantage Capital Partners is located at 5000 Plaza on the Lake, Suite 195, Austin, TX, 78746.

(10)	The business address of Energy Technology Ventures, LLC is located at c/o GE Capital Equity, 201 Merritt 7, Norwalk, CT, 06851.

(11)	The business address of each of the individuals is located at c/o Glori Energy, Inc., 4315 South Drive, Houston, Texas, 77053.

(12)	937,043 shares will be distributed to Gentry-Glori Energy Investment LLC, 245,845 shares will be distributed to Gentry-Glori Energy Investment II LLC, and 104,259 shares will be distributed to Gentry-Glori Energy Investment III LLC (collectively, “Gentry”). Larry Aschebrook is the founder and Chief Executive Officer of Gentry Financial Holding Group LLC, which wholly-owns Gentry Venture Management LLC. Gentry Venture Management LLC is the manager for Gentry and Larry Aschebrook is the manager of Gentry Venture Management LLC. . All such entities, Larry Aschebrook disclaims beneficial ownership of such shares except to the extent of his pecuniary interests in such shares. The business address of Gentry is located at 205 N. Michigan Ave., Suite 3770, Chicago, IL, 60601.

Transfers of Founder Shares and Sponsors Warrants

The Founder Shares, Insider Warrants, repurchased public warrants and any ordinary shares and warrants purchased in the offering or issued upon exercise of the Insider Warrants or repurchased public warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements entered into between Infinity Corp., each of our Sponsors, initial shareholders and the representative of our underwriters. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the Founder Shares, until the earlier of (1) one year after the completion of Infinity Corp.’s initial business combination and (2) the date on which Infinity Corp. consummates a liquidation, merger, share exchange or other similar transaction after its initial business combination that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the Insider Warrants, repurchased warrants and the ordinary shares underlying such warrants, until after the completion of Infinity Corp.’s initial business combination, except in the case of both (i) and (ii) (a) to its officers or directors, any affiliates or family members of any of its officers or directors, any of the Sponsors, or any affiliates of its Sponsors, including any members of management of any of the Sponsors, (b) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of our Sponsor’s immediate family, an affiliate of our Sponsors or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of our Sponsors; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the jurisdiction of organization of our Sponsors upon dissolution of one of our Sponsors; (f) in the event of Infinity Corp.’s liquidation prior to its completion of an initial business combination; or (g) in the event of the consummation of a liquidation, merger, share exchange or other similar transaction which results in all of Infinity Corp.’s shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, in the case of each of clauses (a) through (e), that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Notwithstanding the foregoing, in the event the sales price of Infinity Corp.’s shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the Founder Shares shall be released from the lock-up and, if Infinity Corp.’s share price reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the Founder Shares shall be released from the lock-up.

Registration Rights

The holders of the Founder Shares, Insider Warrants and warrants that may be issued upon conversion of working capital loans have registration rights to require Infinity Corp. to register a sale of any of its securities held by them pursuant to a registration rights agreement signed on July 19, 2012. These holders will be entitled to make up to three demands (or one demand in the case of the EBC warrants), excluding short form registration demands, that Infinity Corp. register such securities for sale under the Securities Act. In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by Infinity Corp.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions of Infinity Corp.

On July 25, 2012, simultaneously with the closing of the initial public offering, Infinity Corp. consummated the private sale of 4,400,000 Insider Warrants at a price of $0.50 per warrant, for an aggregate purchase price of $2,200,000. On July 27, 2012, simultaneously with the sale of the over-allotment units, Infinity Corp. consummated the private sale of an additional 420,000 Insider Warrants at a price of $0.50 per warrant, for an aggregate purchase price of $210,000. The Insider Warrants, which were purchased by the Infinity Funds ($2,190,909 in the aggregate) and EBC ($219,091 in the aggregate), the representative of the underwriters of the offering, are identical to the Infinity Corp. Warrants included in the units sold in the offering except that the Insider Warrants are exercisable for cash or on a cashless basis, at the option of the holder, and are not redeemable by Infinity Corp. so long as they are still held by the initial purchasers or their permitted transferees. Additionally, the period during which the EBC Warrants are exercisable may not be extended beyond July 19, 2017. The purchasers have agreed that the Insider Warrants will not be sold or transferred by them (except to certain permitted transferees) until after Infinity Corp. has completed an initial business combination.

In April 2011, Infinity Corp. issued an aggregate of 1,150,000 Founder Shares to the Initial Shareholders for an aggregate purchase price of $25,000 in cash, or approximately $0.022 per share. As of May 3, 2011, the Initial Shareholders sold, at approximately $0.022 per share, an aggregate of 230,000 of such Founder Shares to certain of Infinity Corp.’s officers and directors. In February 2012, each of Limei Zhao and Kersten Hui (two of Infinity Corp.’s executive officers) sold, at cost, 3,001 Founder Shares (for an aggregate of 6,002 Founder Shares) to Mark B. Segall, an. independent director. On May 24, 2012, Infinity Corp. effectuated a 1.25-for-1 forward split of Infinity Corp. outstanding Ordinary Shares, leaving Infinity Corp. Sponsors and the Initial Shareholders with 1,437,500 Founder Shares. In January 2014, the Infinity Funds sold 575,000 Founder Shares to HH Energy Group, LP, an affiliate of a new director.

Infinity Corp.’s officers and directors have agreed, pursuant to a written agreement with Infinity Corp., that until the earliest of its initial business combination, liquidation or such time as he ceases to be an officer or director, to present to Infinity Corp. for consideration, prior to presentation to any other entity, any business opportunity, where the total consideration to be paid (either in ordinary shares, cash or otherwise) is expected to be at least $32,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he might have. If any of Infinity Corp.’s officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to Infinity Corp.

Infinity-C.S.V.C. Management Ltd., an affiliate of the Infinity Funds, has agreed to, from the date that its securities were first listed on Nasdaq through the earlier of the consummation of its initial business combination and liquidation, make available to Infinity Corp office space and certain office and secretarial services, as it may require from time to time. Infinity Corp. has agreed to pay until the consummation of its business combination, an aggregate of $10,000 per month to the Infinity Funds or their affiliates for these services. However, this arrangement is solely for Infinity Corp.’s benefit and is not intended to provide the Infinity Funds with compensation in lieu of salary. Infinity Corp. believes, based on rents and fees for similar services in the Tel Aviv, Israel area, that the fee charged by Infinity-C.S.V.C. Management Ltd. is at least as favorable as Infinity Corp. could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee which will be paid to Infinity-C.S.V.C. Management Ltd. for the reimbursement of any out-of-pocket expenses incurred in connection with activities on Infinity Corp.’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and up to an aggregate maximum of $400,000 as determined by Infinity Corp. board, no compensation will be paid to the Sponsors, officers or directors, or to any of their respective affiliates, prior to or in connection with its initial business combination (regardless of the type of transaction). Infinity Corp.’s independent directors will review on a quarterly basis all payments that were made to the Sponsors, officers, directors. or their affiliates and will be responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsors, affiliates of the Sponsors or certain of Infinity Corp.’s officers and directors may, but are not obligated to, loan Infinity Corp. funds as may be required. If Infinity Corp. consummates an initial business combination, Infinity Corp. would repay such loaned amounts. In the event that the initial business combination does not close, Infinity Corp. may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from Infinity Corp. trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Insider Warrants. As of the date of this prospectus, the Sponsors or their affiliates have loaned Infinity Corp. $500,000, which loans are convertible into warrants of Infinity Acquisition at a price of $0.50 per warrant at the option of the lenders.

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The Infinity Funds have committed to purchase at $0.60 per public warrant the balance of the outstanding public warrants in a tender offer that will commence after Infinity Corp. announcement of a business combination and filing of proxy or tender offer materials related to such business combination. If Infinity Corp. is unable to consummate a business combination within the allotted time, Continental Stock Transfer & Trust Company will use the funds held in a segregated escrow account, initially in the amount of $3,450,000, in order to distribute $0.60 per public warrant to the holders of such warrants, excluding public warrants held by the Sponsors, and thereafter, all such public warrants and repurchased public warrants will expire.

In the event that Infinity Corp. is unable to close a business combination within the allotted time, the escrow agent will be authorized to transfer $0.60 per public warrant, to holders of public warrants other than the Sponsors, as promptly as reasonably possible but no more than five business days thereafter and all such public warrants and repurchased public warrants will expire worthless.

On January 7, 2014, Infinity Corp. and Infinity Acquisition entered into a share purchase agreement with the Sponsors and other investors pursuant to which the Sponsors and the other investors collectively (i) agreed to purchase between $8.5 million and $17.0 million of shares of Common Stock, provided that, at a minimum, the Sponsors and such other investors would purchase that number of shares, at a purchase price of $8.00 per share, necessary to ensure that Infinity Corp. meets the $25.0 million minimum cash requirement set forth in the Merger Agreement, assuming that at least $8.0 million in cash remains in the Trust Account following the consummation of the Share Tender Offer, and (ii) were granted an option to purchase additional shares to increase their total investment to a maximum of $25.0 million of shares of Common Stock (including the Minimum Commitment), such additional investment to be used to provide additional working capital to Infinity Acquisition. The purchase price for the shares to be issued in the PIPE Investment is $8.00 per share. The PIPE Investment will be consummated simultaneously with the closing of Business Combination. Infinity Acquisition and the investors in the PIPE Investment will also enter into a registration rights agreement that provides for the registration of the Common Stock purchased in the PIPE Investment.

Certain Transactions of Glori

Since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Glori was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of Glori’s directors, executive officers, holders of more than 5% of any class of Glori voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under “Management” and “Executive Compensation” and the transactions described below.

Preferred Stock Issuances

Issuance of Series A Preferred Stock

Between November 2006 and September 2008, Glori sold an aggregate of 47,554,100 shares of series A preferred stock at a price of $0.2208 per share for gross proceeds of approximately $10.5 million. On October 15, 2009, Glori effected a 100 to 1 reverse stock split on its series A preferred stock. The table below sets forth the number of shares of series A preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates, after giving effect to such reverse stock split.

Investor	Number of shares of Series A preferred stock	Aggregate purchase price
GTI Glori Oil Fund I L.P. (1)	271,738	$6,000,000
KPCB Holdings, Inc.	181,159	4,000,000

(1)	269,474 shares of series A preferred stock were sold to GTI Glori Oil Fund I L.P. 2,264 shares of series A preferred stock were sold to GTI Ventures LLC, which is the general partner of GTI Co-Investment L.P., which is the general partner of GTI Glori Oil Fund I L.P. Michael Schulhof, one of Glori’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, chairman of Glori’s board, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

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Issuance of Series B Preferred Stock

Between October 2009 and May 2011, Glori sold an aggregate of 2,901,052 shares of series B preferred stock at a price of $5.5216 per share for gross proceeds of approximately $16.0 million. The table below sets forth the number of shares of series B preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates.

Investor	Number of shares of Series B preferred stock	Aggregate purchase price
GTI Glori Oil Fund I L.P. (1)	182,277	$1,006,473
KPCB Holdings, Inc.	363,553	2,007,397
Oxford Bioscience Partners V L.P. (2)	770,539	4,254,621
Rawoz Technology Company Ltd. (3)	769,703	4,250,000
Malaysian Life Sciences Capital Fund Ltd. (4)	543,320	3,000,000
Energy Technology Ventures, LLC	271,660	1,499,997

(1)	180,759 shares of series B preferred stock were sold to GTI Glori Oil Fund I L.P. 1,518 shares of series B preferred stock were sold to GTI Ventures LLC, which is the general partner of GTI Co-Investment L.P., which is the general partner of GTI Glori Oil Fund I L.P. Michael Schulhof, one of Glori’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, chairman of Glori’s board, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	753,557 and 16,982 shares of series B preferred stock were sold to Oxford Bioscience Partners V L.P. and mRNA Fund V L.P., respectively. Matthew Gibbs is one of Glori’s directors and is the general partner of OBP Management V L.P., which is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P.

(3)	Jasbir Singh is one of Glori’s directors and is an executive director of Omar Zawawi Establishment (OMZEST) Group, an entity owned by the same stockholders that own Rawoz Technology Company Ltd.

(4)	Ganesh Kishore is one of Glori’s directors and is the chief executive officer of Malaysian Life Sciences Capital Fund Ltd.

Issuance of Series C Preferred Stock

Between December 2011 and January 2012, Glori sold an aggregate of 7,296,607 shares of series C preferred stock at a price of $2.741 per share for gross proceeds of approximately $20 million. The table below sets forth the number of shares of series C preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates.

Investor	Number of shares of Series C preferred stock	Aggregate purchase price
GTI Ventures LLC (1)	36,483	$100,000
KPCB Holdings, Inc.	182,415	$500,000
Oxford Bioscience Partners V L.P. (2)	1,459,321	$3,999,999
Rawoz Technology Company Ltd. (3)	1,094,491	$3,000,000
Malaysian Life Sciences Capital Fund Ltd. (4)	1,094,490	$2,999,997
Energy Technology Ventures, LLC	937,623	$2,570,025
Gentry-Glori Energy Investment LLC (5)	1,246,824	$3,417,545
Advantage Capital (6)	1,244,960	$3,412,435

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(1)	Michael Schulhof, one of Glori’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, one of Glori’s directors, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	1,427,159 and 32,162 shares of series C preferred stock were sold to Oxford Bioscience Partners V L.P. and mRNA Fund V L.P., respectively. Matthew Gibbs is one of Glori’s directors and is the general partner of OBP Management V L.P., which is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P.

(3)	Jasbir Singh is one of Glori’s directors and is an executive director of Omar Zawawi Establishment (OMZEST) Group, an entity owned by the same stockholders that own Rawoz Technology Company Ltd.

(4)	Ganesh Kishore is one of Glori’s directors and is the chief executive officer of Malaysian Life Sciences Capital Fund Ltd.

(5)	Larry Aschebrook, one of Glori’s directors, is the managing member of Gentry-Glori Energy Investment LLC.

(6)	697,715 and 547,245 shares of series C preferred stock were sold to Texas ACP II, L.P. and Texas ACP Venture Partners I, LLC, respectively. Damon Rawie, one of Glori’s directors, is Vice President of ADVTG GP I, L.L.C, the general partner of Texas ACP II, L.P. and also of Texas ACP Venture Partners I, LLC.

Issuance of Series C-1 Preferred Stock

Between April 30, 2013 and November 14, 2013, Glori sold an aggregate of 4,462,988 shares of series C-1 preferred stock at a price of $2.741 per share for gross proceeds of approximately $12.2 million. The table below sets forth the number of shares of series C preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates.

Investor	Number of shares of Series C-1 preferred stock	Aggregate purchase price
GTI Ventures LLC (1)	18,241	$49,999
Oxford Bioscience Partners V L.P. (2)	364,830	$999,999
Rawoz Technology Company Ltd. (3)	1,094,491	$3,000,000
Malaysian Life Sciences Capital Fund Ltd. (4)	474,279	$1,299,999
Energy Technology Ventures, LLC	364,830	$999,999
Gentry-Glori Energy Investment LLC (5)	519,154	$1,423,000
Advantage Capital (6)	1,627,143	$4,459,999

(1)	Michael Schulhof, one of Glori’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, one of Glori’s directors, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	356,970 and 8,040 shares of series C preferred stock were sold to Oxford Bioscience Partners V L.P. and mRNA Fund V L.P., respectively. Matthew Gibbs is one of Glori’s directors and is the general partner of OBP Management V L.P., which is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P.

(3)	Jasbir Singh is one of Glori’s directors and is an executive director of Omar Zawawi Establishment (OMZEST) Group, an entity owned by the same stockholders that own Rawoz Technology Company Ltd.

(4)	Ganesh Kishore is one of Glori’s directors and is the chief executive officer of Malaysian Life Sciences Capital Fund Ltd.

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(5)	364,831 and 154,323 shares of series C preferred stock were sold to Gentry-Glori Energy Investment II LLC and Gentry-Glori Energy Investment III LLC, respectively. Larry Aschebrook, one of Glori’s directors, is the managing member of Gentry Venture Management LLC, which is the managing member of Gentry-Glori Energy Investment II LLC and Gentry-Glori Energy Investment III LLC.

(6)	1,094,491 and 532,652 shares of series C-1 preferred stock were sold to Texas ACP Venture Partners I, LLC. and Texas ACP I, LP, respectively. Damon Rawie, one of Glori’s directors, is Vice President of ADVTG GP I, L.L.C, the general partner of Texas ACP I, L.P. and also of Texas ACP Venture Partners I, LLC.

Legal Proceedings

There is no litigation currently pending or, to Infinity Corp.’s knowledge, contemplated against Infinity Corp., its Sponsors or any of its officers or directors in their capacities as such.

Related Party Policy

Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Ordinary Shares, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

The audit committee of Infinity Acquisition’s board of directors will be responsible for reviewing and approving related party transactions to the extent it enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we will require each of Infinity Acquisition’s directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF Infinity CORP.’S SECURITIES

General

Infinity Corp.’s memorandum and articles of association authorizes it to issue an unlimited number of both Ordinary Shares of no par value and preferred shares of no par value. As of January 7, 2014, there were 7,187,500 Ordinary Shares are outstanding (including Ordinary Shares underlying the outstanding Units), no preferred shares outstanding and 10,570,000 Infinity Corp. Warrants outstanding (including 4,820,000 Insider Warrants). In addition, there were unit purchase options outstanding to purchase 500,000 Units at an exercise price of $8.80 per Unit. Each of the Units, Ordinary Shares and Infinity Corp. Warrants are registered pursuant to Section 12 of the Exchange Act.

Units

Infinity Corp. issued 5,750,000 Units in its initial public offering. Each Unit consists of one Ordinary Share and one Infinity Corp. Warrant. Each Infinity Corp. Warrant entitles the holder to purchase one Ordinary Share. The Ordinary Shares and Infinity Corp. Warrants comprising the Units began separate trading on September 20, 2012.

Holders of Units have the option to continue to hold Units or separate their Units into the component pieces. Holders are required to have their brokers contact Infinity Corp.’s transfer agent in order to separate the Units into Ordinary Shares and Infinity Corp. Warrants.

The Units that are not voluntarily separated into Ordinary Shares and Infinity Corp. Warrants will continue to trade as Units consisting of one Ordinary Share and one Infinity Corp. Warrant until Infinity Corp. consummates the Business Combination, at which time each Unit will automatically convert into one share of Common Stock and one Infinity Acquisition Warrant. Upon the consummation of the Business Combination, the Units, Ordinary Shares and Infinity Corp. Warrants will become eligible for termination of reporting under Section 12(g)(4) of the Exchange Act.

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Ordinary Shares

There are currently 7,187,500 Ordinary Shares issued and outstanding, 5,750,000 of which are Public Shares and 1,437,500 of which are Founder Shares. The Founder Shares are subject to restrictions as more fully described below.

Under the Companies Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in Infinity Corp.’s register of members. Infinity Corp.’s register of members is maintained by Infinity Corp.’s transfer agent, Continental Stock & Trust Company, which entered the name of Cede & Co. in Infinity Corp.’s register of members as nominee for each of the respective shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. The rights attaching to Ordinary Shares may only be amended prior to the Business Combination by a resolution passed at a meeting by the holders of at least 65% of the Ordinary Shares that have voted (and are entitled to vote on) the resolution or where the amendment is for the purposes of approving, or in conjunction with, the consummation of the Business Combination and thereafter following the consummation of the Business Combination, by a resolution passed at a meeting by the holders of more than 50% of the Ordinary Shares that are present and have voted (and are entitled to vote) thereon. Infinity Corp.’s board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Infinity Corp. shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Infinity Corp.’s memorandum and articles of association provide that any of its provisions, including those related to pre-Business Combination activity, may be amended prior to Infinity Corp.’s initial business combination if approved by the affirmative vote of holders holding at least 65% (or 50% if approved in connection with the Business Combination) of Infinity Corp.’s outstanding shares that have voted on such amendment and are entitled to vote.

Infinity Corp. is not required under BVI law to hold an annual meeting of shareholders and Infinity Corp. will not hold an annual meeting of shareholders prior to the consummation of its initial business combination. Therefore, if Infinity Corp.’s shareholders want Infinity Corp. to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, Infinity Corp. may not increase the required percentage to call a meeting above such 30% level.

Infinity Corp. will provide its shareholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of taxes payable, divided by the number of then outstanding Public Shares, subject to the limitations described herein and any limitations (including, but not limited to, cash requirements) agreed to in connection with the negotiation of terms of the Merger Agreement. The amount in the Trust Account is anticipated to be $8.00 per share. Infinity Corp.’s Initial Shareholders have agreed to waive their redemption rights with respect to any of their Founder Shares or Public Shares in connection with the consummation of the Business Combination.

Infinity Corp. will conduct redemptions pursuant to the tender offer rules. Infinity Corp.’s memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the Business Combination and the redemption rights as is required under the SEC’s proxy rules.

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Pursuant to Infinity Corp.’s memorandum and articles of association, if Infinity Corp. is unable to consummate the Business Combination by the Business Combination Deadline, Infinity Corp. will, as promptly as reasonably possible but no more than five business days thereafter, (i) distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to Infinity Corp.’s public shareholders by way of redemption and (ii) cease all operations except for the purposes of winding up of its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of Infinity Corp.’s memorandum and articles of association and prior to any voluntary winding up. Infinity Corp.’s Initial Shareholders have agreed to waive their rights to liquidating distributions with respect to the Founder Shares if Infinity Corp. fails to consummate the Business Combination by the Business Combination Deadline. However, if Infinity Corp.’s Initial Shareholders, or any of Infinity Corp.’s officers, directors or affiliates acquire Public Shares, they will be entitled to receive liquidating distributions with respect to such Public Shares if Infinity Corp. fails to consummate the Business Combination within the required time period.

Infinity Corp. shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after the Business Combination, the shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the Ordinary Shares. Infinity Corp. shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Ordinary Shares, except that Infinity Corp. will provide Infinity Corp.’s shareholders with the redemption rights set forth above.

Infinity Corp. may, at the discretion of the directors, issue fractional shares and may, upon the issue of fractional shares, round up or round down to the nearest whole number.

Founder Shares

The Founder Shares are Ordinary Shares, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) Infinity Corp.’s Initial Shareholders have agreed (A) to waive their redemption rights with respect to any of their Founder Shares or Public Shares in connection with the consummation of the Business Combination and (B) to waive their redemption rights with respect to any Founder Shares if Infinity Corp. fails to consummate the Business Combination by the Business Combination Deadline, although they will be entitled to redemption rights with respect to any Public Shares they hold if Infinity Corp. fails to consummate the Business Combination.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to Infinity Corp.’s officers and directors and other persons or entities affiliated with the Initial Shareholders, each of whom will be subject to the same transfer restrictions) until they are released from lockup other than if Infinity Corp. consummates a liquidation, merger, share exchange or other similar transaction after the Business Combination that results in all of the shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. The Founder Shares are not transferable for one year after the completion of the Business Combination except that: (1) 50% of such Ordinary Shares may be released if the closing price of the Ordinary Shares exceeds $9.60 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (2) the remaining 50% of such Ordinary Shares may be released if the closing price of the Ordinary Shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination.

Preferred Shares

Infinity Corp.’s memorandum and articles of association authorize the issuance of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by Infinity Corp.’s board of directors. Infinity Corp. has five classes of preferred shares to give Infinity Corp. flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares would allow Infinity Corp. to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, Infinity Corp.’s board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Ordinary Shares. However, the underwriting agreement Infinity Corp. entered into in connection with its initial public offering prohibits it, prior to the Business Combination, from issuing preferred shares which participate in any manner in the proceeds of the Trust Account. Infinity Corp. does not intend to issue preferred shares in connection with the Business Combination.

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The rights of preferred shareholders, if the preferred shares are in issue, may only be amended by a resolution of the holders of at least 65% of the outstanding shares of the relevant preferred class that have voted (and are entitled to vote thereon) in relation to any such resolution prior to the Business Combination, or by the holders of a majority of the outstanding shares of the relevant preferred class that have voted (and are entitled to vote thereon) in relation to any such resolution after the completion of the Business Combination (or by a resolution of directors if there are no preferred shares of the relevant class in issue). If Infinity Corp.’s preferred shareholders want Infinity Corp. to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30% of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, Infinity Corp. may not increase the required percentage to call a meeting above 30%.

There are currently no preferred shares of Infinity Corp. outstanding.

Warrants

There are 10,570,000 Infinity Corp. Warrants currently outstanding, 5,750,000 of which are Public Warrants and 4,820,000 of which are Sponsors Warrants.

Public Warrants

Each Infinity Corp. Warrant currently entitles the registered holder to purchase one Ordinary Share at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing after the completion of the Business Combination. The Infinity Corp. Warrants currently will expire three years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

In January 2014, Infinity Corp. obtained written consents from the holders of a majority of the outstanding Infinity Corp. Warrants to approve amendments to the Infinity Corp. Warrants to: (i) increase the exercise price of the Infinity Corp. Warrants from $7.00 to $10.00 per ordinary share of Infinity Corp., (ii) increase the redemption price of the Infinity Corp. Warrants from $10.50 to $15.00 per ordinary share of Infinity Corp., (iii) increase the term of the Infinity Corp. Warrants from three years following the consummation of the Business Combination to five years following the consummation of the Business Combination, (iv) delete the provision decreasing the exercise price of the warrants in connection with certain transactions and (v) allow the Infinity Corp. Warrants to be converted into Common Stock, on a one for ten basis, during the thirty day period commencing 31 days after the consummation of the Business Combination. The amendments to the Infinity Corp. Warrants will become effective upon the execution of an amendment to the warrant agreement at the closing of the Business Combination.

Except as set forth below, Infinity Corp. will not be obligated to issue any Ordinary Shares pursuant to the exercise of an Infinity Corp. Warrant unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Infinity Corp. Warrants is then effective and a prospectus relating thereto is current. No Infinity Corp. Warrant will be exercisable and Infinity Corp. will not be obligated to issue Ordinary Shares upon exercise of an Infinity Corp. Warrant unless the Ordinary Share issuable upon such Infinity Corp. Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Infinity Corp. Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an Infinity Corp. Warrant, the holder of such Infinity Corp. Warrant will not be entitled to exercise such warrant and such Infinity Corp. Warrant may have no value and expire worthless except for the right of holders of the Public Warrants (other than the Sponsors) to receive $0.60 for each Public Warrant. In no event will Infinity Corp. be required to net cash settle any Infinity Corp. Warrant. In the event that a registration statement is not effective for the exercised Infinity Corp. Warrants and in compliance with the applicable state securities laws, the purchaser of a Unit containing such Infinity Corp. Warrant will have paid the full purchase price for the Unit solely for the Ordinary Share underlying such Unit.

No Infinity Corp. Warrants will be exercisable for cash unless Infinity Corp. has an effective and current registration statement covering the Ordinary Shares issuable upon exercise of the Infinity Corp. Warrants and a current prospectus relating to such Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants has not been declared effective within 60 business days following the closing of the Business Combination, Infinity Corp. Warrant holders may, until such time as there is an effective registration statement and during any period during which Infinity Corp. has failed to maintain an effective registration statement, exercise Infinity Corp. Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of Infinity Corp. Warrants exercising on a cashless basis will pay the exercise price by surrendering the Infinity Corp. Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing: (x) the product of the number of Ordinary Shares underlying the Infinity Corp. Warrants, multiplied by the difference between the Infinity Corp. Warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such Infinity Corp. Warrants or Infinity Corp.’s securities broker or intermediary.

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Once the Infinity Corp. Warrants become exercisable, Infinity Corp. may call the Infinity Corp. Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Infinity Corp. Warrant;

•	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Infinity Corp. Warrant holder; and

•	if, and only if, the last sale price of Ordinary Shares equals or exceeds $10.50 per share ($15.00 upon consummation of the Business Combination) for any 20 trading days within a 30-trading day period ending on the third business day before Infinity Corp. sends the notice of redemption to the Infinity Corp. Warrant holders.

Infinity Corp. will not redeem the Infinity Corp. Warrants unless there is a current registration statement in effect covering the Ordinary Shares issuable upon exercise of the Infinity Corp. Warrants and a current prospectus in respect thereof is available commencing five business days prior to the 30-day redemption period and continuing throughout the 30-day redemption period.

Infinity Corp. has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Infinity Corp. Warrant exercise price. If the foregoing conditions are satisfied and Infinity Corp. issues a notice of redemption of the Infinity Corp. Warrants, each Infinity Corp. Warrant holder will be entitled to exercise his, her or its Infinity Corp. Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the redemption trigger price as well as the warrant exercise price after the redemption notice is issued.

If Infinity Corp. calls the Infinity Corp. Warrants for redemption as described above, Infinity Corp.’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If Infinity Corp.’s management takes advantage of this option, all holders of Infinity Corp. Warrants would pay the exercise price by surrendering his, her or its warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Infinity Corp. Warrants, multiplied by the difference between the exercise price of the Infinity Corp. Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Infinity Corp. Warrants. If Infinity Corp.’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Infinity Corp. Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Infinity Corp. believes this feature is an attractive option to it if it does not need the cash from the exercise of the Infinity Corp. Warrants after the Business Combination. If Infinity Corp. calls the Infinity Corp. Warrants for redemption and Infinity Corp.’s management does not take advantage of this option, the Infinity Funds and their permitted transferees would still be entitled to exercise their Sponsors Warrants for cash or on a cashless basis using the same formula described above that other Infinity Corp. Warrant holders would have been required to use had all Infinity Corp. Warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of an Infinity Corp. Warrant may notify Infinity Corp. in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Infinity Corp. Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the Ordinary Shares outstanding immediately after giving effect to such exercise.

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If the number of outstanding Ordinary Shares is increased by a share dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Infinity Corp. Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Infinity Corp., at any time while the Infinity Corp. Warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other shares into which the Infinity Corp. Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Ordinary Shares in connection with the Business Combination, or (d) in connection with the redemption of Infinity Corp. Public Shares upon Infinity Corp.’s failure to consummate the Business Combination, then the Infinity Corp. Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse shares split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse shares split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Infinity Corp. Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Infinity Corp. Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Infinity Corp. Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of Infinity Corp. with or into another corporation (other than a consolidation or merger in which Infinity Corp. is the continuing corporation and that does not result in any reclassification or reorganization of Infinity Corp.’s outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Infinity Corp. Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Infinity Corp. Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their Infinity Corp. Warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of Infinity Corp. Warrants will have the right to purchase and receive upon the occurrence of certain events, and that if more than 30% of the consideration receivable by the holders of Ordinary Shares in the applicable event is payable in the form of Ordinary Shares in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement. Pursuant to the Warrant Amendment, this adjustment will not be applicable following the consummation of the Business Combination.

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The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Infinity Corp. The warrant agreement provides that the terms of the Infinity Corp. Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. No amendment to the warrant agreement shall amend the expiration date of the warrants to a date prior to 30 days following our initial business combination without the written approval of EBC.

The Infinity Corp. Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Infinity Corp. Warrants being exercised. The Infinity Corp. Warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Infinity Corp. Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Infinity Corp. Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Infinity Corp. Warrants. If, upon exercise of the Infinity Corp. Warrants, a holder would be entitled to receive a fractional interest in a share, Infinity Corp. will, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to the Infinity Corp. Warrant holder.

Insider Warrants and Repurchased Public Warrants

The Insider Warrants and repurchased Public Warrants (including the Ordinary Shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until after the completion of Infinity Corp.’s initial business combination (except, among other limited exceptions as described under “Security Ownership of Certain Beneficial Owners of Infinity Corp.— Transfers of Founder Shares and Sponsors Warrants” to the Initial Stockholders and their permitted transferees). The Insider Warrants and the repurchased Public Warrants will be identical to the Public Warrants including having the same exercise period, except that the Insider Warrants and repurchased Public Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by Infinity Corp., in each case so long as they are held by the Initial Shareholders or their affiliates. Additionally, the period during which the EBC Warrants are exercisable may not be extended beyond five years from the effective date of the registration statement for Infinity Corp.’s initial public offering. The purchasers have agreed that the Insider Warrants will not be sold or transferred by them (except to certain permitted transferees) until after Infinity Corp. has completed an initial business combination.

If holders of the Insider Warrants or repurchased Public Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Additionally, any Infinity Corp. Warrants purchased by our Initial Shareholders in the open market or as required and described elsewhere in the Share Tender Offer will also be non-redeemable by us and may be exercised on a cashless basis so long as they continue to be held by such Initial Shareholders or their permitted transferees.

The Sponsor Warrants (including the Ordinary Shares issuable upon exercise of such Infinity Corp. Warrants), are not transferable, assignable or salable until after the completion of the Business Combination (except, among other limited exceptions as described under “Security Ownership of Certain Beneficial Owners of Infinity Corp.— Transfers of Founder Shares and Sponsors Warrants” to Infinity Corp. officers and directors and other persons or entities affiliated with, as applicable, the Sponsors or the underwriters (and/or their designees) and they will not be redeemable by Infinity Corp. so long as they are held by the Sponsors, the underwriters (and/or their designees) or their permitted transferees). Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Infinity Corp. Warrants sold as part of the Units in Infinity Corp.’s initial public offering (provided, however, that for so long as Sponsor Warrants are held by the underwriters and their affiliates, the Sponsor Warrants will not be exercisable after the five year anniversary of the effective date of the registration statement filed in connection with Infinity Corp.’s initial public offering). If the Sponsor Warrants are held by holders other than Infinity Corp.’s Sponsors, the underwriters (and/or their designees) or their permitted transferees, the Sponsor Warrants will be redeemable by Infinity Corp. and exercisable by the holders on the same basis as the Infinity Corp. Warrants sold as part of the Units in Infinity Corp.’s initial public offering.

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As part of the Business Combination, each of the 4,820,000 Insider Warrants will be converted into 4,820,000 Insider Warrants of Infinity Acquisition. However, the holders of the Insider Warrants have agreed that Infinity Acquisition has the right to demand that the Insider Warrants be converted into shares of Infinity Acquisition Common Stock, at a ratio of ten warrants for one share of Infinity Acquisition Common Stock, during the thirty day period commencing 31 days after the consummation of the Business Combination mandatory conversion of the Insider Warrants for the 30 day period commencing on the 31st day following closing of the Merger Transaction at a ratio of one share for 10 warrants

Even during such periods of time when insiders will be permitted to sell Infinity Corp. securities, an insider cannot trade in Infinity Corp. securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their Infinity Corp. Warrants and sell the Ordinary Shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsors or an affiliate of the Sponsors or certain of Infinity Corp.’s officers and directors may, but are not obligated to, loan Infinity Corp. funds as may be required. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Sponsors Warrants. As of the date of this prospectus, the Sponsors or their affiliates have loaned Infinity Corp. $500,000, which loans are convertible into warrants of Infinity Acquisition at a price of $0.50 per warrant at the option of the lenders.

Unit Purchase Options

In connection with its initial public offering, Infinity Corp. sold to EBC and/or its designees, for $100, an option to purchase up to 500,000 Units at $8.80 per Unit. The underwriters’ unit purchase options may be exercised on a cashless basis starting on the later of the Business Combination and ending on the fifth anniversary of Infinity Corp.’s initial public offering. Except for the exercise price of the Units, the Units issuable upon exercise of the option are identical to the Units.

EBC has agreed to exchange, at the closing of the Business Combination, the unit purchase options to purchase up to a total of 500,000 units held by it or its designees into 100,000 shares of Common Stock.

Dividends

Infinity Corp. has not paid any cash dividends on its Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

Trust Account

Upon the closing of the initial public offering and the private placements, $46.0 million was placed into the Trust Account. The proceeds placed into the Trust Account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. Treasuries. The Trust Account is held at J.P. Morgan Chase N.A., London Branch and maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to the investment management trust agreement with Infinity Corp. dated July 19, 2012. The amount in the Trust Account will only be released to Infinity Corp. upon the earlier of: (1) the consummation of a Business Combination and (2) a redemption to public shareholders prior to any voluntary winding-up in the event the Company does not consummate a Business Combination..

British Virgin Islands Regulatory Considerations

There are no material British Virgin Islands regulatory considerations in this regard except for filings with the British Virgin Islands necessary to effectuate the transactions contemplated by the Merger Agreement.

Infinity Corp.’s Transfer Agent and Warrant Agent

The transfer agent for Infinity Corp.’s securities and warrant agent for Infinity Corp. Warrants is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212) 845-3212.

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Appraisal Rights

There is no vote of Infinity Corp. shareholders required for the approval of the Business Combination,. However, Infinity Corp. shareholders will have appraisal rights in relation to the Redomestication.

As part of the Share Tender Offer, Infinity Corp. shareholders have been (or are being provided) with an outline of the plan of merger in respect of the Redomestication. The plan of merger itself (as set out in the outline so provided, but subject to any necessary changes to the number of outstanding shares or warrants as a consequence of the Share Tender Offer and/or Warrant Tender Offer) will ultimately be filed at the Registry of Corporate Affairs in the British Virgin Islands immediately before the effect of the Redomestication. See “Appraisal Rights – Outline of Plan of Merger.” An Infinity Corp. shareholder who elects to dissent shall give to Infinity Corp. a written notice of the shareholder’s decision to elect to dissent within 20 days immediately following the date of receipt of the outline of the plan of merger (which has been or is being provided to shareholders of Infinity Corp. by inclusion in the documents relating to the Share Tender Offer). This dissention is required to be in respect of all Ordinary Shares that the shareholder holds.

Upon the giving of a notice of election to dissent in these circumstances, the Infinity Corp. shareholder to whom the notice relates ceases to have any of the rights of an Infinity Corp. shareholder except the right to be paid the fair value of the shareholder’s Ordinary Shares.

Within seven days immediately following the date of the expiration of the 20 day period within which Infinity Corp. shareholders may give their notices of election to dissent, or within seven days immediately following the date on which the Redomestication is to be put into effect, whichever is later, Infinity Acquisition, being the surviving company of the Redomestication, is required to make a written offer to each dissenting Infinity Corp. shareholder to purchase the shareholder’s Ordinary Shares at a specified price that it determines to be their fair value.

If, within 30 days immediately following the date on which the offer is made, Infinity Acquisition and the dissenting Infinity Corp. shareholder agree upon the price to be paid for the shareholder’s shares, Infinity Acquisition shall pay to the Infinity Corp. shareholder the amount in money upon the surrender of the certificates representing the dissenter’s Ordinary Shares.

If Infinity Acquisition and a dissenting Infinity Corp. shareholder fail, within the above period of 30 days, to agree on the price to be paid for the Ordinary Shares owned by the Infinity Corp. shareholder, within 20 days immediately following the date on which the period of 30 days expires, the following shall apply:

•	Infinity Acquisition and the dissenting Infinity Corp. shareholder shall each designate an appraiser;

•	the two designated appraisers together shall designate an appraiser;

•	Infinity Acquisition shall pay to the shareholder the amount in money upon the surrender by the shareholder of the certificates representing the shareholder’s Ordinary Shares.

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES
FOLLOWING THE BUSINESS COMBINATION

General

Infinity Acquisition’s Certificate of Incorporation will authorize the issuance of up to 100,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of Infinity Acquisition preferred stock, par value $0.0001 per share. As of the date of this prospectus, Infinity Acquisition had 1,000 outstanding shares of common stock, par value $0.01 per share, and no shares of outstanding preferred stock. The Common Stock and Infinity Acquisition Warrants are expected to be registered pursuant to Section 12 of the Exchange Act. Infinity Acquisition intends to change its name to Glori Energy, Inc. in connection with the consummation of the Business Combination and Glori intends to change its name to Glori Energy Technology, Inc. Accordingly, the Common Stock and Warrants issued by Infinity Acquisition in connection with the Business Combination will be issued in the name of Glori Energy, Inc. Infinity Acquisition intends to submit an application to Nasdaq to list the Common Stock and Infinity Acquisition Warrants following the Business Combination; however, there can be no assurance concerning Infinity Acquisition’s ability to meet Nasdaq’s qualification standards.

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Common Stock

In connection with the consummation of the Business Combination, the 5,750,000 outstanding Public Shares of Infinity Corp. will be converted into 5,750,000 shares of Common Stock of Infinity Acquisition (assuming no Public Shares are tendered pursuant to the Share Tender Offer). The 1,437,500 Founder Shares will be converted into 1,437,500 shares of Common Stock, which will not be transferable for one year after the completion of the Business Combination except that: (1) 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $9.60 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (2) the remaining 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination.

The holders of the Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders and do not have cumulative voting rights. The holders of Common Stock are entitled to receive their pro rata share of any dividends, if and when declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Infinity Acquisition, Infinity Acquisition’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Infinity Common Stock. Infinity Acquisition’s common stockholders have no preemptive or other subscription rights.

Preferred Stock

The Infinity Acquisition charter will authorize the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by Infinity Acquisition’s board of directors. Accordingly, Infinity Acquisition’s board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of Infinity Acquisition’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Infinity Acquisition or the removal of existing management. No shares of preferred stock are currently issued or outstanding.

Warrants

In connection with the consummation of the Business Combination, the 5,750,000 Public Warrants will be converted into 5,750,000 Infinity Acquisition Warrants (assuming no Public Warrants are tendered pursuant to the Warrant Tender Offer). The 4,820,000 Insider Warrants will be converted into 4,820,000 Infinity Acquisition Insider Warrants.

Each Infinity Acquisition Warrant entitles the registered holder to purchase one share of Common Stock at a price of $10.00 per share, subject to adjustment as discussed below, at any time after the completion of the Business Combination. The Infinity Acquisition Warrants will expire five years after the completion of the Business Combination, at 11:59 p.m., New York City time, or earlier upon redemption or liquidation.

Except as set forth below, Infinity Acquisition will not be obligated to issue any Common Stock pursuant to the exercise of an Infinity Acquisition Warrant unless a registration statement under the Securities Act with respect to the Common Stock underlying the Infinity Acquisition Warrant is then effective and a prospectus relating thereto is current. No Infinity Acquisition Warrant will be exercisable and Infinity Acquisition will not be obligated to issue Common Stock upon exercise of an Infinity Acquisition Warrant unless Common Stock issuable upon such Infinity Acquisition Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Infinity Acquisition Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an Infinity Acquisition Warrant, the holder of such Infinity Acquisition Warrant will not be entitled to exercise such warrant and such Infinity Acquisition Warrant may have no value and expire worthless. In no event will Infinity Acquisition be required to net cash settle any Infinity Acquisition Warrant.

No Infinity Acquisition Warrants will be exercisable for cash unless Infinity Acquisition has an effective and current registration statement covering the Common Stock issuable upon exercise of the Infinity Acquisition Warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the Common Stock issuable upon exercise of the Public Warrants is not at the time of exercise effective, Infinity Acquisition Warrant holders may, until such time as there is an effective registration statement and during any period during which Infinity Acquisition has failed to maintain an effective registration statement, exercise Infinity Acquisition Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of Infinity Acquisition Warrants exercising on a cashless basis would pay the exercise price by surrendering the Infinity Acquisition Warrants for that number of Common Stock equal to the quotient obtained by dividing: (x) the product of the number of Common Stock underlying the Infinity Acquisition Warrants, multiplied by the difference between the Infinity Acquisition Warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such Infinity Acquisition Warrants or our securities broker or intermediary.

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Once the Infinity Acquisition Warrants become exercisable, Infinity Acquisition may call the Infinity Acquisition Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Infinity Acquisition Warrant;

•	upon not less than 30 days’ prior written notice of redemption, the 30-day redemption period, to each Infinity Acquisition Warrant holder; and

•	if, and only if, the last sale price of Common Stock equals or exceeds $15.00 per share for any 20 trading days within a 30-trading day period ending on the third business day before Infinity Acquisition sends the notice of redemption to the Infinity Acquisition Warrant holders.

Infinity Acquisition will not redeem the Infinity Acquisition Warrants unless there is an effective registration statement covering the Common Stock issuable upon exercise of the Infinity Acquisition Warrants and a current prospectus in respect thereof is available throughout the 30-day redemption period.

Infinity Acquisition has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Infinity Acquisition Warrant exercise price. If the foregoing conditions are satisfied and Infinity Acquisition issues a notice of redemption of the Infinity Acquisition Warrants, each Infinity Acquisition Warrant holder will be entitled to exercise his, her or its Infinity Acquisition Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $15.00 redemption trigger price as well as the $10.00 warrant exercise price after the redemption notice is issued.

A holder of an Infinity Acquisition Warrant may notify Infinity Acquisition in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Infinity Acquisition Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding Common Stock is increased by a share dividend payable in Common Stock, or by a split-up of Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Common Stock issuable on exercise of each Infinity Acquisition Warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering to holders of Common Stock entitling holders to purchase Common Stock at a price less than the fair market value will be deemed a share dividend of a number of Common Stock equal to the product of (i) the number of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Infinity Acquisition, at any time while the Infinity Acquisition Warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other shares into which the Infinity Acquisition Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Infinity Acquisition Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

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If the number of outstanding Common Stock is decreased by a consolidation, combination, reverse shares split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse shares split, reclassification or similar event, the number of Common Stock issuable on exercise of each Infinity Acquisition Warrant will be decreased in proportion to such decrease in outstanding Common Stock.

Whenever the number of Common Stock purchasable upon the exercise of the Infinity Acquisition Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Stock purchasable upon the exercise of the Infinity Acquisition Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Common Stock so purchasable immediately thereafter.

The Infinity Acquisition Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Infinity Acquisition. Infinity Acquisition Warrant holders should review a copy of the warrant agreement, a form of which will be filed as an exhibit to Infinity Acquisition’s registration statement on Form S-4, for a complete description of the terms and conditions applicable to the Infinity Acquisition Warrants.

The Infinity Acquisition Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Infinity Acquisition Warrants being exercised. The Infinity Acquisition Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Infinity Acquisition Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Infinity Acquisition Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Infinity Acquisition Warrants. If, upon exercise of Infinity Acquisition Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, Infinity Acquisition will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the Infinity Acquisition Warrant holder.

Dividends

Infinity Acquisition has no obligation or immediate plans to pay dividends to the holders of its Common Stock. However, Infinity Acquisition reserves the right to pay dividends at the discretion of its board of directors at any time in the future.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Infinity Acquisition pursuant to the foregoing provisions, Infinity Acquisition has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Warrant Agent

The transfer agent for Infinity Acquisition’s securities and warrant agent for its warrants is Continental Stock Transfer & Trust Company, whose address is 17 Battery Place, New York, New York 10004, and telephone number is (212) 845-3212

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MATERIAL DIFFERENCES IN THE RIGHTS OF INFINITY CORP. SHAREHOLDERS
FOLLOWING THE BUSINESS COMBINATION

The rights of Infinity Corp. shareholders are and will be governed by British Virgin Islands law and Infinity Corp.’s memorandum and articles of association until the completion of the Redomestication. If Infinity Corp. shareholders do not tender their Ordinary Shares in the Share Tender Offer, after the Redomestication such shareholders will become stockholders of Infinity Acquisition and their rights will be governed by Delaware law and Infinity Acquisition’s Certificate of Incorporation and Bylaws.

Although the corporate statutes of Delaware and the British Virgin Islands are similar, certain differences exist. Summarized below are the most significant differences between the rights of the shareholders of Infinity Corp. versus the rights of the Infinity Acquisition stockholders (which will include former Infinity Corp. shareholders after the Redomestication).

The following discussions are summaries only. They do not give you a complete description of any non-material differences that may affect security holders. Neither the Companies Act nor the memorandum and articles of association of Infinity Corp. impose any limitations on the right of nonresident or foreign owners to hold or vote securities. Under the Companies Act law, holders of a company’s stock are referred to as members, as opposed to shareholders, and such reference is carried through in the table.

PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Authorized Capital Stock	Infinity Corp. is authorized to issue an unlimited number of shares of no par value divided into six classes of shares: Ordinary shares or no par value, Class A preferred shares of no par value, Class B preferred shares of no par value, Class C preferred shares of no par value, Class D preferred shares of no par value and Class E preferred shares of no par value.	The authorized capital stock of Infinity Acquisition will consist of 100,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, par value $0.0001 par value per share.

Dividend Policy	Subject to Regulation 23 (Business Combination) of the Articles, the directors may, by resolution of directors, authorize a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution the value of the assets of Infinity Corp. will exceed its liabilities and Infinity Corp. will be able to pay its debts as and when they fall due.	Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Infinity Acquisition may be declared by the board of directors at any regular or special meeting of the board of directors. Dividends may be paid in cash, in property or in shares of the Infinity Acquisition’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Preferred (Preference) Shares	Directors may, subject to making the necessary amendments to the memorandum and articles of association of Infinity Corp., fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, appertaining to any and all classes of shares that may be authorized to be issued under Infinity Corp.’s memorandum and articles of association.	Directors may fix by resolution the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any unissued series of preferred stock, as well as the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, subject to any requirements of the Delaware General Corporation Law, the DGCL, and the Certificate of Incorporation.

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PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Registered Shares	Infinity Corp. is only authorized to issue registered shares. Infinity Corp. is not authorized to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.	Silent.

Purpose of Corporation	Infinity Corp. has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, subject to the Companies Act, any other legislation of the British Virgin Islands and Regulation 23 (Business Combination) of the Articles.	To engage in any lawful act or activity for which corporations may be organized under the DGCL.

Registered Office	Nemours Chambers, PO Box 3170, Road Town, Tortola, British Virgin Islands.	Vcorp Services, LLC 1811 Silverside Road Wilmington, Delaware, 19810

Transfer Agent	The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents.	The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents.

Voting Rights

The holders of Ordinary Shares shall have the right to vote at a meeting of the members or on any resolution of Members.

The holders of the Preferred Shares shall have the rights, privileges, restrictions and conditions as set out in the amended and restated Memorandum prior to the issue of such shares.

The holders of common stock shall have the right to one vote for each share of common stock.

Redemption of Equity	Regulation 6 of the articles of association provides that Infinity Corp. may purchase, redeem or otherwise acquire and hold its own shares provided the consent of the member whose shares are to be purchase, redeemed or otherwise acquired is obtained (unless Infinity Corp. is permitted by the Companies Act or any other provision in the memorandum or articles of association to purchase, redeem or otherwise acquire the shares without such consent).	Silent.

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PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Stockholder/Member Consent	Prior to the initial public offering, any action that may be taken by the members at a meeting could also be taken by a resolution of members consented to in writing, without the need for prior notice.	Any action required or permitted to be taken by the stockholders of Infinity Acquisition must be effected at a duly called annual or special meeting of stockholders and may not be effected by any action by written consent by such stockholders.

Notice Requirements for Stockholder/Member Relating to Nominations and Other Proposals	Directors convening a meeting of members are required to give not less than 10 nor more than 60 days’ written notice of a meeting to the other members and the other directors.	In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination (1) not less than 90 days and not more than 120 days prior to the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance and (2) with respect to any other annual meeting of stockholders, the close of business on the 10th day following the date of public disclosure of the date of such meeting.

Meetings of Stockholders/Members – Presence	In person or by proxy or by telephone or other electronic means provided all members participating in the meeting are able to hear each other.	In person, by proxy or by means of remote communication.

Meeting of Stockholders/Members – Notice	Directors convening a meeting of members are required to give not less than 10 nor more than 60 days’ written notice of a meeting to the other members and the other directors.	Not less than 10 days nor more than 60 days.

Meetings of Stockholders/Members – Call of Meeting	Members entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested may request in writing that the directors convene a meeting of members.	Annual meetings shall, or special meetings may be called by the board of directors.

Meetings of Stockholders/Members – Place	Within or outside the British Virgin Islands.	Within or without Delaware.

Meetings of Stockholders/Members – Quorum	At the commencement of the meeting, present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.	Majority of the aggregate voting power of the shares of capital stock of Infinity Acquisition issued and outstanding and entitled to vote thereat. Meeting may be adjourned for up to 30 days without additional notice to stockholders.

Meeting of Stockholders/Members – Record Date	The director convening the meeting of members shall fix in the notice of the meeting the record date for determining those members that are entitled to vote at the meeting.	As fixed by the board of directors, no more than 60 days and no less than 10 days before the meeting. If after adjournment a new record date is fixed for the adjourned meeting, notice must be given to stockholders.

Directors – Election

The first directors are appointed by the registered agent within 30 days of incorporation.

Following this, directors are appointed by resolution of members or by resolution of directors.

Immediately before the consummation of an initial public offering, the directors shall pass a resolution of directors dividing themselves into two classes, being the class A directors and the class B directors.

By the stockholders at the annual meeting of the stockholders.

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PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Directors – Term	Each director holds office for the term, if any, fixed by the resolution of directors or resolution of members appointing him, or until his earlier death, resignation or removal. If no fixed term is on the appointment, the director serves indefinitely until his earlier death, resignation or removal.	Directors are generally elected to serve two-year terms, or until such directors’ successor is elected and qualified, with approximately one-half of such members’ terms expiring each year. The terms of directors expire at the annual meeting of shareholders held in the second year following their election, but directors whose terms of office expire may be re-elected.

Directors – Removal	A director may be removed from office with or without cause by a resolution of members passed at a meeting of members called for the purposes including the removal of the director or by a written resolution passed by at least 75% of the members of Infinity Corp. entitled to vote, or subject to Regulation 9.1(b) of the articles of association of Infinity Corp. in relation to its initial public offering, by a resolution of the directors.	By the majority of the voting power of the shares then entitled to vote at an election of directors, for cause only.

Directors – Vacancy

A vacancy occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

Subject to the Articles, the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term may not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

By the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Directors – Number	The minimum number of directors is one and there is no maximum number.	As determined by the board of directors, but not less than one.

Directors – Quorum and Vote Requirements	A resolution of directors is defined in the Articles as either: (i) a resolution approved at a duly convened and constituted meeting of directors or of a committee of directors by the affirmative vote of a majority of the directors present at the meeting who voted, except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purposes of establishing a majority, or (ii) a resolution consented to in writing by all directors or by all members of a committee of directors, as the case may be.	A majority of the entire board of directors or such committee of the board of directors. The act of a majority of the directors present at any meeting of the board of directors, or a committee thereof, at which a quorum is present shall be the act of the board of directors or such committee.

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PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Directors – Powers	The business and affairs of Infinity Corp. shall be managed by, or under the direction or supervision of, the directors and they have all powers necessary for managing and for directing and supervising the business and affairs of Infinity Corp.	Directors may exercise all powers of Infinity Acquisition not reserved to the stockholders.

Directors – Committees	The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers.	The board of directors may establish one or more committees with the authority that the board of directors determines.

Directors – Consent Action	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, without the need for notice.	Directors may take action by written consent of all directors, in addition to action by meeting.

Directors – Alternates	Until the consummation of a business combination, a director may not appoint an alternate director. Following this, a director may by written instrument appoint an alternate director.	Directors may designate one or more directors as alternate members of any committee.

Directors – Appoint Officers	The directors may by resolution appoint officers at such times as may be considered necessary or expedient.	Directors appoint the officers with such powers and duties as the board of directors shall determine.

Directors – Limitation of Liability	Directors shall not be liable for any debt, obligation or default of Infinity Corp. unless specifically provided in the Companies Act or other enactment of the British Virgin Islands, and except in so far as he may be liable for his own conduct or acts.	Directors shall have no personal liability to Infinity Acquisition or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) of the DGCL expressly provides that the liability of a director may not be eliminated or limited.

Directors – Indemnification Insurance	Infinity Corp. may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of Infinity Corp. or is or was, at the request of Infinity serving as a director of, or in any other capacity is or was acting for another enterprise.

Any person who is or was a director or officer shall have a right to indemnification and to the advancement of expenses in connection with proceedings relating to their role as such.

If rights to indemnification and to the advancement of expenses are not provided, the indemnitee may bring a suit against Infinity Acquisition to collect such indemnification and/or expenses.

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PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
	There is a requirement that the person to be indemnified acted honestly and in good faith with a view to the best interests of Infinity Corp. and in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.	Infinity Acquisition may purchase and maintain insurance in relation to any person who is or was a director or officer of Infinity Acquisition.

Infinity Corp. may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnified person.

Amendments to Organizational Documents	Infinity Corp. may amend its Memorandum or Articles by a resolution of members or by a resolution of directors, save that no amendment may be made by a resolution of directors: (i) to restrict the rights or powers of the members to amend the Memorandum or Articles, (ii) to change the percentage of members required to pass a resolution of members to amend the Memorandum or Articles, (iii) in circumstances where the memorandum or Articles cannot be amended by the members, or (iv) to clause 7 (Variation of Rights), 8 (Rights Not Varied by Issue of Shares Pari Passu), 11 (Amendment of Memorandum and Articles) or Regulation 23 (Business Combination) of the Articles. Also, the shareholders’ ability to amend Regulation 23 (Business Combination) prior to any business combination is subject to certain restrictions.

Amendments to the certificate of incorporation must be approved by the board of directors and the affirmative vote of the holders of at least 66⅔% of the total voting power of the outstanding stock, voting together as a single class.

Bylaws may be amended by a majority vote of the board of directors. Bylaws may also be amended by the affirmative vote of the holders of a majority of the total voting power of the outstanding stock, voting together as a single class; provided, however, that the affirmative vote of the holders of at least 66⅔% of the total voting power of the outstanding stock, voting together as a single class, shall be required for the board of directors or stockholders to amend, or adopt any bylaw inconsistent with, the bylaws relating to meetings of stockholders; director powers, number, classes, election, term of office, resignation, vacancies and removal; indemnification of directors and officers; and amendments.

Sale of Assets	Regulation 10.10 of the Articles of Association of Infinity Corp. expressly dis-applies section 175 of the Act (the section requiring members’ authorization to any disposal of assets representing 50% or more in value of the assets of a company).	The sale of all or substantially all the assets of the company requires stockholder approval.

Anti-Takeover Provisions	There are no anti-takeover provisions applicable to Infinity Corp.	Silent

Appraisal Rights	A member is entitled to payment for the fair value of his shares upon dissenting from a merger, consolidation, transfer/disposal of assets, redemption of his shares and an arrangement (if permitted by the Court).	Provision is made under Delaware corporate law to dissent and obtain fair value of shares in connection with certain corporate actions that require stockholder approval or consent. However, the DGCL does not confer appraisal rights if the Delaware corporation’s stock is either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

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EXPERTS

The audited consolidated financial statements of Glori Energy Inc. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Infinity Corp. (a company in the development stage) appearing in this prospectus and registration statement have been audited by BDO Ziv Haft, a BDO member firm and an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Infinity Acquisition to be issued in the Redomestication and Transaction Merger and certain other matters relating to Delaware law will be passed upon for us by Ellenoff Grossman & Schole LLP. Ogier has acted as special British Virgin Islands counsel to Infinity Corp.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Infinity Acquisition has filed a registration statement on Form S-4 to register the distribution of Infinity Acquisition’s securities to Infinity Corp. security holders in connection with the Redomestication. This prospectus is a part of that registration statement and constitutes a prospectus of Infinity Acquisition. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus.

Any reports, statements or other information that Infinity Acquisition files with the Securities and Exchange Commission, including this prospectus, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. 20549, at prescribed rates or from its website on the Internet at www.sec.gov, free of charge. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms.

Neither Infinity Corp. nor Glori has authorized anyone to provide you with information that differs from that contained in this prospectus. You should not assume that the information contained in this prospectus is accurate as on any date other than the date of prospectus, and neither the mailing of this prospectus to Infinity Corp. shareholders nor the consummation of the Redomestication and Transaction Merger shall create any implication to the contrary.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

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INDEX TO FINANCIAL STATEMENTS

Table of Contents

Page
Consolidated Financial Statements of Glori Energy Inc. and Subsidiaries

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets – As of December 31, 2011 and 2012 and September 30, 2013 (unaudited)	F-3

Consolidated Statements of Operations – For the years ended December 31, 2011 and 2012 and for the nine months ended September 30, 2012 and 2013 (unaudited)	F-4

Consolidated Statements of Temporary Equity and Stockholders’ Equity - For the years ended December 31, 2011 and 2012 and for the nine months ended September 30, 2013 (unaudited)	F-5

Consolidated Statements of Cash Flows – For the years ended December 31, 2011 and 2012 and for the nine months ended September 30, 2012 and 2013 (unaudited)	F-6

Notes to Consolidated Financial Statements	F-7

Financial Statements of Infinity Cross Border Acquisition Corporation

Report of Independent Registered Public Accounting Firm	F-37

Balance Sheets as of March 31, 2013 and as of March 31, 2012	F-38

Statements of Operations for the period from April 6, 2011 (date of inception) to March 31, 2012, from April 1, 2012 to March 31, 2013 and from April 6, 2011 (date of inception) to March 31, 2013	F-39

Statements of Changes in Shareholders’ Equity for the period from April 6, 2011 (date of inception) to March 31, 2013	F-40

Statements of Cash Flows for the period from April 6, 2011 (date of inception) to March 31, 2012, from April 1, 2012 to March 31, 2013 and from April 6, 2011 (date of inception) to March 31, 2013	F-41

Notes to Financial Statements	F-42

Balance Sheets as of September 30, 2013 and as of March 31, 2013	F-51

Interim Statements of Operations for the three and six months ended September 30, 2013 and 2012 and for the period from April 6, 2011 (date of inception) to September 30, 2013	F-52

Statements of Changes in Shareholders’ Equity for the period from April 6, 2011 (date of inception) to September 30, 2013	F-53

Statements of Cash Flows for the six months ended September 30, 2013 and 2012 and for the period from April 6, 2011 (date of inception) to September 30, 2013	F-54

Notes to Financial Statements	F-55

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Glori Energy Inc.

We have audited the accompanying consolidated balance sheets of Glori Energy Inc. and Subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, temporary equity and shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Glori Energy Inc. and Subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Houston, Texas

January 10, 2014

F-2

GLORI ENERGY INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of December 31,		As of September 30,
	2011	2012	2013
			(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,846	$18,707	$23,273
Accounts receivable	372	231	193
Prepaid expenses and other current assets	66	172	189
Inventory	38	45	30
Total current assets	9,322	19,155	23,685

Property and equipment, at cost, net of accumulated depreciation, depletion and amortization	3,214	5,040	5,006

Deferred offering costs	1,008	-	79

Deferred loan costs and other	-	282	191
Total assets	$13,544	$24,477	$28,961

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,129	$368	$359
Deferred revenue	633	995	1,516
Accrued expenses	503	454	232
Derivative liabilities	12	2,329	-
Warrant liabilities	-	701	13,142
Current portion of long-term debt	-	2,906	3,499
Total current liabilities	2,277	7,753	18,748

Long-term liabilities:
Long-term debt, less current portion	-	4,973	2,645
Other long-term liabilities	156	276	358
Total long-term liabilities	156	5,249	3,003
Total liabilities	2,433	13,002	21,751

Commitments and contingencies

Temporary equity:
Series A cumulative convertible redeemable preferred stock, $.0001 par value, 521,852 shares authorized; 475,541 shares issued and outstanding; stated at liquidation preference	12,709	13,225	13,626
Series B cumulative convertible redeemable preferred stock, $.0001 par value; 2,901,052 shares authorized, issued and outstanding; stated at liquidation preference	21,990	26,482	30,449
Series C cumulative convertible redeemable preferred stock, $.0001 par value; 7,500,000 shares authorized as of December 31, 2011 and 2012, 13,780,033 shares authorized as of September 30, 2013; 2,876,041 issued and outstanding at December 31, 2011, 7,296,607 shares issued and outstanding as of December 31, 2012 and September 30, 2013; stated at liquidation preference	7,888	24,402	28,328
Series C-1 cumulative convertible redeemable preferred stock, $.0001 par value; 8,836,718 shares authorized; 4,308,645 shares issued and outstanding as of September 30, 2013; stated at liquidation preference	-	-	1,928
Total temporary equity	42,587	64,109	74,331

Stockholders’ equity:
Common stock, $.0001 par value, 100,000,000 shares authorized: 3,009,592 shares issued and outstanding at December 31, 2011, 3,066,663 shares issued and outstanding at December 31, 2012 and 3,295,771 shares issued and outstanding as of September 30, 2013	1	1	1
Accumulated deficit	(31,477)	(52,635)	(67,122)
Total stockholders’ equity	(31,476)	(52,634)	(67,121)
Total liabilities, temporary equity and stockholders’ equity	$13,544	$24,477	$28,961

The accompanying notes are an integral part of these consolidated financial statements.

F-3

GLORI ENERGY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Years Ended December 31,		Nine Months Ended September 30,
	2011	2012	2012	2013
			(Unaudited)

Revenue	$1,565	$2,181	$1,522	$2,434

Operating expenses:
Operations	2,691	3,901	2,669	3,347
Research and development	1,529	1,459	1,000	1,158
Write-off of deferred offering costs	-	1,492	-	-
Selling, general and administrative	2,861	3,411	2,434	3,088
Depreciation, depletion and amortization	556	560	400	456
Total operating expenses	7,637	10,823	6,503	8,049

Loss from operations	(6,072)	(8,642)	(4,981)	(5,615)

Other income (expense):
Gain (loss) on change in fair value of derivative liabilities	1,615	(2,317)	7	-
(Loss) gain on change in fair value of warrant liabilities	-	(506)	-	1,183
Interest expense	(70)	(480)	(211)	(750)
(Loss) gain on disposal of property and equipment and other	(21)	5	5	(25)
Total other income (expense)	1,524	(3,298)	(199)	408

Net loss before taxes on income	(4,548)	(11,940)	(5,180)	(5,207)

Taxes on income	-	-	-	-

Net loss	(4,548)	(11,940)	(5,180)	(5,207)

Less:
Accretion of redeemable preferred stock and preferred stock dividends	(4,388)	(9,736)	(7,217)	(10,222)

Net loss applicable to common stockholders	$(8,936)	$(21,676)	$(12,397)	$(15,429)

Net loss per common share, basic and diluted	$(3.05)	$(7.08)	$(4.05)	$(4.87)

Weighted average common shares outstanding, basic and diluted	2,932	3,060	3,058	3,170

The accompanying notes are an integral part of these consolidated financial statements.

F-4

GLORI ENERGY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

(in thousands, except share data)

	Temporary equity - convertible redeemable preferred stock									Stockholders’ equity
									Total	Common stock		Additional		Total
	Series A Preferred		Series B Preferred		Series C Preferred		Series C-1 Preferred		temporary		Par	paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	equity	Shares	value	capital	deficit	equity

Balances at January 1, 2010	475,541	$12,210	2,629,392	$16,927	-	$-	-	$-	$29,137	2,866,160	$1	$-	$(22,678)	$(22,677)

Stock-based compensation	-	-	-	-	-	-	-	-	-	10,000	-	105	-	105

Share issuance	-	-	271,660	1,446	2,876,041	7,616	-	-	9,062	133,432	-	32	-	32

Accretion of preferred stock	-	499	-	3,617	-	272	-	-	4,388	-	-	(137)	(4,251)	(4,388)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(4,548)	(4,548)

Balances at December 31, 2011	475,541	12,709	2,901,052	21,990	2,876,041	7,888	-	-	42,587	3,009,592	1	-	(31,477)	(31,476)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	291	-	291

Share issuance	-	-	-	-	4,420,566	11,786	-	-	11,786	57,071	-	227	-	227

Accretion of preferred stock	-	516	-	4,492	-	4,728	-	-	9,736	-	-	(518)	(9,218)	(9,736)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(11,940)	(11,940)

Balances at December 31, 2012	475,541	13,225	2,901,052	26,482	7,296,607	24,402	-	-	64,109	3,066,663	1	-	(52,635)	(52,634)

Stock-based compensation (unaudited)	-	-	-	-	-	-	-	-	-	-	-	534	-	534

Share issuance (unaudited)	-	-	-	-	-	-	4,308,645	-	-	229,108	-	408	-	408

Accretion of preferred stock (unaudited)	-	401	-	3,967	-	3,926	-	1,928	10,222	-	-	(942)	(9,280)	(10,222)

Net loss (unaudited)	-	-	-	-	-	-	-	-	-	-	-	-	(5,207)	(5,207)

Balances at September 31, 2013 (unaudited)	475,541	$13,626	2,901,052	$30,449	7,296,607	$28,328	4,308,645	$1,928	$74,331	3,295,771	$1	$-	$(67,122)	$(67,121)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

GLORI ENERGY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,		Nine Months Ended September 30,
	2011	2012	2012	2013
			(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(4,548)	$(11,940)	$(5,180)	$(5,207)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization of property and equipment	556	560	400	456
Loss on disposal of property and equipment	34	-	-	25
Stock-based compensation	105	291	214	534
(Gain) loss on change in fair value of derivative liabilities	(1,615)	2,317	(7)	-
Amortization of deferred loan costs	-	57	34	127
Accretion of other long-term liabilities	20	66	33	82
Loss (gain) on change in fair value of warrant liabilities	-	506	-	(1,183)
Accretion of discount on long-term debt	-	34	17	50
Write-off of deferred offering costs	-	1,492	-	-
Changes in operating assets:
Accounts receivable	(208)	141	236	38
Prepaid expenses	63	(106)	(66)	(17)
Inventory	20	(7)	(7)	15
Accounts payable	734	(761)	(612)	(9)
Deferred revenue	508	362	205	521
Accrued expenses	443	121	(177)	(222)
Net cash used in operating activities	(3,888)	(6,867)	(4,910)	(4,790)

Cash Flows From Investing Activities:
Purchase of property and equipment	(2,423)	(2,332)	(2,106)	(447)
Net cash used in investing activities	(2,423)	(2,332)	(2,106)	(447)

Cash Flows From Financing Activities:
Proceeds from issuance of common and preferred stock	7,523	11,843	11,843	17
Proceeds from the issuance of preferred warrants	-	195	195	11,686
Payments for deferred offering costs	(1,008)	(534)	(522)	(79)
Payments for deferred loan costs	-	-	-	(36)
Proceeds from issuance of long-term debt	1,500	7,557	7,515	-
Payments of long-term debt	-	(1)	-	(1,785)
Net cash provided by financing activities	8,015	19,060	19,031	9,803

Net Increase In Cash And Cash Equivalents	1,704	9,861	12,015	4,566

Cash And Cash Equivalents, beginning of year	7,142	8,846	8,846	18,707

Cash And Cash Equivalents, end of year	$8,846	$18,707	$20,861	$23,273

Non-Cash Financing And Investing Activities:
Long-term liability for non-cash property acquisition	$(116)	$-	$-	$-
Issuance of preferred stock in settlement of accrued expense	71	170	170	-
Issuance of preferred stock in settlement of long-term debt	1,500	-	-	-
Issuance of series C warrant	-	-	306	-
Contrbution of capital equal to fair value of deriviative due to termination of derivative liability	-	-	-	2,329
Fair value of preferred stock and warrants in excess of proceeds	-	-	-	(1,938)

Supplemental Cash Flow Information:
Interest paid	-	271	142	573

The accompanying notes are an integral part of these consolidated financial statements.

F-6

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS AND LIQUIDITY

Glori Energy Inc., a Delaware corporation (formerly Glori Oil Limited) was incorporated in November 2005 (as successor in interest to Glori Oil LLC) to improve and increase recovery from mature oil wells using state of the art biotechnology solutions.

In October 2007, the company formed Glori Oil (Argentina) Limited, a Delaware corporation, as a wholly-owned subsidiary, to provide its solutions to South America.

In September 2010, the Company incorporated Glori Canada Ltd. (formerly Glori Oil Ltd.) in the province of Alberta, Canada, with registration in the province of Saskatchewan, as a wholly-owned subsidiary, to conduct the Company’s business in Canada.

In October 2010, the Company activated a previously dormant wholly-owned subsidiary, Glori Holdings Inc. (formerly Glori Oil Holdings Company), to acquire a 100% working interest in a leasehold in Kansas, the Etzold Field, in exchange for the assumption of the asset retirement obligation (the plugging and abandonment liability) of the existing wells on the leasehold and an overriding royalty interest. In September 2012, the Company acquired a 100% working interest in an adjacent property, in exchange for the assumption of the asset retirement obligation, cash and an overriding royalty interest.

In February 2011, the Company incorporated Glori California Inc. (formerly Glori Oil California Limited) to conduct its operations in the state of California.

In September 2013, the Company incorporated Glori Energy LLC to conduct its operations in Russia.

Glori Energy Inc., Glori Oil (Argentina) Limited, Glori Oil S.R.L, Glori Canada Ltd., Glori Holdings Inc., Glori California Inc. and Glori Energy LLC are collectively referred to as the “Company” in the consolidated financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Glori Energy Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

F-7

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash in bank deposits with financial institutions. These bank deposits, at times, exceed the Federal Deposit Insurance Corporation limits of $250,000 per depositor. The Company monitors the financial condition of the financial institutions and has not experienced any losses on such accounts. The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

The Company derived service revenue from three customers during 2011, eight customers during 2012, eight customers for the nine months ended September 30, 2012 (unaudited) and eight customers for the nine months ended September 30, 2013 (unaudited). The following is a reconciliation of the customers that exceeded 10% of total service revenues in each of those periods:

	Percentage of Service Revenue
	Year Ended December 31,		Nine Months Ended September 30,
Customer	2011	2012	2012	2013
			(Unaudited)

A	51%	12%	*	15%
B	20%	-	-	-
C	29%	16%	11%	12%
D	-	15%	21%	-
E	-	19%	28%	19%
F	-	12%	*	*
G	-	11%	16%	-
H	-	*	11%	19%
I	-	-	-	21%

* Revenues were less than 10% for the period.

Management believes these customers do not constitute a significant credit risk.

F-8

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The Company had outstanding receivables related to service revenue from two customers as of December 31, 2011, three customers as of December 31, 2012 and four customers (unaudited) as of September 30, 2013. The following is a reconciliation of the customers that exceeded 10% of total accounts receivable from service revenues as of each of these dates:

	Percentage of outstanding accounts receivable from service revenue
	December 31,		September 30,
Customer	2011	2012	2013
			(Unaudited)

A	42%	64%	15%
B	58%	-	-
C	-	21%	-
E	-	-	48%
F	-	-	*
G	-	15%	-
H	-	-	*
K	-	-	28%

* Accounts receivable was less than 10% for the period.

Accounts Receivable

Accounts receivable consists of amounts due in the ordinary course of business, primarily from companies engaged in the exploration of oil and gas. The Company performs ongoing credit evaluation of its customers and generally does not require collateral. Specific allowances are maintained for potential credit issues, and the Company has not incurred credit losses since inception.

Inventory

Inventory is stated at average cost and consists primarily of raw materials in the form of chemicals and finished goods that have been blended as part of the Company’s biotechnology solution.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and depreciated over the remaining useful lives of the associated assets, and repairs and maintenance costs are charged to expense as incurred. When property and equipment are retired or otherwise disposed, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

F-9

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Depreciation and amortization for long-lived assets are recognized over the estimated useful lives of the respective assets by the straight-line method as follows:

Laboratory and manufacturing facility whichever is shorter	5 years or the remaining term of the lease,

Laboratory and field service equipment, office equipment and trucks	5 years

Computer equipment	3 years

Oil and Natural Gas Properties

The Company follows the successful efforts method of accounting for oil and gas operations whereby costs to acquire mineral investments in oil and gas properties, to drill successful exploratory wells, to drill and equip development wells and to install production facilities are capitalized. Certain exploration costs, including unsuccessful exploratory wells and geological and geophysical costs, are charged to operations as incurred. The Company’s acquisition and development costs of proved oil and gas properties are amortized using the units-of-production method, at the field level, based on total proved reserves and proved developed reserves, respectively, as estimated by independent petroleum engineers.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property, equipment and oil and gas properties, when events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected future pre-tax cash flows (undiscounted) of the related operations. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis for oil and gas properties. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value.

The Company deferred costs incurred for an initial public offering (“IPO”) of common stock in 2011 and 2012 including legal and other professional fees. The IPO was withdrawn in 2012 due to market conditions, and as a result, the Company recorded a write-off of the deferred costs of $1,492,000 during 2012. No impairment losses were recognized during 2011 or for the nine months ended September 30, 2013 (unaudited).

Derivatives

Derivative instruments, including derivative instruments embedded in other contracts, are recorded on the balance sheet as either an asset or liability measured at its fair value. Changes in the fair value of derivative instruments are recognized currently in results of operations unless specific hedge accounting criteria are met. The Company has not entered into hedging activities to date. As a result of certain financings (see Note 6, 7 and 10), derivative instruments were created that are measured at fair value and marked to market at each reporting period. Changes in the derivative value are recorded as other income (expense) on the consolidated statements of operations.

F-10

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Asset Retirement Obligation

The Company recognizes the present value of the estimated future abandonment costs of its oil and gas properties in both assets and liabilities. If a reasonable estimate of the fair value can be made, the Company will record a liability for legal obligations associated with the future retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of the assets. The fair value of a liability for an asset retirement obligation is recognized in the period in which the liability is incurred. The fair value is measured using expected future cash outflows (estimated using current prices that are escalated by an assumed inflation rate) discounted at the Company’s credit-adjusted risk-free interest rate. The liability is then accreted each period until it is settled or the asset is sold, at which time the liability is reversed and any gain or loss resulting from the settlement of the obligation is recorded. The initial fair value of the asset retirement obligation is capitalized and subsequently depreciated or amortized as part of the carrying amount of the related asset.

The Company has recorded asset retirement obligations related to its oil and gas properties. There are no assets legally restricted for the purpose of settling asset retirement obligations.

Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payables, long-term debt, derivatives and warrants. The carrying values of cash and cash equivalents and accounts receivable and payables approximate fair value due to their short-term nature. Derivatives and warrants are recorded at fair value (See Note 6, 7 and 10). Management believes that because the fixed rate on the debt is comparable to the current rate the Company would receive for similar debt, the current carrying value of the Company’s debt approximates fair value.

Net Loss Per Share

Basic net loss per share is computed using the weighted-average number of shares of common stock outstanding during the period. In periods that have income, basic net earnings per common share is computed under the two-class method per guidance in Accounting Standards Codification (ASC) 260, Earnings per Share. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Under the two-class method, basic earnings per common share is computed by dividing net earnings attributable to common shares after allocation of earnings to participating securities by the weighted-average number of common shares outstanding during the year. However, in periods of net loss, participating securities other than common stock are not included in the calculation of basic loss per share because there is not a contractual obligation for owners of these securities to share in the Company’s losses, and the effect of their inclusion would be anti-dilutive. Diluted earnings (loss) per common share is computed using the two-class method or the if-converted method, whichever is more dilutive (see Note 9).

Diluted net loss per share is the same as basic net loss per share for all periods presented because any potentially dilutive common shares were anti-dilutive. Such potentially dilutive shares are excluded from the computation of diluted net loss per share when the effect would be to reduce net loss per share. Therefore, in periods when a loss is reported, the calculation of basic and diluted loss per share results in the same value.

F-11

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Revenue Recognition

Revenue is recognized when all services are concluded and there is evidence that the customer has accepted the services, which generally coincides with invoicing. For contracts which have multiple deliverable arrangements, including those contracts lacking objective and reliable evidence regarding the fair value of the undelivered items, revenue recognition is deferred in accordance with ASC 605, Revenue Recognition: Multiple-Element Arrangements. As of December 31, 2011 and 2012 and September 30, 2013, the Company had deferred revenue of $633,000, $995,000 and $1,516,000 (unaudited), respectively, pursuant to contracts requiring substantial future performance.

Research and Development

The Company expenses all research and development costs as incurred.

Income Taxes

The Company accounts for income taxes using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and to net operating loss carry forwards, measured by enacted tax rates for years in which taxes are expected to be paid, recovered or settled. A valuation allowance is established to reduce deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows ASC 740, Income Taxes (“ASC 740”), which creates a single model to address accounting for the uncertainty in income tax positions and prescribes a minimum recognition threshold a tax position must meet before recognition in the consolidated financial statements. The Company does not have an uncertain tax position meeting the criteria of ASC 740.

The Company’s tax years 2005 through 2012 remain open and subject to examination by the Internal Revenue Service (“IRS”) and are technically open for examination until the expiration of statute of limitations under the relevant IRS Codes.

Stock-Based Compensation

Since the initiation of the 2006 Stock Option and Grant Plan, the Company has recorded all share-based payment expense associated with option awards in accordance with ASC 718, Compensation - Stock Compensation. Accordingly, the Company selected the Black-Scholes option-pricing model as the most appropriate method to value option awards and recognizes compensation cost on a straight-line basis over the option awards’ vesting periods.

Reclassifications

Certain 2011 amounts related to depreciation, depletion and amortization and oil and gas assets reported in these consolidated financial statements have been reclassified for comparative purposes. There was no related impact on total operating expenses, loss from operations or net loss on these consolidated financial statements.

F-12

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Fair Value of Financial Instruments

FASB standards define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Accounting for Sales Tax

The Company uses the net method for accounting for sales taxes charged to customers and accordingly does not include sales or similar taxes as revenues; the Company does include sales and similar taxes paid as part of the cost of goods or services acquired.

F-13

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 3 – PROPERTY AND EQUIPMENT

As of December 31, 2011 and 2012 and September 30, 2013, property and equipment consists of the following (in thousands):

	December 31,		September 30,
	2011	2012	2013
			(Unaudited)

Laboratory and manufacturing facility	$591	$591	$591
Laboratory and manufacturing equipment	1,900	2,725	2,953
Office and computer equipment	243	279	297
Trucks	89	134	134
Proved oil and gas properties - successful efforts	1,691	3,057	3,083
Construction in progress	673	787	834
	5,187	7,573	7,892
Less: accumulated depreciation, depletion and amortization	(1,973)	(2,533)	(2,886)

	$3,214	$5,040	$5,006

Depreciation and amortization expense was $534,000 and depletion expense was $22,000 for the year ended December 31, 2011. Depreciation and amortization expense was $457,000 and depletion expense was $103,000 for the year ended December 31, 2012. For the nine months ended September 30, 2012, depreciation and amortization expense was $353,000 (unaudited) and depletion expense was $47,000 (unaudited). For the nine months ended September 30, 2013, depreciation and amortization expense was $318,000 (unaudited) and depletion expense was $138,000 (unaudited).

During the year ended December 31, 2012, the Company capitalized $23,700 of interest expenses related to its investment in proved oil and gas properties; no interest was capitalized in the year ended December 31, 2011 or for the nine months ended September 30, 2013 (unaudited).

NOTE 4 – ASSET RETIREMENT OBLIGATION

The Company accounts for its asset retirement obligation (“ARO”) in accordance with ASC 410, Asset Retirement and Environmental Obligations. The fair value of a liability for an ARO is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made and the associated retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company determined its ARO by calculating the present value of the estimated cash flows related to the liability based upon estimates derived from management and external consultants familiar with the requirements of the retirement, and the ARO is reflected in the accompanying consolidated balance sheets as an other long-term liability. The Company has not funded nor dedicated any assets to the retirement obligation.

F-14

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The liability is periodically adjusted to reflect (1) new liabilities incurred; (2) liabilities settled during the period; (3) accretion expense; and (4) revisions to estimated future plugging and abandonment costs. The following is a reconciliation of the liability as of December 31, 2011 and 2012 and for the nine months ended September 30, 2012 and 2013 (in thousands):

	Year Ended December 31,		Nine Months Ended September 30,
	2011	2012	2012	2013
			(Unaudited)

Balance at the beginning of period	$252	$156	$156	$228

Liabilities acquired during the period	-	48	-	-

Accretion expense	20	18	9	10

Revision in expected cash flows	(116)	6	(22)	-

Balance at the end of the period	$156	$228	$143	$238

NOTE 5 – ACCRUED EXPENSES

As of December 31, 2011 and 2012 and September 30, 2013, the significant components of accrued expenses reported in the accompanying consolidated balance sheets are as follows (in thousands):

	December 31,		September 30,
	2011	2012	2013
			(Unaudited)

Accrued compensation and benefits	$267	$364	$84
Accrued interest	-	69	52
Accrued taxes	1	-	64
Legal and professional fees	235	21	32

	$503	$454	$232

F-15

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 6 – FINANCIAL LIABILITIES MEASURED AT FAIR VALUE

The following table summarizes the financial liabilities measured at fair value, on a recurring basis as of December 31, 2011 and 2012 and September 30, 2013 (in thousands):

	Fair value measurements using
	Level 1	Level 2	Level 3	Total
December 31, 2011

Derivative liabilities	$-	$-	$12	$12

Totals	-	-	12	12

December 31, 2012

Derivative liabilities	-	-	2,329	2,329
Warrant liabilities	-	-	701	701

Totals	-	-	3,030	3,030

September 30, 2013 (unaudited)

Warrant liabilities (unaudited)	-	-	13,142	13,142

Totals (unaudited)	$-	$-	$13,142	$13,142

Level 3 Valuation Techniques

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.  The Company’s Level 3 liabilities consist of the derivative liabilities associated with convertible redeemable preferred stock issuances that contain provisions allowing the redeemable preferred stock to be converted to common stock at any time (see Note 10) and warrant liabilities for Series A, Series C and Series C-1 preferred stock (see Note 10).

The Company uses an option-pricing model to determine the fair value of instruments classified as Level 3 in the fair value hierarchy. Significant inputs to the option-pricing model are the fair values of the Company at future dates based upon management’s estimate of the most probable scenarios and option pricing models. The lattice models used take into account volatility, dividend yield of common stock, risk free interest rates, and probability and timing of events negating the benefit of conversion. The probability assigned to each scenario considers the risk inherent in the success of the scenarios, including the risk free interest rate and discount rate for lack of marketability of the Level 3 instruments. As of December 31, 2012, the option-pricing model was based upon future Company values of $53 million and $373 million, with weighting of eventuality of 88% and 12%, respectively, attained in 3 and 2 years, respectively. As of September 30, 2012, the option-pricing model was based upon future Company values of $48 million and $194 million, with weighting of eventuality of 80% and 20%, respectively, attained in 3 and 2 years, respectively. Management has assigned a lesser probability of fair value to scenarios which contemplate a high fair value of the Company and related Level 3 instruments, and there is a direct relationship between the probability assigned to the scenarios and the resulting fair value of the Level 3 instruments.

F-16

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets measured at fair value on a recurring basis using significant unobservable inputs during the years ended December 31, 2011 and 2012 and for the nine months ended September 30, 2013 (in thousands):

Derivative and warrant liabilities

Balance, December 31, 2011	$12

Total unrealized losses included in other income	2,823
Issuances	195

Balance, December 31, 2012	3,030

Termination of derivative liability (unaudited)	(2,329)
Issuances (unaudited)	13,624
Total unrealized gains included in other income (unaudited)	(1,183)

Balance, September 30, 2013 (unaudited)	$13,142

NOTE 7 – DERIVATIVE LIABILITIES

The Company has issued Series A, Series B and Series C Preferred Stock that contain provisions allowing the redeemable preferred stock to be converted to common stock at any time (see Note 10). Management has concluded the conversion features of the redeemable preferred stock are required to be accounted for as derivatives effective January 1, 2009. The conversion features that are classified as derivative liabilities are recorded in the consolidated balance sheets at fair value with changes in the value of these derivatives reflected in the consolidated statements of operations as gain or loss on derivative liabilities. These derivative instruments are not designated as hedging instruments under the FASB standards.

The derivatives were valued using the fair values of the Company at future dates based upon management’s estimate of the most probable scenarios and option pricing models. The variables the Company used in the lattice pricing models are volatility, dividend yield of common stock, risk free interest rates, and probability and timing of events negating the benefit of the conversion.

All derivative instruments are recorded on the consolidated balance sheets at fair value. The following table summarizes the location and fair value amounts of all derivative instruments in the consolidated balance sheets (in thousands):

	Derivative liabilities
		Fair values as of December 31,
	Balance Sheet Location	2011	2012

Conversion Options	Current derivative liability	$12	$2,329

F-17

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The following table summarizes the effects of derivative instruments on the statements of operations for the years ended December 31, 2011 and 2012 (in thousands):

	Years ended December 31,
	2011	2012
Gain (loss) on change in fair value of derivative liabilities	$1,615	$(2,317)

In April 2013, the Company filed Amended and Restated Articles of Incorporation that removed the condition that created the embedded derivative with no impact to the Company’s consolidated statement of operations (see Note 10).

NOTE 8 – LONG TERM DEBT

On May 31, 2011, the Company received $1.5 million in exchange for a convertible promissory note issued to Energy Technology Ventures, LLC (the “ETV Note”) bearing interest at 8%. Interest on the unpaid principal accrued daily at the stated rate, compounded quarterly and was due in full with the principal balance on November 30, 2012, provided the Company did not sign a term sheet for a qualified financing, as defined in the ETV Note, on or before November 25, 2012, at which time the maturity date would be extended to the earlier of the date such term sheet is terminated or May 31, 2013. The ETV Note was convertible into the security or securities issued by the Company in a qualified financing upon the occurrence of a qualified financing at the aggregate amount of principal plus accrued interest. As a result of the issuance of Series C Preferred Stock on December 30, 2011, the ETV Note, plus all accrued and unpaid interest thereon, was converted into 572,973 shares of Series C Preferred Stock, as further described in Note 10. Management believes that the convertible promissory note is a conventional debt instrument and does not have beneficial conversion features or any other derivative aspect.

On June 11, 2012, the Company entered into a secured term promissory note in the amount of $8,000,000. The note contains a 10% annual interest rate subject to increase based upon an increase in the prime rate. The loan is secured by substantially all assets of the Company. The lender also received a warrant to purchase 145,932 shares of the Company’s Series C Preferred Stock at the per share price of $2.741 for a period of 10 years (see Note 10). Equal monthly principal payments are due over 27 months beginning in April 2013 through June 2015 plus an end of term charge of $280,000. As of December 31, 2012 and September 30, 2013, the ratable liability for the end of term charge was $48,000 and $120,000 (unaudited), respectively and is included in other long-term liabilities on the accompanying consolidated balance sheets. The loan agreement contains covenants which place restrictions on the incurrence of debt, liens and capital expenditures. The Company is in compliance with all the covenants as of December 31, 2012 and September 30, 2013 (unaudited).

In October 2012, the Company financed the purchase of a truck by executing a promissory note in the amount of $42,000, repayable in monthly installments of $1,000 including interest over four years and bearing interest at 6.24% annually. The promissory note is secured by the respective truck.

F-18

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Maturities on long-term debt during the next four years are as follows (in thousands):

Year ending December 31,	Amount

2013	$2,906
2014	3,499
2015	1,465
2016	9
$7,879

NOTE 9 – LOSS PER SHARE

The Company follows current guidance for share-based payments which are considered as participating securities. Share-based payment awards that contain non-forfeitable rights to dividends, whether paid or unpaid, are designated as participating securities and are included in the computation of basic earnings per share. However, in periods of net loss, participating securities other than common stock are not included in the calculation of basis loss per share because there is not a contractual obligation for owners of these securities to share in the Company’s losses, and the effect of their inclusion would be anti-dilutive.

The following table sets forth the computation of basic and diluted loss per share (in thousands, except per share data):

	For the Years Ended December 31,		For the Nine Months Ended September 30,
	2011	2012	2012	2013
			(unaudited)
Numerator:

Net loss	$(4,548)	$(11,940)	$(5,180)	$(5,207)
Less: Accretion of redeemable preferreed stock and preferred stock dividends	(4,388)	(9,736)	(7,217)	(10,222)
Net loss applicable to common stockholders	(8,936)	(21,676)	(12,397)	(15,429)

Denominator:

Weighted-average common shares outstanding—basic	2,932	3,060	3,058	3,170
Effect of dilutive securities	-	-	-	-
Weighted-average common shares - diluted	2,932	3,060	3,058	3,170

Net loss per common share - basic and diluted	$(3.05)	$(7.08)	$(4.05)	$(4.87)

F-19

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The following securities were not included in the calculation of diluted shares outstanding as they would have been anti-dilutive (in thousands of shares):

	Year Ended December 31,		Nine Months Ended September 30,
	2011	2012	2012	2013
			(Unaudited)

Series A preferred stock warrants	46	46	46	46
Series A cumulative convertible redeemable preferred stock	476	476	476	476
Series B cumulative convertible redeemable preferred stock	2,901	2,901	2,901	2,901
Series C cumulative convertible redeemable preferred stock	2,877	7,297	6,990	7,297
Series C-1 cumulative convertible redeemable preferred stock	-	-	-	2,415
Series C preferred stock warrants	57	146	59	3,387
Series C-1 preferred stock warrants	-	-	-	2,151
Common stock warrants	-	-	8	-
Common stock options	4,215	5,039	4,916	5,340

NOTE 10 – TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Series A Cumulative Convertible Redeemable Preferred Stock

The Series A Preferred Stock has cumulative dividend rights which are accrued at the per share rate of 4% per annum, compounded quarterly, and are payable if, as and when declared by the Board of Directors or upon certain events (the “Series A Accruing Dividends”), based upon the original issue price of $2.208 per share. No dividends have been declared as of December 31, 2011 and 2012 and September 30, 2013 (unaudited). Dividends in arrears as of December 31, 2011 and 2012 and September 30, 2013 are $2,209,000, $2,727,000 and $3,126,000 (unaudited), respectively. In the event of any merger, consolidation, sale, lease, transfer, exclusive license or other disposition of the Company such that the holders of a majority of capital stock immediately prior to such transaction cease to own at least a majority (a “Liquidating Event”), holders of the Series A Preferred Stock, before any payment shall be made to the holders of Common Stock, will receive the greater of (i) the Series A original issue price plus any Accruing Dividends unpaid thereon or (ii) the amount per share of the Series A Preferred Stock which such holder of Series A Preferred Stock would receive if such holder had converted such shares of Series A Preferred into Common Stock immediately prior to such event. If upon such event the assets available for distribution shall be insufficient to pay the holders of the shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of Series A Preferred Stock share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full (a “Ratable Participation”). For the Series A Preferred Stock liquidation preference and price under a redemption, see Redemption of Preferred Stock.

In addition to the liquidation and redemption provisions, each share of the Series A Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A original issue price plus any accrued or declared but unpaid dividends on each share, by the conversion price in effect at the time, see Conversion Features of Redeemable Preferred Stock.

F-20

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Due to the nature of the redemption feature and other provisions, the Company has classified the Series A Preferred Stock as temporary equity. The carrying value is being accreted to its redemption value over a period of five years.

Of the total shares of Series A Preferred Stock issued and outstanding, 452,897 were issued for cash. In October 2007, the Company issued 22,644 Series A Preferred Stock to a common stockholder in satisfaction of a research and development contract that began in October 2006 and expired December 31, 2011. The Company’s Board of Directors determined that the fair value of the work product received by the Company was $500,000.

Series B Cumulative Convertible Redeemable Preferred Stock

The Series B Preferred Stock has cumulative dividend rights which are accrued at the per share rate of 8% per annum, compounded quarterly, and are payable if, as and when declared by the Board of Directors or upon certain events (the “Series B Accruing Dividends”) based upon the original issue price of $5.52 per share. No dividends have been declared as of December 31, 2011 and 2012 and September 30, 2013 (unaudited). Dividends in arrears as of December 31, 2012 and 2013 and September 30, 2013 are $2,335,000, $3,853,000 and $5,066,000 (unaudited), respectively. In the case of any Liquidating Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, before any payment to the holders of Series A Preferred Stock and Common Stock, an amount per share equal to the greater of (i) two times the Series B Preferred Stock original issue price, plus any Series B Accruing Dividends unpaid thereon, or (ii) the amount per share of the Series B Preferred Stock which such holder of Series B Preferred Stock would receive if such holder had converted such shares of Series B Preferred into Common Stock immediately prior to such event. If upon such event the assets available for distribution shall be insufficient to pay the holders of the shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of the shares of Series B Preferred Stock will have Ratable Participation. For the Series B Preferred Stock liquidation preference and price under a redemption, see Redemption of Preferred Stock.

In addition to the liquidation and redemption provisions, each share of the Series B Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B original issue price plus any accrued or declared but unpaid dividends on each share, by the conversion price in effect at the time, see Conversion Features of Redeemable Preferred Stock.

Due to the nature of the redemption feature and other provisions, the Company has classified the Series B Preferred Stock as temporary equity. The carrying value is being accreted to its redemption value over a period of five years.

Series C Cumulative Convertible Redeemable Preferred Stock

On December 30, 2011, the Company entered into an agreement for the sale of 2,876,041 shares of its Series C Preferred Stock for proceeds of $7.8 million, of which $5,570,000 was purchased by four holders of Series B Preferred Stock. Of the total proceeds received in December 2011, $1,571,000, represented the issuance of 572,973 Series C Preferred shares, resulting from the conversion of the ETV Note, as described in Note 8. On January 19, 2012, the Company sold an additional 4,420,566 shares of its Series C Preferred Stock for proceeds of $11.8 million to substantially the same group of investors.

F-21

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The Series C Preferred Stock has cumulative dividend rights which are accrued at the per share rate of 8% for the first year following the date of issuance of the Series C Preferred Stock, (the “Original Issue Date”), 10% from the first anniversary date of the Original Issue Date to the day prior to the second anniversary of the Original Issue Date, and 12% from and after the third anniversary of the Original Issue Date. Dividends compound quarterly and are payable if, as and when declared by the Board of Directors or upon certain events (the “Series C Accruing Dividends”) based upon the original issue price of $2.741 per share. No dividends have been declared as of December 31, 2011 and 2012 and September 30, 2013 (unaudited). Dividends in arrears as of December 31, 2011 and 2012 and September 30, 2013 are $4,000, $1,682,000 and $3,369,000 (unaudited), respectively. In the case of any Liquidating Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive, before any payment to the holders of Series A and Series B Preferred Stock and Common Stock, an amount per share equal to the greater of (i) two times the Series C Preferred Stock original issue price, plus any Series C Accruing Dividends unpaid thereon, or (ii) the amount per share of the Series C Preferred Stock which such holder of Series C Preferred Stock would receive if such holder had converted such shares of Series C Preferred into Common Stock immediately prior to such event. If upon such event the assets available for distribution shall be insufficient to pay the holders of the shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of the shares of Series C Preferred Stock will have a Ratable Participation. For the Series C Preferred Stock liquidation preference and price under a redemption, see Redemption of Preferred Stock.

In addition to the liquidation and redemption provisions, each share of the Series C Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C original issue price plus any accrued or declared but unpaid dividends on each share, by the conversion price in effect at the time, see Conversion Features of Redeemable Preferred Stock.

Due to the nature of the redemption feature and other provisions, the Company has classified the Series C Preferred Stock as temporary equity. The carrying value is being accreted to its redemption value over a period of five years.

Series C-1 Cumulative Convertible Redeemable Preferred Stock

On April 30, 2013, the Company executed the Series C-1 Preferred Stock and Warrant Purchase Agreement for the sale of 4,308,645 shares of its Series C-1 Preferred Stock at the per share price of $2.741 for net proceeds of $11.7 million. The Series C-1 Preferred Shares are substantially equivalent to the Series C Preferred Shares. For the Series C-1 Preferred Stock liquidation preference and price under a redemption see Redemption of Preferred Stock and Conversion Features of Redeemable Preferred Stock.

In addition to the Series C-1 Preferred shares, each Series C-1 investor received warrants to acquire Series C-1 and Series C Preferred Stock equal to 325,000 shares of Series C-1 Preferred Stock for each $1 million of investment and warrants to acquire 325,000 shares of Series C Preferred Stock for each $1 million of previous investment in Series C Preferred Stock. See Series C Preferred Stock Warrants and Series C-1 Preferred Stock Warrants.

No dividends have been declared as of September 30, 2013 (unaudited) and dividends in arrears as of September 30, 2013 are $550,000 (unaudited).

F-22

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Redemption of Preferred Stock

The holders of at least 66⅔ percent of the then outstanding shares of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class, may, by written notice, on or after April 30, 2018, require the Company to redeem either (a) all of the outstanding shares of Series C and Series C-1 Preferred Stock (a “Series C/C-1 Redemption”) or (b) all outstanding shares of Preferred Stock (a “Preferred Stock Redemption”). The redemption price for Series B Preferred Stock, Series C Preferred Stock, and Series C-1 Preferred Stock is a price per share of two times the issuance price plus accrued dividends. The Series A redemption price is the issuance price plus accrued dividends. If a redemption request is made, then the Company shall redeem either (i) in the case of a Series C/C-1 Redemption, all of the outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, or (ii) in the case of a Preferred Stock Redemption, (A) first, all outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (B) second, all outstanding shares of Series B Preferred Stock, and (C) third, all outstanding shares of Series A Preferred Stock, at per share amounts equal to the respective redemption amounts, in three equal annual installments commencing 60 days after the receipt of the redemption notice.

Conversion Features of Redeemable Preferred Stock

The conversion prices for the Series C-1 Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, and the Series C-1 Preferred Stock, the Series C Preferred Stock and the Series A Preferred Stock underlying the respective Preferred Stock Warrants are subject to adjustment for stock splits and for certain dividends or other distributions payable on the Common Stock in additional shares of the Company.

The original issue price of the Series A Preferred Stock was $2.208 per share; however, as a result of the issuance of 1,578,976 shares of Series B Preferred Stock on October 15, 2009 and the issuance of 1,050,416 shares of Series B Preferred Stock on October 7, 2010, pursuant to the terms of the anti-dilution provisions set forth in the Company’s Amended and Restated Certificate of Incorporation, the conversion price of the Series A Preferred Stock was reduced to $1.028 per share. The conversion price adjustment provisions essentially reduce the conversion price as a function of the number of common shares outstanding before and after sales of preferred stock which are issued at a price per share less than the original issue price.

The Series B Preferred Stock has similar conversion price adjustment provisions. The conversion price of the Series B Preferred Stock is $0.552, which is the original issue price adjusted for the 10 to 1 stock split which was effective in May of 2010.

The Series C and Series C-1 Preferred Stock have optional conversion provisions by which, in the event of a Deemed Liquidating Event, generally defined as a merger or consolidation resulting in a transfer of at least a majority of the voting power of the Company’s shares of capital stock, or a Qualified Private Equity Financing, generally defined as the placement of capital shares in one transaction or a series of related transactions to new investors for gross proceeds of at least $10 million, the shares of Series C and Series C-1 Preferred Stock may be converted into Common Stock at the lesser of the current Series C and Series C-1 Conversion Price or 40% of the consideration per share of Common Stock to be received from Deemed Liquidating Event or Qualified Private Equity Financing (60% should the Qualified Private Equity Financing occur within one year of the Original Issue Date of the respective shares), as determined in good faith by the Board of Directors.

F-23

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Embedded Derivatives

In accordance with the provisions of ASC 815, the Company identified the conversion feature of the Company’s Series A, Series B and Series C cumulative convertible redeemable preferred stock as an embedded derivative which would be classified as a liability, with changes in fair value of the derivatives at each consolidated balance sheet date reflected in the Company’s consolidated results of operations.

The Company computed the fair value of the embedded derivatives as of December 31, 2011 and 2012 using the following assumptions:

	Year Ended December 31,
	2011	2012
Probablity of an event negating the value of the conversion	50%	12%
Expected volatility	75%	55%
Minimum years to redemption	4	3
Risk free interest rate	0.6%	0.3%
Dividend yield	0.0%	0.0%

In connection with the issuance of the Series C-1 cumulative convertible preferred stock, the Company filed Amended and Restated Articles of Incorporation that, among other things, removed the condition that created the embedded derivative. As a result, in April 2013 the Company recognized a contribution to capital of the fair value of the embedded derivative of $2.3 million.

Series A Preferred Stock Warrants

At December 31, 2011 and 2012 and September 30, 2013 (unaudited), the Company had outstanding warrants that entitle holders to purchase an aggregate of 46,311 shares of Series A Preferred Stock at an exercise price of $22.08 per share. Of the total amount, 45,289 were issued in November 2006 and are exercisable through November 30, 2013 (see Note 15) and 1,022 were issued August 2008 and are exercisable through August 5, 2015. The exercise price was based upon the per share price of previous sales of Series A Preferred Stock. These warrants are measured at fair value and with no associated value as of December 31, 2011 and recorded as a liability of $506,000 and $240,000 (unaudited) as of December 31, 2012 and September 30, 2013, respectively, in the accompanying consolidated balance sheets.

Series C Preferred Stock Warrants

At December 31, 2012 and September 30, 2013 (unaudited), the Company had a warrant outstanding which entitles the holder to purchase an aggregate of 145,932 shares of Series C Preferred Stock at an exercise price of $2.741 per share through June 11, 2022. The warrant was issued in June 2012 in conjunction with the long-term borrowing (see Note 8). These warrants are measured at fair value and are recorded as a liability of $195,000 and $182,000 (unaudited) as of December 31, 2012 and September 30, 2013, respectively, in the accompanying consolidated balance sheets.

At September 30, 2013, the Company had outstanding warrants issued in connection with the sale of Series C-1 Preferred Stock that entitle the holders to purchase an aggregate of 6,337,493 shares (unaudited) of Series C Preferred stock at an exercise price of $2.741 through April 2023. These warrants are measured at fair value and shown as a liability of $7,922,000 (unaudited) at September 30, 2013 in the accompanying consolidated balance sheet.

F-24

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Series C-1 Preferred Stock Warrants

At September 30, 2013, the Company had outstanding warrants issued in connection with the sale of Series C-1 Preferred Stock that entitle the holders to purchase an aggregate of 3,838,243 shares (unaudited) of Series C-1 Preferred stock at an exercise price of $2.741 through April 2023. These warrants are measured at fair value and are recorded, net of the subscription, as a liability of $4,798,000 (unaudited) at September 30 2013 in the accompanying consolidated balance sheet.

Common Stock Warrants

The Company issued to a vendor a warrant to purchase 26,040 shares of the Company’s Common Stock for $2.208 per share through March 2012. In February 2012, this warrant was exercised for proceeds of $57,000. Management has determined the value of the service rendered to be nominal and, accordingly, no expense has been recognized within the consolidated statements of operations.

The Company issued to a shareholder a warrant to acquire 31,031 shares of the Company’s Common Stock pursuant to an agreement to settle a liability for services in the amount of $170,000. In January 2012, this warrant was exercised.

NOTE 11 – INCOME TAXES

At December 31, 2012 and September 30, 2013, the Company has net operating loss (“NOL”) carry forwards for federal income tax reporting purposes of $22.4 million and $28.0 million (unaudited), respectively. The NOL carry forwards will begin to expire in the year 2025. At December 31, 2012 and September 30, 2013, the Company had tax credit carryforwards of $248,000 and $348,000 (unaudited), respectively that will begin to expire in 2027. The NOL carry forwards have been reduced by $5.4 million because management estimates such amount of the loss carry forwards will expire due to limitations from changes in control.

Income tax benefit for the periods presented differs from the U.S. Federal benefit calculated at the statutory income tax rate due to the following (in thousands):

	Year Ended December 31,		Nine Months Ended September 30,
	2011	2012	2012	2013
			(Unaudited)

Federal statutory income tax rate	$(1,546)	$(4,059)	$(1,761)	$(1,770)
R&D credits	(73)	-	(99)	100
Non-deductible expenses	214	663	105	61
State income taxes	(25)	(25)	(18)	(18)
Derivative reversal	-	-	-	799
Other permanent items	13	(67)	(83)	24
Change in valuation allowance	1,417	3,488	1,856	804
Taxes on income	$-	$-	$-	$-

F-25

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The tax effects of temporary differences that give rise to significant portions of the Company’s net deferred tax assets as of December 31, 2011 and 2012 and September 30, 2013 are as follows (in thousands):

	December 31,		September 30,
	2011	2012	2013
			(Unaudited)
Deferred tax assets:
Federal net operating loss carryforwards	$5,387	$7,702	$9,649
Derivative liabities	-	800	-
Deferred revenue	218	324	366
Research credits	189	248	348
Warrant liabilities	-	174	(232)
Asset retirement obligation	54	78	(3)
Accrued expenses and other	52	62	64
	5,900	9,388	10,192

Less: valuation allowance	(5,900)	(9,388)	(10,192)
Deferred tax asset, net	$-	$-	$-

The NOL carry forwards result in deferred tax assets for which a full valuation allowance has been established for financial reporting purposes because realization of a future tax deduction is deemed not more likely than not. Accordingly, no net deferred tax asset has been recorded in the accompanying consolidated balance sheets. Internal Revenue Code Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income that can be offset by a NOL carry forward after a change in control (typically, a greater than 50% change in ownership) of a loss corporation. After a control change, loss corporations generally cannot deduct NOL carry forwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the NOL carry forwards may be subject to an annual limitation regarding their utilization against taxable income in future periods.

Management believes that the issuance of Series B Preferred Stock on October 15, 2009 has resulted in the Section 382 Limitation, and thereby the federal net operating loss carryovers have been reduced by the estimated effect.

The Company had no uncertain tax positions as of December 31, 2011 and 2012 and September 30, 2013 (unaudited). Additionally, the Company does not expect a material change to the consolidated financial statements related to uncertain tax positions in the next 12 months. The Company’s policy is to recognize interest and penalties accrued related to unrecognized tax benefits in income tax expense for all periods presented.

At December 31, 2012, the Company had NOLs in Argentina and Canada of $368,000 and $720,000. At September 30, 2013 the Company had NOLs in Argentina and Canada of $368,000 (unaudited) and $448,000 (unaudited), respectively, which will begin to expire in 2014 and 2030. These net operating loss carryforwards result in deferred tax assets for which a full valuation allowance has been established for financial reporting purposes because realization of a future tax deduction is deemed not more likely than not.

F-26

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 12 – EMPLOYEE RETIREMENT SAVINGS PLAN

The Company sponsors an employee retirement saving plan (the “401(k) Plan”) that is intended to qualify under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is designed to provide eligible employees with an opportunity to make regular voluntary contributions into a long-term investment and saving program. There is no minimum age or service requirement to participate, and the Company may make discretionary matching contributions. For the years ended December 31, 2011 and 2012 and for the nine months ended September 30, 2013 (unaudited), the Company made no discretionary matching contributions.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may be subject to legal proceedings and claims that arise in the ordinary course of business. The Company is not a party to any material litigation or proceedings and is not aware of any material litigation or proceedings, pending or threatened against it.

Commitments

The Company leases its Houston office, laboratory and manufacturing facility and Gull Lake, Saskatchewan warehouse facility under operating leases. The Houston facility lease expires in May 2014 is leased for $10,586 per month, and the Saskatchewan warehouse is a month-to-month lease which rents for $1,000 per month and is cancellable with 30 days’ notice. Prior to February of 2013, the Company had a warehouse space lease in Bakersfield, California which leased for $2,575 per month. The Houston lease may be extended for an additional 36 months.

In April 2013, the Company entered into an additional office space lease agreement adjacent to the current office location in Houston Texas. The monthly rent is $8,250 and the lease expires in May 2014. In addition to the lease commitments, the Company also has various other commitments such as insurance contract commitments, technology hardware and support and software commitments.

Approximate minimum future payments under these non-cancellable contracts and operating leases as of the year ending September 30, 2013 are as follows (in thousands):

Year Ending
September 30,
(unaudited)
2014	$289
2015	9
2016	3
$301

Total rent expense for the years ended December 31, 2011 and 2012 was $162,000 and $181,000, respectively. For the nine months ended September 30, 2013, total rent expense was $156,000 (unaudited).

F-27

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Research and Development Agreement

The Company executed a research and development agreement with a stockholder whereby it received research and development services through 2011. The total value of services received under this agreement was limited to $1 million and the Company committed to issue a warrant to acquire common shares on a post converted basis at a variable price based upon two times the original issuance price per share of Preferred Stock sold by the Company in its most recent bona fide financing transaction which closed on or before December 31, 2011, the proceeds of which would be used to liquidate the Company’s obligations under such agreement.

During the year ended December 31, 2011, the Company did not receive any services nor incur any expense pursuant to this agreement. Under the agreement the total liability, included in accounts payable, at December 31, 2011 was $170,000 and was settled in January 2012 in exchange for 31,031 shares of the Company’s Common Stock.

NOTE 14 – STOCK BASED COMPENSATION

Stock Incentive Plan

In September 2012, the Compensation Committee of the Board of Directors authorized the reservation and issuance of an additional 226,508 shares of Common Stock pursuant to the Glori Oil Limited 2006 Stock Option and Grant Plan (the “Plan”), increasing the total Common Stock available for issuance under the Plan to 5,680,248 as of December 31, 2012. In July 2013, through unanimous consent of the Board of Directors, the reservation of an additional 1,156,690 shares (unaudited) of Common Stock were authorized increasing the total Common Shares to 6,836,938 (unaudited) available for issuance under the Plan as of September 30, 2013. These shares of Common Stock are available for issuance to officers, directors, employees and consultants of the Company. Options are issued at the exercise price equal to the fair market value of the Company’s Common Stock at the grant date, as determined by the Board of Directors. Generally, the options vest 25 percent after 1 year, and thereafter ratably by month over the next 36 months, and may be exercised for a period of 10 years subject to vesting. At December 31, 2012, the Company had 5,039,137 options to purchase shares outstanding under the Plan, of which 2,946,678 were exercisable. At September 30, 2013, the Company had 5,777,307 options (unaudited) to purchase shares outstanding under the Plan, of which 4,606,241 (unaudited) were exercisable.

The Company has computed the fair value of all options granted during the years ended December 31, 2011, 2012 and for the nine months ended September 30, 2013, using the following assumptions:

	Year Ended December 31,		Nine Months Ended September 30,
	2011	2012	2013
			(Unaudited)

Risk-free interest rate	1.50%	0.42%	0.35%
Expected volatility	80%	75%	55%
Expected dividend yield	-	-	-
Expected life (in years)	3.21	3.45	2.96
Expected forfeiture rate	-	-	-

F-28

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Management considers the circumstances generating forfeitures to be unusual and nonrecurring in nature; accordingly, no allowance for forfeitures of options to purchase shares has been considered in determining future vesting or expense.

The following tables summarize the activity of the Company’s Plan related to stock options:

			Weighted
		Weighted	average
		average	remaining
	Number	exercise	contractual
	of options	price per share	term (years)
Outstanding - December 31, 2011	4,215,248	$0.35	8.4
Granted	872,978	$1.15
Forfeited or Expired	(49,089)	$0.39
Outstanding as of December 31, 2012	5,039,137	$0.49	7.7

Awarded (unaudited)	1,679,994	$0.40
Exercised (unaudited)	(229,108)	$0.08
Forfeited or Expired (unaudited)	(712,716)	$0.64
Oustanding as of September 30, 2013 (unaudited)	5,777,307	$0.27	7.6
Exercisable as of December 31, 2012	2,946,678	$0.27	7.1
Exercisable as of September 30, 2013 (unaudited)	4,606,241	$0.24	7.4

The total intrinsic value of options exercised for the nine months ended September 30, 2013 was $74,000 (unaudited). The aggregate intrinsic value of options outstanding and exercisable as of December 31, 2011 is $3,376,000 and $1,909,000, respectively. The aggregate intrinsic value of options outstanding and exercisable as of December 31, 2012 is $3,339,000 and $2,729,000, respectively. The aggregate intrinsic value of options outstanding and exercisable as of September 30, 2013 is $782,000 (unaudited) and $757,000 (unaudited). The total fair value of options vested in fiscal years 2011 and 2012 was $122,000, $223,000, respectively. The total fair value of options vested for the nine months ended September 30, 2012 and 2013 is $106,000 (unaudited) and $583,000 (unaudited), respectively.

Stock-based compensation expense included in selling, general and administrative expense was $105,000 and $291,000 for the years ended December 31, 2011 and 2012, respectively. Stock-based compensation expense included in selling, general and administrative expense was $211,000 (unaudited) and $534,000 (unaudited) for the nine months ended September 30, 2012 and 2013, respectively. The Company has future unrecognized compensation expense for nonvested shares at December 31, 2012 of $809,000 and a remaining weighted average vesting period of 2.5 years. The Company has future unrecognized compensation expense for nonvested shares at September 30, 2013 of $579,000 (unaudited) and a remaining weighted average vesting period of 2.2 years (unaudited).

On June 4, 2013, the Compensation Committee of the Board of Directors approved the reduction in the exercise price from $1.15 per share to $.40 per share of approximately 1.8 million previously issued options. The effect of the reduction was included in compensation expense for the nine months ended September 30, 2013.

F-29

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 15 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 10, 2014, the date the consolidated financial statements were available to be issued, and identified the following matters:

Management has undertaken the dissolution of Glori Oil S.R.L and is awaiting confirmation that the dissolution was effective November 8, 2013. During the years ended December 31, 2011 and 2012 and the nine months ended September 30, 2012 (unaudited) and 2013 (unaudited), the Company derived no revenue from this subsidiary and at September 30, 2013, the subsidiary had no assets. Management does not anticipate significant expenses for any remaining dissolution efforts.

On January 8, 2014, the Company executed a Merger and Share Exchange Agreement with Infinity Cross Border Acquisition Corporation (INXB - a special purpose acquisition company or blank check company) which must be concluded by April 25, 2014. The business combination is considered a recapitalization of the Company, after which the current Glori shareholders will retain a substantial majority of both the voting interest and the Board of Directors. The Company’s current management will also be retained.

Management estimates that the Company will receive at least $22.4 million dollars, subject to adjustment for various terms of the transaction and transaction costs. All of the Company’s common shares, preferred shares and warrants will be exchanged for approximately 22.9 million common shares of INXB, and accordingly, the Company will no longer have liabilities for the fair value of warrants and temporary equity currently reported in the accompanying consolidated balance sheets.

INXB is publicly traded and is listed on NASDAQ. Upon consummation of the transaction, the name of the new entity will be Glori Energy Inc.

Related to this Merger and Share Exchange Agreement, between December 30, 2013 and January 2, 2014, the Company executed two agreements with unrelated parties to obtain an opinion with respect to the fairness of the transaction and for assistance with the proposed Merger and Share Exchange Agreement. Total fees for these two agreements are approximately $325,000, of which $200,000 is contingent upon consummation of the Merger and Share Exchange Agreement. The Company also previously executed an agreement with an affiliate of one of the Company’s preferred shareholders and directors to evaluate financing alternatives. This affiliated agreement will require fees of $400,000 contingent upon the consummation of the Merger and Share Exchange Agreement.

NOTE 16 – SUPPLEMENTAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (Unaudited)

Reserve Quantity Information

For all years presented, the estimate of proved reserves and related valuations were based on reports prepared by the Company’s independent petroleum engineers. Proved reserve estimates included herein conform to the definitions prescribed by the U.S. Securities and Exchange Commission. The estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors.

F-30

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under economic and operating conditions existing as of the end of each respective year. Proved developed reserves are those that are expected to be recovered through existing wells with existing equipment and operating methods.

Presented below is a summary of the changes in estimated proved reserves of the Company, all of which are located in the United States, for the years ended December 31, 2011 and 2012:

Quantities of Proved Reserves:
Crude Oil
(MBbls)

Proved Developed Reserves, January 1, 2011	-
Revisions of previous estimates	163
Production	(3)
Proved Developed Reserves, December 31, 2011	160
Revisions of previous estimates	(127)
Purchase of minerals in place	75
Production	(5)
Proved Developed Reserves, December 31, 2012	103

Proved Developed and Undeveloped Reserves:
Crude Oil
(MMBls)

December 31, 2011
Proved developed reserves	160
Proved undeveloped reserves	-

Total	160

December 31, 2012
Proved developed reserves	103
Proved undeveloped reserves	-

Total	103

F-31

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Capitalized Costs Related to Oil and Gas Producing Activities

The following table presents the Company’s capitalized costs related to oil and gas producing activities as of December 31, 2011 and 2012 (in thousands):

	December 31,
	2011	2012

Unproved properties	$-	$-
Proved properties	1,691	3,057
Total	1,691	3,057
Less - accumulated depreciation, depletion and amortization	(22)	(103)
Net capitalized costs	$1,669	$2,954

Costs Incurred in Oil and Gas Producing Activities

The following table presents the net costs incurred in property acquisition, exploration and development activities for the years ended December 31, 2011 and 2012 (in thousands):

	Year Ended December 31,
	2011	2012
Acquisition of properties	$-	$139

Development	1,350	1,227

Total costs incurred	$1,350	$1,366

F-32

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Results of Operations from Oil and Gas Producing Activities

The following table presents the Company’s results of operations from oil and gas producing activities for the year ended December 31, 2011 and 2012 (in thousands):

	For the Year Ended
	December 31,
	2011	2012

Revenues from oil and gas producing activities	$280	$463

Production costs	405	528
State severance taxes	13	21
Depreciation, depletion and amortization	32	111

Total expenses	450	660

Pre-tax income from producing activites	(170)	(197)

Income tax expense	-	-

Results of oil and gas producing activities	$(170)	$(197)

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves were prepared in accordance with ASC 932, Extractive Activities – Oil and Gas. Future cash inflows as of December 31, 2011 and 2012, were computed by applying average fiscal-year prices (calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period ended December 31, 2011 and 2012) to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at year-end, based on year-end costs and assuming the continuation of existing economic conditions.

F-33

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Future income tax expense is calculated by applying appropriate year-end tax rates to future pretax net cash flows relating to proved oil and natural gas reserves, less the tax basis of the properties involved. Future income tax expense gives effect to permanent differences, tax credits and loss carryforwards relating to the proved oil and natural gas reserves. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation does not necessarily result in an estimate of the fair value of the Company’s oil and gas properties.

Presented below is the standardized measure of discounted future net cash flows (in thousands):

December 31, 2011
Future cash inflows	$14,284
Future production and development costs:
Production	(8,901)
Development	(1,031)
Future cash flows before income taxes	4,352
Future income taxes	(586)
Future net cash flows after income taxes	3,766
10% annual discount for estimated timing of cash flows	(2,746)
Standardized measure of discounted future net cash flows	$1,020

December 31, 2012
Future cash inflows	$9,087
Future production and development costs
Production	(5,203)
Development	(721)
Future cash flows before income taxes	3,163
Future income taxes	(225)
Future net cash flows after income taxes	2,938
10% annual discount for estimated timing of cash flows	(1,150)
Standardized measure of discounted future net cash flows	$1,788

F-34

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The following reconciles the changes in the standardized measure of discounted future net cash flows (in thousands):

January 1, 2011	$-

Changes from:
Revision to quantity estimates	2,155
Sales of crude oil, net of production costs	125
Changes in estimated future development costs	(1,031)
Net changes in income taxes	(229)
December 31, 2011	1,020

Changes from:
Sales, net of production costs	65
Net changes in prices and production costs	(1,233)
Changes in estimated future development costs	(596)
Development costs incurred during the year, previously estimated	1,031
Revisions to quantity estimates	(770)
Accretion of discount	245
Purchases of reserves in place	1,351
Net changes in income taxes	(164)
Changes in timing of cash flows and other	839
December 31, 2012	$1,788

F-35

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 17 – SELECTED QUARTERLY FINANCIAL RESULTS (UNAUDITED)

Summary data relating to the results of operations for the years ended December 31, 2012 and 2011 follows (in thousands, except per share data):

	Three Months ended
	March 31	June 30	September 30	December 31
Year ended December 31, 2012:
Net revenues	$482	$657	$383	$659
Loss from operations	(1,534)	(1,629)	(1,818)	(3,661)
Net loss applicable to common stockholders	(4,046)	(3,949)	(4,402)	(9,279)
Net loss per common share, basic and diluted[1]	$(1.33)	$(1.29)	$(1.44)	$(3.03)
Weighted average shares outstanding, basic and diluted	3,042	3,066	3,066	3,066

Year ended December 31, 2011:
Net revenues	$357	$338	$424	$446
Loss from operations	(1,014)	(1,786)	(1,602)	(1,670)
Net loss applicable to common stockholders	(1,967)	(2,768)	(2,741)	(1,460)
Net loss per common share, basic and diluted[1]	$(0.69)	$(0.97)	$(0.91)	$(0.49)
Weighted average shares outstanding, basic and diluted	2,866	2,866	3,000	3,000

[1]	Quarterly loss per share is based on the weighted average number of shares outstanding during the quarter. Because of changes in the number of shares outstanding during the quarters, due to the exercise of stock options and issuance of common stock, the sum of quarterly losses per share may not equal loss per share for the year.

F-36

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders of Infinity Cross Border Acquisition Corporation:

We have audited the accompanying balance sheets of Infinity Cross Border Acquisition Corporation (a corporation in the development stage) (the “Company”) as of March 31, 2013 and 2012, and the related statement of operations, cash flows and changes in shareholders’ equity for the year ended in March 31, 2013 and for the periods from April 6, 2011 (date of inception) to March 31, 2012 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles we used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material aspects, the financial position of Infinity Cross Border Acquisition Corporation (a company in the development stage) as of March 31, 2013 and 2012 and the related statement of operations, cash flows and the changes in shareholders’ equity for the year ended in March 31, 2013 and for the periods from April 6, 2011 (date of inception) to March 31, 2012 and 2013 in conformity with U.S. generally accepted accounting principles.

/s/ Ziv Haft
Tel Aviv, Israel	Ziv Haft
July 25, 2013	Certified Public Accountants (Isr.)
BDO Member Firm

F-37

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEETS

	March 31, 2013	March 31, 2012
ASSETS

Current assets
Cash	$385,128	$152
Prepaid expenses	10,466	-
Deferred offering costs (Note 2)	-	62,500
Restricted cash held in trust (Note 1,7)	46,013,666	-
Total Assets	$46,409,260	$62,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities

Note and advances payable to affiliate (Note 4)	$-	$55,940
Accrued offering costs	-	8,836
Accrued expenses	128,097	-
Deferred legal fees	100,000	-
Warrant Liability	6,024,900	-
Total current liabilities	6,252,997	64,776

Commitments and Contingencies (Note 1,3,4,6)

Ordinary shares subject to possible redemption; 4,394,533 and 4,394,533 shares (at redemption value)	35,156,262	-

Shareholders’ Equity:
Ordinary shares, no par value; unlimited shares authorized; 2,792,967 issued and outstanding (which excludes 4,394,533 shares subject to possible redemption as of March 31, 2013); 1,437,500 issued and outstanding as of March 31, 2012 (Note 5)	-	-

Additional paid-in capital	5,000,001	25,000

Deficit accumulated during the development stage	-	(27,124)
Total shareholders’ equity	5,000,001	(2,124)
Total liabilities and shareholders’ equity	$46,409,260	$62,652

The accompanying notes should be read in conjunction with the financial statements

F-38

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	Year ended March 31,	Period from April 6, 2011 (inception) to March 31, 2012	Period from April 6, 2011 (inception) to March 31, 2013
	2013
Formation and operating costs	$294,154	$27,124	$321,278
Increase in fair value of Trust Fund	$(13,666)	$-	$(13,666)
Increase in fair value of warrant liability	$105,700	$-	$105,700

Net loss attributable to ordinary shares not subject to possible redemption	$(386,188)	$(27,124)	$(413,312)

Weighted average number of ordinary shares outstanding, excluding shares subject to possible redemption	2,365,902	1,437,500	1,906,195

Net loss per ordinary share, excluding shares subject to possible redemption	$(0.16)	$(0.02)	$(0.22)

The accompanying notes should be read in conjunction with the financial statements

F-39

INFINITY CROSS BORDER ACQUISITION CORPORATION

 (a corporation in the development stage)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period from April 6, 2011 (inception) to March 31, 2013

	Ordinary shares		Additional paid-in capital	Deficit accumulated during the development stage	Total Shareholders’ equity
	Shares	Amount

Sale of ordinary shares to Sponsor on April 6, 2011 at approximately $ 0.022 per share (Note 4)	1,150,000	$-	$25,000	$-	$25,000

Net loss attributable to ordinary shares not subject to possible redemption	-	-	-	(27,124)	(27,124)

Balances as of March 31, 2012 (Audited)	1,150,000	-	25,000	(27,124)	(2,124)

Share increase as a result of a 1.25 for 1 forward stock split	287,500	-	-	-	-

Sale on July 25 and July 26, 2012, of 5,750,000 units through public offering at $8 per unit (including 4,432,984 shares subject to possible redemption)	5,750,000	-	46,000,000	-	46,000,000

Underwriter’s discount and offering expenses	-	-	(1,946,225)	-	(1,946,225)

Warrant liability	-	-	(5,919,200)	-	(5,919,200)

Proceeds from issuance of warrants	-	-	2,410,000	-	2,410,000

Proceeds subject to possible redemption of 4,394,533 ordinary shares at redemption value	(4,394,533)	-	(35,569,574)	413,312	(35,156,262)

Net loss attributable to ordinary shares not subject to possible redemption	-	-	-	(386,188)	(386,188)

Balances as of March 31, 2013 (Audited)	2,792,967	-	5,000,001	-	5,000,001

The accompanying notes should be read in conjunction with the financial statements

F-40

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	Year ended March 31, 2013	Period from April 6, 2011 (inception) to March 31, 2012	Period from April 6, 2011 (inception) to March 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss for the period	(386,188)	(27,124)	(413,312)
Adjustments to reconcile net income to net cash used in operating activities:
Increase in fair value of warrant liability	105,700	-	105,700
Increase in fair value of Trust Fund	(13,666)	-	(13,666)
Change in operating liabilities:
Prepaid expenses	(10,466)	-	(10,466)
Accrued expenses	128,097	-	128,097
Deferred legal fees	100,000	-	100,000
Net cash used in operating activities	(76,523)	(27,124)	(103,647)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash contributed to Trust Fund	(46,000,000)	-	(46,000,000)
Net cash used in investing activities	(46,000,000)	-	(46,000,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering costs	53,664	(53,664)	-
Proceeds from sale of ordinary shares to Sponsor	-	25,000	25,000
Proceeds from note and advances payable to affiliate	(55,940)	55,940	-
Proceeds from issuance of warrants	2,410,000	-	2,410,000
Portion of net proceeds from sale of units through Public offering allocable to shares subject to possible redemption	39,078,774	-	39,078,774
Net proceeds from sale of units through public offering allocable to shareholders’ equity	4,975,001	-	4,975,001
Net cash provided by financing activities	46,461,499	27,276	46,488,775

Net increase in cash	384,976	152	385,128
Cash beginning of period	152	-	-
End of period	385,128	152	385,128

SUPPLEMENTAL SCHEDULE FOR NON-CASH FINANCING ACTIVITIES
Deferred offering costs included in accrued offering costs	-	8,836	8,836
Deferred legal fees	100,000	-	100,000
Adjustment for warrant liability in connection with the public offering	5,919,200	-	5,919,200

The accompanying notes should be read in conjunction with the financial statements

F-41

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Incorporation

Infinity Cross Border Acquisition Corporation f/k/a Infinity China 1 Acquisition Corporation (the “Company”) was incorporated in the British Virgin Islands on April 6, 2011.

Sponsor

The Company’s sponsors are Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P., the general partner of each of aforementioned funds is Infinity-CSVC Partners, Ltd., a Cayman Islands exempted company (the “Sponsor”).

Fiscal Year End

The Company has selected March 31 as its fiscal year end.

Business Purpose

The Company was formed to effect a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”).

Financing

The registration statement for the Company’s initial public offering was declared effective on July 19, 2012. On July 25, 2012, the Company consummated a public offering of 5,000,000 units (the “Public Units”) (the “Public Offering” – Note 3).  Each Unit consists of one ordinary share, no par value (“Ordinary Shares”), and one redeemable Ordinary Share purchase warrant (the “Public Warrant”). The Ordinary Shares sold as part of the units in the Public Offering are referred herein as “Public Shares.” On July 25, 2012, the Company completed a private placement of 4,400,000 Warrants to the initial investors and the lead underwriter (the “Private Placement Warrants”).  The Company received gross proceeds of $42,200,000 before deducting underwriters’ compensation of $1,400,000, and including $2,200,000 received for the purchase of the 4,400,000 Private Placement Warrants by the sponsors and the lead underwriter, Early BirdCapial, Inc (“EBC”).

On July 26, 2012, the underwriters of the Public Offering exercised in full their option (the “Over-Allotment Option”) to purchase up to an additional 750,000 Units (the “Over-Allotment Units”) for additional gross proceeds of $6,000,000 (before deduction of underwriters compensation of $210,000) to the Company. Simultaneously with the closing of the Over-Allotment Option, the Company consummated the private sale of an additional 420,000 Private Placement Warrants (together with the sale of the 4,400,000 Private Placement Warrants, the “Private Placement”).

After giving effect to the Public Offering, the sale of the Over-Allotment Units and the Private Placement, a total of 7,187,500 Ordinary Shares (including 5,750,000 public shares and 1,437,500 shares held by the Company’s initial shareholders) and 10,570,000 Warrants (including 5,750,000 public warrants and 4,820,000 Private Placement Warrants) are outstanding. Of the proceeds from the Public Offering, the sale of the Over-Allotment Units and the Private Placement, a total of $46,000,000 (or $8.00 per public share) was initially placed in a trust account (the “Trust Account”) established for the benefit of the Company’s public shareholders.

The proceeds placed into the Trust Account may be invested only in any of (i) U.S. Treasuries having a maturity of 180 days or less, (ii) any open ended investment company that holds itself out as a registered money market fund, which invests in U.S. Treasuries, or (iii) any open ended investment company that holds itself out as a money market fund, which invests in U.S. Treasuries selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the “Act”), as determined by the Company and, with respect to option (iii) above, accompanied by an opinion of counsel reasonably satisfactory to EBC that such investment would not cause the Company to be an investment company under the Act. The Trust Account is held overseas and maintained by Continental Stock Transfer & Trust Company, acting as trustee. At March 31, 2013 all proceeds in the trust account were held in USA Treasury Bills.

F-42

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations- (continued)

Except for a portion of the interest income from trust fund that may be released to the Company to pay any taxes and to fund the Company’s working capital requirements, none of the funds held in trust will be released from the Trust Account until the earlier of: (i) the consummation of an Initial Business Combination within 18 months from the closing of the Public Offering (or 21 months from the closing of the Public Offering, if a definitive acquisition agreement is executed within 18 months but the Initial Business Combination has not been consummated within such period) and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event the Company does not consummate an Initial Business Combination within the applicable period.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination.

The Company’s initial shareholders, officers and directors have agreed that the Company will only have until January 25, 2014 to consummate its Initial Business Combination (or April 25, 2014, if the Company has entered into a definitive agreement for, but has not yet consummated, its Initial Business Combination with a target business by January 25, 2014). If the Company does not consummate its Initial Business Combination within this period of time, it will (i) as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to the public shareholders by way of redemption and cease all operations except for the purposes of winding up its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up. The initial shareholders have waived their rights to participate in any redemption with respect to their initial shares. However, if the initial shareholders or any of the Company’s officers, directors or affiliates acquire Ordinary Shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate its Initial Business Combination within the required time period. In the event of such distribution, it is possible the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

Business Combination

An Initial Business Combination is subject to the following size, focus and shareholder approval provisions:

Size  — The prospective target business or businesses must have a fair market value that is at least equal to 80% of the balance of the Trust Account at the time of the execution of a definitive agreement with such target. The Company will not consummate an Initial Business Combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Act.

Focus  — The Company will seek to identify, acquire and operate a business located in Canada, Europe, Africa or Israel, although the Company may pursue acquisition opportunities in other geographic regions.

Tender Offer/Shareholder Approval  — The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements, or (ii) if the Company loses its status as a foreign private issuer (“FPI”) and is subject to the Exchange Act rules applicable to domestic issuers, seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements.

F-43

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations- (continued)

The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as whether the Company is deemed a FPI, the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval. If the Company seeks shareholder approval, it will consummate its Initial Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of the Initial Business Combination.

Regardless of whether the Company holds a shareholder vote or a tender offer in connection with an Initial Business Combination, a public shareholder will have the right to redeem their Public Shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released to fund working capital requirements. As a result, such Ordinary Shares are recorded at redemption/tender value and classified as temporary equity as of the completion of the Public Offering, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

Liquidation  — If the Company does not consummate an Initial Business Combination within 18 (or 21 months) from the closing of the Public Offering, the Company (i) will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata, to holders of Public Shares by way of redemption and (ii) intends to cease all operations except for the purposes of any winding up of its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the BVI Business Companies Act, 2004 of the British Virgin Islands.

In the event of liquidation, it is possible the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Public Warrants discussed in Note 3).

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development Stage Company

The Company is considered to be in the development stage as defined by FASB ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has neither engaged in any operations nor generated any income to date. All activity through March 31, 2013 relates to the Company’s formation and the Public Offering and since consummation of the Public Offering, the search for a prospective target business with which to complete an Initial Business Combination. The Company will not generate any operating revenues until after completion of an Initial Business Combination, at the earliest. The Company may generate non-operating income in the form of interest income from the designated Trust Account.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of Ordinary Shares outstanding during the period. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of Ordinary Shares outstanding, plus to the extent dilutive, the incremental number of Ordinary Shares to settle warrants held by the Sponsor and the Public (see Note 4), as calculated using the treasury stock method. As the Company reported a net loss for all periods presented in the accompanying interim statements of operations, the effect of the 10,570,000 warrants (including 4,820,000 Private Placement Warrants issued to the Sponsor and lead underwriter in the private placement), have not been considered in the diluted loss per ordinary share because their effect would be anti-dilutive. As a result, dilutive loss per ordinary share is equal to basic loss per ordinary share.

F-44

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies- (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company was incorporated in the British Virgin Islands, and as such, is not subject to corporate income taxes. The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of March 31, 2013. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the year ended March 31, 2013. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. state or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Deferred Offering Costs

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Public Offering and that were charged to capital upon the receipt of the capital raised.

Warrant Liability

The Company accounts for the 10,570,000 warrants issued in connection with its Offering (consisting of 5,750,000 warrants issued in the Offering and the 4,820,000 Sponsor Warrants) in accordance with the guidance contained in 815-40-15-7D, “Contracts in Entity’s Own Equity” whereby under that provision they do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. Management used the quoted market price for the valuation of the warrants to determine the warrant liability to be $6,024,900 as of March 31, 2013. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations.

Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of financial instruments, including cash and the note payable to related party, approximate their carrying amount due primarily to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

F-45

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies- (continued)

Redeemable ordinary shares

As discussed in Note 1, all of the 5,750,000 Public Shares contain a redemption feature which allows for the redemption of such shares under the Company’s liquidation or tender offer/shareholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its memorandum and articles of association provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Ordinary Shares shall be affected by charges against the par value of common stock and retained earnings, or in the absence of retained earnings, by charges against paid-in capital in accordance with ASC 480-10-S99.

Accordingly, at March 31, 2013, 4,394,533 of the 5,750,000 public shares are classified outside of permanent equity at their redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable (approximately $8.00 at March 31, 2013).

3. Public Offering

Public Units

On July 25, 2012, the Company sold 5,000,000 Public Units at a price of $8.00 per unit. Each Public Unit consists of one Public Share and one Public Warrant to purchase one Ordinary Share. On July 26, 2012, the Company sold an additional 750,000 Public Units at a price of $8.00 per unit. See footnote 1 for a discussion of the “Public Offering”.

On September 14, 2012, the Company, announced that EBC notified it that commencing September 20, 2012, the holders of the Company’s Public Units may elect to separately trade the Ordinary Shares and Public Warrants underlying such Public Units. Those Public Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “INXBU” and each of the underlying Ordinary Shares and Warrants will trade under the symbols “INXB” and “INXBW”, respectively. Holders of Public Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Public Units into Ordinary Shares and Public Warrants.

Public Warrant Terms and Conditions:

Exercise Conditions  — Each Public Warrant entitles the holder to purchase from the Company one Ordinary Share at an exercise price of $7 per share commencing on the later of the completion of an Initial Business Combination and July 25, 2013, provided that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the Ordinary Shares issuable upon exercise of the Public Warrants and such shares are registered or qualified under the securities laws of the state of residence of the exercising holder. The Public Warrants expire three years from the date of the completion of the Company’s Initial Business Combination, unless earlier redeemed. The Public Warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the Ordinary Shares exceeds $10.50 per share for any 20 trading days within a 30-trading day period. If the Public Warrants are redeemed by the Company, management will have the option to require all holders that wish to exercise such warrants to do so on a cashless basis.

F-46

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

3. Public Offering- (continued)

Registration Risk  — In accordance with a warrant agreement relating to the Public Warrants, the Company will be required to use its best efforts to maintain the effectiveness of a registration statement relating to the Ordinary Shares issuable upon exercise of the Public Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event a registration statement is not effective at the time of exercise, the holders of such Public Warrants shall not be entitled to exercise such Public Warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle or cash settle the Public Warrants. Consequently, the Public Warrants may expire unexercised, unredeemed and worthless, and an investor in the Public Offering may effectively pay the full unit price solely for the ordinary shares included in the Public Units.

Accounting  — Management has determined, in accordance with the guidance contained in 815-40-15-7D, “Contracts in Entity’s Own Equity” whereby under that provision the Public Warrants, Sponsor Warrants or EBC Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period.

Underwriting Agreement  — The Company paid an underwriting discount of 3.5% of the Public Unit offering price to the underwriters at the closing of the Public Offering (an aggregate of $1,610,000). The Company also issued a unit purchase option, for $100, to EBC or its appointees or its designees, to purchase 500,000 units at an exercise price of $8.80 per unit. The unit purchase option is exercisable commencing on the later to occur of the consummation of the Initial Business Combination and July 19, 2013 and expires July 19, 2017. The units issuable upon exercise of this option are identical to the units sold in the Public Offering. The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option was approximately $1,105,719 (or $2.21 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 0.27% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The holder of the unit purchase option is entitled to certain demand and piggy-back registration rights. The Company has no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option is not entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

The Company has engaged EBC on a non-exclusive basis, to act as its advisor and investment banker in connection with its Initial Business Combination to provide it with assistance in negotiating and structuring the terms of its Initial Business Combination. The Company will pay EBC a cash fee of $860,000 for such services upon the consummation of its Initial Business Combination.

4. Related Party Transactions

Founder Shares  — In April 2011, the Sponsors purchased 1,150,000 ordinary shares as adjusted, (the “Founder Shares”) for $25,000, or approximately $0.022 per share. On May 24, 2012, the Company effectuated a 1.25-for-1 forward split of the outstanding Ordinary Shares, leaving the sponsors and initial shareholders with 1,437,500 founder shares.

Forfeiture  — The Founder Shares included 187,500 Ordinary Shares that were subject to forfeiture if and to the extent the underwriters’ over-allotment option was not exercised, so that the initial shareholders would own 20% of the Company’s issued and outstanding shares after the Public Offering. On July 26, 2012 the over-allotment option was exercised in full and therefore no such shares are subject to forfeiture.

Rights  — The Founder Shares are identical to the Ordinary Shares included in the Public Units sold in the Public Offering except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) the initial shareholders have agreed to waive their redemption rights with respect to the Founder Shares and any Public Shares they purchase in connection with the Initial Business Combination and have also waived their redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 18 (or 21) months from the closing of the Public Offering.

F-47

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions- (continued)

Voting  — If the Company seeks shareholder approval of its Initial Business Combination, the initial shareholders have agreed to vote the Founder Shares and any Public Shares purchased during or after the Public Offering in favor of the Initial Business Combination.

Liquidation  — Although the initial shareholders and their permitted transferees have waived their redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 18 (or 21) months from the closing of the Public Offering, they are entitled to redemption rights with respect to any Public Shares they may own.

Sponsor and EBC Warrants  — On July 25, 2012, the Sponsors and EBC purchased an aggregate of 4,000,000 and 400,000 warrants, respectively (the “Sponsor Warrants” and “EBC Warrants”, respectively) at $0.50 per warrant (for an aggregate purchase price of $2,200,000) from the Company on a private placement basis simultaneously with the closing of the Public Offering. On July 26,2012 the Sponsors and EBC purchased an aggregate of 381,818 and 38,182 warrants, respectively at $0.50 per warrant (for an aggregate purchase price of $210,000) from the Company on a private placement basis simultaneously with the closing of the over-allotment closing.

Exercise Conditions  — Each Sponsor Warrant and EBC Warrant is exercisable into one ordinary share at $7 per share. The proceeds from the Sponsor Warrants and EBC Warrants were added to the proceeds from the Public Offering held in the Trust Account. The Sponsor Warrants and EBC Warrants are identical to the Public Warrants except that (a) the Sponsor Warrants and EBC Warrants and any Public Warrants purchased by the Sponsors or their affiliates (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are held by the initial purchasers or their affiliates, and (ii) will be subject to certain transfer restrictions described in more detail below, and (b) the period during which the EBC Warrants are exercisable may not be extended beyond five years from the effective date of the registration statement of which this prospectus forms a part. The purchasers have agreed that the Sponsor Warrants and EBC Warrants will not be sold or transferred by them (except to certain permitted transferees) until after the Company has completed the Initial Business Combination.

Accounting  — Management has determined, in accordance with the guidance contained in 815-40-15-7D, “Contracts in Entity’s Own Equity” whereby under that provision the Sponsor Warrants, EBC Warrants, or the Public Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period.

Disposition Restrictions

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares (except in limited circumstances to permitted assigns) until the earlier of (1) one year after the completion of its Initial Business Combination and (2) the date on which the Company consummate a liquidation, share exchange, share reconstruction and amalgamation, or other similar transaction after its Initial Business Combination that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-Up Period”). Notwithstanding the foregoing, if the Company’s share price reaches or exceeds $9.60 for any 20 trading days within at least one 30-trading day period during the Lock-Up Period, 50% of the Founder Shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $12.00 for any 20 trading days within at least one 30-trading day period during such Lock Up Period, the remaining 50% of the Founder Shares shall be released from the lock-up. The Sponsor has agreed not to transfer, assign or sell any of the Sponsor Warrants including the Ordinary Shares issuable upon exercise of the Sponsor Warrants until after the completion of an Initial Business Combination.

F-48

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions- (continued)

Registration Rights

The holders of the Founder Shares, Sponsor Warrants, EBC Warrants and warrants that may be issued upon conversion of working capital loans (and the Ordinary Shares underlying all of such warrants) have registration rights to require the Company to register a sale of any of the securities held by them pursuant to a registration rights agreement signed on July 19, 2012. These holders are entitled to make up to three demands (or one demand in the case of the EBC Warrants), excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, upon the earlier of (1) one year after the completion of the Company’s Initial Business Combination or (2) the date (1) one year after the completion of the Company’s Initial Business Combination or (2) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after the Company’s Initial Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the Sponsor Warrants and EBC Warrants and the respective Ordinary Shares underlying such warrants, after the completion of the Company’s Initial Business Combination. Notwithstanding the foregoing, in the event the sales price of the Company’s Ordinary Shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the Founder Shares shall be released from the lock-up and, if the sales price of the Company’s shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the Founder Shares shall be released from the lock-up. In addition, members of the Company’s Sponsor and the underwriters have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the Sponsor Warrants or EBC Warrants (including the Ordinary Shares issuable upon exercise of such Warrants) until after the completion of the Initial Business Combination. The Company will bear the costs and expenses of filing any such registration statements.

Administrative Services

The Company has agreed pay $10,000 per month for up to 21 months for office space, utilities and secretarial and administrative services to Infinity-C.S.V.C. Management Ltd, an affiliate of the Infinity Funds. Services commenced July 20, 2012 and will terminate upon the earlier of (i) the consummation of an Initial Business Combination or (ii) the liquidation of the Company.

Note and advances Payable

In April, 2011, the Company issued an unsecured promissory note for $45,000 to the Sponsors and received from the Sponsors advances in the amount of $93,265; proceeds from the loan and the advances were used to fund a portion of the organizational and offering expenses owed by the Company to third parties. The principal balances of the loan and the advances are repayable on the earlier of (i) the date of the consummation of the Public Offering or (ii) September 30, 2012. The principal balance was pre-payable without penalty at any time in whole or in part. No interest accrued on the unpaid principal balance of the loan and the advances. The loan and the advances were due and payable upon the consummation of the Public Offering. As at March 31, 2013, the loan and the advances have been paid.

5. Shareholders’ Equity

Ordinary Shares  — The Company has unlimited Ordinary Shares authorized. Holders of the Company’s Ordinary Shares are entitled to one vote for each Ordinary Share. At March 31, 2013, there were 2,792,488 Ordinary Shares outstanding (excluding 4,394,533 shares subject to possible redemption).

Preferred Shares  — The Company is authorized to issue an unlimited number of preferred shares in five different classes with such designations, voting and other rights and preferences as may be determined from time to time by Board of Directors. At March 31, 2013 the Company has not issued any preferred shares.

6. Commitments

The Company has committed to pay its attorneys a deferred legal fee of $100,000 upon the consummation of the Initial Business Combination relating to services performed in connection with the Public Offering. This amount has been accrued in the accompanying balance sheet.

F-49

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

7. Fair Value Measurement

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2013, and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability:

Fair Value of Financial Assets as of March 31, 2013

Description	Balances, at March 31, 2013	Quoted Prices in Active Markets (level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$46,013,666	$46,013,666	-	-
Liabilities:
Warrant liability	$6,024,900	$6,024,900	-	-
Total	$39,988,766	$39,988,766	-	-

The fair values of the Company’s investments held in the Trust Account are determined through market, observable and corroborated sources. Under the terms of the trust there was an increase in fair value of $13,666 as of March 31,2013.

F-50

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEETS

	September 30, 2013 (Unaudited)	March 31, 2013 (Audited)
ASSETS
Current assets
Cash	$117,947	$385,128
Prepaid expenses	17,047	10,466
Deferred offering costs (Note 2)	-	-
Restricted cash held in trust (Note 1,7)	45,996,780	46,013,666
Total Assets	$46,131,774	$46,409,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Note and advances payable to affiliate (Note 4)	$-	$-
Accrued offering costs	-	-
Accrued expenses	116,479	128,097
Deferred legal fees	100,000	100,000
Warrant Liability	6,870,500	6,024,900
Total current liabilities	7,086,979	6,252,997

Commitments and Contingencies (Note 1,3,4,6)

Ordinary shares subject to possible redemption; 4,255,599 and 4,394,533 shares (at redemption value)	34,044,794	35,156,262
Shareholders’ Equity:
Ordinary shares, no par value; unlimited shares authorized; 2,931,901 issued and outstanding (which excludes 4,255,599 shares subject to possible redemption as of September 30, 2013); 2,792,967 issued and outstanding (which excludes 4,394,533 shares subject to possible redemption as of March 31, 2013) (Note 5)	-	-
Additional paid-in capital	5,000,001	5,000,001
Deficit accumulated during the development stage	-	-
Total shareholders’ equity	5,000,001	5,000,001
Total liabilities and shareholders’ equity	$46,131,774	$46,409,260

The accompanying notes should be read in conjunction with the financial statements

F-51

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

INTERIM STATEMENTS OF OPERATIONS

	Three months ended September 30,		Six months ended September 30,		Period from April 6, 2011 (inception) to September 30,
	2013	2012	2013	2012	2013
		As Restated		As Restated	As Restated
Formation and operating costs	$181,968	$132,397	$248,983	$166,197	$570,261
Decrease in fair value of Trust Fund	$34,517	$11,728	$16,886	$11,728	$3,220
Increase (decrease) in fair value of warrant liability	$634,200	$(105,700)	$845,600	$(105,700)	$951,300
Net loss attributable to ordinary shares not subject to possible redemption	$(850,685)	$(38,425)	$(1,111,469)	$(72,225)	$(1,524,781)
Weighted average number of ordinary shares outstanding, excluding shares subject to possible redemption	2,792,967	2,410,360	2,792,967	1,926,588	2,085,311
Net loss per ordinary share, excluding shares subject to possible redemption	$(0.30)	$(0.02)	$(0.40)	$(0.04)	$(0.73)

The accompanying notes should be read in conjunction with the financial statements

F-52

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period from April 6, 2011 (inception) to September 30, 2013

	Ordinary shares		Additional paid-in capital	Deficit accumulated during the development stage	Total Shareholders’ equity
	Shares	Amount
Sale of ordinary shares to Sponsor on April 6, 2011 at approximately $ 0.022 per share (Note 4)	1,150,000	$-	$25,000	$-	$25,000
Net loss attributable to ordinary shares not subject to possible redemption	-	-	-	(27,124)	(27,124)
Balances as of March 31, 2012 (Audited)	1,150,000	-	25,000	(27,124)	(2,124)
Share increase as a result of a 1.25 for 1 forward stock split	287,500	-	-	-	-
Sale on July 25 and July 26, 2012, of 5,750,000 units through public offering at $8 per unit (including 4,394,533 shares subject to possible redemption)	5,750,000	-	46,000,000	-	46,000,000
Underwriter’s discount and offering expenses	-	-	(1,946,225)	-	(1,946,225)
Warrant liability	-	-	(5,919,200)	-	(5,919,200)
Proceeds from issuance of warrants	-	-	2,410,000	-	2,410,000
Proceeds subject to possible redemption of 4,394,533 ordinary shares at redemption value	(4,394,533)	-	(35,569,574)	413,312	(35,156,262)
Net loss attributable to ordinary shares not subject to possible redemption	-	-	-	(386,188)	(386,188)
Balances as of March 31, 2013 (Audited)	2,792,967	-	5,000,001	-	5,000,001
Proceeds subject to possible redemption of 138,934 ordinary shares at redemption value	138,934	-	-	1,111,469	1,111,469
Net loss attributable to ordinary shares not subject to possible redemption	-	-	-	(1,111,469)	(1,111,469)
Balances as of September 30, 2013 (Unaudited)	2,931,901	-	5,000,001	-	5,000,001

The accompanying notes should be read in conjunction with the financial statements

F-53

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	Six months ended September 30,		Period from April 6, 2011 (inception) to September
	2013	2012	30, 2013
	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	(1,111,469)	(72,225)	(1,524,781)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase (decrease) in fair value of warrant liability	845,600	(105,700)	951,300
Decrease in fair value of Trust Fund	16,886	11,728	3,220
Change in operating liabilities:
Prepaid expenses	(6,581)	(20,142)	(17,047)
Accrued expenses	(11,617)	108,234	116,480
Deferred legal fees	-	100,000	100,000
Net cash provided by (used in) operating activities	(267,181)	21,895	(370,828)

CASH FLOWS FROM INVESTING ACTIVITY
Cash contributed to Trust Fund	-	(46,000,000)	(46,000,000)
Net cash used in investing activity	-	(46,000,000)	(46,000,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering costs	-	53,665	-
Proceeds from sale of ordinary shares to Sponsor	-	-	25,000
Proceeds from note and advances payable to affiliate	-	82,325	-
Proceeds from issuance of warrants	-	2,410,000	2,410,000
Portion of net proceeds from sale of units through public offering allocable to shares subject to possible redemption	-	39,078,774	39,078,774
Net proceeds from sale of units through public offering allocable to shareholders’ equity	-	4,975,001	4,975,001
Net cash provided by financing activities	-	46,599,764	46,488,775

Net increase (decrease) in cash	(267,181)	621,659	117,947
Cash beginning of period	385,128	152	-
End of period	117,947	621,811	117,947

SUPPLEMENTAL SCHEDULE FOR NON-CASH FINANCING ACTIVITIES
Deferred offering costs included in accrued offering costs	-	-	8,836
Deferred legal fees	-	100,000	100,000
Adjustment for warrant liability in connection with the public offering	-	5,919,200	5,919,200

The accompanying notes should be read in conjunction with the financial statements

F-54

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Incorporation

Infinity Cross Border Acquisition Corporation f/k/a Infinity China 1 Acquisition Corporation (the “Company”) was incorporated in the British Virgin Islands on April 6, 2011.

Sponsor

The Company’s sponsors are Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P., the general partner of each of aforementioned funds is Infinity-CSVC Partners, Ltd., a Cayman Islands exempted company (the “Sponsor”).

Fiscal Year End

The Company has selected March 31 as its fiscal year end.

Business Purpose

The Company was formed to effect a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”).

Financing

The registration statement for the Company’s initial public offering was declared effective on July 19, 2012. On July 25, 2012, the Company consummated a public offering of 5,000,000 units (the “Public Units”) (the “Public Offering” – Note 3).  Each Unit consists of one ordinary share, no par value (“Ordinary Shares”), and one redeemable Ordinary Share purchase warrant (the “Public Warrant”). The Ordinary Shares sold as part of the units in the Public Offering are referred herein as “Public Shares.” On July 25, 2012, the Company completed a private placement of 4,400,000 Warrants to the initial investors and the lead underwriter (the “Private Placement Warrants”).  The Company received gross proceeds of $42,200,000 before deducting underwriters’ compensation of $1,400,000, and including $2,200,000 received for the purchase of the 4,400,000 Private Placement Warrants by the sponsors and the lead underwriter, Early Bird Capital, Inc (“EBC”).

On July 26, 2012, the underwriters of the Public Offering exercised in full their option (the “Over-Allotment Option”) to purchase up to an additional 750,000 Units (the “Over-Allotment Units”) for additional gross proceeds of $6,000,000 (before deduction of underwriters compensation of $210,000) to the Company. Simultaneously with the closing of the Over-Allotment Option, the Company consummated the private sale of an additional 420,000 Private Placement Warrants (together with the sale of the 4,400,000 Private Placement Warrants, the “Private Placement”).

After giving effect to the Public Offering, the sale of the Over-Allotment Units and the Private Placement, a total of 7,187,500 Ordinary Shares (including 5,750,000 public shares and 1,437,500 shares held by the Company’s initial shareholders) and 10,570,000 Warrants (including 5,750,000 public warrants and 4,820,000 Private Placement Warrants) are outstanding. Of the proceeds from the Public Offering, the sale of the Over-Allotment Units and the Private Placement, a total of $46,000,000 (or $8.00 per public share) was initially placed in a trust account (the “Trust Account”) established for the benefit of the Company’s public shareholders.

The proceeds placed into the Trust Account may be invested only in any of (i) U.S. Treasuries having a maturity of 180 days or less, (ii) any open ended investment company that holds itself out as a registered money market fund, which invests in U.S. Treasuries, or (iii) any open ended investment company that holds itself out as a money market fund, which invests in U.S. Treasuries selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the “Act”), as determined by the Company and, with respect to option (iii) above, accompanied by an opinion of counsel reasonably satisfactory to EBC that such investment would not cause the Company to be an investment company under the Act. The Trust Account is held overseas and maintained by Continental Stock Transfer & Trust Company, acting as trustee. At September 30, 2013 all proceeds in the trust account were held in USA Treasury Bills.

Except for a portion of the interest income that may be released to the Company to pay any taxes and to fund the Company’s working capital requirements, none of the funds held in trust will be released from the Trust Account until the earlier of: (i) the consummation of an Initial Business Combination within 18 months from the closing of the Public Offering (or 21 months from the closing of the Public Offering, if a definitive acquisition agreement is executed within 18 months but the Initial Business Combination has not been consummated within such period) and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event the Company does not consummate an Initial Business Combination within the applicable period.

F-55

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations- (continued)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination.

The Company’s initial shareholders, officers and directors have agreed that the Company will only have until January 25, 2014 to consummate its Initial Business Combination (or April 25, 2014, if the Company has entered into a definitive agreement for, but has not yet consummated, its Initial Business Combination with a target business by January 25, 2014). If the Company does not consummate its Initial Business Combination within this period of time, it will (i) as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to the public shareholders by way of redemption and cease all operations except for the purposes of winding up its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up. The initial shareholders have waived their rights to participate in any redemption with respect to their initial shares. However, if the initial shareholders or any of the Company’s officers, directors or affiliates acquire Ordinary Shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate its Initial Business Combination within the required time period. In the event of such distribution, it is possible the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

Business Combination

An Initial Business Combination is subject to the following size, focus and shareholder approval provisions:

Size — The prospective target business or businesses must have a fair market value that is at least equal to 80% of the balance of the Trust Account at the time of the execution of a definitive agreement with such target. The Company will not consummate an Initial Business Combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Act.

Focus — The Company will seek to identify, acquire and operate a business located in Canada, Europe, Africa or Israel, although the Company may pursue acquisition opportunities in other geographic regions.

Tender Offer/Shareholder Approval  — The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements, or (ii) if the Company loses its status as a foreign private issuer (“FPI”) and is subject to the Exchange Act rules applicable to domestic issuers, seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements.

The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as whether the Company is deemed a FPI, the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval. If the Company seeks shareholder approval, it will consummate its Initial Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of the Initial Business Combination.

F-56

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations- (continued)

Regardless of whether the Company holds a shareholder vote or a tender offer in connection with an Initial Business Combination, a public shareholder will have the right to redeem their Public Shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released to fund working capital requirements. As a result, such Ordinary Shares are recorded at redemption/tender value and classified as temporary equity as of the completion of the Public Offering, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

Liquidation  — If the Company does not consummate an Initial Business Combination within 18 (or 21 months) from the closing of the Public Offering, the Company (i) will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata, to holders of Public Shares by way of redemption and (ii) intends to cease all operations except for the purposes of any winding up of its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the BVI Business Companies Act, 2004 of the British Virgin Islands.

In the event of liquidation, it is possible the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Public Warrants discussed in Note 3).

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development Stage Company

The Company is considered to be in the development stage as defined by FASB ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has neither engaged in any operations nor generated any income to date. All activity through September 30, 2013 relates to the Company’s formation and the Public Offering and since consummation of the Public Offering, the search for a prospective target business with which to complete an Initial Business Combination. The Company will not generate any operating revenues until after completion of an Initial Business Combination, at the earliest. The Company may generate non-operating income in the form of interest income from the designated Trust Account.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of Ordinary Shares outstanding during the period. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of Ordinary Shares outstanding, plus to the extent dilutive, the incremental number of Ordinary Shares to settle warrants held by the Sponsor and the public (see Note 4), as calculated using the treasury stock method. As the Company reported a net loss for all periods presented in the accompanying interim statements of operations, the effect of the 10,570,000 warrants (including 4,820,000 Private Placement Warrants issued to the Sponsor and lead underwriter in the private placement), have not been considered in the diluted loss per ordinary share because their effect would be anti-dilutive. As a result, dilutive loss per ordinary share is equal to basic loss per ordinary share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-57

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies- (continued)

Income Taxes

The Company was incorporated in the British Virgin Islands, and as such, is not subject to corporate income taxes. The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of September 30, 2013. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the period ended September 30, 2013. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. state or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Deferred Offering Costs

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Public Offering and that were charged to capital upon the receipt of the capital raised.

Warrant Liability

The Company accounts for the 10,570,000 warrants issued in connection with its Offering (consisting of 5,750,000 warrants issued in the Offering and the 4,820,000 Sponsor Warrants) in accordance with the guidance contained in 815-40-15-7D, “Contracts in Entity’s Own Equity” whereby under that provision they do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. Management used the quoted market price for the valuation of the warrants to determine the warrant liability to be $6,870,500 as of September 30, 2013. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations.

Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of financial instruments, including cash and the note payable to related party, approximate their carrying amount due primarily to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Redeemable Ordinary Shares

As discussed in Note 1, all of the 5,750,000 Public Shares contain a redemption feature which allows for the redemption of such shares under the Company’s liquidation or tender offer/shareholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its memorandum and articles of association provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Ordinary Shares shall be affected by charges against retained earnings, or in the absence of retained earnings, by charges against paid-in capital in accordance with ASC 480-10-S99.

F-58

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies- (continued)

Accordingly, at September 30, 2013, 4,255,599 of the 5,750,000 public shares are classified outside of permanent equity at their redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable (approximately $8.00 at September 30, 2013).

3. Public Offering

Public Units

On July 25, 2012, the Company sold 5,000,000 Public Units at a price of $8.00 per unit. Each Public Unit consists of one Public Share and one Public Warrant to purchase one Ordinary Share. On July 26, 2012, the Company sold an additional 750,000 Public Units at a price of $8.00 per unit. See footnote 1 for a discussion of the “Public Offering”.

On September 14, 2012, the Company, announced that EBC notified it that commencing September 20, 2012, the holders of the Company’s Public Units may elect to separately trade the Ordinary Shares and Public Warrants underlying such Public Units. Those Public Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “INXBU” and each of the underlying Ordinary Shares and Warrants will trade under the symbols “INXB” and “INXBW”, respectively. Holders of Public Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Public Units into Ordinary Shares and Public Warrants.

Public Warrant Terms and Conditions:

Exercise Conditions  — Each Public Warrant entitles the holder to purchase from the Company one Ordinary Share at an exercise price of $7 per share commencing on the later of the completion of an Initial Business Combination and July 25, 2013, provided that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the Ordinary Shares issuable upon exercise of the Public Warrants and such shares are registered or qualified under the securities laws of the state of residence of the exercising holder. The Public Warrants expire three years from the date of the completion of the Company’s Initial Business Combination, unless earlier redeemed. The Public Warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the Ordinary Shares exceeds $10.50 per share for any 20 trading days within a 30-trading day period. If the Public Warrants are redeemed by the Company, management will have the option to require all holders that wish to exercise such warrants to do so on a cashless basis.

Registration Risk  — In accordance with a warrant agreement relating to the Public Warrants, the Company will be required to use its best efforts to maintain the effectiveness of a registration statement relating to the Ordinary Shares issuable upon exercise of the Public Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event a registration statement is not effective at the time of exercise, the holders of such Public Warrants shall not be entitled to exercise such Public Warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle or cash settle the Public Warrants. Consequently, the Public Warrants may expire unexercised, unredeemed and worthless, and an investor in the Public Offering may effectively pay the full unit price solely for the ordinary shares included in the Public Units.

Accounting  — Management has determined, in accordance with the guidance contained in 815-40-15-7D, “Contracts in Entity’s Own Equity” whereby under that provision the Public Warrants, Sponsor Warrants or EBC Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period.

F-59

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

3. Public Offering- (continued)

Underwriting Agreement  — The Company paid an underwriting discount of 3.5% of the Public Unit offering price to the underwriters at the closing of the Public Offering (an aggregate of $1,610,000). The Company also issued a unit purchase option, for $100, to EBC or its appointees or its designees, to purchase 500,000 units at an exercise price of $8.80 per unit. The unit purchase option is exercisable commencing on the later to occur of the consummation of the Initial Business Combination and July 19, 2013 and expires July 19, 2017. The units issuable upon exercise of this option are identical to the units sold in the Public Offering. The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option was approximately $1,105,719 (or $2.21 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 0.27% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The holder of the unit purchase option is entitled to certain demand and piggy-back registration rights. The Company has no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option is not entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

The Company has engaged EBC on a non-exclusive basis, to act as its advisor and investment banker in connection with its Initial Business Combination to provide it with assistance in negotiating and structuring the terms of its Initial Business Combination. The Company will pay EBC a cash fee of $860,000 for such services upon the consummation of its Initial Business Combination.

4. Related Party Transactions

Founder Shares  — In April 2011, the Sponsors purchased 1,150,000 ordinary shares as adjusted, (the “Founder Shares”) for $25,000, or approximately $0.022 per share. On May 24, 2012, the Company effectuated a 1.25-for-1 forward split of the outstanding Ordinary Shares, leaving the sponsors and initial shareholders with 1,437,500 founder shares.

Forfeiture  — The Founder Shares included 187,500 Ordinary Shares that were subject to forfeiture if and to the extent the underwriters’ over-allotment option was not exercised, so that the initial shareholders would own 20% of the Company’s issued and outstanding shares after the Public Offering. On July 26, 2012 the over-allotment option was exercised in full and therefore no such shares are subject to forfeiture.

Rights  — The Founder Shares are identical to the Ordinary Shares included in the Public Units sold in the Public Offering except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) the initial shareholders have agreed to waive their redemption rights with respect to the Founder Shares and any Public Shares they purchase in connection with the Initial Business Combination and have also waived their redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 18 (or 21) months from the closing of the Public Offering.

Voting  — If the Company seeks shareholder approval of its Initial Business Combination, the initial shareholders have agreed to vote the Founder Shares and any Public Shares purchased during or after the Public Offering in favor of the Initial Business Combination.

Liquidation  — Although the initial shareholders and their permitted transferees have waived their redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 18 (or 21) months from the closing of the Public Offering, they are entitled to redemption rights with respect to any Public Shares they may own.

F-60

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions- (continued)

Sponsor and EBC Warrants  — On July 25, 2012, the Sponsors and EBC purchased an aggregate of 4,000,000 and 400,000 warrants, respectively (the “Sponsor Warrants” and “EBC Warrants”, respectively) at $0.50 per warrant (for an aggregate purchase price of $2,200,000) from the Company on a private placement basis simultaneously with the closing of the Public Offering. On July 26,2012 the Sponsors and EBC purchased an aggregate of 381,818 and 38,182 warrants, respectively at $0.50 per warrant (for an aggregate purchase price of $210,000) from the Company on a private placement basis simultaneously with the closing of the over-allotment closing.

Exercise Conditions  — Each Sponsor Warrant and EBC Warrant is exercisable into one ordinary share at $7 per share. The proceeds from the Sponsor Warrants and EBC Warrants were added to the proceeds from the Public Offering held in the Trust Account. The Sponsor Warrants and EBC Warrants are identical to the Public Warrants except that (a) the Sponsor Warrants and EBC Warrants and any Public Warrants purchased by the Sponsors or their affiliates (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are held by the initial purchasers or their affiliates, and (ii) will be subject to certain transfer restrictions described in more detail below, and (b) the period during which the EBC Warrants are exercisable may not be extended beyond five years from the effective date of the registration statement of which this prospectus forms a part. The purchasers have agreed that the Sponsor Warrants and EBC Warrants will not be sold or transferred by them (except to certain permitted transferees) until after the Company has completed the Initial Business Combination.

Accounting  — Management has determined, in accordance with the guidance contained in 815-40-15-7D, “Contracts in Entity’s Own Equity” whereby under that provision the Sponsor Warrants, EBC Warrants, or the Public Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period.

Disposition Restrictions

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares (except in limited circumstances to permitted assigns) until the earlier of (1) one year after the completion of its Initial Business Combination and (2) the date on which the Company consummate a liquidation, share exchange, share reconstruction and amalgamation, or other similar transaction after its Initial Business Combination that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-Up Period”). Notwithstanding the foregoing, if the Company’s share price reaches or exceeds $9.60 for any 20 trading days within at least one 30-trading day period during the Lock-Up Period, 50% of the Founder Shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $12.00 for any 20 trading days within at least one 30-trading day period during such Lock Up Period, the remaining 50% of the Founder Shares shall be released from the lock-up. The Sponsor has agreed not to transfer, assign or sell any of the Sponsor Warrants including the Ordinary Shares issuable upon exercise of the Sponsor Warrants until after the completion of an Initial Business Combination.

Registration Rights

The holders of the Founder Shares, Sponsor Warrants, EBC Warrants and warrants that may be issued upon conversion of working capital loans (and the Ordinary Shares underlying all of such warrants) have registration rights to require the Company to register a sale of any of the securities held by them pursuant to a registration rights agreement signed on July 19, 2012. These holders are entitled to make up to three demands (or one demand in the case of the EBC Warrants), excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, upon the earlier of (1) one year after the completion of the Company’s Initial Business Combination or (2) the date (1) one year after the completion of the Company’s Initial Business Combination or (2) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after the Company’s Initial Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the Sponsor Warrants and EBC Warrants and the respective Ordinary Shares underlying such warrants, after the completion of the Company’s Initial Business Combination. Notwithstanding the foregoing, in the event the sales price of the Company’s Ordinary Shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the Founder Shares shall be released from the lock-up and, if the sales price of the Company’s shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the Founder Shares shall be released from the lock-up. In addition, members of the Company’s Sponsor and the underwriters have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the Sponsor Warrants or EBC Warrants (including the Ordinary Shares issuable upon exercise of such Warrants) until after the completion of the Initial Business Combination. The Company will bear the costs and expenses of filing any such registration statements.

F-61

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions- (continued)

Administrative Services

The Company has agreed pay $10,000 per month for up to 21 months for office space, utilities and secretarial and administrative services to Infinity-C.S.V.C. Management Ltd, an affiliate of the Infinity Funds. Services commenced July 20, 2012 and will terminate upon the earlier of (i) the consummation of an Initial Business Combination or (ii) the liquidation of the Company.

Note and advances Payable

In April, 2011, the Company issued an unsecured promissory note for $45,000 to the Sponsors and received from the Sponsors advances in the amount of $93,265; proceeds from the loan and the advances were used to fund a portion of the organizational and offering expenses owed by the Company to third parties. The principal balances of the loan and the advances are repayable on the earlier of (i) the date of the consummation of the Public Offering or (ii) September 30, 2012. The principal balance was pre-payable without penalty at any time in whole or in part. No interest accrued on the unpaid principal balance of the loan and the advances. The loan and the advances were due and payable upon the consummation of the Public Offering. As at December 31, 2012, the loan and the advances have been paid.

5. Shareholders’ Equity

Ordinary Shares  — The Company has unlimited Ordinary Shares authorized. Holders of the Company’s Ordinary Shares are entitled to one vote for each Ordinary Share. At September 30, 2013, there were 2,931,901 Ordinary Shares outstanding (excluding 4,255,599 shares subject to possible redemption).

Preferred Shares  — The Company is authorized to issue an unlimited number of preferred shares in five different classes with such designations, voting and other rights and preferences as may be determined from time to time by Board of Directors. At September 30, 2013 the Company has not issued any preferred shares.

6. Commitments

The Company has committed to pay its attorneys a deferred legal fee of $100,000 upon the consummation of the Initial Business Combination relating to services performed in connection with the Public Offering. This amount has been accrued in the accompanying balance sheet.

7. Fair Value Measurement

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2013 and as of September 30, 2013, and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

F-62

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

7. Fair Value Measurement- (continued)

Fair Value of Financial Assets and Liabilities as of September 30, 2013

Description	Balances, at September 30, 2013	Quoted Prices in Active Markets (level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$45,996,780	$45,996,780	-	-
Liabilities:
Warrant liability	$6,870,500	$6,870,500	-	-
Total	$39,126,280	$39,126,280	-	-

The fair values of the Company’s investments held in the Trust Account are determined through market, observable and corroborated sources. There was a decrease in the fair value of the Company’s investments of $3,220 as of September 30, 2013.

Fair Value of Financial Assets and Liabilities as of March 31, 2013

Description	Balances, at March 31, 2013	Quoted Prices in Active Markets (level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$46,013,666	$46,013,666	-	-
Liabilities:
Warrant liability	$6,024,900	$6,024,900	-	-
Total	$39,988,766	$39,988,766	-	-

The fair values of the Company’s investments held in the Trust Account are determined through market, observable and corroborated sources. There was an increase in the fair value of the Company’s investments of $13,666 as of March 31, 2013.

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4,750,000 SHARES OF COMMON STOCK

and

5,750,000 WARRANTS TO PURCHASE ONE SHARE OF COMMON STOCK

of

GLORI ACQUISITION CORP.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until [insert date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith, provided that indemnification provided for by Section 145 of the DGCL or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such director or officer or incurred by such director or officer in any such capacity or arising out of such director’s or officer’s status as such whether or not the corporation would have the power to indemnify such director or officer against such liabilities under Section 145 of the DGCL.

The Amended and Restated Certificate of Incorporation of Infinity Acquisition provides that Infinity Acquisition will, to the fullest extent permitted by applicable law, indemnify its directors and officers, as well as those persons who, while directors or officers of Infinity Acquisition, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to employee benefit plans, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Infinity Acquisition charter will be indemnified by Infinity Acquisition in connection with a proceeding initiated by such person only if such proceeding was authorized by Infinity Acquisition’s board of directors.

Any repeal or amendment of provisions of the Infinity Acquisition charter affecting indemnification rights, whether by Infinity Acquisition’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Infinity Acquisition charter also permits the Company, to the extent and in the manner authorized or permitted by law, to indemnify employees or agents of Infinity Acquisition.

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Infinity Acquisition’s bylaws include provisions relating to indemnification rights consistent with those set forth in the Infinity Acquisition charter and also contain provisions regarding advancement to officers and directors of Infinity Acquisition of expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of final disposition. In addition, Infinity Acquisition’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by Infinity Acquisition within 60 days after a written claim therefor has been received by Infinity Acquisition. Infinity Acquisition’s bylaws also permit Infinity Acquisition to purchase and maintain insurance, at Infinity Acquisition’s expense, to protect Infinity Acquisition and/or any director, officer, employee or agent of Infinity Acquisition or another entity, trust or other enterprise, whether or not Infinity Acquisition would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or modification of provisions of Infinity Acquisition’s bylaws affecting indemnification rights will (unless otherwise required by law) be prospective only, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

Upon closing of the Business Combination, Infinity Acquisition intends to enter into indemnification agreements with each of its directors. These agreements will require Infinity Acquisition to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Infinity Acquisition, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Commission Position on Indemnification for Securities Act Liabilities — Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Infinity Acquisition pursuant to the foregoing provisions, Infinity Acquisition has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits.

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules.

All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts that would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 22. Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)         That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)         That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(8)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 16, 2014.

GLORI ACQUISITION CORP.

By:	/s/ Mark Chess
Name: Mark Chess
Title: Sole Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on January 16, 2014.

Signature	Title

Sole Director and Chief Executive Officer
/s/ Mark Chess	(Principal Executive Officer, Principal Financial
Mark Chess	Officer and Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Merger and Share Exchange Agreement, dated January 8, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp., Glori Merger Subsidiary, Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and Glori Energy Inc. *
3.1	Certificate of Incorporation of Glori Acquisition Corp. *
3.2	Bylaws of Glori Acquisition Corp. *
4.1	Form of Registration Rights Agreement by and among Glori Acquisition Corp. and each of the signatories thereto *
4.2	Form of Registration Rights Agreement by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto *
4.3	Form of Lock-Up Agreement by and among Glori Acquisition Corp., Glori Energy Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and each of the signatories thereto *
5.1	Form of Opinion of Ellenoff Grossman & Schole LLP †
10.1	Share Purchase Agreement, dated January 7, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto *
10.2	Form of Employment Agreement by and between Stuart M. Page and Glori Acquisition Corp. †
10.3	Form of Employment Agreement by and between Victor M. Perez and Glori Acquisition Corp. †
10.4	Form of Employment Agreement by and between William M. Bierhaus II and Glori Acquisition Corp. †
21.1	List of Subsidiaries*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of BDO Ziv Haft*
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1) †

†	To be filed by amendment
*	Filed herewith

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